As filed with the U.S. Securities and Exchange Commission on July 22, 2005
                                                    Registration No.  333-______
--------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      -------------------------------------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      -------------------------------------

                              SMARTIRE SYSTEMS INC.
                 (Name of small business issuer in its charter)

              Yukon Territory                          3714                    Not Applicable
         (State or jurisdiction of         (Primary Standard Industrial       (I.R.S. Employer
      incorporation or organization)       Classification Code Number)       Identification No.)

           150-13151 Vanier Place, Richmond, British Columbia, V6V 2J1
                                 (604) 276-9884
          (Address and telephone number of principal executive offices)

               --------------------------------------------------

           150-13151 Vanier Place, Richmond, British Columbia, V6V 2J1
                                 (604) 276-9884
                   (Address of principal place of business or
                      intended principal place of business)

               --------------------------------------------------

                                    Al Kozak
                      President and Chief Executive Officer
                              SmarTire Systems Inc.
                             150-13151 Vanier Place
                       Richmond, British Columbia, V6V 2J1
                                 (604) 276-9884
            (Name, address and telephone number of agent for service)

               ---------------------------------------------------

                                    Copy to:
                            Spencer G. Feldman, Esq.
                              Michael Helsel, Esq.
                             Greenberg Traurig, LLP
                                MetLife Building
                          200 Park Avenue - 14th Floor
                            New York, New York 10166
                    Tel: (212) 801-9200; Fax: (212) 801-6400
               ---------------------------------------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                     --------------------------------------

                         CALCULATION OF REGISTRATION FEE

================================ ========================== =========================== ======================= ====================
    Title of each class of              Amount to be              Proposed maximum          Proposed maximum          Amount of
        securities                       registered                offering price          aggregate offering       registration
     to be registered(1)                                            per share(2)                  price                 Fee(3)
-------------------------------- -------------------------- --------------------------- ----------------------- --------------------
Common Stock Underlying
Standby Equity Distribution
Agreement                          1,000,000,000 shares(4)            $0.13                 $130,000,000.00         $15,301.00
-------------------------------- -------------------------- --------------------------- ----------------------- --------------------
Common Stock Underlying 10%
Convertible Debentures               266,666,667 shares(5)            $0.13                  $34,666,666.71          $4,080.27
-------------------------------- -------------------------- --------------------------- ----------------------- --------------------
Common Stock Underlying
Warrants issued with 10%
Convertible Debentures                62,500,000 shares(6)            $0.13                   $8,125,000.00            $956.31
-------------------------------- -------------------------- --------------------------- ----------------------- --------------------
Common Stock Underlying
Placement Agent Fee in
connection with Standby Equity
Distribution Agreement                    75,188 shares(7)            $0.13                       $9,744.44              $1.15
-------------------------------- -------------------------- --------------------------- ----------------------- --------------------
Common Stock Underlying 5%
Convertible Debenture                 53,571,429 shares(8)            $0.13                   $6,964,285.77            $819.70
-------------------------------- -------------------------- --------------------------- ----------------------- --------------------
Common Stock Underlying 5%
Convertible Debentures                 5,416,667 shares(9)            $0.13                     $704,166.71             $82.88
-------------------------------- -------------------------- --------------------------- ----------------------- --------------------
Common Stock Issued Under
Redemption, Settlement and
Release Agreements                     9,112,189 shares(10)           $0.13                   $1,184,584.57            $139.43
-------------------------------- -------------------------- --------------------------- ----------------------- --------------------
Common Stock Underlying
Discounted Convertible
Debentures                             9,587,893 shares(11)           $0.13                   $1,246,426.09            $146.70
-------------------------------- -------------------------- --------------------------- ----------------------- --------------------
Common Stock Underlying Series
A Convertible Preferred Stock        400,000,000 shares(12)           $0.13                  $52,000,000.00          $6,120.40
-------------------------------- -------------------------- --------------------------- ----------------------- --------------------
Common Stock Underlying
Warrants issued with investor
relations agreement                      250,000 shares(13)           $0.13                      $32,500.00              $3.83
-------------------------------- -------------------------- --------------------------- ----------------------- --------------------
Total Registration Fee                                                                                              $27,652.17
-------------------------------- -------------------------- --------------------------- ----------------------- --------------------

(1) This registration statement will also cover any additional shares of common stock that will become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that results in an increase in the number of outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant's common stock on the OTC Bulletin Board on July 22, 2005.

(3) Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee and based upon the average quotation of the high and low price of our common stock on July 22, 2005, as quoted on the OTC Bulletin Board.

(4) Represents common stock that may be issued pursuant to the Standby Equity Distribution Agreement dated June 23, 2005.

(5) Represents common stock that may be issued upon the conversion of principal under the 10% convertible debentures, dated June 23, 2005 and maturing June 23, 2008.

(6) Represents the common stock issuable upon the exercise of 62,500,000 common share purchase warrants, dated June 23, 2005 and expiring on June 23, 2010.

(7) Represents common stock issued as a placement agent fee in connection with the Standby Equity Distribution Agreement.

(8) Represents common stock that may be issued upon the conversion of principal under the 5% convertible debenture, dated May 20, 2005 and maturing May 20, 2006.

(9) Represents the common stock that may be issued upon the conversion or redemption of principal under 5% convertible debentures, dated December 15, 2004 and maturing December 15, 2007.

(10) Represents restricted common stock issued to holders of discounted convertible debentures under redemption, settlement and release agreements dated various dates in April and May 2005.

(11) Represents common stock that may be issued upon the conversion or redemption of principal, or restricted stock issued under discounted convertible debentures, dated December 24, 2003 and maturing April 1, 2006.

(12) Represents the common stock that may be issued upon the conversion of the series A convertible preferred stock.

(13) Represents the common stock issuable upon the exercise of 250,000 common share purchase warrants that expire on June 30, 2009.

                     --------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. Our selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JULY 22, 2005

                     1,807,180,033 SHARES OF COMMON STOCK OF
                              SMARTIRE SYSTEMS INC.

         This prospectus relates to the sale by selling stockholders of up to 1,807,180,033 shares of our common stock as follows:

     o up to 1,000,000,000 shares of common stock issuable pursuant to a $160 million Standby Equity Distribution Agreement dated June 23, 2005 between our company and a selling stockholder;

     o up to 266,666,667 shares of common stock issuable to selling stockholders upon the conversion of principal under the 10% convertible debentures dated June 23, 2005;

     o up to 62,500,000 shares of common stock issuable to selling stockholders assuming the exercise of outstanding common share purchase warrants, issued June 23, 2005, at an exercise price of $0.16;

     o up to 75,188 shares of common stock issued to a selling stockholder as a placement agent fee in connection with our $160 million Standby Equity Distribution Agreement;

     o up to 53,571,429 shares of common stock issuable to a selling stockholder upon the conversion of principal under the 5% convertible debenture dated May 20, 2005;

     o up to 5,416,667 shares of common stock issuable to selling stockholders upon the conversion of principal under our 5% convertible debentures dated December 15, 2004;

     o up to 9,112,189 shares of restricted common stock issued to selling stockholders under redemption, settlement and release agreements dated various dates in April and May 2005;

     o up to 9,587,893 shares of common stock issuable to selling stockholders upon the conversion of principal under our discounted convertible debentures dated December 24, 2003;

     o up to 400,000,000 shares of common stock issuable to a selling stockholder upon the conversion of our series A convertible preferred stock; and

     o up to 250,000 shares of common stock issuable to selling stockholders assuming the exercise of outstanding common share purchase warrants at an exercise price of $0.20.

      The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will pay the expenses of registering these shares. However, we will receive the proceeds from any common stock we issue to the selling stockholders upon exercise of all of the warrants and we will also receive proceeds as we draw down on the equity line of credit pursuant to the Standby Equity Distribution Agreement we entered into with one of the selling stockholders. We expect to use the proceeds received from the exercise of all warrants and the draw down on the equity line of credit, if any, for general working capital purposes and repayments on our preferred stock and convertible debentures. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders.

      Our common stock is quoted on the OTC Bulletin Board under the symbol "SMTR". The high and low bid prices for shares of our common stock on July 22, 2005, were $0.131 and $0.134 per share, respectively, based upon bids that represent prices quoted by broker-dealers on the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

         The selling stockholders and any broker-dealer executing sell orders on behalf of the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act of 1933.

                       -----------------------------------

        AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. PLEASE CAREFULLY REVIEW THE SECTION TITLED "RISK FACTORS" BEGINNING ON PAGE 7.

                       -----------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                       -----------------------------------

                  The Date of This Prospectus is July 22, 2005

         In considering the acquisition of the common stock described in this prospectus, you should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell, or a solicitation of an offer to buy, shares of common stock in any jurisdiction where offers and sales would be unlawful. The information contained in this prospectus is complete and accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares of common stock.

                      -------------------------------------

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
PROSPECTUS SUMMARY...........................................................1

RISK FACTORS.................................................................4

USE OF PROCEEDS.............................................................24

MARKET FOR OUR COMMON STOCK AND RELATED SECURITYHOLDER MATTERS..............24

SUMMARY FINANCIAL DATA......................................................26

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...................27

DESCRIPTION OF BUSINESS.....................................................40

MANAGEMENT..................................................................54

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............61

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................63

PRINCIPAL AND SELLING STOCKHOLDERS..........................................64

PLAN OF DISTRIBUTION........................................................68

DESCRIPTION OF SECURITIES...................................................70

LEGAL MATTERS...............................................................84

INTEREST OF NAMED EXPERTS AND COUNSEL.......................................84

EXPERTS ....................................................................84

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE........................................................84

WHERE YOU CAN FIND MORE INFORMATION.........................................85

INDEX TO CONSOLIDATED FINANCIAL INFORMATION................................F-1

                               PROSPECTUS SUMMARY

         You should read the following summary together with the more detailed information contained elsewhere in this prospectus, including the section titled "Risk Factors," regarding us and the common stock described in this offering. Unless the context otherwise requires, "we," "our," "us" and similar phrases refer to SmarTire Systems Inc. and subsidiaries. All dollar amounts refer to U.S. dollars unless otherwise indicated.

Our Business

         We develop and market technically advanced tire pressure monitoring systems. These systems are designed to provide improved vehicle safety, performance, reliability and fuel efficiency for passenger cars, trucks and motorcycles. We intend to enhance our systems and offer complementary products for the transportation and automotive industries.

         The U.S. government, through the Transportation Recall Enhancement, Accountability and Documentation Act, has legislated that all new passenger vehicles must be equipped with tire monitoring systems beginning with a phased implementation in 2004. The regulation covers all cars and light trucks, including vans and sport utility vehicles. The government estimates that it will cost the industry between $800 million and $1.1 billion to phase in the technology on all new vehicles through 2008. We are striving to capitalize on the rapidly emerging original equipment manufacturer ("OEM") and aftermarket opportunities.

         We have three wholly-owned subsidiaries: SmarTire Technologies Inc., SmarTire USA Inc. and SmarTire Europe Limited. SmarTire Technologies Inc. was originally incorporated in August, 1987 as Delta Transportation Products Ltd. and was renamed under the laws of the Province of British Columbia in June 1998, and was the original developer of our patented technology. SmarTire USA Inc., a Delaware corporation incorporated in May 1997, is our exclusive marketing agency for SmarTire in North America. SmarTire Europe Limited, a United Kingdom corporation incorporated in February 1998, is our exclusive sales and distribution operation for Europe. SmarTire Europe's head office is located at Park 34, Southmead Industrial Park, Didcot, Oxfordshire, England, OX11 7WB.

         During the fiscal years ended July 31, 2004 and July 31, 2003, we earned revenues of $1,658,279 and $1,802,596, respectively, primarily from the sale of tire monitoring systems for passenger cars. For the nine months ended April 30, 2005, we earned revenue of $1,022,484 and had a net loss of $11,794,574.

Recent Financing Transactions

         On June 30, 2005, we closed a $30 million Securities Purchase Agreement with Cornell Capital Partners and Highgate House Funds, Ltd. In accordance with the Securities Purchase Agreement, we issued, for a purchase price of $30 million, (i) a 10% convertible debenture due June 23, 2008, with a principal balance of $20 million, to Cornell Capital Partners, as trustee for LCC Global Limited, a corporation organized under the laws of Cyprus, (ii) a 10% convertible debenture due June 23, 2008, with a principal balance of $8 million, to Cornell Capital Partners, as trustee for LCC Global Limited, and (iii) a 10% convertible debenture due June 23, 2008, with a principal balance of $2 million, to Highgate House Funds, as trustee for LCC Global Limited.

         The remaining principal under the convertible debentures may be converted by Cornell Capital Partners or Highgate House Funds, as applicable, in whole or in part and from time to time into shares of our common stock at a conversion price of $0.1125 per share, subject to adjustment as provided for in the convertible debentures.

         On June 23, 2005, we entered into a $160 million Standby Equity Distribution Agreement with Cornell Capital Partners, LP for the future issuance and purchase of shares of our common stock. This Standby Equity Distribution Agreement establishes what is sometimes termed an equity line of credit or an equity draw down facility and replaces our previous $30 million Standby Equity Distribution Agreement, which was terminated by the parties on June 23, 2005.

         We have agreed to pay to Cornell Capital Partners a cash fee of $16 million in connection with the Standby Equity Distribution Agreement, and Cornell Capital Partners will retain 5% of each advance under the equity line of credit. The issuance of these shares is conditioned upon us registering these shares with the Securities and Exchange Commission. We may request advances under the equity line of credit once the underlying shares are registered with the Securities and Exchange Commission.

         On May 20, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners. In accordance with the Securities Purchase Agreement, we issued to Cornell Capital Partners, for a purchase price of $1.5 million, a 5% convertible debenture that is convertible, at the option of Cornell Capital Partners, into shares of our common stock. The convertible debenture matures on May 20, 2006.

         On March 23, 2005, we entered into an Investment Agreement with Cornell Capital Partners in which we sold an aggregate of $4,000,000 of our series A 5% convertible preferred stock. The purchase price was $4,000,000, of which $2,850,000 was previously funded pursuant to certain transaction documents we entered into with Cornell Capital Partners. These previous transaction documents were terminated by the parties on March 23, 2005. On March 23, 2005, we received net proceeds of $1,015,000, after deducting the $2,850,000 that was previously funded, a $115,000 commitment fee and legal fees in the amount of $20,000.

         Due to the uncertainty of our ability to meet our current operating and capital expenses, in its report on the annual consolidated financial statements for the year ended July 31, 2004, our independent auditors included additional comments in their Auditors' report indicating concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Corporate History

         We were incorporated under the laws of the Province of British Columbia as TTC/Truck Tech Corp. in September 1987. We were initially formed to develop and market remote data sensing, transmission and processing products incorporating patented technologies to satisfy emerging market requirements in the transportation industry.

         We were continued under the Business Corporations Act (Yukon Territory) effective February 6, 2003. As a result, our Memorandum and Articles, which constituted our constitutional documents while we were a British Columbia company, have been superseded and replaced by Articles of Continuance filed with the Yukon Registrar of Corporations under Section 190 of the Business Corporations Act (Yukon Territory) and Bylaw No. 1, being a bylaw adopted by our Board of Directors relating generally to the transaction of the business and affairs of our company. Our continuance as a Yukon corporation was approved by special resolution adopted by our shareholders at an annual and extraordinary general meeting held on December 12, 2002. Effective December 10, 2004, we filed a certificate of amendment with the Yukon Registrar of Corporations to our Articles of Incorporation to change the number of our authorized shares of common stock from 300,000,000 shares to an unlimited number of shares and to authorize the issuance of 100,000 shares of preferred stock. On March 18, 2005, we filed articles of amendment to our articles of incorporation that set forth all the rights and preferences of our series A 5% convertible preferred stock. As of the date hereof, we have issued 25,000 shares of series A 5% convertible preferred stock to Cornell Capital Partners.

         In July 1988, we acquired all of the outstanding shares of Delta Transportation Products Ltd., and subsequently caused it to change its name to SmarTire Technologies Inc. effective June 3, 1998. Our initial product, based on technology developed by Delta Transportation Products Ltd., consisted of a wireless tire monitoring system (which we call TMS) designed for large ore hauling trucks and wheeled loaders that are utilized in the mining industry.

         We completed our initial public offering on the Vancouver Stock Exchange (now the TSX Venture Exchange) in September 1989. In April 1995, we changed our name to UniComm Signal Inc. In December 1997, we changed our name to SmarTire Systems Inc. and effected a reverse stock split pursuant to which our outstanding shares of common stock were consolidated on a 1-for-8 basis. In December 1998, our common stock commenced trading on the Nasdaq SmallCap Market. In March 1999, we voluntarily delisted our common stock from trading on the Vancouver Stock Exchange. On May 28, 2003, our common stock ceased trading on the Nasdaq SmallCap Market and is now quoted on the OTC Bulletin Board.

Corporate Information

         Our principal executive offices are located at 150-13151 Vanier Place, Richmond, British Columbia, V6V 2J1, and our telephone number is (604) 276-9884. Our website is located at www.smartire.com. Our SEC filings are available to the public from our website. Information on our website is not, and should not be considered to be, part of this prospectus.

The Offering

         This prospectus covers the sale by the selling stockholders named in this prospectus of up to (i) 1,000,000,000 shares of common stock issuable pursuant to a Standby Equity Distribution Agreement dated June 23, 2005 between our company and a selling stockholder; (ii) 266,666,667 shares of common stock issuable to selling stockholders upon the conversion of principal under the 10% convertible debentures dated June 23, 2005; (iii) 62,500,000 shares of common stock issuable to selling stockholders assuming the exercise of outstanding common share purchase warrants, issued June 23, 2005, at an exercise price of $0.16; (iv) 75,188 shares of common stock issued to a selling stockholder as a placement agent fee in connection with our $160 million equity line of credit;
(v) 53,571,429 shares of common stock issuable to a selling stockholder upon the conversion of principal under the 5% convertible debenture dated May 20, 2005;
(vi) 5,416,667 shares of common stock issuable to selling stockholders upon the conversion of principal under our 5% convertible debentures dated December 15, 2004; (vii) 9,112,189 shares of restricted common stock issued to selling stockholders under redemption, settlement and release agreement dated various dates in April and May 2005; (viii) 9,587,893 shares of common stock issuable to selling stockholders upon the conversion of principal under our discounted convertible debentures dated December 24, 2003; (ix) 400,000,000 shares of common stock issuable to a selling stockholder upon the conversion of our series A convertible preferred shares; and (x) 250,000 shares of common stock issuable to selling stockholders assuming the exercise of outstanding common share purchase warrants at an exercise price of $0.20.

         There were 274,595,173 shares of our common stock issued and outstanding as of June 30, 2005.

Use of Proceeds

         We will not receive any of the proceeds from the sale of the shares of common stock being offered for sale by the selling stockholders. However, upon any investor's exercise of the warrants we will receive proceeds from such investor's payment of the exercise price of such warrants, and we will also receive proceeds as we draw down on the equity line of credit pursuant to the Standby Equity Distribution Agreement we entered into with one of the selling stockholders. We expect to use the proceeds received from the exercise of all warrants and the draw down on the equity line of credit, if any, for general working capital purposes and monthly repayments on our discounted convertible debentures. We will incur all costs associated with this registration statement and prospectus.

Risk Factors

         An investment in these securities involves a high degree of risk. Please carefully review the section titled "Risk Factors" beginning on page 4.

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should carefully consider the following material risks, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR OUTSTANDING SECURITIES

         WE HAVE ISSUED PREFERRED SHARES, CONVERTIBLE DEBENTURES AND SHARE PURCHASE WARRANTS, AND OUR OBLIGATIONS UNDER THE PREFERRED SHARES, CONVERTIBLE DEBENTURES AND THE WARRANTS POSE RISKS TO THE PRICE OF OUR COMMON STOCK AND OUR CONTINUING OPERATIONS.

         We have issued $4 million in series A convertible preferred shares that are currently outstanding and discounted convertible debentures, in the aggregate principal amount of $3,493,590, maturing on April 1, 2006, of which amount $306,726 remain outstanding as of June 30, 2005. In addition to the discounted convertible debentures, we have also issued 10% convertible debentures, in the aggregate principal amount of $30 million maturing on June 23, 2008, of which the entire balance is outstanding as at June 30, 2005; 8% convertible debentures in the aggregate principal amount of $1.7 million maturing July 16, 2006, of which amount $215,000 remain outstanding as at June 30, 2005; and 5% convertible debentures in the aggregate principal amount of $195,000 maturing on December 15, 2007, of which amount $195,000 remain outstanding as at June 30, 2005. The preferred shares, discounted, 5%, 8% and 10% convertible debentures provide that in certain circumstances the holder may convert the (i) shares of preferred stock, (ii) the outstanding principal under the discounted convertible debentures and (iii) accrued interest under the 5% and 8% convertible debentures, into shares of our common stock. The purchasers of the 10% convertible debentures also hold warrants to purchase an aggregate of
62.5 million shares of our common stock.

         The terms and conditions of the 5% series A convertible preferred shares, convertible debentures and the warrants pose unique and special risks to our continuing operations and the price of our common stock. Some of these risks are outlined below.

         ANY SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK COULD ENCOURAGE SHORT SALES BY THE HOLDERS OF THE 5% SERIES A CONVERTIBLE PREFERRED SHARES, AND 5%, 8%, 10% AND DISCOUNTED CONVERTIBLE DEBENTURES. SUCH SHORT SALES MAY IN TURN PLACE ADDITIONAL DOWNWARD PRESSURE ON THE MARKET PRICE OF OUR COMMON STOCK. IF THE CONVERTIBLE DEBENTURES ARE CONVERTED OR THE WARRANTS ARE EXERCISED, THERE WILL BE DILUTION OF YOUR SHARES OF COMMON STOCK.

         Neither the 5% series A convertible preferred shares, 5%, 8%, 10% nor discounted convertible debentures, nor our Standby Equity Distribution Agreement with Cornell Capital Partners, contain any restrictions on short selling. Accordingly, any significant downward pressure on the price of our common stock as the debenture holders or Cornell Capital Partners sell shares of our common stock could encourage short sales by them or others, subject to applicable securities laws. In turn, sales of a substantial number of shares of our common stock by way of short sales could further depress the market price of our common stock.

         In an ordinary or "uncovered" short sale, a selling stockholder causes his or her executing broker to borrow the shares to be delivered at the completion of the sale from another broker, subject to an agreement to return them upon request, thereby avoiding the need to deliver any shares actually owned by the selling stockholder on the settlement date for the sale. Since the selling stockholder does not own the shares that are sold, the selling stockholder must subsequently purchase an equivalent number of shares in the market to complete or "cover" the transaction. The selling stockholder will realize a profit if the market price of the shares declines after the time of the short sale, but will incur a loss if the market price rises and he or she is forced to buy the replacement shares at a higher price. Accordingly, a declining trend in the market price of our common stock may stimulate short sales.

         As disclosed above in this section outlining certain "Risk Factors," the holders of the 5% series A convertible preferred shares, 5%, 8%, 10% and discounted convertible debentures may ultimately convert the full amount of their respective securities and exercise all of their outstanding warrants. They may then sell all of the resulting shares into the public market. This will result in dilution to the interests of other holders of our common stock.

RISKS RELATED TO OUR 8% AND DISCOUNTED CONVERTIBLE DEBENTURES

         THE HOLDERS OF THE DISCOUNTED AND 8% CONVERTIBLE DEBENTURES HAVE THE OPTION OF CONVERTING THE CONVERTIBLE DEBENTURES INTO SHARES OF OUR COMMON STOCK. THE HOLDERS OF THE CONVERTIBLE DEBENTURES MAY ALSO EXERCISE THEIR COMMON SHARE PURCHASE WARRANTS. IF THE CONVERTIBLE DEBENTURES ARE CONVERTED OR THE WARRANTS ARE EXERCISED, THERE WILL BE DILUTION OF YOUR SHARES OF OUR COMMON STOCK.

         The issuance of shares of our common stock upon conversion or redemption of the discounted convertible debentures, and upon the conversion of the 8% convertible debentures, will result in dilution to the interests of other holders of our common stock, since the holders of the convertible debentures may sell all of the resulting shares into the public market.

      As of June 30, 2005, the aggregate principal amount of $268,461 of discounted convertible debentures may be converted at the option of the holders into shares of our common stock at a set price of $0.028 per share, subject to adjustment pursuant to the anti-dilution provisions as set forth in the convertible debentures. As at June 30, 2005, we had issued 52,514,524 shares of our common stock for monthly payments, conversions and pursuant to release, redemption and settlement agreements on our discounted convertible debentures. Holders of 8% convertible debentures had converted a total of $1,521,986 of principal, and related interest, resulting in the issuance of 13,899,511 shares of our common stock. The balance of the 8% convertible debentures in the aggregate amount of $215,000 may be converted at a conversion price of $0.028 per share, subject to adjustment as set forth in the convertible debentures. Accrued interest on any principal amount that is so converted will be converted into shares of our common stock at a conversion price equal to 90% of the 20-day average closing bid price.

         The purchasers of the discounted, 8% convertible debentures and advisors to these transactions received warrants to acquire up to an aggregate of 33,589,131 shares of our common stock. In April 2004, these holders exercised warrants to purchase 500,000 shares of our common stock. In September 2004, holders exercised warrants to purchase 18,226,274 shares of common stock, and during April and May 2005, holders exercised warrants to purchase 14,862,857 shares of our common stock. Each convertible debenture and each warrant is subject to anti-dilution protection upon the occurrence of certain events. If, among other things, we or any of our subsidiaries offers, sells or otherwise disposes of or issues any of our common stock (or any equity, debt or other instrument that is at any time over its life convertible into or exchangeable for our common stock) at an effective price per share that is less than the conversion price of the convertible debenture or the exercise price of the warrant, the conversion price or the exercise price will be reduced to equal such effective price.

         Holders of our 8% convertible debentures are eligible to sell shares of our common stock underlying their respective 8% convertible debentures under Rule 144(k) of the Securities Act of 1933, as amended.

         The following table sets forth the number and percentage of shares of our common stock that would be issuable if the entire principal amount of the discounted convertible debentures and the 8% convertible debentures of $483,461 is converted or redeemed at the current conversion price of $0.028 as at June 30, 2005:

                                      Discounted and 8%       Percentage of
                                         Convertible           Class(2)(3)
                                        Debentures(1)
Debentures in the aggregate
principal amount of $483,461 are          17,266,464              5.92%
converted/redeemed at a conversion
price of $0.028.

(1) Represents the number of shares issuable if all of the outstanding principal under all of the discounted convertible debentures and the 8% convertible debentures were converted/redeemed at the indicated conversion price. For ease of reference, any shares of common stock that may be issued upon conversion of interest under the 8% convertible debentures have been excluded. The outstanding principal under the 8% convertible debentures bears interest at the rate of 8% per annum, calculated on the basis of a 360-day year.

(2) Based on 274,595,173 common shares issued and outstanding on June 30, 2005.

(3) Percentage of the total outstanding common stock represented by the shares issuable on conversion/redemption of the discounted convertible debentures and the 8% convertible debentures without regard to any contractual or other restriction on the number of securities the selling stockholders may own at any point in time. The actual number of shares of common stock issued or issuable upon the conversion/redemption of the discounted convertible debentures is subject to adjustment pursuant to anti-dilution provisions contained in the debentures which may or may not be triggered, depending upon factors which cannot be predicted by us at this time.

         THE 8% AND DISCOUNTED CONVERTIBLE DEBENTURES PROVIDE FOR VARIOUS EVENTS OF DEFAULT THAT WOULD ENTITLE THE HOLDERS TO REQUIRE US TO IMMEDIATELY REPAY 120% OF THE OUTSTANDING PRINCIPAL AMOUNT, PLUS ACCRUED AND UNPAID INTEREST, IN CASH. IF AN EVENT OF DEFAULT OCCURS, WE MAY BE UNABLE TO IMMEDIATELY REPAY THE AMOUNT OWED, AND ANY REPAYMENT MAY LEAVE US WITH LITTLE OR NO WORKING CAPITAL IN OUR BUSINESS.

         We will be considered in default of the discounted convertible debentures and the 8% convertible debentures if any of the following events, among others, occurs:

     o we fail to pay any amount due under a convertible debenture within five days of any notice sent to us by the holder of the convertible debenture that we are in default of our obligation to pay the amount;

     o we fail to comply with any of the other agreements contained in the convertible debenture after we are given 15 days written notice of such non-compliance;

     o we breach any of our obligations under the related securities purchase agreement or the related registration rights agreement and the breach is not cured by us within 15 days after our receipt of written notice of such breach;

     o   we or any of our subsidiaries become bankrupt or insolvent;

     o we breach any of our obligations under any other debt or credit agreements involving an amount exceeding $150,000, unless the breach is cured by us within 15 days or the breach is waived by the other party to the debt or credit agreement;

     o our common stock ceases to be eligible for quotation on the principal market for our common stock (currently the OTC Bulletin Board), and fails to be quoted or listed for trading on another principal market (defined to mean the OTC Bulletin Board, the New York Stock Exchange, American Stock Exchange, the NASDAQ Small-Cap Market or the NASDAQ National Market) within five trading days;

     o we agree to sell or dispose of more than 33% of our assets in one or more transactions, or we agree to redeem or repurchase more than an insignificant number of shares of our outstanding common stock or any other equity securities of our company; or

     o we fail to issue shares of our common stock to the holder within five trading days of the conversion date specified in any conversion notice delivered in respect of a convertible debenture by the holder.

         If an event of default occurs, the holder of a convertible debenture can elect to require us to pay a mandatory prepayment amount generally equal to 120% of the outstanding principal amount, plus all other accrued and unpaid amounts under the convertible debenture.

         Some of the events of default include matters over which we may have some, little or no control. If a default occurs and we cannot pay the amounts payable under the convertible debentures in cash (including any interest on such amounts and any applicable late fees under the convertible debentures), the holders of the debentures may protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained in the convertible debentures, in the related securities purchase agreement or in any document or instrument delivered in connection with or pursuant to the convertible debentures, or to enforce the payment of the outstanding convertible debentures or any other legal or equitable right or remedy. In addition, any repayment that we are required to make may leave us with little or no working capital in our business. This would have an adverse effect on our continuing operations.

         WE ARE CURRENTLY IN DEFAULT OF THE DISCOUNTED CONVERTIBLE DEBENTURES AS WE FAILED TO PAY OUR MONTHLY REDEMPTION PAYMENT DUE ON FEBRUARY 1, 2005, MARCH 1, 2005, APRIL 1, 2005 AND WE DID NOT FILE A REGISTRATION STATEMENT AS OF MAY 31, 2005.

         In connection with the private placement of our 8% and discounted convertible debentures, we agreed to make monthly redemption payments to the holders and file a registration statement registering the shares of common stock issuable upon conversion of the debentures by January 31, 2005. We are currently in default of the discounted convertible debentures as we failed to pay our monthly redemption payment due on February 1, 2005, March 1, 2005 and April 1, 2005 and we did not file a registration statement on or before January 31, 2005.

         To resolve all outstanding disputes over the 8% and discounted convertible debentures, in April and May 2005 we entered into Redemption, Release and Settlement Agreements with all but one of the holders of our 8% and discounted convertible debentures. Pursuant to such Redemption, Release and Settlement Agreements, we redeemed, through the making of $866,066 in cash payments, an aggregate of $757,011 of the outstanding aggregate principal balance owed by us under the 8% and discounted convertible debentures. In addition, we issued to such holders an aggregate of 23,069,042 shares of our common stock to redeem an additional $272,685 of the outstanding aggregate principal balance owed by us under the discounted convertible debentures and exercise of 15,862,857 warrants on a cashless basis. Of the 23,069,942 shares of common stock issued to the holders of our discounted and 8% convertible debentures, 14,090,097 were "restricted" shares and 8,979,845 were "unrestricted" shares.

         On April 21, 2005, Bristol Investment Fund, Ltd., a holder of our discounted debentures in the amount of $91,726, commenced a lawsuit in the Supreme Court of New York against us, essentially alleging that we wrongfully refused to honor its request to convert the debt into 9,268,875 shares of our common stock. The lawsuit seeks an order compelling us to issue the foregoing shares and for damages and attorneys fees. The Court heard argument on a motion for preliminary injunction requiring us to issue the shares on May 5, 2005 and has not yet ruled on the motion. On June 6, 2005, we filed an Answer, Affirmative Defenses and Counterclaims, denying liability to the debenture holder and seeking damages from the debenture holder on account of its prior, wrongful conduct. The parties have not conducted any written discovery or taken any depositions; however, on June 27, 2005, Bristol Investment Fund filed Plaintiff's First Request for Documents with the Court, and we must respond to this request on or before July 31, 2005. In light of the status of the case, which is in its initial phases and the fact that there has not been any discovery, we cannot determine the outcome of the legal action. If Bristol Investment Fund prevails, all outstanding 8% and discounted convertible debentures will become convertible into shares of our common stock at a conversion price of $0.01 per share.

         SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE HOLDERS OF THE 8% AND DISCOUNTED CONVERTIBLE DEBENTURES MAY RESULT IN A SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE THE CURRENT TRADING PRICE OF OUR COMMON STOCK. IF THE HOLDERS CONVERT THE 8% AND DISCOUNTED CONVERTIBLE DEBENTURES, SUCH HOLDERS WOULD BE ENTITLED TO CONVERT INTO OUR SHARES WHICH MIGHT ENCOURAGE THE HOLDERS TO IMMEDIATELY SELL SUCH SHARES. IN ADDITION , THE MERE PROSPECT OF SALES OF SUCH A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK COULD DEPRESS THE MARKET PRICE FOR OUR COMMON STOCK.

         Holders of the 8% and discounted convertible debentures may acquire and resell up to 17,354,382 shares of our common stock, subject to adjustment, upon conversion of the remaining principal under the convertible debentures.

         As a result of anti-dilution provisions in the debentures, principal under the 8% and discounted convertible debentures in the aggregate principal amount of $483,461 may be converted by the holder in whole or in part and from time to time at a conversion price of $0.028 per share. The issuance of shares of our common stock upon conversion of the 8% and discounted convertible debentures will result in dilution to the interests of other holders of our common stock (and securities convertible into common stock).

         The resale of common stock by the holders of our 8% and discounted convertible debentures will increase the number of our publicly traded shares, which could depress the market price of our common stock, and thereby affect the ability of our stockholders to realize the current trading price of our common stock. Moreover, as all the shares we issue to the holders of our 8% convertible debentures will be available for immediate resale, the mere prospect of our sales to them could depress the market price for our common stock.

         THE CONTINUOUSLY ADJUSTABLE PRICE FEATURE OF OUR 8% AND DISCOUNTED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

         Our obligation to issue shares upon conversion of our 8% and discounted convertible debentures is essentially limitless. As sequential conversions and sales take place, the price of our securities may decline and if so, if other securities are issued at a price lower than the current conversion price our convertible debenture holders would be entitled to receive an increasing number of shares, which could then be sold, triggering further price declines and conversions for even larger numbers of shares, to the detriment of the investors in this offering. The sale of these shares may adversely affect the market price of our common stock.

         The following is an example of the shares of our common stock that are issuable upon conversion of our 8% and discounted convertible debentures, based on the current conversion price of $0.028, and 25%, 50% and 75% below the current conversion price.

 % Below Current Conversion      Price Per Share      Number of Shares             Shares              Percentage of
            Price                                        Issuable(1)           Outstanding(2)           Outstanding
                                                                                                         Stock(3)
  Current conversion price           0.0280              17,266,464             291,861,637                5.92%
             25%                     0.0210              23,021,952             297,617,125                7.74%
             50%                     0.0140              34,532,929             309,128,102               11.17%
             75%                     0.0070              69,065,857             343,661,030               20.10%

(1) Represents the number of shares issuable based on conversion of outstanding 8% and discounted debentures.

(2) Based on 274,595,173 common shares issued and outstanding on June 30, 2005.

(3) Percentage of the total outstanding common stock represented by the shares issuable on conversion of the 8% and discounted convertible debentures, without regard to any contractual or other restriction on the number of securities the selling stockholders may own at any point in time. The actual number of shares of common stock issued or issuable upon the conversion of the 8% and discounted convertible debentures is subject to adjustment pursuant to anti-dilution provisions contained in the debentures which may or may not be triggered, depending upon factors which cannot be predicted by us at this time.

(4) For ease of reference, any shares of common stock that may be issued upon conversion of interest under the 8% convertible debentures have been excluded. The outstanding principal under the 8% convertible debentures bears interest at the rate of 8% per annum, calculated on the basis of a 360-day year.

RISKS RELATED TO OUR 5% CONVERTIBLE DEBENTURES ISSUED DECEMBER 15, 2004

         THE HOLDERS OF THE 5% CONVERTIBLE DEBENTURES HAVE THE OPTION OF CONVERTING THE CONVERTIBLE DEBENTURES INTO SHARES OF OUR COMMON STOCK, AND WE MAY ELECT TO REDEEM ALL OR A PORTION OF THE CONVERTIBLE DEBENTURES BY PAYING CASH AND ISSUING WARRANTS, UNDER THE 5% CONVERTIBLE DEBENTURES. THE HOLDERS OF THE CONVERTIBLE DEBENTURES MAY ALSO EXERCISE THEIR REDEMPTION WARRANTS, IF ANY. IF THE CONVERTIBLE DEBENTURES ARE CONVERTED OR THE WARRANTS ARE EXERCISED, THERE WILL BE DILUTION OF YOUR SHARES OF OUR COMMON STOCK.

         The issuance of shares of our common stock upon conversion of the 5% convertible debentures will result in dilution to the interests of other holders of our common stock, since the holders of the convertible debentures may sell all of the resulting shares into the public market.

         The principal amount of the 5% convertible debentures may be converted at the option of the holders into shares of our common stock at a conversion price equal to the lesser of (i) 120% of the closing bid price of the common stock as reported by Bloomberg, L.P. as of December 15, 2004 or (ii) 80% of the lowest closing prices for the five trading days preceding the date on which the notice of conversion is sent to us, subject to adjustment pursuant to the anti-dilution provisions as set forth in the convertible debentures.

         Upon providing three business days advance written notice to holders, during which time they may elect to convert up to all of their convertible debentures, we may redeem the convertible debentures, in whole or part, at 120% of the face value of each convertible debenture and the holder shall receive 50,000 redemption warrants for every $100,000 redeemed. The redemption warrants are exercisable at 120% of the closing bid price on our common stock as reported by Bloomberg, L.P. for the trading day immediately preceding the Closing Date. The Redemption Warrants will be exercisable until 2 years from the date of issuance.

         Each convertible debenture and redemption warrant is subject to anti-dilution protection upon the occurrence of certain events. If, among other things, we or any of our subsidiaries offers, sells or otherwise disposes of or issues any of our common stock (or any equity, debt or other instrument that is at any time over its life convertible into or exchangeable for our common stock) at an effective price per share that is less than the conversion price of the convertible debenture or the exercise price of the warrant, the conversion price or the exercise price of the warrant will be reduced to equal such effective price.

         The following is an example of the shares of our common stock that are issuable, upon conversion of our 5% convertible debentures, based on the 25%, 50% and 75% below the current conversion price:

 % Below Current Conversion         Price Per         Number of Shares             Shares              Percentage of
            Price                    Share              Issuable(1)           Outstanding(2)      Outstanding Stock(3)
  Current conversion price(4)         0.036               5,416,667             280,011,840                1.93%
             25%                      0.027               7,222,222             281,817,395                2.56%
             50%                      0.018              10,833,333             285,428,506                3.80%
             75%                      0.009              21,666,667             296,261,840                7.31%

(1) Represents the number of shares issuable based on conversion of outstanding 5% convertible debentures.

(2) Based on 274,595,173 common shares issued and outstanding on June 30, 2005.

(3) Percentage of the total outstanding common stock represented by the shares issuable on conversion of the 5% convertible debentures, without regard to any contractual or other restriction on the number of securities the selling stockholders may own at any point in time. The actual number of shares of common stock issued or issuable upon the conversion of the 5% convertible debentures is subject to adjustment pursuant to anti-dilution provisions contained in the debentures which may or may not be triggered, depending upon factors which cannot be predicted by us at this time.

(4) Calculated based on 120% of the closing price of $0.03 on December 14, 2004.

         THE 5% CONVERTIBLE DEBENTURES PROVIDE FOR VARIOUS EVENTS OF DEFAULT THAT WOULD ENTITLE THE HOLDERS TO REQUIRE US TO IMMEDIATELY ACCELERATE FULL REPAYMENT OF ALL DEBENTURES OUTSTANDING AND ACCRUED INTEREST THEREON OR, NOTWITHSTANDING ANY LIMITATIONS CONTAINED IN THE DEBENTURES AND/OR THE SECURITIES PURCHASE AGREEMENT, TO CONVERT ALL DEBENTURES OUTSTANDING AND ACCRUED INTEREST THEREON INTO SHARES OF OUR COMMON STOCK. IF AN EVENT OF DEFAULT OCCURS, WE MAY BE UNABLE TO IMMEDIATELY REPAY THE AMOUNT OWED AND ANY REPAYMENT MAY LEAVE US WITH LITTLE OR NO WORKING CAPITAL IN OUR BUSINESS.

         We will be considered in default of the 5% convertible debentures if any of the following events, among others, occurs:

     o we fail to pay any amount due under a convertible debenture within five days of any notice sent to us by the holder of the convertible debenture that we are in default of our obligation to pay the amount;

     o we fail to comply with any of the other agreements contained in the convertible debenture after we are given 15 days written notice of such non-compliance;

     o we breach any of our obligations under the related securities purchase agreement or the related registration rights agreement and the breach is not cured by us within 15 days after our receipt of written notice of such breach;

     o   we or any of our subsidiaries become bankrupt or insolvent;

     o we fail to issue shares of our common stock to the holder within five trading days of the conversion date specified in any conversion notice delivered in respect of a convertible debenture by the holder;

     o we agree to sell or dispose of more than 33% of our assets in one or more transactions, or we agree to redeem or repurchase more than an insignificant number of shares of our outstanding common stock or any other equity securities of our company; or

     o we fail to issue shares of our common stock to the holder within five trading days of the conversion date specified in any conversion notice delivered in respect of a convertible debenture by the holder.

         If an event of default occurs, the holder of a convertible debenture can elect to require us to pay a mandatory prepayment amount generally equal to 120% of the outstanding principal amount, plus all other accrued and unpaid amounts under the convertible debenture.

         Some of the events of default include matters over which we may have some, little or no control. If a default occurs and we cannot pay the amounts payable under the convertible debentures in cash (including any interest on such amounts and any applicable late fees under the convertible debentures), the holders of the debentures may protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained in the convertible debentures, in the related securities purchase agreement or in any document or instrument delivered in connection with or pursuant to the convertible debentures, or to enforce the payment of the outstanding convertible debentures or any other legal or equitable right or remedy. In addition, any repayment that we are required to make may leave us with little or no working capital in our business. This would have an adverse effect on our continuing operations.

         In addition, under a registration rights agreement executed in connection with the issuance of the 5% convertible debentures, we agreed to file a registration statement that includes all the shares of our common stock underlying such 5% convertible debentures. As a registration statement was not filed on or before January 9, 2005, the holders of the 5% convertible debentures may be entitled to receive an amount equal to 1% of the purchase price of the 5% convertible debentures remaining unconverted for each 30 days or part thereof pending such non-registration. As of the date hereof, we have not been, nor do we expect to be, contacted by any holders of 5% convertible debentures with respect to any rights they may have as a result of this default.

RISKS RELATED TO OUR 5% CONVERTIBLE DEBENTURE ISSUED MAY 20, 2005

         The holder of the 5% convertible debenture, dated May 20, 2005, has the option of converting the convertible debenture into shares of our common stock. The holder of the convertible debenture may also exercise their common share purchase warrants. If the convertible debenture is converted, there will be dilution of your shares of our common stock.

         The aggregate principal amount of $1.5 million of the 5% convertible debenture may be converted at the option of the holders into shares of our common stock at a set price of $0.028 per share, subject to adjustment pursuant to the anti-dilution provisions as set forth in the convertible debenture.

         THE 5% CONVERTIBLE DEBENTURE PROVIDES FOR VARIOUS EVENTS OF DEFAULT THAT WOULD ENTITLE THE HOLDER TO REQUIRE US TO IMMEDIATELY REPAY 100% OF THE OUTSTANDING PRINCIPAL AMOUNT, PLUS ACCRUED AND UNPAID INTEREST, IN CASH, OR SHARES OF OUR COMMON STOCK WITH A CONVERSION PRICE REDUCED TO $0.014. IF AN EVENT OF DEFAULT OCCURS, WE MAY BE UNABLE TO IMMEDIATELY REPAY THE AMOUNT OWED, AND ANY REPAYMENT MAY LEAVE US WITH LITTLE OR NO WORKING CAPITAL IN OUR BUSINESS.

         We will be considered in default of the 5% convertible debenture if any of the following events, among others, occurs:

     o we fail to pay any amount due under a convertible debenture and such failure to pay remains uncured for 10 days;

     o we fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of the 5% convertible debentures;

     o   we or any of our subsidiaries become bankrupt or insolvent;

     o we breach any of our obligations under any other debt or credit agreements involving an amount exceeding $250,000;

     o our common stock ceases to be eligible for quotation on the principal market for our common stock (currently the OTC Bulletin Board), and fails to be quoted or listed for trading on another principal market (defined to mean the OTC Bulletin Board, the New York Stock Exchange, American Stock Exchange, the NASDAQ Small-Cap Market or the NASDAQ National Market) within 20 trading days;

     o   we or any subsidiary experiences a change of control;

     o we fail to file a registration statement with the SEC or such registration statement is not declared effective by the SEC within 120 days after filing;

     o if the effectiveness of the registration statement lapses for any reason or the holder of the convertible debentures is not permitted to resell the underlying shares of common stock, in either case, for more than five trading days or an aggregate of eight trading days;

     o we fail to deliver common stock certificates to a holder prior to the fifth trading day after a conversion date or we fail to provide notice to a holder of our intention not to comply with requests for conversions of the convertible debentures; or

     o we fail to deliver the payment in cash pursuant to a "buy-in" within three days after notice is claimed delivered.

         Some of the events of default include matters over which we may have some, little or no control. If a default occurs and we cannot pay the amounts payable under the convertible debentures in cash (including any interest on such amounts and any applicable late fees under the convertible debentures), the holders of the debentures may protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained in the convertible debentures, in the related securities purchase agreement or in any document or instrument delivered in connection with or pursuant to the convertible debentures, or to enforce the payment of the outstanding convertible debentures or any other legal or equitable right or remedy. In addition, any repayment that we are required to make may leave us with little or no working capital in our business. This would have an adverse effect on our continuing operations.

         SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE HOLDER OF THE 5% CONVERTIBLE DEBENTURE MAY RESULT IN A SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE THE CURRENT TRADING PRICE OF OUR COMMON STOCK. IF THE HOLDER CONVERTS THE 5% CONVERTIBLE DEBENTURE, SUCH HOLDER WOULD BE ENTITLED TO CONVERT INTO OUR SHARES WHICH MIGHT ENCOURAGE THE HOLDER TO IMMEDIATELY SELL SUCH SHARES. IN ADDITION, THE MERE PROSPECT OF SALES OF SUCH A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK COULD DEPRESS THE MARKET PRICE FOR OUR COMMON STOCK.

         The holder of the 5% convertible debenture may acquire and resell up to 53,571,429 shares of our common stock, subject to adjustment, upon conversion of the remaining principal under the convertible debentures.

         As a result of anti-dilution provisions in the debentures, principal under the 5% convertible debenture in the aggregate principal amount of $1.5 million may be converted by the holders in whole or in part and from time to time at a conversion price of $0.028 per share. The issuance of shares of our common stock upon conversion of the 5% convertible debenture will result in dilution to the interests of other holders of our common stock (and securities convertible into common stock) since the holder of the convertible debenture may sell all of the resulting shares into the public market.

         The resale of common stock by the holder of our 5% convertible debenture will increase the number of our publicly traded shares, which could depress the market price of our common stock, and thereby affect the ability of our stockholders to realize the current trading price of our common stock. Moreover, as all the shares we issue to the holder of our 5% convertible debenture will be available for immediate resale, the mere prospect of our sales to it could depress the market price for our common stock.

          The following is an example of the shares of our common stock that are issuable upon conversion of our 5% convertible debentures, based on the 25%, 50% and 75% below the current conversion price:

 % Below Current Conversion         Price Per         Number of Shares             Shares              Percentage of
            Price                     Share             Issuable (1)           Outstanding(2)      Outstanding Stock(3)
  Current conversion price            0.028               53,571,429            328,166,602               16.32%
             25%                      0.021               71,428,571            346,023,744               20.64%
             50%                      0.014              107,142,857            381,738,030               28.07%
             75%                      0.007              214,285,714            488,880,887               43.83%

(1) Represents the number of shares issuable based on conversion of outstanding 5% convertible debentures.

(2) Based on 274,595,173 common shares issued and outstanding on June 30, 2005.

(3) Percentage of the total outstanding common stock represented by the shares issuable on conversion of the 5% convertible debentures issued May 23, 2005 without regard to any contractual or other restriction on the number of securities the selling stockholders may own at any point in time. The actual number of shares of common stock issued or issuable upon the conversion of the 5% convertible debentures is subject to adjustment pursuant to anti-dilution provisions contained in the debentures which may or may not be triggered, depending upon factors which cannot be predicted by us at this time.

RISKS RELATED TO OUR 10% CONVERTIBLE DEBENTURES

         The holders of the 10% convertible debentures have the option of converting the convertible debentures into shares of our common stock. The holders of the convertible debentures may also exercise their common share purchase warrants. If the convertible debentures are converted or the warrants are exercised, there will be dilution of your shares of our common stock.

         The issuance of shares of our common stock upon conversion or redemption of the discounted convertible debentures, and upon the conversion of the 10% convertible debentures, will result in dilution to the interests of other holders of our common stock.

         The aggregate principal amount of $30 million of 10% convertible debentures may be converted at the option of the holders into shares of our common stock at a set price of $0.1125 per share, subject to adjustment pursuant to the anti-dilution provisions as set forth in the convertible debentures.

         The purchasers of the 10% convertible debentures received warrants to acquire up to an aggregate of 62.5 million shares of our common stock. Each convertible debenture and each warrant is subject to anti-dilution protection upon the occurrence of certain events. If, among other things, we or any of our subsidiaries offers, sells or otherwise disposes of or issues any of our common stock (or any equity, debt or other instrument that is at any time over its life convertible into or exchangeable for our common stock) at an effective price per share that is less than the conversion price of the convertible debenture or the exercise price of the warrant, the conversion price or the exercise price will be reduced to equal such effective price.

         THE 10% CONVERTIBLE DEBENTURES PROVIDE FOR VARIOUS EVENTS OF DEFAULT THAT WOULD ENTITLE THE HOLDERS TO REQUIRE US TO IMMEDIATELY REPAY 100% OF THE OUTSTANDING PRINCIPAL AMOUNT, PLUS ACCRUED AND UNPAID INTEREST, IN CASH, OR SHARES OF OUR COMMON STOCK WITH A CONVERSION PRICE REDUCED TO 20% OF THE VOLUME WEIGHTED AVERAGE PRICE OF OUR SHARES OF COMMON STOCK ON JUNE 30, 2005. IF AN EVENT OF DEFAULT OCCURS, WE MAY BE UNABLE TO IMMEDIATELY REPAY THE AMOUNT OWED, AND ANY REPAYMENT MAY LEAVE US WITH LITTLE OR NO WORKING CAPITAL IN OUR BUSINESS.

         We will be considered in default of the 10% convertible debentures if any of the following events, among others, occurs:

     o we fail to pay any amount due under a convertible debenture and such failure to pay remains uncured for 10 days;

     o we fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of the 10% convertible debentures;

     o   we or any of our subsidiaries become bankrupt or insolvent;

     o we breach any of our obligations under any other debt or credit agreements involving an amount exceeding $250,000;

     o our common stock ceases to be eligible for quotation on the principal market for our common stock (currently the OTC Bulletin Board), and fails to be quoted or listed for trading on another principal market (defined to mean the OTC Bulletin Board, the New York Stock Exchange, American Stock Exchange, the NASDAQ Small-Cap Market or the NASDAQ National Market) within 20 trading days;

     o   we or any subsidiary experiences a change of control;

     o we fail to file a registration statement with the SEC or such registration statement is not declared effective by the SEC within 120 days after filing;

     o if the effectiveness of the registration statement lapses for any reason or the holder of the convertible debentures is not be permitted to resell the underlying shares of common stock, in either case, for more than five trading days or an aggregate of eight trading days;

     o we fail to deliver common stock certificates to a holder prior to the fifth trading day after a conversion date or we fail to provide notice to a holder of our intention not to comply with requests for conversions of the convertible debentures; or

     o we fail to deliver the payment in cash pursuant to a "buy-in" within three days after notice is claimed delivered.

         Some of the events of default include matters over which we may have some, little or no control. If a default occurs and we cannot pay the amounts payable under the convertible debentures in cash (including any interest on such amounts and any applicable late fees under the convertible debentures), the holders of the debentures may protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained in the convertible debentures, in the related securities purchase agreement or in any document or instrument delivered in connection with or pursuant to the convertible debentures, or to enforce the payment of the outstanding convertible debentures or any other legal or equitable right or remedy. In addition, any repayment that we are required to make may leave us with little or no working capital in our business. This would have an adverse effect on our continuing operations.

         SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE HOLDERS OF THE 10% CONVERTIBLE DEBENTURES MAY RESULT IN A SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE THE CURRENT TRADING PRICE OF OUR COMMON STOCK. IF THE HOLDERS CONVERT THE 10% CONVERTIBLE DEBENTURES, SUCH HOLDERS WOULD BE ENTITLED TO CONVERT INTO OUR SHARES WHICH MIGHT ENCOURAGE THE HOLDERS TO IMMEDIATELY SELL SUCH SHARES. IN ADDITION, THE MERE PROSPECT OF SALES OF SUCH A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK COULD DEPRESS THE MARKET PRICE FOR OUR COMMON STOCK.

         Holders of the 10% convertible debentures may acquire and resell up to 266,666,667 shares of our common stock, subject to adjustment, upon conversion of the remaining principal under the convertible debentures.

         As a result of anti-dilution provisions in the debentures, principal under the 10% convertible debentures in the aggregate principal amount of $30 million may be converted by the holders in whole or in part and from time to time at a conversion price of $0.1125 per share. The issuance of shares of our common stock upon conversion of the 10% convertible debentures will result in dilution to the interests of other holders of our common stock (and securities convertible into common stock).

         The resale of common stock by the holders of our 10% convertible debentures will increase the number of our publicly traded shares, which could depress the market price of our common stock, and thereby affect the ability of our stockholders to realize the current trading price of our common stock. Moreover, as all the shares we issue to the holders of our 10% convertible debentures will be available for immediate resale, the mere prospect of our sales to it could depress the market price for our common stock.

         The following is an example of the amount shares of our common stock that is issuable, upon conversion of our 10% convertible debentures, based on the 25%, 50% and 75% below the current conversion price:

 % Below Current Conversion         Price Per         Number of Shares             Shares              Percentage of
            Price                     Share              Issuable(1)           Outstanding(2)      Outstanding Stock(3)
  Current conversion price           0.1125               266,666,667            541,261,840              49.27%
             25%                     0.0844               355,555,556            630,150,729              56.42%
             50%                     0.0563               533,333,333            807,928,506              66.01%
             75%                     0.0281             1,066,666,667          1,341,261,840              79.53%

(1) Represents the number of shares issuable based on conversion of outstanding 10% convertible debentures.

(2) Based on 274,595,173 common shares issued and outstanding on June 30, 2005.

(3) Percentage of the total outstanding common stock represented by the shares issuable on conversion of the 10% convertible debentures without regard to any contractual or other restriction on the number of securities the selling stockholders may own at any point in time. The actual number of shares of common stock issued or issuable upon the conversion of the 10% convertible debentures is subject to adjustment pursuant to anti-dilution provisions contained in the debentures which may or may not be triggered, depending upon factors which cannot be predicted by us at this time.

RISKS RELATED TO OUR 5% SERIES A PREFERRED SHARES

         THE HOLDER OF OUR SERIES A PREFERRED SHARES HAS THE OPTION OF CONVERTING THE PREFERRED SHARES INTO SHARES OF OUR COMMON STOCK, AND WE MAY ELECT TO REDEEM UP TO 80% OF OUR 5% SERIES A CONVERTIBLE PREFERRED SHARES BY PAYING CASH EQUAL TO 120% OF FACE VALUE UNDER THE 5% PREFERRED SHARES. IF THE SERIES A PREFERRED SHARES ARE CONVERTED, THERE WILL BE DILUTION OF YOUR SHARES OF OUR COMMON STOCK.

         The issuance of shares of our common stock upon conversion of the series A convertible preferred shares will result in dilution to the interests of other holders of our common stock, since the holders of the preferred shares may sell all of the resulting shares into the public market.

         We issued 25,000 preferred shares to Cornell Capital Partners. Each preferred share has a stated value of $160 and is convertible at any time after the date of issuance into such number of shares of our common stock equal to the quotient of $160 divided by $0.01 per share.

         We may redeem up to 80% of the preferred shares by paying to Cornell Capital Partners cash equal to 120% of the liquidation preference, which is defined as $160 per share plus all declared and unpaid dividends thereon, for each share of the preferred shares held by such selling stockholder on the redemption payment date.

         Each preferred share is subject to anti-dilution protection upon the occurrence of certain events. If, among other things, we or any of our subsidiaries offers, sells or otherwise disposes of or issues any of our common stock (or any equity, debt or other instrument that is at any time over its life convertible into or exchangeable for our common stock) at an effective price per share that is less than the conversion price of the preferred shares, the conversion price will be reduced to equal such effective price.

         The following table sets forth the number and percentage of shares of our common stock that would be issuable if the entire principal amount of the preferred shares is converted at the current conversion price of $0.01.

                                           Number of Shares Issuable on             Shares            Percentage of
              Description                Conversion of Preferred Shares(1)       Outstanding(2)     Outstanding Stock(3)
Preferred Shares in the aggregate
principal amount of $4 million are
converted at a conversion price of                  400 million                  674,595,173             59.29%
$0.01

(1) Represents the number of shares issuable if all of the entire outstanding principal under all of the 5% series A convertible preferred shares were converted at the current conversion price.

(2) Based on 274,595,173 common shares issued and outstanding on June 30, 2005.

(3) Percentage of the total outstanding common stock represented by the shares issuable on conversion of the preferred shares without regard to any contractual or other restriction on the number of securities the selling stockholders may own at any point in time. The actual number of shares of common stock issued or issuable upon the conversion of the 5% series A convertible preferred shares is subject to adjustment pursuant to anti-dilution provisions contained in the preferred shares which may or may not be triggered, depending upon factors which cannot be predicted by us at this time.

         SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE HOLDERS OF THE 5% PREFERRED SHARES MAY RESULT IN A SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE THE CURRENT TRADING PRICE OF OUR COMMON STOCK. IF THE HOLDERS CONVERT THE 5% PREFERRED SHARES, SUCH HOLDERS WOULD BE ENTITLED TO CONVERT INTO OUR SHARES AT $0.01 PER SHARE, WHICH AT THE CURRENT PRICE OF OUR SHARES, MIGHT ENCOURAGE THE HOLDERS TO IMMEDIATELY SELL SUCH SHARES. IN ADDITION, THE MERE PROSPECT OF SALES OF SUCH A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK COULD DEPRESS THE MARKET PRICE FOR OUR COMMON STOCK.

         The 5% preferred shares may be converted by Cornell Capital Partners in whole or in part and from time to time at a conversion price equal to the quotient of $160 divided by $0.01 per share. The issuance of shares of our common stock upon conversion of the preferred shares will result in dilution to the interests of other holders of our common stock (and securities convertible into common stock) since the holders of the preferred shares may sell all of the resulting shares into the public market.

         The resale of common stock by the holder of our preferred shares will increase the number of our publicly traded shares of common stock, which could depress the market price of our common stock, and thereby affect the ability of our stockholders to realize the current trading price of our common stock. Moreover, as all the shares we issue to Cornell Capital Partners will be available for immediate resale, the mere prospect of our sales to it could depress the market price for our common stock.

RISKS RELATED TO OUR STANDBY EQUITY DISTRIBUTION AGREEMENT

         SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY CORNELL CAPITAL PARTNERS UNDER OUR $160 MILLION EQUITY LINE
OF CREDIT FACILITY, OF WHICH $160 MILLION HAS NOT BEEN DRAWN UPON MAY RESULT
IN A SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE THE CURRENT TRADING PRICE OF OUR COMMON STOCK. IF WE ARE ABLE AND ELECT TO DRAW DOWN ANY AMOUNT UNDER THE EQUITY LINE OF CREDIT FACILITY, CORNELL CAPITAL PARTNERS WOULD BE ENTITLED TO PURCHASE SHARES UNDER THE FACILITY AT A 2% DISCOUNT, WHICH MIGHT ENCOURAGE CORNELL CAPITAL PARTNERS TO IMMEDIATELY SELL SUCH SHARES. IN ADDITION, THE MERE PROSPECT OF SALES OF SUCH A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK COULD DEPRESS THE MARKET PRICE FOR OUR COMMON STOCK.

         On June 23, 2005, we entered into a $160 million Standby Equity Distribution Agreement with Cornell Capital Partners for the future issuance and purchase of shares of our common stock.

         For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 98% of the lowest closing bid price of our common stock on the OTC Bulletin Board for the five trading days immediately following the notice date. This discount may give Cornell Capital Partners an incentive to immediately resell any stock that it acquires from us, in order to realize a gain equal to the difference between the market price of the stock (being the price at which Cornell Capital Partners would sell) and the discounted price which it would have paid for the stock. Any decreasing trend in the market price of our stock could potentially result in an acceleration of sales of the stock by Cornell Capital Partners, since any gains that Cornell Capital Partners will realize from the sale of the stock will decrease as the market price approaches the discounted price that Cornell Capital Partners would have paid for it.

         The resale of common stock by Cornell Capital Partners will increase the number of our publicly traded shares, which could depress the market price of our common stock, and thereby affect the ability of our stockholders to realize the current trading price of our common stock. Moreover, as all the shares we issue to Cornell Capital Partners will be available for immediate resale, the mere prospect of our sales to it could depress the market price for our common stock.

         ASSUMING THE DRAW DOWN OF $160 MILLION ON OUR $160 MILLION EQUITY
LINE OF CREDIT RESULTING IN THE ISSUANCE OF 1 BILLION SHARES OF OUR COMMON
STOCK PURSUANT TO OUR EQUITY LINE OF CREDIT FACILITY AT AN ISSUE PRICE OF $0.16 PER SHARE, THE EFFECTIVE PRICE PAID FOR EACH SHARE WOULD EXCEED THE NET TANGIBLE BOOK VALUE OF EACH SHARE AS AT APRIL 30, 2005 BY $0.1231, REPRESENTING A DILUTION FACTOR OF 23.04%.

         The following table sets forth the dilution for the common stock that will be issuable based upon the net tangible book value attributable to each share of our common stock as at April 30, 2005.

       Issue price                                                     $0.160(1)

       Net tangible book value before the issue of
       the common stock(2)                                    $0.0103

       Increase in net tangible book value attributable        0.1128
       to the issue of the common stock

       Net tangible book value after the issue of the
       common stock(3)                                                  0.1231
                                                                       --------

       Dilution per share                                              $0.0369
                                                                       ========

       Percentage of dilution in relation to the net tangible book      23.04%
       value per share prior to the issue of the common stock          --------

(1) After taking into account the 2% discount that Cornell Capital Partners is entitled to receive under the Standby Equity Distribution Agreement. It is assumed for illustrative purposes that the price of our common stock is $0.16 per share.

(2) As at April 30, 2005 and calculated based on 255,798,467 common shares outstanding on April 30, 2005.

(3) Represents aggregate proceeds from the issue of the common stock, less the 5% fee paid to Cornell Capital Partners.

         ASSUMING THE ISSUANCE OF 1 BILLION SHARES OF OUR COMMON STOCK PURSUANT TO OUR EQUITY LINE OF CREDIT FACILITY, THERE WILL BE SUBSTANTIAL DILUTION OF YOUR SHARES OF OUR COMMON STOCK.

         Our Standby Equity Distribution Agreement with Cornell Capital Partners dated June 23, 2005 contemplates the potential future issuance and sale of up to $160 million of our common stock to Cornell Capital Partners subject to certain restrictions and other obligations. Given our company's current capital needs and the market price of our common stock, we presently have no intention of drawing down the entire amount available of $160 million unless the market price of our common stock increases.

         The following is an example of the shares of our common stock that are issuable upon the entire draw down of $160 million on our equity line based on a net price of $0.16, and 25%, 50% and 75% below this price:

        % Below Market              Price Per         Number of Shares             Shares              Percentage of
                                      Share              Issuable(1)           Outstanding(2)           Outstanding
                                                                                                         Stock(3)
      Estimated price(4)               0.16             1,000,000,000          1,274,595,173              78.46%
             25%                       0.12             1,333,333,333          1,607,928,506              82.92%
             50%                       0.08             2,000,000,000          2,274,595,173              87.93%
             75%                       0.04             4,000,000,000          4,274,595,173              93.58%

(1) Represents the number of shares issuable if all the entire $160 million under the equity line of credit, was drawn down at the indicated effective price.

(2) Based on 274,595,173 common shares issued and outstanding on June 30, 2005.

(3) Percentage of the total outstanding common stock represented by the shares issuable on draw down on the equity line of credit without regard to any contractual or other restriction on the number of securities the selling stockholders may own at any point in time.

(4) Based on estimated selling price net of 2% discount.

         OUR STANDBY EQUITY DISTRIBUTION AGREEMENT WITH CORNELL CAPITAL PARTNERS LIMITS THE NUMBER OF SHARES OF COMMON STOCK THAT WE CAN REQUIRE CORNELL CAPITAL PARTNERS TO PURCHASE TO NOT MORE THAN 9.99% OF OUR THEN ISSUED AND OUTSTANDING SHARES OF COMMON STOCK IN CONNECTION WITH EACH DRAW DOWN, WHICH MAY FURTHER LIMIT OUR ABILITY TO DRAW DOWN AMOUNTS THAT WE REQUEST AND WHICH MAY CAUSE US TO SIGNIFICANTLY CURTAIL THE SCOPE OF OUR OPERATIONS AND ALTER OUR BUSINESS PLAN.

         Our Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. provides that we may not sell shares of our common stock pursuant to our draw down right under the agreement if the draw down would result in the issuance of more than 9.99% of our then issued and outstanding common stock to Cornell Capital Partners. For example, on June 30, 2005, 274,595,173 shares of our common stock were issued and outstanding. Assuming that we would have otherwise been in a position to effect a draw down under the equity line of credit facility, the 9.99% restriction would have prevented us from selling more than 30,170,000 shares to Cornell Capital Partners, at that time. We would have realized net proceeds from the draw down of approximately $3,931,858 after accounting for a 2% discount from the share price, a 5% fee payable to Cornell Capital and a $500 escrow fee payable to the escrow agent.

         Since trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, Cornell Capital Partners may have difficulty reselling the shares that it purchases under the Standby Equity Distribution Agreement. Between January 1, 2005 and June 30, 2005 the average daily trading volume of our common stock on the OTC Bulletin Board was 7,576,534 shares, and the closing price of one share of our common stock during this period ranged from $0.022 to $0.241. This volume could decrease and in turn, may require that draw downs be delayed until Cornell Capital Partners has sold a sufficient number of shares to stay within the 9.99% restriction. We may have to significantly curtail the scope of our operations and alter our business plan if, at the time of any draw down under the equity line, this 9.99% restriction results in our inability to draw down some or all of the amounts requested in any draw down notice.

RISKS RELATED TO OUR BUSINESS AND COMPANY

         As discussed under the heading, "Management's Discussion and Analysis - Liquidity and Capital Resources," we may require additional financing to fund our operations if holders of our convertible debentures do not convert such debentures into shares of our common stock or we are unable to draw down on our $160 million equity line of credit. We are taking the steps necessary to draw down amounts under the $160 million equity line of credit facility that we arranged with Cornell Capital Partners. However, business and economic conditions may make it unfeasible or undesirable for us to draw down amounts under the equity line of credit at every opportunity.

         There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. In addition, any additional equity financing may involve substantial dilution to our stockholders. If we fail to raise sufficient financing to meet our immediate cash needs, we will be forced to scale down or perhaps even cease the operation of our business, which may result in the loss of some or all of your investment in our common stock.

         WE HAVE A HISTORY OF OPERATING LOSSES AND FLUCTUATING OPERATING RESULTS, WHICH RAISE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

         Since inception through April 30, 2005, we have incurred aggregate losses of $72,634,863. Our loss from operations for the nine month period ended April 30, 2005 was $11,794,574; our loss from operations for the fiscal years ended July 31, 2004 and July 31, 2003 were, respectively, $6,973,571 and $6,387,160. There is no assurance that we will operate profitably or will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of when customers will order products, the size of customers' orders, the demand for our products, the level of competition or general economic conditions.

         Although we are confident that revenues will increase, we also expect an increase in development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flow until our products gain market acceptance sufficient to generate a commercially viable and sustainable level of sales, and/or additional products are developed and commercially released and sales of such products made so that we are operating in a profitable manner.

         The Auditors' Report on our July 31, 2004 consolidated financial statements includes an additional comment for U.S. readers that states that there exists substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments as a result of this uncertainty.

         WE MAY EXPERIENCE SIGNIFICANT AND RAPID GROWTH IF WE ARE ABLE TO CAPITALIZE ON THE EXPANSION OF THE TIRE MONITORING MARKET. IF WE ARE UNABLE TO HIRE AND TRAIN STAFF TO HANDLE SALES AND MARKETING OF OUR PRODUCTS AND MANAGE OUR OPERATIONS, SUCH GROWTH COULD MATERIALLY AND ADVERSELY AFFECT US.

         We intend to proceed with initiatives intended to capitalize on the expansion of the tire monitoring market that is occurring as a result of the enactment by the U.S. government of the TREAD Act. This could potentially lead to significant and rapid growth in the scope and complexity of our business. Any inability on our part to manage such growth effectively will have a material adverse effect on our product development, business, financial condition and results of operations. Our ability to manage and sustain growth effectively will depend, in part, on the ability of our management to implement appropriate management, operational and financial systems and controls, and the ability of our management to successfully hire, train, motivate and manage employees.

         TECHNOLOGICAL CHANGES IN OUR INDUSTRY COULD RENDER OUR PRODUCTS NON-COMPETITIVE OR OBSOLETE AND CONSEQUENTLY AFFECT OUR ABILITY TO GENERATE REVENUES.

         The markets in which we operate are subject to technological change, evolving industry standards and changes in customer demands. The introduction of products embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable, including ours. Although we are confident that our TPMS technology and products are technologically advanced and currently competitive, we believe that our long-term success will depend upon our ability to continuously develop new products and to enhance our current products and introduce them promptly into the market. If we are not able to develop and introduce new products, our business, financial condition and results of operations could be adversely affected.

         WE CARRY A REASONABLE AMOUNT OF PRODUCT LIABILITY INSURANCE. HOWEVER THERE CAN BE NO ASSURANCE THAT OUR EXISTING INSURANCE COVERAGE WOULD BE ADEQUATE IN TERM AND SCOPE TO PROTECT US AGAINST MATERIAL FINANCIAL EFFECTS IN THE EVENT OF A SUCCESSFUL CLAIM.

         We could be subject to claims in connection with the products that we sell. There can be no assurance that we would have sufficient resources to satisfy any liability resulting from any such claim, or that we would be able to have our customers indemnify or insure us against any such liability. Although we have product and directors and officers' liability insurance, there can be no assurance that our insurance coverage would be adequate in term and scope to protect us against material financial effects in the event of a successful claim. We currently do not carry commercial general liability insurance providing comprehensive product liability coverage in all instances. We may in the future obtain such insurance provided it can be obtained at reasonable prices. However, there can be no assurance that such coverage, if obtained, would be adequate in term and scope to protect us.

         SUBSTANTIALLY ALL OF OUR ASSETS AND A MAJORITY OF OUR DIRECTORS AND OFFICERS ARE OUTSIDE THE UNITED STATES, WITH THE RESULT THAT IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST US OR ANY OF OUR DIRECTORS OR OFFICERS.

         Substantially all of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

         THE LOSS OF OUR MAJOR CUSTOMER MAY MATERIALLY AND ADVERSELY AFFECT US.

         During the nine months ended April 30, 2005, we earned 38% of our revenue from Aston Martin, Ford's flagship division. Accordingly, the loss of this major customer may materially and adversely affect us. The loss of Aston Martin, or significant reductions by it in buying our products, or any inability on our part to collect accounts receivable from them may adversely affect our business and results of operations.

         WE MAY EXPERIENCE DIFFICULTY IN OBTAINING COMPONENTS AND RAW MATERIALS, AND WE COULD BE MATERIALLY AND ADVERSELY AFFECTED AS A RESULT.

         Our current products, and the products that we may provide in the future, embody new technologies. Certain of the components and raw materials used in our products are difficult to obtain and/or require purchase commitments to be made by us far in advance of the manufacturing date. The inability to obtain sufficient quantities of components or raw materials, or the inability to forecast purchase requirements accurately, could adversely affect our business and results of operations. Similarly, commitments to purchase components and raw materials in excess of customer demand for our products could materially and adversely affect our results of operations.

         THE LOSS OF ANY OF OUR CONTRACT MANUFACTURERS MAY MATERIALLY AND ADVERSELY AFFECT US.

         We contract the manufacture of our products to third parties. In certain cases, we do not have an alternative source of manufacturing, and a suitable replacement would be time-consuming and expensive to obtain. If, for any reason, one of our third party manufacturers is unable or refuses to produce our products, our business, financial condition and results of operations would be materially and adversely affected.

         WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSONNEL, THE LOSS OF ANY OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

         Our success depends to a significant extent on the continued service of certain key management personnel, including, Al Kozak, our President, Chief Executive Officer and Chief Operating Officer, Jeff Finkelstein, our Chief Financial Officer, Erwin Bartz, our Vice President of Product and Business Development, and Shawn Lammers, our Vice-President, Engineering. Robert Rudman, our former President and Chief Executive Officer, remains as the Chairman of our Board of Directors and serves as a consultant to us. The loss or interruption of services from one or more of these personnel, for whatever reason, could have a material adverse effect on us. In the event of the loss of services of such personnel, no assurances can be given that we will be able to obtain the services of adequate replacement personnel. We do not maintain key person insurance on the lives of any of our officers or employees.

RISKS RELATED TO OUR COMMON STOCK

         FUTURE SALES OF OUR COMMON STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE.

         Our stock price may decline by future sales of our shares or the perception that such sales may occur. If we issue additional shares of common stock in private financings under an exemption from the registration laws, then those shares will constitute "restricted shares" as defined in Rule 144 under the Securities Act. The restricted shares may only be sold if they are registered under the Securities Act, or sold under Rule 144, or another exemption from registration under the Securities Act.

         Some of our outstanding restricted shares of common stock are either eligible for sale pursuant to Rule 144 or have been registered under the Securities Act for resale by the holders. We are unable to estimate the amount, timing, or nature of future sales of outstanding common stock. Sales of substantial amounts of our common stock in the public market may cause the stock's market price to decline.

         OUR STOCK PRICE CAN BE EXTREMELY VOLATILE.

         Our common stock is traded on the OTC Bulletin Board. There can be no assurance that an active public market will continue for the common stock, or that the market price for the common stock will not decline below its current price. Such price may be influenced by many factors, including, but not limited to, investor perception of us and our industry and general economic and market conditions. The trading price of the common stock could be subject to wide fluctuations in response to announcements of our business developments or our competitors, quarterly variations in operating results, and other events or factors. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of companies, at times for reasons unrelated to their operating performance. Such broad market fluctuations may adversely affect the price of our common stock.

         TRADING ON THE OTC BULLETIN BOARD MAY BE SPORADIC BECAUSE IT IS NOT A STOCK EXCHANGE, AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

         Our common stock is quoted on the OTC Bulletin Board. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on the Nasdaq SmallCap. Accordingly, you may have difficulty reselling any of the shares you purchase from the selling stockholders. In addition, since our common stock was traded on the Nasdaq SmallCap Market until May 28, 2003, past trading activity in our common stock should not be relied upon as necessarily being indicative of future trading activity in our common stock.

         WE DO NOT EXPECT TO PAY DIVIDENDS.

         We have not paid dividends since inception on our common stock, and we do not contemplate paying dividends in the foreseeable future on our common stock in order to use all of our earnings, if any, to finance expansion of our business plans.

         IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

         Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

         OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

         The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and

     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience objectives of the person; and

     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and

     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also must be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Included in this prospectus are "forward-looking" statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled "Risk Factors." Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan," "will," "shall," "should," and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the "Risk Factors" section and elsewhere in this prospectus.

         All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement with the SEC on Form SB-2 to register the shares of our common stock being offered by this prospectus. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov, that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including us. Our SEC filings are also available to the public from commercial document retrieval services. Information contained on our website is not incorporated by reference, and should not be considered part of, this prospectus. You may also request a copy of our filings at no cost by writing or telephoning us at:

                              SmarTire Systems Inc.
                             150-13151 Vanier Place
                       Richmond, British Columbia, V6V 2J1
                           Attention: Jeff Finkelstein
                             Chief Financial Officer
                                 (604) 276-9884

                                 USE OF PROCEEDS

         The shares of common stock offered hereby are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from sales of the common stock by the selling stockholders. However, we will receive the exercise price of any common stock we issue to the selling stockholders upon exercise of all of the warrants and we will also receive proceeds as we draw down on the equity line of credit pursuant to the $160 million Standby Equity Distribution Agreement we entered into with Cornell Capital Partners. We expect to use the proceeds received from the exercise of all warrants and the draw down on the equity line of credit, if any, for general working capital purposes and we may use the proceeds for repayments on our series A convertible preferred stock and our convertible debentures. For more information regarding our series A preferred stock and our convertible debentures, including the interest rate and maturity, please refer to "Description of Securities". We will incur all costs associated with this registration statement and prospectus.

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

         On May 29, 2003, our common stock commenced quotation on the OTC Bulletin Board under the symbol "SMTR".

         Until May 28, 2003, our common stock was quoted on the Nasdaq SmallCap Market under the symbol "SMTR". The following quotations obtained from Canada Stockwatch reflect the high and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The high and low bid prices of our common stock for the periods indicated below are as follows:

             Quarter Ended                               High                                    Low
             June 30, 2005                              $0.184*                                $0.088
            April 30, 2005                              $0.241                                 $0.022
           January 31, 2005                             $0.037                                 $0.026
           October 31, 2004                             $0.094                                  $0.03
             July 31, 2004                              $0.015                                  $0.07
            April 30, 2004                              $0.193                                  $0.10
           January 31, 2004                             $0.243                                 $0.165
           October 31, 2003                              $0.28                                 $0.135
             July 31, 2003                               $0.39                                 $0.135
            April 30, 2003                               $0.48                                  $0.07
           January 31, 2003                              $0.83                                  $0.31
           October 31, 2002                              $1.27                                  $0.42
             July 31, 2002                               $2.16                                  $0.88
            April 30, 2002                               $2.05                                  $1.75

* As of June 30, 2005.

         As of June 30, 2005, we had 274,595,173 shares of common stock outstanding and approximately 400 stockholders of record.

         These bid prices represent prices quoted by broker-dealers on the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

Dividend Policy

         Our Board of Directors is not obligated to declare a dividend. We have never declared or paid dividends on our common stock, and we do not anticipate that we will in the foreseeable future. We intend to retain future earnings, if any, for use in our operations and the expansion of our business. Future dividends will be subject to the discretion of our Board of Directors and will depend on, among other things, future earnings, our operating and financial condition, our capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Equity Compensation Plan Information

         We have adopted 10 formal stock incentive plans, two of which were approved by our shareholders at our 1998 Annual General Meeting, two of which were approved at our 2000 Annual General Meeting, two of which were adopted at our 2002 Annual General Meeting, two of which were adopted by our Board of Directors on August 11, 2003, one which was adopted by our Board of Directors on December 17, 2004 and one of which was approved by our shareholders at our 2004 Annual General Meeting. Four of the stock incentive plans provide for awards to eligible employees of our company or of any related entity who are resident in the United States and/or subject to taxation in the United States; the other four stock incentive plans provide for awards to all other eligible employees of our company or of any related entity.

         On December 10, 2004, our shareholders approved an additional formal stock incentive plan (the "2004 US Stock Incentive Plan") that provides for the granting to eligible employees such incentive awards as the Board of Directors or a committee of the Board of Directors appointed to administer the 2004 US Stock Incentive Plan may from time to time approve, provided that (i) the awards may consist of (A) shares of common stock or cash, or a combination of common stock, cash or other securities, earned in whole or in part upon the attainment of performance criteria that may from time to time be established by the Board of Directors or by a committee of the Board of Directors, or (B) stock options, stock appreciation rights, restricted stock and/or certain other rights and benefits; and (ii) the maximum number of shares of common stock that will be issuable pursuant to all awards granted under the 2004 US Stock Incentive Plan will be 3 million.

         On December 17, 2004, our Board of Directors approved an additional formal stock incentive plan (the "2004 Non-US Stock Incentive Plan") that provides for the granting to eligible employees such incentive awards as the Board of Directors or a committee of the Board of Directors appointed to administer the 2004 US Stock Incentive Plan may from time to time approve, provided that (i) the awards may consist of (A) shares of common stock or cash, or a combination of shares of common stock, cash or other securities, earned in whole or in part upon the attainment of performance criteria that may from time to time be established by the Board of Directors or by a committee of the Board of Directors, or (B) stock options, stock appreciation rights, restricted stock and/or certain other rights and benefits; and (ii) the maximum number of shares of common stock that will be issuable pursuant to all awards granted under the 2004 Non-US Stock Incentive Plan will be 50.0 million.

         To date, we have granted to directors, officers, employees and consultants incentive stock options to purchase shares of our common stock subject to and in accordance with the prevailing policies of the stock exchange on which our shares were then listed. Options are granted based on the assessment by our Board of Directors and/or compensation committee of the optionee's past and present contribution to our success. These options are not transferable and are exercisable from the date granted until the earliest of (i) such number of years (up to 10 years) from the date of the grant, or (ii) such number of days following the death of the optionee as is specified in each optionee's option agreement.

         Other than the management agreements, the advisory agreements and the stock incentive plans discussed herein, we presently have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

                             SUMMARY FINANCIAL DATA

                  The summary financial data presented below is derived from and should be read in conjunction with our audited consolidated financial statements for the years ended July 31, 2004, July 31, 2003, July 31, 2002 and our unaudited consolidated financial statements for the nine-month periods ended April 30, 2005 and 2004, (in each case including the notes to those financial statements) which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis or Plan of Operation".

-------------------------------------------------------------- ---------------------------- --------------------------
                                                                 For the 9-Month Period          For the 9-Month
                                                                          Ended                   Period Ended
                                                                     April 30, 2005              April 30, 2004
                                                                        (unaudited)                (unaudited)
-------------------------------------------------------------- ---------------------------- --------------------------
Revenue                                                                $1,022,484                  $1,259,140
-------------------------------------------------------------- ---------------------------- --------------------------
Net Loss for the Period                                               $(11,794,574)               $(8,118,581)
-------------------------------------------------------------- ---------------------------- --------------------------
Loss Per Share - basic and diluted                                       $(0.07)                     $(0.10)
-------------------------------------------------------------- ---------------------------- --------------------------

-------------------------------------------------------------- ---------------------------- --------------------------
                                                                          As at                       As at
                                                                     April 30, 2005              April 30, 2004
                                                                       (unaudited)                 (unaudited)
-------------------------------------------------------------- ---------------------------- --------------------------
Working Capital                                                        $2,103,240                  $1,717,940
-------------------------------------------------------------- ---------------------------- --------------------------
Total Assets                                                           $6,212,784                  $7,815,258
-------------------------------------------------------------- ---------------------------- --------------------------
Total Share Capital                                                    $65,627,789                 $56,475,822
-------------------------------------------------------------- ---------------------------- --------------------------
Deficit                                                               $(72,634,863)               $(56,149,811)
-------------------------------------------------------------- ---------------------------- --------------------------
Total Stockholders' Equity                                             $3,997,748                  $4,904,084
-------------------------------------------------------------- ---------------------------- --------------------------

---------------------------------------- ------------------------- -------------------------- ------------------------
                                            For the Year Ended        For the Year Ended        For the Year Ended
                                              July 31, 2004              July 31, 2003             July 31, 2002
---------------------------------------- ------------------------- -------------------------- ------------------------
Revenue                                         $1,658,279                $1,802,596                $1,012,344
---------------------------------------- ------------------------- -------------------------- ------------------------
Net Loss for the Period                       $(10,987,026)              $(9,914,629)              $(6,829,176)
---------------------------------------- ------------------------- -------------------------- ------------------------
Loss Per Share - basic and diluted               $(0.13)                    $(0.37)                   $(0.41)
---------------------------------------- ------------------------- -------------------------- ------------------------

-------------------------------------------------------------- ---------------------------- --------------------------
                                                                          As at                       As at
                                                                      July 31, 2004               July 31, 2003
-------------------------------------------------------------- ---------------------------- --------------------------
Working Capital                                                         $732,405                   $2,423,932
-------------------------------------------------------------- ---------------------------- --------------------------
Total Assets                                                           $6,937,128                  $7,085,592
-------------------------------------------------------------- ---------------------------- --------------------------
Total Share Capital                                                    $58,368,020                 $48,204,995
-------------------------------------------------------------- ---------------------------- --------------------------
Deficit                                                               $(59,018,256)               $(48,031,230)
-------------------------------------------------------------- ---------------------------- --------------------------
Total Stockholders' Equity                                             $3,466,216                  $6,287,304
-------------------------------------------------------------- ---------------------------- --------------------------

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         You should read the following description of our financial condition and results of operations in conjunction with the financial statements and accompanying notes included in this prospectus beginning on page F-1.

Overview

         The following discussion of our financial condition, changes in financial condition and results of operations for the three and nine months ended April 30, 2005 and 2004 should be read in conjunction with our most recent audited annual financial statements for the financial year ended July 31, 2004, the unaudited interim financial statements included herein, and, in each case, the related notes.

         We carry on business directly and through our three wholly-owned subsidiaries: SmarTire USA Inc., SmarTire Europe Limited and SmarTire Technologies Inc.

         We are a "foreign private issuer" as such term is defined in Rule 3b-4 under the Securities Exchange Act of 1934. However, we have elected to file with the SEC the same reports that a domestic registrant would be required to file under section 13(a) of the Securities Exchange Act of 1934.

         We develop and market technically advanced tire pressure monitoring systems ("TPMSs") for the transportation and automotive industries. Our TPMSs are designed for improved vehicle safety, performance, reliability and fuel efficiency. Although, the majority of our revenues in our first nine months ended April 30, 2005 were earned from the sale of TPMSs for passenger cars, sales of our motorcycle TPMSs and recreational vehicle TPMSs increased as a percentage of our overall revenues. With the re-launch of our motorcycle TPMS in April 2005 and our June 2004 launch of our high pressure transmitters, we anticipate that there will be an increase in the percentage of our revenues from sales of our TPMSs for the motorcycle, recreational, bus and truck markets during the remainder of fiscal 2005.

         Our vision is to become the preeminent provider of wireless sensing and control systems for the vehicle industry. Our vision may be extended to three basic types of systems: sensing, control and system applications.

Sensing Applications

         Our vision with respect to sensing applications is to commercialize a wide array of sensors, compatible with our tire monitoring systems for the vehicle industry. We have developed a receiver module with Vansco Ltd. that functions as a "wireless gateway". This module can wirelessly receive signals from up to 256 new sensors in addition to signals from tire pressure sensors. The data from these sensors can then be placed on the vehicle bus or to a display module. This ensures that the driver, maintenance group or monitoring agencies have access to the sensor data as required. In addition to tire pressure monitoring, customers would have the ability to access far more data on their vehicles. This translates to a higher value proposition to the customer, while giving us the ability to sell more products.

Control Applications

         A natural evolution of our product family is to use the "wireless gateway" module to not only receive signals from sensors but to act on the data received. It can do this by controlling other electronic control units ("ECUs") or mechanical devices directly in response to sensor data received.

         The basic premise is based on using sensors to interpret a condition and then have the "wireless gateway" module send a control signal to a device to perform a specified action based on the sensor output. For example, when the "wireless gateway" module receives data from a tire pressure sensor it could activate a "horn" to provide an audible warning if the data was outside of preset limits.

         The control applications require feedback from the element being controlled. In many cases this can be accomplished by one way communication to the controlled element with the feedback provided by the driver of the vehicle. An example of this would be the control or positioning of a mirror.

         In other situations, the feedback may be provided by the element being controlled. An example of this is a TPMS application in which the wireless gateway communicates with an engine ECU to limit the speed of the vehicle as air pressure decreases. For control applications, two way communications may be required to complete the control loop.

System Applications

         System applications are created by utilizing the information obtained from vehicle sensors to provide a total solution to the owner of a vehicle or fleet of vehicles. This means that the data generated by the sensors is gathered by the "wireless gateway" module and integrated with the overall maintenance and monitoring system utilized by the customer. This integration allows maintenance staff, purchasing, owners and drivers to access all relevant sensor information and warnings.

         An example of this type of system is a wireless drive-by kiosk that collects tire pressures from buses returning to a central garage at night. The tire pressures are sent wirelessly to a kiosk which sends the data to a computer system that processes the data and creates a work order for the maintenance crew to correct and check tire pressures only in those vehicles that require attention. This avoids checking the tire pressures of the whole fleet. Another advantage of this system is that basic warnings are provided to the driver in the event that a severe tire condition exists but detailed information is provided to maintenance so they can schedule corrective action quickly.

Results of Operations

Three months ended April 30, 2005 and April 30, 2004

Revenue

         Gross revenue for the three months ended April 30, 2005 decreased to $330,406 from $401,423 for the three months ended April 30, 2004. The breakdown of the sources of our gross revenue is as follows:

     o Sales of aftermarket passenger car TPMSs decreased to $133,670 for the three months ended April 30, 2005 from $335,279 for the three months ended April 30, 2004.

     o Sales of OEM passenger car TPMSs increased to $109,631 for the three months ended April 30, 2005 from $18,096 for the three months ended April 30, 2004. The increase was primarily due to an increase in sales to Aston Martin, Ford's flagship division. We anticipate sales to increase by approximately 100% in the next quarter, mainly as a result of an increase in sales to Aston Martin.

     o Sales of aftermarket motorcycle systems were $34,011 for the three months ended April 30, 2005 compared to $0 for the three months ended April 30, 2004. The majority of these sales were in April after the release of our redesigned sensor that enabled the motorcycle TPMS to fit most rim designs. Although interest in the motorcycle product by existing and potential customers remains positive, it is difficult for us to predict what the volume of sales will be, as this will depend primarily on market acceptance.

     o Sales of aftermarket recreational vehicle TPMS decreased to $34,592 for the three months ended April 30, 2005 from $42,744 for the three months ended April 30, 2004.

     o Sales of OEM recreational vehicle TPMSs increased to $1,166 for the three months ended April 30, 2005 from $0 for the three months ended April 30, 2004.

     o Sales of aftermarket high pressure TPMSs for use on commercial vehicles were $6,350 for the three months ended April 30, 2005 compared to $0 for the three months ended April 30, 2004. The majority of these systems are currently being used for test purposes. Although interest in this product is high, it is difficult for us to predict what the volume of sales will be, as this will depend primarily on market acceptance.

     o Sales of OEM high pressure TPMS for use on commercial vehicles were $580 for the three months ended April 30, 2005 compared to $0 for the three months ended April 30, 2004. The majority of these systems are currently being used for test purposes. Although interest in this product is high, it is difficult for us to predict what the volume of sales will be, as this will depend primarily on market acceptance.

     o Sales of aftermarket TPMS for use on buses were $0 for the three months ended April 30, 2005 compared to $0 for the three months ended April 30, 2004. Although it is difficult for us to predict what the volume of sales will be, we anticipate a substantial increase in sales in sales of OEM TPMSs for use on buses during the next year when we commence shipping TPMSs to Motorcoach Industries International and New Flyer Bus for the Chicago Transit Authority.

     o Sales of miscellaneous products were $10,406 for the three months ended April 30, 2005 compared to $5,304 for the three months ended April 30, 2004.

Gross Margin

         Gross margin on product sales decreased to 23% for the three months ended April 30, 2005 from 28% for the three months ended April 30, 2004. The decrease in margin was mainly a result of the write-down of $30,000 of inventory.

Expenses

         Expenses increased to $7,001,729 for the three months ended April 30, 2005 from $1,840,318 for the three months ended April 30, 2004, due to increases in, marketing, engineering, research and development expenses and depreciation and amortization expenses. The increase in expenses was primarily due to a non-cash compensation expense of $5,197,538 which was primarily a result of the increase in the value of outstanding employee stock options. Excluding the non-cash compensation expense, expenses were $1,976,779 for the three months ended April 30, 2005.

         Engineering, research and development expenses increased to $2,086,354 for the three months ended April 30, 2005 from $454,715 for the three months ended April 30, 2004. Excluding the non-cash compensation expense of $1,591,600, expenses for the three months ended April 30, 2005 were $494,754, or an increase of $40,039 from the three months ended April 30, 2004. The increase was mainly due to an increase in engineering employees and engineering-related wages.

         Marketing expenses increased to $1,368,330 for the three months ended April 30, 2005 from $468,312 for the three months ended April 30, 2004. Excluding the non-cash compensation expense of $962,550, expenses for the three months ended April 30, 2005 were $405,780, or a decrease of $62,532 from the three months ended April 30, 2004. The decrease was mainly a result of lower advertising and promotion expenses and lower travel expenses. This decrease was partially offset by an increase in marketing-related wages as a result of an increase in the number of marketing employees.

         General and administrative expenses increased to $3,170,568 for the three months ended April 30, 2005 from $560,871 for the six months ended April 30, 2004. Excluding the non-cash compensation expense of $2,470,800, expenses for the three months ended April 30, 2005 were $699,768, or an increase of $138,897 from the three months ended April 30, 2004. The increase was primarily attributed to higher professional fees and an increase in insurance costs. The increase was partially offset by a decrease in investor relation fees and travel costs.

         Depreciation and amortization expense increased to $376,477 for the three months ended April 30, 2005 from $356,420 for the three months ended April 30, 2004.

         Interest and finance charges decreased to $188,491 for the three months ended April 30, 2005 from $1,214,435 for the three months ended April 30, 2005. Interest and finance charges for the three months ended April 30, 2005 included non-cash interest of $144,866 compared to non-cash interest of $1,111,447 for the three months ended April 30, 2004.

Interest Income

         Interest income of $1,382 was earned for the three months ended April 30, 2005 as compared to $849 for the three months ended April 30, 2004 and was the result of higher average cash balances during the three months ended April 30, 2005.

Foreign exchange loss

         A foreign exchange loss of $14,355 was incurred for the three months ended April 30, 2005 as compared to a foreign exchange loss of $10,405 for the three months ended April 30, 2004. Foreign exchange gains or losses are due to fluctuations in currency exchange rates and are impossible to predict.

Gain on settlement of convertible debt

         A gain on settlement of convertible debt was incurred for the three months ended April 30, 2005 as compared to $0 for the three months ended April 30, 2004.

Nine months ended April 30, 2005 and April 30, 2004

Revenue

         Gross revenue for the nine months ended April 30, 2005 decreased to $1,022,484 from $1,259,140 for the nine months ended April 30, 2004. The breakdown of the sources of our gross revenue is as follows:

     o Sales of aftermarket passenger car systems decreased to $215,832 for the nine months ended April 30, 2005 from $923,613 for the nine months ended April 30, 2004.

     o Sales of OEM passenger car systems increased to $428,424 for the nine months ended April 30, 2005 from $117,000 for the nine months ended April 30, 2004. The increase was primarily due to an increase in sales to Aston Martin, Ford's flagship division.

     o Sales of the aftermarket motorcycle system were $79,053 for the nine months ended April 30, 2005 compared to $1,555 for the nine months ended April 30, 2004. In August 2004, we discovered that the sensor/transmitter may break during installation on the subset of motorcycle rims with curved rim surfaces when the strap is torqued to its required value. On September 14, 2004 we contacted the National Highway Transportation Safety Administration (NHTSA) to determine if a Safety Defect and Non Compliance Report was required and were advised that this was necessary. Our remedy for the defect was to recall 100% of affected sensor/transmitter items from the field and replace both recalled and inventory sensor/transmitters with sensor/transmitters previously manufactured by a different supplier that have been tested and known to use plastics that provide the required mechanical properties. Additionally to ensure that transmitters are used only on rims with flat drop center wells (as originally designed for) and not curved, the following additional precautionary steps were taken:

                1) adding improved warnings and instruction sheets to new product as well as product in inventory at dealers and distributors that clarify flat rim drop center well application only; and

                2) removal TPMSs on motorcycles with rims with curved drop center wells.

     We anticipate the cost of this recall will be approximately $67,000. Recall costs incurred to the end of April 2005 were $41,411. We have made a provision in accounts payable for the additional $25,589 that we anticipate incurring. In addition, we have developed a solution to enable us to sell our TPMSs on motorcycles with rims with curved drop center wells. We released this enhanced product during April 2005. To date, the response to the recall by our customers has been very positive. Although interest in the motorcycle product by existing and potential customers remains positive, it is difficult for us to predict what the volume of sales will be, as this will depend primarily on market acceptance.

     o Sales of aftermarket recreational vehicle TPMSs were $156,025 for the nine months ended April 30, 2005 compared to $58,781 for the nine months ended April 30, 2004.

     o Sales of OEM recreational vehicle systems were $63,218 for the nine months ended April 30, 2005 compared to $10,682 for the nine months ended April 30, 2004.

     o Sales of aftermarket TPMSs for use on commercial vehicles were $34,799 for the nine months ended April 30, 2005 compared to $1,088 for the nine months ended April 30, 2004. Although interest in this product is high, it is difficult for us to predict what the volume of sales will be, as this will depend primarily on market acceptance.

     o Sales of OEM high pressure TPMSs for use on commercial vehicles were $4,233 for the nine months ended April 30, 2005 compared to $0 for the nine months ended April 30, 2004. The majority of these systems are currently being used for test purposes.

     o Sales of aftermarket TPMSs for use on buses were $3,252 for the nine months ended April 30, 2005 compared to $0 for the nine months ended April 30, 2004. Although it is difficult for us to predict what the volume of sales will be, we anticipate a substantial increase in sales of OEM TPMS for use on buses during next year when we commence shipping TPMS to Motorcoach Industries International and New Flyer Bus for the Chicago Transit Authority.

     o Revenue of $0 was recorded for engineering changes to modify our products pursuant to the Hyundai Autonet agreement for the nine months ended April 30, 2005 compared to $96,079 for the nine months ended April 30, 2004. Revenue from engineering services is recognized on services as they are rendered and pre-defined milestones are achieved.

     o Sales of miscellaneous products were $37,648 for the nine months ended April 30, 2005 compared to $50,342 for the nine months ended April 30, 2004.

Gross Margin

         Gross margin on product sales decreased to 6% for the nine months ended April 30, 2005 from 18% for the nine months ended April 30, 2004. The decrease in gross margin for the nine months ended April 30, 2005 was due to an inventory write-down of $230,000 for slow moving aftermarket passenger car tire pressure monitoring systems. Without the inventory write-down, the gross margin would have increased to 25% for the nine months ended April 30, 2005. Factors that would have resulted in higher margins if not for the inventory write-down are:

     o the product mix of systems sold in the nine months ended April 30, 2005 had higher gross margins than the product mix of systems sold in the nine months ended April 30, 2004; and

     o the decrease in the value of the $US against the Pound Sterling increased our margins as a higher proportion of our sales during the nine months ended April 30, 2005 were in Pound Sterling.

Expenses

         Expenses increased to $11,027,054 for the nine months ended April 30, 2004 from $5,404,057 for the nine months ended April 30, 2004 due to increases in, marketing, engineering, research and development expenses and depreciation and amortization expenses. The increase in expenses was primarily due to a non-cash compensation expense of $5,197,538 which was primarily a result of the increase in the value of outstanding employee stock options. Excluding the non-cash compensation expense, expenses were $6,002,104 for the nine months ended April 30, 2005.

         Engineering, research and development expenses increased to $3,083,704 for the nine months ended April 30, 2005 from $1,201,634 for the nine months ended April 30, 2004. Excluding the non-cash compensation expense of $1,591,600, expenses for the nine months ended April 30, 2005 were $1,492,104, or an increase of $290,470 from the nine months ended April 30, 2004. The increase was primarily attributed to higher prototype development costs, an increase in product testing on products that we plan to release in the current fiscal year and an increase in the number of engineering employees and engineering-related wages. Wages included a non-cash expense of $30,338 related to the issuance of common stock to senior engineering employees.

          Marketing expenses increased to $2,275,843 for the nine months ended April 30, 2005 from $1,329,636 for the nine months ended April 30, 2004. Excluding the non-cash compensation expense of $962,550, expenses for the nine months ended April 30, 2005 were $1,313,293 or a decrease of $16,343 from the nine months ended April 30, 2004. The decrease was primarily a result of lower advertising and promotion expenses and lower travel expenses. The decrease was offset by higher marketing-related wages, which increased as a result of an increase in the number of marketing employees.

         General and administrative expenses increased to $4,550,610 for the nine months ended April 30, 2005 from $1,841,877 for the nine months ended April 30, 2004. Excluding the non-cash compensation expense of $2,470,800, expenses for the nine months ended April 30, 2005 were $2,079,810 or an increase of $237,933 from the nine months ended April 30, 2004.The increase was primarily attributed to higher administration wages, insurance costs and professional fees. The major increase in administration wages was primarily due to a non-cash expense related to the issuance of common stock to senior management valued at $142,251. The increase was partially offset by lower investor relation costs and lower travel costs.

         Depreciation and amortization expense increased to $1,116,897 for the nine months ended April 30, 2005 from $1,030,910 for the nine months ended April 30, 2004.

         Interest and finance charges increased to $2,763,609 for the nine months ended April 30, 2005 from $2,960,488 for the nine months ended April 30, 2004. Interest and finance charges for the nine months ended April 30, 2005 included $2,607,518 compared to none-cash interest $2,770,481 for the nine months ended April 30, 3004.

Interest Income

         Interest income of $3,173 was earned for the nine months ended April 30, 2005 as compared to $5,416 for the nine months ended April 30, 2004 and was the result of lower average cash balances during the nine months ended April 30, 2005.

Foreign exchange gain

         A foreign exchange gain of $114,634 was incurred for the nine months ended April 30, 2005 as compared to a gain of $15,931 for the nine months ended April 30, 2004. Foreign exchange gains or losses are due to fluctuations in currency exchange rates and are impossible to predict.

Gain on settlement of convertible debt

         A gain on settlement of convertible debt was incurred for the three months ended April 30, 2005 as compared to $0 for the three months ended April 30, 2004.

Liquidity and Capital Resources

Current Position

         We have continued to finance our activities primarily through the issuance and sale of securities. We have incurred losses from operations in each year since inception. As at April 30, 2005, we had an accumulated deficit of $73,369,474. Our net loss for the three months ended April 30, 2005 was $5,306,734 and for the nine months ended April 30, 2005 was $11,794,574 compared to $2,950,259 for the three months ended April 30, 2004 and $8,118,581 for the nine months ended April 30, 2004. As of April 30, 2005, our stockholders' equity was $3,977,748 and we had a working capital of $2,103,290.

         Our cash position at April 30, 2005 was $420,270 as compared to $112,951 at July 31, 2004. This increase was due to the net increase from our operating, financing and investing activities as described below.

         Our net loss of $11,794,574 for our nine months ended April 30, 2005 includes non-cash charges of $1,116,897 for depreciation and amortization, $5,197,538 for compensation expense, $200,000 for an inventory write-down and $2,607,518 for interest and finance charges. Decreases in non-cash working capital during this period amounted to $532,183. Non-cash working capital changes included increases in inventory and decreases in prepaid expenses, accounts receivable, accounts payable and accrued liabilities.

         During the eleven months ended June 30, 2005, we realized aggregate gross cash proceeds of $42,953,598 as follows:

         On June 23, 2005, we entered into a $160 million Standby Equity Distribution Agreement and a $30 million Securities Purchase Agreement that resulted in net proceeds of $11 million to us. We paid Cornell Capital
Partners a cash fee of $16 million in connection with the Standby Equity Distribution Agreement, and we paid Cornell Capital Partners a cash fee of $3 million, and a cash structuring fee of $50,000 to Yorkville Advisors Management, in connection with the Securities Purchase Agreement, out of the purchase price paid by Cornell Capital Partners for the convertible debentures purchased pursuant to the Securities Purchase Agreement. Refer to "Description of Securities" for more details regarding the Standby Equity Distribution Agreement and the Securities Purchase Agreement.

         On May 20, 2005, we issued a $1.5 million one year 5% convertible debenture convertible at the option of the holder at $0.028 per share. Between April 25 and April 29, 2005, $1,100,000 of the convertible debenture was placed in escrow with our lawyer. From escrow, $457,999 was paid on April 27, 2005 to two debenture holders to redeem their convertible debentures.

         On March 22, 2005, we issued 5% convertible preferred stock for gross proceeds of $4,000,000. The proceeds were used to repay the $2,500,000 convertible debenture entered into on December 15, 2004 and a $350,000 promissory note entered into on February 9, 2004. Additional expenses related to this offering were $20,000.

         On February 9, 2005, we received gross proceeds of $350,000 upon the issuance of an unsecured short-term promissory note to an accredited investor. The note bears interest at a rate of 10% per annum and is repayable within 30 days of issuance with accrued interest. As a commitment fee to loan the Company money, the holder of the note received $35,000.

         On December 15, 2004, we received gross proceeds of $2,695,000 upon the issuance of a three year $2,500,000 5% convertible debenture and five two year 5% convertible debentures aggregating $195,000. Principal under the 5% convertible debentures may be converted by the holder in whole or in part and from time to time at a conversion price equal to the lesser of (i) $0.035; or
(ii) an amount equal to 80% of the lowest closing bid price of our common stock, as quoted on Bloomberg, L.P., for the 5 trading days immediately preceding the conversion date, subject to adjustment as provided for in the debentures.

         The outstanding principal under the convertible debentures bears interest at the rate of 5% per annum, calculated on the basis of a 360-day year. Interest on the debentures aggregating $195,000 is payable semi-annually beginning June 15, 2005 and every subsequent six month period that the principal balance remains unpaid.

         On November 30, 2004, we received gross proceeds of $275,000 upon the issuance of an unsecured short-term promissory note to an accredited investor. The note bears interest at a rate of 12% per annum and is repayable within 30 days of issuance with accrued interest. As a commitment fee to loan the Company money, the holder of the note received $27,500.

         On November 16, 2004, we received gross proceeds of $250,000 upon the issuance of an unsecured short-term promissory note to an accredited investor. The note bears interest at a rate of 12% per annum and is repayable within 30 days of issuance with accrued interest.

         On September 24, 2004, we and holders of the discounted convertible debentures signed an agreement which provided for an immediate exercise of 18,226,274 warrants at $0.03 for gross proceeds of $546,788.

         On May 19, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, an accredited investor, in connection with a 24-month, $15 million equity line of credit facility. This agreement was terminated on May 20, 2005 and replaced with a $30 million equity line of credit facility. On June 23, 2005, our $30 million equity line of credit was terminated and replaced with a $160 million equity line of credit. We issued 78,867,710 shares of common stock to Cornell Capital Partners LP pursuant to nine draw downs totaling $2,725,000 from our $15 million equity line of credit.

         We anticipate that we will require between $4.3 million and $11.7 million in financing through the next twelve months in order to continue in business as a going concern, the availability of which is uncertain.

         Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the annual consolidated financial statements for the year ended July 31, 2004, our independent auditors included additional comments in their Auditors' report indicating concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         As the continuation of our business is dependent upon the conversion by certain holders of our outstanding convertible debentures into shares of our common stock or, if such conversions do not occur or are not sufficient to significantly decrease our outstanding repayment obligation, our ability to drawn down on our $160 million equity line of credit, successful and sufficient market acceptance of our current products and any new products that we may introduce, the continuing successful development of our products and related technologies, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Fiscal Year Ended July 31, 2004 and Fiscal Year Ended July 31, 2003

         We have continued to finance our activities primarily through the issuance and sale of securities. We have incurred losses from operations in each year since inception. As of July 31, 2004, we had an accumulated deficit of $59,018,256. Our net loss for fiscal year 2004 was $10,987,026 compared to $9,914,629 for fiscal year 2003. As of July 31, 2004, our stockholders' equity was $3,466,216 and we had working capital of $732,405.

         Our cash position at July 31, 2004 was $112,951 as compared to $1,843,694 at July 31, 2003. This decrease was due to the net decrease from our operating, financing and investing activities as described below.

         Our net loss of $10,987,026 for fiscal year 2004 includes non-cash charges of $1,371,717 for depreciation and amortization, $3,842,107 for interest and finance expense and $98,175 for shares and warrants issued for services received. Decreases in non-cash working capital during this period amounted to $1,860,812. Non-cash working capital changes included increases in inventory, prepaid expenses and accounts payable and accrued liabilities and a decrease in receivables. An increase in inventory of $2,391,749 accounted for the most significant use of cash for working capital. This increase was primarily due to the procurement of components for production builds at Hyundai Autonet.

         During fiscal year 2004, we realized aggregate gross cash proceeds of $7,170,265 from financing activities as described below.

         On October 27, 2003, in order to encourage early exercise of a total of 10,769,231 warrants issued to the purchasers of our 7% convertible debentures, we offered to reduce the exercise price of the warrants from $0.2645 per share to $0.20 per share. The offer was open for acceptance by the warrant holders until November 4, 2003. In consideration of the warrant holders' agreement to immediately exercise their respective warrants, we offered to issue to the participating warrant holders one additional warrant for each warrant that was exercised. One of the warrant holders, Palisades Master Fund accepted our offer and exercised a total of 3,290,596 outstanding warrants at the reduced exercise price of $0.20 per share. On October 27, 2003, we issued a total of 3,290,596 five-year warrants to Palisades Master Fund, exercisable at an exercise price of $0.20 per share, resulting in gross proceeds of $658,119. The additional warrants were to be exercisable for a period of five years at an exercise price of $0.20 per share.

         On October 27, 2003, our former investment banker HPC Capital Management, also agreed to immediately exercise 194,000 outstanding common stock purchase warrants dated May 16, 2003, in consideration of receiving one additional five-year warrant with an exercise price of $0.20 per share for each warrant so exercised. Of the 194,000 warrants exercised by HPC Capital Management under this arrangement, 180,000 were exercised at an exercise price of $0.13 per share and 14,000 were exercised at an exercise price of $0.10 per share, resulting in gross proceeds of $24,800.

         On November 6, 2003, in order to encourage early exercise of the warrants by the remaining three warrant holders, we offered to reduce the exercise price of the remaining 7,478,635 warrants from $0.2645 per share to $0.1771 per share.

         On December 24, 2003, we closed a private placement of discounted unsecured convertible debentures in the aggregate principal amount of $3,493,590. We issued the convertible debentures at a 22% original issue discount from the face principal amount (based on a notional interest rate of 11% per annum for each year of the two-year term of the debentures), resulting in gross proceeds of $2,725,000, before the deduction of a $218,000 cash placement fee subsequently paid to HPC Capital Management and other expenses of the offering. The discounted convertible debentures do not otherwise bear interest, and will mature on April 1, 2006. The outstanding principal amount of each debenture may be converted at any time into shares of our common stock, in whole or in part, at the option of the holder of the debenture at an original set price of $0.22 per share. As a result of anti-dilution provisions, the conversion price was reduced to $0.028. The discounted convertible debentures are subject to mandatory redemption in equal monthly payments, payable in cash. We may elect to make the monthly redemption payments in shares of our common stock at a conversion price equal to the lesser of (i) the set price of $0.22 per share (subject to adjustment pursuant to the anti-dilution provisions contained in the debentures) and (ii) 85% of the average of the closing prices of our common stock for the 20 days immediately preceding the applicable monthly redemption date, provided that certain conditions are met, including the condition that the underlying shares of common stock will have been registered under the Securities Act of 1933, as amended.

         On February 5, 2004, we notified the holders of the discounted convertible debentures that we had elected to effect the first monthly redemption payment in shares, and that the election should continue for subsequent redemption periods until revised. One of the holders of the discounted convertible debentures exercised its right to receive its first monthly redemption payment, in the amount of $14,583, in cash.

         On April 28, 2004, we notified the debenture holders that we would make the monthly redemption payments in cash commencing June 1, 2004 until otherwise notified.

         On October 14, 2003, an employee exercised 79,400 employee stock options at $0.20 per stock option.

         On April 15, 2004, we received gross proceeds of $750,000 upon the issuance of an unsecured short-term promissory note to an accredited investor. The note bears interest at a rate of 8% per annum and is repayable within 120 days of issuance with accrued interest. As a commitment fee to loan us money, the holder of the note received $75,000.

         On April 30, 2004, 500,000 warrants were exercised at $0.104. Pursuant to the anti-dilution provisions contained in certain warrants, the exercise price of 25,290,153 outstanding warrants was reduced to $0.104 per share, which was the deemed price per share of the common stock that was issued to effect the April 1, 2004 redemption payment of our discounted convertible debentures maturing April 1, 2006.

         On May 19, 2004, we received gross proceeds of $750,000 upon the issuance of an unsecured short-term promissory note to an accredited investor. The note bears interest at a rate of 8% per annum and is repayable within 120 days of issuance with accrued interest. As a commitment fee to loan us money, the holder of the note received $75,000.

         On May 19, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP, an accredited investor, in connection with a 24-month, $15 million equity line of credit facility. The agreement contemplated the potential future issuance and sale of up to $15 million of our common stock to Cornell Capital Partners, subject to certain restrictions and other obligations. As the underlying shares have been registered with the SEC, we are able to request advances. As of July 31, 2004, we had drawn down $750,000. We have issued to Cornell Capital Partners 14,370,835 shares of common stock of which 10,861,220 were pursuant to three draw downs of $250,000 and 3,509,615 shares of common stock as a commitment fee under the equity line of credit. In addition, we have also issued, as a placement fee, 96,154 shares of our common stock to Newbridge Securities Corporation. On May 22, 2005, we terminated this standby Equity Distribution Agreement and replaced it with a new $30 million Standby Equity Distribution Agreement. On June 23, 2005, we terminated this standby Equity Distribution Agreement and replaced it with a new $160 million Standby Equity Distribution Agreement. Refer to "Description of Securities" for additional information regarding our equity line of credit.

         The net proceeds realized or to be realized by us from these transactions have and are to be used for debt repayment, working capital and the purchase of capital assets.

         During fiscal 2004, we also purchased certain capital assets at an aggregate cost of $446,780. The majority of these capital assets were sent to Hyundai Autonet in Korea to facilitate production of our aftermarket TPMS for passenger cars and motorcycles.

         We anticipate that we will require between $4.3 million and $11.7 million in financing through April 30, 2006 in order to continue in business as a going concern, the availability of which is uncertain.

         Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the annual consolidated financial statements for the fiscal year ended July 31, 2004, our independent auditors included additional comments in their Auditors' report indicating concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         The continuation of our business is dependent upon the conversion by certain holders of our outstanding convertible debentures into shares of our common stock or, if such conversions do not occur or are not sufficient to significantly decrease our outstanding repayment obligation, our ability to draw down on our $160 million equity line of credit, successful and sufficient market acceptance of our current products and any new products that we may introduce, the continuing successful development of our products and related technologies, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Future Operation

         Presently, our revenues are not sufficient to meet operating and capital expenses. We have incurred operating losses since inception, and this is likely to continue for the foreseeable future.

         We project a requirement for a minimum of $4,300,000 and a maximum of $11,700,000 million to fund our debt repayment, ongoing operating expenses and working capital requirements through April 30, 2006 as follows:

     Marketing                                    $  1,400,000     $ 1,800,000
     Engineering, research and development           1,600,000       2,000,000
     General and administrative                      2,000,000       2,400,000
     Capital Purchases                                  60,000         200,000
     Debt repayment(1)                                  91,726       5,689,306
     General Working Capital                          (851,726)       (389,306)
                                                  ------------     -----------
     TOTAL                                        $  4,300,000     $11,700,000
                                                  ============     ===========

(1) Assumes that we will not have to make monthly payments to holders of both the $1.5 million 5% convertible debenture and the 10% $20 million convertible debenture and that the debenture holders will convert their debentures to common shares. In addition, we have assumed that we can settle the outstanding litigation claim for between $91,726 and $110,071.

         Our working capital requirements are impacted by our inventory requirements and any potential loss in litigation above the $110,071 which we have recorded as a liability. Therefore, any increase in sales of our products will be accompanied not only by an increase in revenues, but also by an increase in our working capital requirements.

         The continuation of our business depends on the conversion by certain holders of our outstanding convertible debentures into shares of our common stock or, if such conversions do not occur or are not sufficient to significantly decrease our outstanding repayment obligation, our ability to draw down on our $160 million equity line of credit, successful and sufficient market acceptance of our current products and any new products that we may introduce, the continuing successful development of our products and related technologies and becoming a profitable business.

         As discussed above under the heading "Liquidity and Capital Resources," we plan to raise any additional capital required to meet the balance of our estimated funding requirements through April 30, 2006, primarily through the registration of additional shares of our common stock for issuance upon use of our $160 million Standby Equity Distribution Agreement entered into on June
23, 2005.

         The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Application of Critical Accounting Policies

         Our consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financials.

Going Concern

         As at April 30, 2005, we had an accumulated deficit of $72,634,863. Our net loss for the nine months ended April 30, 2005 was $11,794,574 compared to $8,118,581 for the nine months ended April 30, 2004. As of April 30, 2005, our stockholders' equity was $3,977,748 and we had working capital of $2,103,240.

         During the nine months ended April 30, 2005, we used $5,026,837 cash in operating activities and $28,918 to purchase capital assets. Accordingly, during the nine months ended April 30, 2005, we raised gross cash proceeds of $4,000,000 from the issuance of preferred shares, $3,152,999 from the issuance of convertible debentures, $2,725,000 from draw downs on our equity line of credit, $875,000 from the issuance of promissory notes, $153,811 from the exercise of stock options and $546,788 from the exercise of warrants. In addition, during May 2005, we raised gross proceeds of $1,500,000 from the issuance of a convertible debenture. Between April 25 and April 29, 2005, funds for $1,100,000 of the convertible debenture were placed in escrow with our legal counsel. From escrow, $457,999 was paid on April 27, 2005 to two debenture holders to redeem their convertible debentures.

         Although we have a $160 million Standby Equity Distribution
Agreement, there can be no assurance that we will be able to register shares. Our consolidated financial statements have been prepared on the going concern basis, which assumes that adequate sources of financing will be obtained as required and that our assets will be realized, and liabilities settled in the ordinary course of business. Accordingly, our consolidated financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

Inventory

         Inventory is carried at the lower of cost, determined on a weighted average cost method, and net realizable value. The determination of net realizable value is based on several assumptions and estimates. We provide an allowance that we consider to be reasonable for non-moving or slow moving inventory items and for items with expected future realizable value lower than cost. These assumptions and estimates may be inaccurate and may be revised.

         The markets in which we compete are rapidly changing due to technological developments and increasing focus on automotive safety. Other companies offer products similar to those offered by us, and target the same customers as we do. Many of these companies have substantially greater financial, marketing and technical resources. We also anticipate that the competition within these markets will increase as demand for the products escalates. It is possible that new competitors or alliances among existing competitors may emerge and such competitors may rapidly acquire significant market share and make it difficult for us to sell our current inventory. All of these elements could reduce the net realizable value of our inventory.

Warranty Obligations

         On an ongoing basis, we record our best estimate of our warranty obligations and product returns related to products sold. These estimates are made after the consideration of contractual warranty obligations and historical experience. Unforeseen events, including increased technological difficulties with products, could occur that have not been anticipated in estimating the warranty provision. Additional costs or estimates will be recognized as determined.

Revenue Recognition

         We recognize revenue when there is persuasive evidence of an arrangement, goods are shipped and title passes, collection is probable, and the fee is fixed or determinable. Customer acceptance is used as the criterion for revenue recognition when the product sold does not have an established sales history to allow management to reasonably estimate returns and future provisions. Provisions are established for estimated product returns and warranty costs at the time the revenue is recognized. We record deferred revenue when cash is received in advance of the revenue recognition criteria being met. Revenue from engineering services is recognized on services as they are rendered and pre-defined milestones are achieved. Engineering services revenue for the nine months ended April 30, 2005 were $0 (nine months ended April 30, 2004 - $96,079).

Other Assets

         Other assets are recorded at cost and are being amortized over five years on a straight-line basis. Other assets are comprised of licenses to manufacture and sell TPMSs to the OEMs. On an ongoing basis, management assesses whether the expected net recoverable amount of the licenses exceeds the book value of the licenses. The net recoverable amount is determined on a projected cash flow basis, discounted at an appropriate rate. In making our cash flow estimates, we consider recent market trends and transactions, as well as reasonable estimates of future events based on current economic characteristics. Although we expect to generate cash flow from sales to the OEM marketplace, it is possible that we will not generate cash flow from sales to the OEM marketplace in excess of net book value, or that we will generate cash flow from sales to the OEM market in future years after the other assets have been fully amortized.

Off-Balance Sheet Arrangements

         We have not entered into any transaction, agreement or other contractual arrangement with an entity unconsolidated with us under which we have:

     o   an obligation under a guarantee contract;

     o a retained or contingent interest in assets transferred to the unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to such entity for such assets;

     o an obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument; or

     o an obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by, and material to, us where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging, or research and development services with us.

                             DESCRIPTION OF BUSINESS

Overview

         We develop and market technically advanced tire pressure monitoring systems ("TPMSs") for the transportation and automotive industries. Our TPMSs are designed for improved vehicle safety, performance, reliability and fuel efficiency. Although, the majority of our revenues in our first six months ended January 31, 2005 were earned from the sale of TPMSs for passenger cars, sales of our motorcycle TPMS and recreational vehicle TPMS increased as a percentage of our overall revenues. During the fiscal year ended July 31, 2004, we earned revenues primarily from the sale of tire monitoring systems ("TMSs") for passenger cars. With the planned re-launch of our motorcycle TPMS in March 2005 and our June 2004 launch of our high pressure transmitters, we anticipate that there will be an increase in the percentage of our revenues from sales of our TPMS for the motorcycle, recreational, bus and truck markets during fiscal 2005.

         We have three wholly owned subsidiaries: SmarTire Technologies Inc., SmarTire USA Inc. and SmarTire Europe Limited. SmarTire Technologies Inc. was incorporated on June 3, 1988 under the laws of the Province of British Columbia, and was the original developer of our patented technology. SmarTire USA Inc., a Delaware corporation incorporated on May 16, 1997, is our exclusive marketing agency for SmarTire in North America. SmarTire Europe Limited, a United Kingdom corporation incorporated on February 25, 1998, is our exclusive sales and distribution operation for Europe.

         We are a "foreign private issuer", as such term is defined in Rule 3b-4 under the Securities Exchange Act of 1934. However, we have elected to file with the SEC the same reports that a domestic registrant would be required to file under section 13(a) of the Securities Exchange Act of 1934.

         Our vision is to become the preeminent provider of wireless sensing and control systems for the vehicle industry. Our vision may be extended to three basic types of systems: sensing, control and system applications.

Sensing Applications

         Our vision is to commercialize a wide array of sensors, compatible with our tire monitoring systems for the vehicle industry. We have developed a receiver module with Vansco that functions as a "wireless gateway". This module can wirelessly receive signals from up to 256 new sensors in addition to signals from tire pressure sensors. The data from these sensors can then be placed on the vehicle bus or on a display module. This ensures that the driver, maintenance group or monitoring agencies have access to the sensor data as required. In addition to tire pressure monitoring, customers would have the ability to access far more data on his vehicle. This translates to a higher value proposition to the customer, while giving us the ability to sell more products.

Control Applications

         A natural evolution of our product family is to use the "wireless gateway" module to not only receive signals from sensors but to act on the data received. It can do this by controlling other electronic control units ("ECUs") or mechanical devices directly in response to sensor data received.

         The basic premise is based on using sensors to interpret a condition and then have the "wireless gateway" module send a control signal to a device to perform a specified action based on the sensor output. For example, when the "wireless gateway" module receives data from a tire pressure sensor it could activate a "horn" to provide an audible warning if the data was outside of preset limits.

         The control applications require feedback from the element being controlled. In many cases this can be accomplished by one way communication to the controlled element with the feedback provided by the driver of the vehicle. An example of this would be the control or positioning of a mirror.

         In other situations, the feedback may be provided by the element being controlled. An example of this is a TPMS application in which the wireless gateway communicates with an engine ECU to limit the speed of the vehicle as air pressure decreases. For control applications, two way communications may be required to complete the control loop.

System Applications

         These are created by utilizing the information obtained from vehicle sensors to provide a total solution to the owner of a vehicle or fleet of vehicles. This means that the data generated by the sensors is gathered by the "wireless gateway" module and integrated with the overall maintenance and monitoring system utilized by the customer. This integration allows maintenance staff, purchasing, owners and drivers to access all relevant sensor information and warnings.

         An example of this type of system is a wireless drive-by kiosk that collects tire pressures from buses returning to a central garage at night. The tire pressures are sent wirelessly to a kiosk which sends the data to a computer system that processes the data and creates a work order for the maintenance crew to correct and check tire pressures only in those vehicles that require attention. This avoids checking the tire pressures of the whole fleet. Another advantage of this system is that basic warnings are provided to the driver in the event that a severe tire condition exists but detailed information is provided to maintenance so they can schedule corrective action quickly.

Corporate History

         We were incorporated under the laws of the Province of British Columbia as TTC/Truck Tech Corp. on September 8, 1987. We were initially formed to develop and market remote data sensing, transmission and processing products incorporating patented technologies to satisfy emerging market requirements in the transportation industry.

         Our company was continued under the Business Corporations Act (Yukon Territory) effective February 6, 2003. As a result, our Memorandum and Articles that constituted our constitutional documents while we were a British Columbia company have been superseded and replaced by Articles of Continuance filed with the Yukon Registrar of Corporations under section 190 of the Business Corporations Act (Yukon Territory) and Bylaw No. 1, being a bylaw adopted by our Board of Directors relating generally to the transaction of the business and affairs of our company. Our continuance as a Yukon corporation was approved by special resolution adopted by our shareholders at the annual and extraordinary general meeting held on December 12, 2002. Effective December 10, 2004, we filed a Certificate of Amendment with the Yukon Registrar of Corporations to our Articles of Incorporation to increase the number of our authorized shares of common stock from 300,000,000 shares to an unlimited number of shares. On March 18, 2005, we filed articles of amendment to our articles of incorporation which set forth all the rights and preferences of the series A 5% convertible preferred stock.

         On July 29, 1988, we acquired all of the issued and outstanding shares of Delta Transportation Products Ltd., and subsequently caused it to change its name to SmarTire Technologies Inc. effective June 3, 1998. Our initial product, based on technology developed by Delta Transportation Products Ltd., consisted of a wireless TMSs designed for large ore hauling trucks and wheeled loaders that are utilized in the mining industry.

         We completed our initial public offering on the Vancouver Stock Exchange (now the TSX Venture Exchange) on September 11, 1989. On April 13, 1995, we changed our name to UniComm Signal Inc. On December 24, 1997, we changed our name to SmarTire Systems Inc. and effected a reverse stock split pursuant to which our common stock was consolidated on a 1 for 8 basis. On December 16, 1998, our common stock commenced trading on the Nasdaq SmallCap Market. On March 12, 1999, we voluntarily delisted our common stock from trading on the Vancouver Stock Exchange. On May 28, 2003, our common stock ceased trading on the Nasdaq SmallCap Market and is now quoted on the OTC Bulletin Board.

         On December 6, 1996, we acquired the Low Tire Pressure Warning Division of EPIC Technologies, Inc. of Norwalk, Ohio. The assets that we acquired from EPIC Technologies included specialized testing equipment, patents and certain contractual rights, including the rights under a production program that EPIC had established with Ford Motor Company. Under that production program, the Low Tire Pressure Warning System that we acquired from EPIC Technologies was offered by Ford Motor Company as an option on Lincoln Continentals until the end of December 2001 when that particular model was discontinued.

         Our acquisition of EPIC Technologies' Low Tire Pressure Warning Division accelerated our entry into the passenger car market. Recognizing the emerging demand for TPMSs in passenger cars and light trucks, we modified the new car version of the technology that we had acquired from EPIC Technologies for use in existing vehicles. This product was launched into the automotive aftermarket in June 1997 to support the market introduction of run-flat tires. Automotive aftermarket products are sold as optional add-on products for automobiles and are produced by third-party suppliers such as our company. The aftermarket consists of retailers including tire retailers, automotive electronic stores and accessory shops, which sell products directly to consumers. Aftermarket products are distinguishable from OEM products that are sold as options offered directly by or through the manufacturer of the automobile. OEM products may be produced by third party suppliers as well, but are sold to automobile manufacturers rather than to end-users. The TPMS that we supplied to Ford Motor Company for use on Lincoln Continentals is an example of an OEM product.

         During 1997, Goodyear, Michelin and Bridgestone/Firestone approved our company's first generation TPMS for sale with run-flat or extended mobility tires. Run-flat tires allow drivers to drive up to 50 miles on a tire that has lost all of its air pressure. These tires perform so well without any air pressure that an approved TPMS is required with the purchase of each set. Otherwise the operator may unknowingly drive on the tire until it fails or is no longer repairable. TPMS for both run-flat and conventional tires are distributed as aftermarket products, primarily through independent tire dealers and distributors and automobile service centers.

         Our acquisition of EPIC's Technologies' Low Tire Pressure Warning Division also facilitated our entry into the motorsport market. Originally developed by EPIC Technologies and Penske Racing, our motorsport TPMS was distributed exclusively by Pi Research of Cambridge, England. It is widely used by Indy racing teams. We do not anticipate further sales of our motorsport TPMS to Pi Research as they now manufacture and market their own system.

         On April 20, 1998, we established a strategic alliance with TRW Inc., a large U.S.-based automotive parts supplier. The strategic alliance was founded on four agreements between the parties: an Equity Agreement, a Cooperation Engineering Agreement, an Original Equipment Manufacturer License Agreement and a Manufacturing Agreement. The agreements provided for joint engineering and development activities between the parties, and TRW was granted exclusive marketing and distribution rights for some of our products. In addition, TRW had exclusive rights in the original equipment market for any tire monitoring products that it developed jointly with us and we had exclusive rights in the automotive aftermarket.

         Effective August 31, 2001, we restructured our strategic alliance with TRW. As a result of the restructuring, most of the agreements that we had entered into with TRW in 1998 were cancelled. However, TRW retained its equity position in our company. By ending our collaboration with TRW in product development and by providing that neither we nor TRW will have exclusive rights to any products, the restructuring effectively provided us with immediate access to all levels of the global automotive and transportation industries.

         During May 2002 we entered into a non-binding Memorandum of Understanding with Visteon Corporation, a global supplier of products to the automotive industry, to develop and market tire monitoring solutions for the OEM market. Our Memorandum of Understanding matured into a formal agreement dated December 10, 2002 which contemplated collaboration between our company and Visteon to develop and market more advanced TPMSs for passenger vehicles and light trucks, and to jointly explore other opportunities for tire monitoring products such as the commercial vehicle market. Under the agreement, we also granted Visteon rights to manufacture some of our products. On July 16, 2003, we formally ended our relationship with Visteon Corporation.

         On September 24, 2002, we and Pirelli Pneumatici signed a Supply Agreement for TPMSs that measure the pressure and temperature of car, truck and motorcycle tires. The TPMSs are produced and tested by our company, and marketed and sold by Pirelli under the name X-PressureTM. The systems went on sale by the end of 2002 through Pirelli's tire distribution channels in Italy, Germany, United Kingdom, Spain and Switzerland. During October 2002, we made our first shipment to Pirelli under the Supply Agreement. Pirelli recently informed us that it does not intend to continue to sell our motorcycle TPMS.

         In December 2002, we entered into an eight-year supply commitment letter for TPMSs to be offered as part of the OEM package on certain vehicles produced by Aston Martin. We are committed to supply the systems in response to purchase orders submitted by Aston Martin from time to time. Aston Martin initially installed TPMSs on the V12 Vanquish. In September 2004, Aston Martin began purchasing TPMSs for installation on its DB9 model that went into production earlier in 2004.

         We completed the development and launch of our second generation TPMS for the passenger car and light truck market during the fiscal year ended July 31, 2001. We introduced our motorcycle TPMS for sale into the aftermarket in September 2002. In February 2004, we introduced a substantially improved second generation motorcycle TPMS. During May 2004 this product became commercially available and we began shipping it to our customers. In August 2004, we discovered that the sensor/transmitter may break during installation on the subset of motorcycle rims with curved rim surfaces when the strap is torqued to its required value. On September 14, 2004, we contacted the National Highway Traffic Safety Administration ("NHTSA") to determine if a Safety Defect and Non Compliance Report was required and we were advised that it was necessary. Our remedy for the defect was to recall 100% of affected sensor/transmitter items from the field and replace both recalled and inventory sensor/transmitters with sensor/transmitters previously manufactured by a different supplier that have been tested and known to use plastics that provide the required mechanical properties. Additionally we wish to ensure that transmitters are used only on rims with flat drop center wells (as originally designed for) and not curved. We took the following additional precautionary steps:

     o we added improved warnings and instruction sheets to new product as well as product in inventory at dealers and distributors that clarify flat rim drop center well application only; and

     o we removed TPMSs on motorcycles with rims with curved drop center wells.

We anticipate the cost of this recall will be approximately $67,000. Recall costs incurred to the end of April 2005 were $41,411. We have made a provision in accounts payable for the additional $25,589 that we anticipate incurring. In addition, we have developed a solution to enable us to sell our TPMSs on motorcycles with rims with curved drop center wells. We released this enhanced product during April 2005. To date, the response to the recall by our customers has been very positive. Although interest in the motorcycle product by existing and potential customers remains positive, it is difficult for us to predict what the volume of sales will be, as this will depend primarily on market acceptance.

         In February 2003, we signed a manufacturing, co-marketing and development agreement with Hyundai Autonet Company, Ltd. ("HACO") an established Korean automotive electronics supplier. Under this agreement, HACO and our company will co-develop, manufacture and distribute tire monitoring products to HACO original equipment vehicle manufacturers and the automotive aftermarket in Korea. The agreement provides for the payment to us by HACO of a total of $300,000 in fees, to cover the cost to develop a receiver and transmitter that can be used in the Korean and Japanese markets. Initial payments totaling $165,000 were made by HACO upon execution of our agreement, and the balance of $135,000 is payable upon the attainment of certain milestones including the completion of validation testing of these products and the launch of these products in South Korea. In November 2004, we received $67,500, reducing the balance due from HACO to $67,500. We originally expected to receive an ongoing revenue stream through the sales of proprietary components to HACO beginning in early 2004. Currently HACO is in process of product validation testing and is representing the product to domestic Korean OEM manufacturers. Revenues will begin to be realized if HACO wins supply agreements from its target customers.

         In October 2003, we signed a contract manufacturing services agreement with HACO. Under the terms of the agreement, HACO will manufacture our proprietary line of TPMSs for sale and distribution globally by SmarTire. HACO's tier one manufacturing status provides SmarTire the opportunity to compete on a worldwide basis with higher quality products, an increased volume capability and a more flexible cost structure.

         On September 8, 2003, we entered into an agreement in principle appointing Beijing Boom Technology Co. Ltd. as the "master distributor" of our TPMSs in mainland China. The agreement in principle led to a formal Master Distributor Agreement between us and Beijing Boom Technology dated October 17, 2003, which provides for an initial two-year term ending on October 9, 2005 and automatic renewal for successive one-year terms subject to termination by either party on giving 90 days' advance notice in writing. Beijing Boom Technology agreed to purchase over $1.5 million in aftermarket passenger car TPMSs at fixed intervals during the first year of the agreement.

         In order to maintain its status as our Master Distributor in China, Beijing Boom Technology must also purchase approximately $3.9 million in additional aftermarket passenger car TPMSs during the second year of the agreement. Per our agreement, Beijing Boom Technology was to also establish a network of certified dealers in all provinces of China by May 1, 2004. Although several dealers have been established, the milestone has not been reached. Beijing Boom Technology did not purchase a significant number of TPMSs during the nine months ended April 30, 2005, and it is experiencing difficulties penetrating the Chinese market.

         On June 3, 2004, in conjunction with our "master distributor" in China, Beijing Boom Technology, we finalized a major sales order with its exclusive dealer in Taiwan, Chu Chang International Ltd. ("CCIL"). The order was valued at approximately $5 million and was to be secured by an irrevocable letter of credit. To date, we have not shipped any product to CCIL as they have not provided us with an irrevocable letter of credit.

Government Regulations

         Our products are subject to regulation by the government agencies responsible for radio frequencies in each country that our TPMSs will be sold. For example, in the United States approval must be received from the Federal Communications Commission for each product. Some countries require additional governmental approvals in certain circumstances. For example, in the United Kingdom, all electronic equipment to be installed in emergency and police vehicles must be approved by the Vehicle Installation Development Group, a governmental body. Also, as a practical matter, certain non-governmental approvals may be necessary for market acceptance of our products in certain countries. For example, the approval of TUV (an independent testing company) is considered necessary to market our TPMSs in Germany.

         We believe that we have all of the necessary governmental approvals for our current TPMSs in our intended market countries. As each new TPMS is introduced to the market, we intend to apply for the necessary approvals.

         During our fiscal year ended July 31, 2001, the United States government enacted the Transportation Recall Enhancement, Accountability, and Documentation Act of 2000, commonly known as the TREAD Act. This new legislation was implemented to address perceived safety concerns resulting from poor tire maintenance, tread separation and tire blowouts. The TREAD Act, among other things, requires that the NHTSA, develop rules and regulations that require all new passenger cars, light trucks and multipurpose passenger vans sold after November 1, 2003 to have TPMSs installed as standard equipment. The TREAD Act requires that TPMSs must be capable of warning drivers if a tire is significantly under-inflated. The mandated rules and regulations were scheduled to be finalized in November 2001 for implementation in 2003.

         In July 2001, NHTSA published and circulated a Notice of Proposed Rule Making that included provisions related to the tire monitoring requirements of the TREAD Act. The Notice of Proposed Rule Making outlined the parameters of systems that the NHTSA would consider compliant with the legislation and the proposed periods for complying with the regulations. Two forms of tire monitoring technologies were to be considered:

     o Direct tire monitoring technologies are based on dedicated sensor/transmitters located within the cavity of the tire that are usually mounted on the wheel. The transmitter monitors and measures contained air pressure and temperature within each tire and wirelessly transmits this information to a receiver located in or around the instrument panel of the vehicle. Our products are an example of a direct system.

     o Indirect tire monitoring technologies typically work with the vehicle's anti-lock brake system. Most indirect TPMSs compare each wheel's rotational speed with the rotational speed of other wheels. If one tire becomes significantly under-inflated while the others remain at proper pressure, the indirect system eventually detects the problem because that wheel's rotational speed is on average slightly higher than that of other wheels.

         In the Notice of Proposed Rule Making, the NHTSA concluded that direct measurement systems have major advantages over indirect systems as they:

     o actually measure the pressure in each tire and can detect when any tire or combination of tires is under-inflated, including when all tires are under-inflated;

     o   operate while the vehicle is stationary;

     o are highly accurate and can detect small pressure losses, some even as low as one pound per square inch;

     o provide full time monitoring even when the vehicle is driven on bumpy roads, has mismatched tires or has a tire out of balance or alignment;

     o do not need substantial time to calibrate the system and reduce the very real possibility for human error; and

     o   can tell the operator which tire is under-inflated.

         On May 31, 2002, the NHTSA issued part one of a two-part final rule. Part one established a new Federal Motor Vehicle Safety Standard that required a TPMS be installed in passenger vehicles and light trucks to warn the driver when a tire is below specified pressure levels. During the first year of the implementation schedule, beginning November 1, 2003, at least 10% of each auto manufacturer's total production was to be equipped with TPMSs. This requirement increases was to increase to 35% during the second year, 65% by the third and 100% after October 31, 2006.

         Part one of the NHTSA final rule contemplated two compliance options during the period from November 1, 2003 to October 31, 2006. Under the first compliance option, a vehicle's TPMS must alert the driver if one or more tires, up to four tires, are 25% or more under-inflated. Under the second compliance option, a vehicle's TPMS must alert the driver if any of the vehicle's tires is 30% or more under-inflated. The second compliance option was adopted by the NHTSA because indirect TPMSs are currently not capable of meeting the stricter four-tire, 25% requirement under the first compliance option, and it was deemed appropriate to permit manufacturers to continue to use current indirect TPMSs while they work to improve those systems.

         At the time that it issued the first part of its final rule, the NHTSA announced that it would closely monitor the performance of indirect measurement TPMSs under the second compliance option. We initially expected the NHTSA to issue the second part of its final rule on or before March 1, 2005, and, at that time, to announce whether indirect TPMSs based on anti-lock brake systems would be a permissible compliance option under the TREAD Act after October 31, 2006. However, due to a Court of Appeals ruling discussed below, we no longer hold these expectations as to the timing and content of the second part of the final rule.

         Three not-for-profit advocacy organizations, Public Citizen, Inc., New York Public Interest Research Group and The Center for Auto Safety filed a petition in United States Court of Appeals for the Second Circuit seeking review of the NHTSA's final rule. The Secretary of Transportation was named as the respondent in the matter, and Alliance of Automobile Manufacturers was an intervener. On August 6, 2003, the United States Court of Appeals, Second Circuit, granted the petition for review, vacated the NHTSA's final rule, and remanded the matter to the NHTSA for further rulemaking proceedings in a manner consistent with the court decision.

         The court stated that the NHTSA decision to adopt the second compliance option was both contrary to law and arbitrary, but that the adoption of the first compliance option was appropriate. In coming to this conclusion, the court found that, according to the rule-making record, the one-tire, 30% under-inflation standard contemplated by the second compliance option would allow automakers to install indirect TPMSs that fail to warn drivers in approximately half of the instances in which tires are significantly under-inflated, and that the four-tire, 25% under-inflation standard contemplated by the first compliance option would prevent more injuries, save more lives and be more cost-effective.

         On September 10, 2004 the NHTSA issued a Notice of Proposed Rulemaking ("NPRM") document defining their current position. Comments on the proposed rulemaking were to be received on or before 60 days after date of publication of the NPRM in the Federal Register. The NHTSA proposed a new Federal Motor Vehicle Safety Standard requirement for four tire, 25% under-inflation detection. The rule proposed requirements for covered vehicles manufactured on or after September 1, 2005.

         On April 7, 2005 the NHTSA released their final rule. The NHTSA is proposing the lead time and phase in schedule described below.

         Compliance with the final rule is set to start on October 5, 2005. Subject to the special provisions discussed below, the phase-in schedule is as follows:

     o 20% of a vehicle manufacturer's light vehicle production is required to comply with the standard during the period from October 5, 2005, to August 31, 2006;

     o 70% must comply during the period from September 1, 2006 to August 31, 2007; and

     o 100% of all light vehicles built on or after September 1, 2007 must comply.

         However, the NHTSA has deferred vehicle manufacturers' compliance with the new system malfunction indicator light requirements until September 1, 2007. This requirement is discussed below.

         The NHTSA has also decided to encourage early compliance by permitting carry-forward and carry-back credits. Vehicle manufacturers can earn carry-forward credits for compliant vehicles produced in excess of the phase-in requirements that are manufactured between April 8, 2005 and the conclusion of the phase-in. However, beginning September 1, 2007, all covered vehicles would be required to comply with the standard, without regard to any earlier carry forward credits. It will not be permissible for a dealer to install tires on a new vehicle that would take the vehicle out of compliance with TPMS standard. With carry-back credits, manufacturers may defer compliance with a part or all of the certification requirements under the standard for the first period of the phase-in, provided they certify a correspondingly increased number of vehicles during the second period of the phase-in.

         Special provisions related to the phase-in include:

     o The NHTSA has excluded multi-stage manufacturers and alterers from the requirements of the phase-in and has extended by one year the time for compliance by those manufacturers (i.e., until September 1, 2008).

     o The final rule also excludes small volume manufacturers (i.e., manufacturers producing less than 5,000 vehicles for sale in the U.S. market in one year) from the phase-in, requiring vehicles produced by such manufacturers to comply with the standard on September 1, 2007.

         Requirements of the final rule are summarized as follows: New Federal Motor Vehicle Safety Standard 138 requires passenger cars, multi-purpose passenger vehicles, trucks, and buses with a gross vehicle weight rating of 4,536 kg (10,000 pounds) or less, except those with dual wheels on an axle, to be equipped with a TPMS to alert the driver when one or more of the vehicle's tires, up to a total of all four tires, is significantly under-inflated. Specifically, the TPMS must warn the driver when the pressure in one or more of the vehicle's tires is 25% or more below the vehicle manufacturer's recommended cold inflation pressure, or a minimum level of pressure specified in the standard, whichever pressure is higher. Under the new standard, if any tire drops below the standard's activation threshold, the TPMS is required to provide the low tire pressure warning by illuminating a yellow telltale within 20 minutes of additional travel within a speed range of 50-100 km/hr. This telltale must remain illuminated (and re-illuminate upon subsequent vehicle start-ups) until the under-inflation condition has been corrected.

         Some additional details of the final rule are as follows:

     o The TPMS to be used would be required to include a system malfunction indicator (provided either by a separate telltale or a combined low tire pressure/malfunction indicator telltale) that would alert the driver in situations in which the TPMS is unable to detect low tire pressure. This malfunction indicator is required to detect incompatible replacement tires, as well as other system faults. Similar to the low tire pressure warning, the system is required to trigger a TPMS malfunction warning telltale within 20 minutes of additional travel within a speed range of 50-100 km/hr after such a malfunction occurs. This malfunction indicator light telltale must remain illuminated (and re-illuminate upon subsequent vehicle start-ups) until the TPMS malfunction has been corrected.

     o A specific test course (i.e., the Southern loop of the tread wear test course, San Angelo, Texas), which is both objective and representative of a range of driving conditions, would be required to be used.

     o The TPMS would not be required to monitor the spare tire (if provided) either when it is stowed or when it is installed on the vehicle.

     o For vehicle's certified under the standard, vehicle manufacturers would be required to provide in the owners manual an explanation of the purpose of the low tire pressure warning telltale, the potential consequences of significantly under-inflated tires, the meaning of the telltale when it is illuminated, and what action the driver should take when the telltale is illuminated.

         On June 6, 2005, a lawsuit was filed in the U.S. Court of Appeals for the District of Columbia by Public Citizen, the Goodyear Tire & Rubber Company, Bridgestone Firestone North American Tire, Cooper Tire & Rubber Co., Pirelli and the Tire Industry Association.

         The plaintiffs allege that the NHTSA rule, issued in April 2005, doesn't require tire pressure monitoring systems to operate with replacement tires and that this is a dangerous omission given that an estimated 61 percent of passenger and 54 percent of light truck mileage occurs on replacement tires. Under the rule, a malfunction light will come on to alert motorists that the system is not working with the tires. The plaintiffs allege that not only would this undermine public confidence in the systems, but it would likely lead to consumers ignoring the warning light or having it disabled.

         Our direct measurement TPMS generally exceeds the standard for tire pressure monitoring established by the NHTSA. Accordingly, we believe the auto manufacturers must accelerate their implementation plans in order to meet these new NHTSA regulations, which will create additional opportunities to market our products to OEMs in the automobile industry. In addition, although the TREAD Act only applies to passenger automobiles, we believe that other motor vehicles, including medium and heavy trucks, buses and motorcycles will be impacted by this legislation in subsequent years. We also believe that compliance with the TREAD Act by European, Japanese, Chinese and other automakers will accelerate the adoption of TPMSs globally.

         It is difficult to predict the magnitude of the expected sales increase or the exact timing of the increase since our products will continue to face competition from other TPMSs manufactured by our competitors, and the timing of additional legislative initiatives on tire safety, if any, in the United States and abroad remains uncertain. We expect that as TPMSs become standard equipment for new passenger vehicles, demand for TPMSs as dealer installed options and aftermarket products will gradually decline.

Strategic Relationships

         Our strategy includes the establishment of alliances to assist in the development and marketing of our products and technologies. Key strategic alliances include:

         Hyundai Autonet Co. Ltd. On February 6, 2003, we signed an agreement with Hyundai Autonet Company ("HACO"), a leading Korean automotive electronics supplier, pursuant to which we and HACO have agreed to co-develop, manufacture and distribute TPMS products to the OEM market and the automotive aftermarket in Korea. Originally founded in 1985 as Hyundai Automotive Electronics Division, HACO is a subsidiary of the Hyundai Auto Group, a large Korean conglomerate of companies. HACO has been contracted by its sister company, Hyundai Motor Corporation, to develop commercial vehicle TPMSs.

         On October 17, 2003, we signed a contract manufacturing services agreement with HACO. Under the terms of the agreement, HACO will manufacture our proprietary line of TPMSs for sale and distribution globally by us. HACO's tier one manufacturing status will provide SmarTire the opportunity to compete on a worldwide basis with higher quality products, an increased volume capability and a more flexible cost structure.

         GE Nova Sensor. In 2004, our ASIS procurement strategy was refined to begin procuring the high pressure ASIS from GE Novasensor. Low pressure ASIS's would be purchased from both GE Nova Sensor and SensoNor.

         Alligator Ventilfabrik GmbH. On December 10, 1999, we entered into an agreement to develop valve stem designs and tire monitoring electronic packaging for new market applications and new tire monitoring technologies with Alligator Ventilfabrik GmbH ("Alligator"). Based in Giengen, Germany, Alligator currently supplies us with valve stems that allow the attachment of tire monitoring sensors inside the tire.

Product Development

         Our technology provides drivers with real time information regarding tire pressure and temperature changes. This information provides the consumer and commercial markets with improved vehicle safety, performance and fuel economy. Our products have been engineered and designed for universal application. The sensor/transmitter can be installed on virtually any tire and wheel combination. Each sensor/transmitter contains a custom ASIS. A receiver unit and optional display modules mounted in the vehicle provides appropriate alarm indications with optional graphical readout.

         The custom ASIS is a single micro-electronic package containing pressure and temperature sensing elements and a digital logic state machine that functions as the brains of the sensor/transmitter. This chip is robust in design, optimizes battery life and provides various modes of sensing and communicating that ensure faster transmission of data when problems occur. Packaged on a miniaturized circuit board with the ASIS are various components and our radio frequency technology. Using this wireless radio frequency technology, the data is transmitted through the tire to a remote receiver.

         Our products feature transmitter options providing different installation choices for various automotive applications. A strap-mounted transmitter attached to the wheel offers the most universal installation for a wide range of tire and wheel assemblies. A valve-mounted transmitter attached to the base of the valve offers an adjustable, secure in-tire installation for specific wheel/rim profiles. Once installed, the sensor/transmitters do not require ongoing maintenance. The sensor/transmitters communicate to remote receivers and the data is displayed inside the vehicle. We have developed three display options for the aftermarket (basic, integrated full function and remote full function) as well as telltale lights, switch blanks and digital displays for OEM and port of entry applications.

         We developed OEM passenger car solutions to support the level of demand that our management anticipates from potential customers in this market sector. The OEM transmitter features a 50% size and weight reduction over our current generation transmitter, as well as innovative new mounting options including bonding directly to the wheel as well as a more innovative valve mount approach. We are currently marketing our existing products to small and medium sized OEMs.

         We introduced our motorcycle TPMS for sale into the aftermarket in September 2002. We introduced a substantially improved second generation motorcycle TPMS at the Indy Motorcycle Dealers Show, held in Indianapolis, Indiana in mid-February 2004. During May 2004, this product became commercially available and we began shipping it to our customers. As discussed under "Corporate History" above, we encountered a component defect issue as well as an application issue with curved rims and initiated a recall in September 2004. We have corrected the component defect issue and are currently shipping TPMSs for motorcycles that address the issue of rims with curved drop center wells.

         On September 12, 2003, we entered into a development agreement with Vansco Ltd. This agreement provides for the merging of Vansco's vehicle communication expertise with our proven radio frequency technology to create a high sensitivity, weatherproof, J1939 controller area network ("CAN"), chassis-mounted receiver. The J1939 CAN is the most widely used communication standard in commercial vehicles today, allowing for multiplexing, receiving and transmitting of signals from various sources. When CAN technology is combined with our high pressure sensors, we anticipate that this joint development effort will result in a new TPMSs targeted directly at OEMs of commercial trucks, buses, agricultural, construction and recreational vehicles. In November, 2004, design validation testing and the initial pilot build of 300 units was completed. The product has completed design validation testing and has received regulatory radio approvals in Europe and North America. Production validation testing has now been completed. Vansco has now begun to manufacture the product for us. This product will be supplied to both Motor Coach Industries and New Flyer as lead customers, starting in the fall of 2005.

         Our recreational vehicle and bus TPMSs consist of strap mounted transmitters mounted inside the tires, rugged receivers mounted in the cab or on the chassis, stand alone graphical displays or warning lights, and antennas mounted on the chassis. Our system can also be integrated with existing OEM in vehicle displays.

         On October 10, 2003 we entered into a Co-Marketing and Development Agreement with Haldex Brake Products Ltd., and a related Supply Agreement with Haldex Brake Products. Under the terms of the Co-Marketing and Development Agreement, we were to engage in a joint development program to integrate our TPMSs with Haldex's Brake Product's brake systems, with the view to creating a commercial high pressure TPMS for marketing and resale by Haldex Brake Products. We anticipated that any new products that result from our collaboration with Haldex Brake Products would be targeted at both OEMs and aftermarket applications for trailers. As Haldex requested a hold in the joint development program until the end of October 2005 due to a lack of technical resources on their part and the fact that the agreement between our companies has changed scope considerably since we began this program, we have asked for a release from the current contract which we believe should be terminated shortly. If in October 2005 there is a new viable joint venture, we and Haldex will re-visit the agreement at that time and decide if we will enter into a new joint development program.

         During July 2004, we successfully completed the initial prototype test phase of a new battery-less tire pressure and temperature monitoring system. With the automotive industry in search of a tire monitoring technology that does not rely on batteries, we believe that our next generation of tire monitoring systems could set a new standard.

         Current tire monitoring systems use battery power to transmit pressure and temperature information from sensors inside the tires to a receiver located within the vehicle. Our new technology involves a passive sensor inside each tire that is energized by an antenna located within each wheel arch. It offers significant improvements over current battery powered tire monitoring technologies. Elimination of the battery in the sensor greatly reduces its weight, size and cost. Sensor life and reliability are increased and battery disposal issues are eliminated, creating an environmentally "green" solution. This new approach to tire monitoring allows tires to be rotated or changed without re-programming the system. It also tracks tire revolutions, a critical variable in predicting tire life.

Marketing

         Our subsidiaries, SmarTire USA and SmarTire Europe, were established to market our tire monitoring system ("TMS") products. SmarTire USA and SmarTire Europe were mandated to establish a distribution network for the automotive aftermarket including the supporting sales and support infrastructure and to create OEM opportunities with automotive manufacturers.

         As a result of the enactment of the TREAD Act and the restructuring of our strategic alliance with TRW, we have substantially changed our marketing strategy to take advantage of OEM business for vehicles manufactured or imported into the United States. We expect that, as TPMSs become standard equipment for new passenger vehicles in the United States over the next few years, demand for TPMSs will increase on a worldwide basis.

         With the implementation of the TREAD Act, we expect that demand for tire monitoring technology will be initiated by the big three United States automakers: General Motors, DaimlerChrysler and Ford. Some European automotive groups have already used tire monitoring as a means to add value and differentiate models. Due to the large volume of import vehicles to the United States, it is expected that the 30 different automakers in Europe plus the 12 from Asia will meet the TREAD Act requirements for North America. Adding tire monitoring to domestic European and Asian vehicles would trigger a much larger demand for TPMSs than was anticipated prior to introduction of the TREAD Act.

         Our current marketing strategy is to focus on sales of our TPMSs for OEM applications in all market sectors: passenger cars, light trucks, motorcycles, recreational vehicles, commercial and industrial applications. In approaching the OEM market, we expect to position ourselves as a complete system and associated technology provider. Our strategy is to provide high quality products to the OEM market which incorporate the highest level of technology possible, at a competitive price.

         While we expect that the greatest demand for TPMSs in the United States will be at the OEM level for passenger vehicles and commercial vehicles, we will continue to market our products through installation at either the new car dealer or port-of-entry level. We refer to this opportunity as car accessory programs and motorcycle accessory programs. These programs may be used to provide an OEM quality product that is not installed at the factory. Car and motorcycle accessory programs opportunities also exist in Europe due to the number and diversity of automakers.

Competition

         Tire monitoring products can generally be divided between two basic types: direct technology and indirect monitoring technologies. As described in the National Highway Traffic Safety Administration's report, and discussed above under the heading "Description of Business - Government Regulations," direct tire monitoring technology such as that employed in our products currently provides substantial advantages over indirect monitoring technology. However, several of our competitors and potential competitors have long and established relationships with automobile OEMs and suppliers, which may make it difficult for us to compete in the OEM market. Additionally, automobile manufacturers may elect to develop their own TPMS to comply with the TREAD Act.

         Our main competitors with respect to direct TPMS include the following:

         Schrader Bridgeport claims to be the world's largest producer of tire valves and tire-pressure measurement equipment with over $140 million in annual sales. Schrader has been in the passenger car TPMS market since 1996 and their systems have been used by various OEMs. As a transmitter supplier, Schrader has mainly teamed with separate receiver suppliers to acquire OEM contracts. Current TPMS business appears to be restricted to the passenger car OEMs.

         BorgWarner acquired BERU in February 2005. Beru previously acquired Doduco and its tire monitoring technology. The company has been supplying TPMSs primarily as an option to vehicle manufacturers based mainly in Germany. To our knowledge, the system requires the use of transmitters attached to the valve stem (inside the tire/wheel assembly), receiving antennas at each of the wheel wells, wiring harness for conveying data to the receiver and some form of in-dash display. This system has been developed primarily for the OEM market for passenger car applications. BorgWarner has recently started promoting a commercial vehicle TPMS.

         Pacific Industrial Co. Ltd., a Japanese company, has developed a product that measures the air pressure in each tire and sends the data to a receiver mounted inside a vehicle. The products are available on a few vehicles manufactured in Asia, some of which are imported into North America. We believe that Pacific Industrial's products resemble the BorgWarner approach to tire monitoring with additional antennas and wiring harnesses.

         TRW Automotive U.S. LLC is a producer of safety and security systems for the global automotive market. It supplies advanced technology products and services to the automotive markets. From December 1998 to August 2001, we and TRW jointly developed advanced tire monitoring technology and each has access to this technology, which encompasses some of our current products. During this period, we and TRW jointly developed a common application specific integrated sensor chip which we use for some of our existing products.

         Siemens Automotive AG is a producer and large supplier of high-tech automotive electronic systems. Siemens Automotive's product portfolio focuses on electronic modules and systems including anti-lock brake systems and airbag electronics. Siemens Automotive has entered the market and offers direct TPMSs to OEMs.

         Wabco is a producer of ABS braking products for the commercial vehicle industry. Wabco jointly developed their IVTM system with Michelin for commercial vehicles. The system consists of externally mounted wheel-fitted modules which regularly measure and transmit tire inflation pressure, via an electronic control unit, to an in-cabin dashboard display monitor. Equipped with visual and acoustic warning signals, the display can warn drivers of abnormally low tire pressure, slow leaks and punctures. The advantage of our system is it measures temperature as well as pressure.

Indirect Competition

         For passenger cars, there are several indirect monitoring or anti-lock brake systems, either available on the market or in prototype stages. To our knowledge, none of these prototype systems currently meet the proposed guidelines set out in the September 10, 2004 NHTSA's Notice of Proposed Rule Making. Given the substantial advantages of direct monitoring technology, we do not believe that indirect monitoring technology will be a significant competitor in the short term. However, it is likely that the performance of indirect TPMSs will continue to improve, and they will likely benefit from the fact that they are the least expensive way of complying with TPMSs standard for vehicles already equipped with anti-lock braking systems.

         For commercial vehicles, there are a number of companies that are marketing tire inflation systems into the commercial trailer market. While these systems do not provide tire monitoring systems information to the driver, they utilize the air lines in the trailer to supply air pressure to a tire that is experiencing an air loss. This allows the driver to continue to operate the vehicle if the system can provide enough air to the tires to keep them inflated. This system is not available on the tractor or truck unit itself.

         One potential future development that could affect the market for both passenger car and commercial vehicle tire monitoring is the development of a "smart chip". This is a computer chip that could transmit data and would be manufactured into tires. We believe that Goodyear and Bridgestone/Firestone have both completed some development of such a computer chip.

Raw Materials and Principal Suppliers

         We contract the manufacture of our products to third parties. These manufacturers normally provide turnkey operations whereby the manufacturer is responsible for purchasing the component parts for our TPMSs. Presently, we purchase component parts and deliver them to our contract manufacturer. We also purchase component parts on our own account for engineering and prototype development purposes. Certain of the components and raw materials used in our products are difficult to obtain and/or require purchase commitments far in advance of the manufacturing date. At present, our relationships with our current suppliers are generally good and we expect that the suppliers will be able to meet the anticipated demand for our products through fiscal year 2005.

Dependence on Certain Customers

         Due to our early stage development and the early stage development of the TPMS market in general, we are still dependent on major customers. During our first nine months of fiscal 2005 we earned 38% of our revenue from Aston Martin. We expect that this dependence will be reduced as we start to realize sales through our relationships with new customers and through our strategic alliances, including our alliance with Hyundai Autonet.

Proprietary Protection

         Our intellectual property is important to protecting our competitive advantage and expanding our TPMSs market share. We rely on a combination of patents, trade secret laws, confidentiality procedures and contractual provisions to protect our intellectual property.

         We hold several patents for our current technologies, which are listed below:

          o United States Patent 5,231,872 addresses the technology in our tire monitoring product. It was issued on August 3, 1993 and expires August 3, 2010.

          o United States Patent 5,285,189 addresses the technology in our abnormal tire condition warning system. It was issued on February 8, 1994 and expires February 8, 2011. We purchased this patent from EPIC Technologies, Inc. in December 1996.

          o United States Patent 5,335,540 addresses the technology in our tire monitoring product. It was issued on August 9, 1994 and expires August 9, 2011.

          o United States Patent 5,559,484 addresses certain technology in our data logging tire monitor with condition predictive capabilities and integrity checking. It was issued on September 24, 1996 and expires September 24, 2013. We purchased this patent from EPIC Technologies in December 1996.

          o United States Patent 5,945,908 addresses certain other technology in our data logging tire monitor with condition predictive capabilities and integrity checking. It was issued on August 31, 1999 and expires on August 31, 2016. We purchased this patent from EPIC Technologies in December 1996.

          o United States Patent 6,357,883 addresses the technology for a wheel component with a cavity for mounting a housing for measurement apparatus. It was issued on March 19, 2002 and expires March 19, 2019.

          o United States Patent 6,805,000 addresses the technology for a wheel component with a cavity for mounting a housing for measurement apparatus. It was issued on October 25, 2004 and expires October 25, 2021.

         In addition to our patents, we also have access to a number of other patents under our license agreements with TRW.

         We restructured our strategic alliance with TRW effective August 31, 2001. As part of the restructuring, we received a royalty-free license from TRW to utilize technology developed during the term of the Cooperative Engineering Agreement that is patented, now or in the future, by TRW. We have granted a parallel royalty-free license to TRW.

Research and Development

         We spent the following amounts on engineering, research and development activities during the fiscal years ended July 31, 2004, 2003 and 2002:

                     2004                    $1,654,690
                     2003                    $1,177,935
                     2002                    $1,727,606

         These expenses were incurred in the development of our TPMS products. We expect that our annual research and development expenses will approximate the costs incurred in fiscal 2002 and fiscal 2004 as we work to integrate our current products into automobile platforms of various OEMs seeking to satisfy the TREAD Act requirements, and as we complete work on other products for customers that require application engineering as well as products that are currently in development.

Employees

         As of June 30, 2005, we had 48 full-time employees, 13 of whom are in marketing, 24 of whom are in engineering, research and development and 11 of whom are administrative and executive personnel and two contract employees in administration. There is no collective bargaining agreement in place.

Costs and Effects of Compliance with Environmental Laws

         There are no material costs or effects of complying with environmental laws.

Facilities

         Our principal executive offices are located at #150 - 13151 Vanier Place, Richmond, British Columbia, V6V 2J1. On March 23, 2005, we extended the term of our lease to August 31, 2010 and expanded our 15,364 square foot facility by approximately 4,000 square feet. The lease modification includes a CDN$100,000 tenant improvement allowance. We have the right to terminate the lease on September 1, 2008 provided that we are not in default on our obligations under the lease and we provide 180 days' prior written notice to our landlord. This facility consists of an office and administration area, an engineering department, a prototype production facility and a warehouse.

         Our subsidiary, SmarTire Europe Limited, leases a 9,069 square foot facility at Park 34, Didcot, Oxfordshire, United Kingdom OX11 7WB for a 15 year term ending February 20, 2016. This facility consists of an office and administration area and a warehousing area.

         We expect that our current facilities will be sufficient for the foreseeable future. To the extent that we require additional space in the near future, we believe that we will be able to secure additional leased facilities at commercially reasonable rates.

Legal Proceedings

         On April 21, 2005, Bristol Investment Fund, Ltd., a holder of our discounted debentures in the amount of $91,726, commenced a lawsuit in the Supreme Court of New York against us, essentially alleging that we wrongfully refused to honor its request to convert the debt into 9,268,875 shares of our common stock. The lawsuit seeks an order compelling us to issue the foregoing shares and for damages and attorneys fees. The Court heard argument on a motion for preliminary injunction requiring us to issue the shares on May 5, 2005 and has not yet ruled on the motion. On June 6, 2005, we filed an Answer, Affirmative Defenses and Counterclaims, denying liability to the debenture holder and seeking damages from the debenture holder on account of its prior, wrongful conduct. The parties have not conducted any written discovery or taken any depositions; however, on June 27, 2005, Bristol Investment Fund filed Plaintiff's First Request for Documents with the Court, and we must respond to this request on or before July 31, 2005. In light of the status of the case, which is in its initial phases and the fact that there has not been any discovery, we cannot determine the outcome of the legal action. If Bristol Investment Fund prevails, all outstanding 8% and discounted convertible debentures will become convertible into shares of our common stock at a conversion price of $0.01 per share.

                                   MANAGEMENT

Executive Officers and Directors

         The following table shows the positions held by our board of directors and executive officers, and their ages as of June 30, 2005:

Name                     Age     Position
----                     ---     --------
William Cronin           58      Director
Martin Gannon            53      Director
Johnny Christiansen      50      Director
Robert Rudman            58      Director, Chairman of the Board
Al Kozak                 56      Director, President and Chief Executive Officer
Jeff Finkelstein         44      Chief Financial Officer
Erwin Bartz              44      Vice President, Business Development
Shawn Lammers            38      Vice President, Engineering

Business Experience

         The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

         William Cronin has been a director since June, 2001 and previously served as a director from November 17, 1995 to April 25, 1998. Since 1986, Mr. Cronin has been the owner of Madison Financial Services, a registered investment adviser firm located in Madison, Connecticut, specializing in tax, pension investing planning strategies and portfolio management.

         Martin Gannon joined our company as a director on February 3, 2003. Mr. Gannon has been a Certified Public Accountant since 1973. He has been a partner and the vice president of the accounting firm of Barron Gannon & Co., P.C. since 1982. In his advisory role to his clientele, he has assisted companies from their inception to maturity.

         Johnny Christiansen joined our company as a director on August 14, 2003. Mr. Christiansen resides in Norway and has served as a consultant for various private companies since 2003. He has a strong knowledge of our business and industry as he served as the President of SensoNor asa from 1999-2002. SensoNor is a Norwegian company and a leading provider of tire monitoring, airbag and rollover sensors for the automotive industry. During Mr. Christiansen's tenure as its President, SensoNor raised more than $100 million in financing and signed contracts for more than $400 million. Before 1999, Mr. Christiansen served as a director of various companies, including Davis AS, Kongsberg Norcontrol Systems, Norcontrol Training AS and Norcontrol Automation AS.

         Robert Rudman has been a director since September, 1993. Mr. Rudman joined our company in March, 1993 as the Chief Financial Officer after serving as an independent financial consultant for several months. He was appointed Chief Executive Officer of our company on January 19, 1996, and served as President from January 19, 1996 to June 4, 1999, when he was appointed Chairman of the Board. Mr. Rudman was reappointed President of our company effective April 1, 2000. On June 30, 2005 he resigned as President and Chief Executive Officer and entered into a consulting agreement with our company. He is a Chartered Accountant with 15 years of experience assisting public companies listed primarily on the Vancouver Stock Exchange (now the TSX Venture Exchange). Prior to joining our company, Mr. Rudman was manager of a California-based sales contract financing firm. Previously, he was a partner in a consulting firm providing professional assistance to publicly traded companies. Mr. Rudman became a Chartered Accountant in 1974 and worked with Laventhol & Horwath and Price Waterhouse & Co. in Winnipeg, Manitoba.

         Jeff Finkelstein was formally appointed as our Chief Financial Officer in October 2002. He is a Chartered Accountant and is responsible for all financial and related functions for our company, including finance, treasury, accounting, taxation, legal, management information systems and administration. Mr. Finkelstein was promoted to Acting Chief Financial Officer of our company in May 2002, and served as our controller since February 22, 1999. From 1996 to 1999, he served as controller of Golden Knight Resources Inc., a Toronto Stock Exchange listed public company, and Silver Standard Resources, a Nasdaq listed public company.

         Erwin Bartz was appointed Vice President of Business Development in August 2003. He has overall responsibility for defining product strategies and roadmaps as well as developing strategic alliances. He was formerly our Director, Technical Operations since January 2001 with responsibility for overall technical operations including engineering and manufacturing. Mr. Bartz is a Professional Engineer with 19 years of engineering experience. Prior to joining our company, Mr. Bartz spent ten years as Manager of Engineering and Manufacturing at Finning (Canada), the Caterpillar dealer for British Columbia, Alberta, United Kingdom and Chile, with corporate responsibility for engineering, product review, heavy manufacturing and new equipment preparation.

         Al Kozak joined us as Chief Operating Officer on May 1, 2002. He was subsequently appointed to our Board of Directors on November 20, 2002. On June 30, 2005, Mr. Kozak was appointed as President and Chief Executive Officer. Mr. Kozak is a seasoned executive with strong operational management and business development experience in fast-paced, high growth, technology companies. From May 2000 to April 2001, Mr. Kozak was the President and founder of Siwash Ventures where he assembled an advisory board of senior executives from the Vancouver area to analyze and recommend investment and business development strategies to technology companies. From 1992 to 1998 he held the position of President with Digital Courier International, Inc., an industry extranet that networked over 7,000 radio stations, 1500 advertising and 400 production facilities. Following the sale by Digital Courier International of its assets and technology to Digital Generations Systems Inc. in 1998, Mr. Kozak was appointed by Digital Generations Systems as its VP, Marketing and Business Development and served in that capacity for two years.

         Shawn Lammers has been with us since our inception in 1987. He currently serves as the Vice President Engineering and is responsible for the development of the patented remote sensing technology utilized in SmarTire's products. He has been the chief engineer in respect to the design, development and production of our passenger car tire monitoring system, the commercial vehicle tire monitoring system and the industrial equipment tire monitoring systems. He has developed software for MS-DOS, Windows, UNIX Workstations and Amiga platforms.

         The directors of our Company are elected at each annual general meeting and hold office until the next annual general meeting or until their successors are appointed.

Family Relationships

         There are no family relationships between any of our directors or executive officers.

Involvement In Certain Legal Proceedings

         None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

          o any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

          o any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

          o being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

          o being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee Financial Expert.

         Our Board of Directors has determined that Martin Gannon, a member of the audit committee, qualifies as an "audit committee financial expert" as such term is defined by Regulation S-B of the Securities Exchange Act of 1934, as amended. Our Board of Directors has also determined that Mr. Gannon is independent as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

         Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the year ended July 31, 2004, all filing requirements applicable to our executive officers and directors and greater than 10% shareholders were complied with.

Code of Ethics

         The Company has a Code of Business Conduct and Ethics Compliance Program which was approved and adopted by our Board of Directors on October 3, 2003.

Executive Compensation

         The following table sets forth, for the years indicated, particulars of compensation awarded to, earned by or paid to:

          o   our chief executive officer (the "CEO");

          o each of our four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed fiscal year and whose total salary and bonus exceeds $100,000 per year; and

          o any additional individuals for whom disclosure would have been provided immediately above but for the fact that the individual was not serving as an executive officer of our company at the end of the most recently completed fiscal year; (the "Named Executive Officers") are set out in the summary compensation table below.

During fiscal 2004, six individuals served as our executive officers at various times: Robert Rudman, Al Kozak, Jeff Finkelstein, Erwin Bartz, Shawn Lammers, and John Taylor-Wilson. Mr. Finkelstein earned less than $100,000 in total salary and bonuses during fiscal 2004, and, therefore, is not considered a "Named Executive Officer."

                           Summary Compensation Table

                           Annual Compensation                         Long Term Compensation

                                                                          Awards                          Payouts

Name and Principal    Year      Salary        Bonus     Other Annual   Restricted   Securities     LTIP       All Other
     Position                                           Compensation(1)   Stock     Underlying    Payouts    Compensation
                                                                         Awards     Options/SARs
                                                                                    Granted (#)
-------------------- -------- ------------ ------------ -------------- ------------ ------------ ----------- ------------
Robert Rudman         2004     $217,478       None          None          None       1,079,500      None        None
President,
Chairman and Chief    2003     $194,543       None          None          None        232,000       None        None
Executive Officer
                      2002     $185,377       None          None          None        90,000        None        None

-------------------- -------- ------------ ------------ -------------- ------------ ------------ ----------- ------------
Al Kozak              2004     $164,983       None          None          None        683,000       None        None
Chief Operating
Officer               2003     $147,585       None          None          None        111,000       None        None

-------------------- -------- ------------ ------------ -------------- ------------ ------------ ----------- ------------
Erwin Bartz           2004     $121,113       None          None          None        390,000       None        None
Vice President,
Business              2003     $108,341       None          None          None        55,000        None      $5,826(2)
Development

-------------------- -------- ------------ ------------ -------------- ------------ ------------ ----------- ------------
Shawn Lammers         2004     $108,739       None          None          None        332,600       None        None
Vice President,
Engineering           2003      $94,589       None          None          None        15,100        None        None

                      2002      $86,296       None          None          None        10,000        None        None

-------------------- -------- ------------ ------------ -------------- ------------ ------------ ----------- ------------
John Taylor-Wilson    2004     $102,576       None          None          None        450,000       None      $5,229(3)

-------------------- -------- ------------ ------------ -------------- ------------ ------------ ----------- ------------

* The average of the closing foreign exchange rates for fiscal 2004, as calculated by using the reported daily rates posted by the Federal Reserve Bank of New York, was CDN$1.3386 to every US$1.00. For the purposes of this table, executive compensation paid in Canadian currency to the Named Executive Officers has been converted into United States currency at the rate of CDN$1.3386 to every US$1.00

(1) The value of perquisites and other personal benefits, securities and property for the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

(2) Mr. Bartz earned sales commissions of $5,826 in fiscal 2003.

(3) Mr. Taylor-Wilson earned sales commissions of $5,229 in fiscal 2004.

         The following table sets forth for each of the Named Executive Officers certain information concerning stock options granted to them during fiscal year 2005. We have never issued stock appreciation rights. We grant options that generally vest immediately at an exercise price equal to the fair market value of a share of common stock as determined by its closing price on the OTC Bulletin Board. Until May 28, 2003, the exercise price was determined by its closing price on the Nasdaq SmallCap Market. The term of each option granted is generally five years from the date of grant. Options may terminate before their expiration dates if the optionee's status as an employee is terminated or upon the optionee's death or disability.

Options/SAR Grants in the Last Fiscal Year*

                          Number of Securities         % of Total
          Name                 Underlying         Options/SARS Granted      Exercise Price         Expiration Date
                          Options/SARS Granted      to Employees in            ($/share)
                                   (#)                Fiscal Year
----------------------------------------------------------------------------------------------------------------------
Robert Rudman                   5,840,000                14.41%                  $0.03          December 19, 2009

Al Kozak                        4,540,000                11.20%                  $0.03          December 19, 2009

Erwin Bartz                     3,000,000                7.40%                   $0.03          December 19, 2009

Shawn Lammers                   3,000,000                7.40%                   $0.03          December 19, 2009

Jeff Finkelstein                3,000,000                7.40%                   $0.03          December 19, 2009

* True as of June 30, 2005. We are on an August 1st to July 31st fiscal year.

         The following table sets forth for each Named Executive Officer certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of July 31, 2005. The values for "in-the-money" options are calculated by determining the difference between the fair market value of the securities underlying the options as of June 30, 2005 ($0.142 per share) and the exercise price of the individual's options. No Named Executive Officer exercised options during fiscal 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year* and FY-End Option/SAR
Values

Name                    Shares      Value        Number of Securities           Value of Unexercised
                     Acquired on   Realized     Underlying Unexercised      In-the-Money Options/SARs at
                     Exercise (#)     ($)     Options/SARs at FY-End (#)             FY-End* ($)

                                               Exercisable/Unexercisable      Exercisable/Unexercisable
----------------------------------------------------------------------------------------------------------------------

Robert Rudman            None        None             3,555,000                        654,080

                                                      3,555,000                   None Exercisable
                                                     Exercisable

Al Kozak                 None        None             5,466,000                        508,480

                                                      5,466,000                   None Exercisable
                                                     Exercisable

Erwin Bartz              None        None             3,555,000                        336,000

                                                      3,555,000                   None Exercisable
                                                     Exercisable

Shawn Lammers            None        None             3,392,700                        336,000

                                                      3,392,700                   None Exercisable
                                                     Exercisable

Jeff Finkelstein         None        None             3,417,200                        336,000

                                                      3,417,200                   None Exercisable
                                                     Exercisable

* True as of June 30, 2005. We are on an August 1st to July 31st fiscal year.

Employment Contracts and Termination of Employment and Change in Control Arrangements

         On June 30, 2005, Robert Rudman resigned from his position as our President and Chief Executive Officer. He remains Chairman of our Board of Directors and has entered into a consulting agreement, dated as of June 30, 2005, with us. Pursuant to the consulting agreement, Mr. Rudman will provide certain specified consulting services to us for a monthly fee of $20,000. The consulting agreement will terminate on June 30, 2006 unless renewed by mutual agreement of the parties.

         Effective January 3, 2001, our Board of Directors approved a new management agreement with Erwin Bartz that calls for payment of a base salary of CDN$150,000 (approximately $122,000) per annum subject to increase from time to time plus incentive compensation as determined by our incentive compensation plan. Effective August 1, 2001, Mr. Bartz's salary was increased to CDN$155,000 (approximately $126,000) per annum. Effective August 1, 2002, Mr. Bartz's salary was increased to CDN$161,500 (approximately $131,000) per annum plus a commission based on sales to and margins in the passenger car vehicle market. Our incentive compensation plan expired on July 31, 2002. The agreement with Mr. Bartz requires us to pay a termination allowance in the event of the termination of Mr. Bartz' employment other than for just cause. The termination allowance is equal to the annual salary. On February 3, 2005, we amended Mr. Bartz's management agreement whereby in the event that the employment of Mr. Bartz is terminated within 12 months of an acquisition, hostile takeover or merger, and the termination is without cause, we, at our option, will either (i) pay upon termination an amount equal to the salary payable to Mr. Bartz of one year from the date of termination plus one month for each year of employment up to a maximum of two years or (ii) pay upon termination an amount equal to the salary payable on the termination date.

         Effective August 1, 1999, our Board of Directors approved a new management agreement with Shawn Lammers, which calls for payment of a base salary of CDN$120,000 (approximately $98,000) per annum subject to increase from time to time plus incentive compensation as determined by our incentive compensation plan. Effective August 1, 2000, Mr. Lammers' salary was increased to CDN$127,200 (approximately $103,000) per annum. Effective August 1, 2001, Mr. Lammers' salary was increased to CDN$135,000 (approximately $110,000) per annum. Effective August 1, 2002, Mr. Lammers' salary was increased to CDN$141,000 (approximately $115,000) per annum. Effective August 1, 2003, Mr. Lammers' salary was increased to CDN$145,000 (approximately $118,000) per annum. Effective December 6, 2003, Mr. Lammers' salary was increased to CDN$152,000 (approximately $124,000) per annum. Our incentive compensation plan expired on July 31, 2002. The agreement with Mr. Lammers requires us to pay a termination allowance in the event of the termination of Mr. Lammers' employment other than for just cause. The termination allowance is equal to the annual salary. On February 3, 2005 we amended Mr. Lammers' management agreement whereby in the event that the employment of Mr. Lammers is terminated within 12 months of an acquisition, hostile takeover or merger, and the termination is without cause, we, at our option, will either (i) pay upon termination an amount equal to the salary payable to Mr. Lammers of one year from the date of termination plus one month for each year of employment up to a maximum of two years or (ii) pay upon termination an amount equal to the salary payable on the termination date.

         Effective May 1, 2002, our Board of Directors approved a new management agreement with Al Kozak, which calls for payment of a base salary of CDN$220,000 (approximately $179,000) per annum subject to increase from time to time plus incentive compensation as determined by our incentive compensation plan. Our incentive compensation plan expired on July 31, 2002. The agreement with Mr. Kozak requires us to pay a termination allowance in the event of the termination of Mr. Kozak's employment except for just cause. The termination allowance is equal to the annual salary. On February 3, 2005 we amended Mr. Kozak's management agreement whereby in the event that the employment of Mr. Kozak is terminated within 12 months of an acquisition, hostile takeover or merger, and the termination is without cause, we, at our option, will either (i) pay upon termination an amount equal to the salary payable to Mr. Kozak of one year from the date of termination plus one month for each year of employment up to a maximum of two-and-a-half years or (ii) pay upon termination an amount equal to the salary payable on the termination date. On June 30, 2005, Mr. Kozak was elected by our Board of Directors as our new President and Chief Executive Officer.

         Effective October 23, 2002, our Board of Directors approved a management agreement with Jeff Finkelstein, which calls for the payment of a base salary of CDN$120,000 (approximately $98,000) per annum subject to increase from time to time. Effective August 1, 2003, Mr. Finkelstein's salary was increased to CDN$130,000 (approximately $106,000) per annum. Effective December 6, 2004, Mr. Finkelstein's salary was increased to CDN$170,000 (approximately $138,000) per annum. This agreement with Mr. Finkelstein requires us to pay a termination allowance in the event of the termination of Mr. Finkelstein other than for just cause. The termination allowance is equal to the annual salary.

         On February 3, 2005 we amended Mr. Finkelstein's management agreement whereby in the event that the employment of Mr. Finkelstein is terminated within 12 months of an acquisition, hostile takeover or merger, and the termination is without cause, we, at our option, will either (i) pay upon termination an amount equal to the salary payable to Mr. Finkelstein of one year from the date of termination plus one month for each year of employment up to a maximum of two-and-a-half years or (ii) pay upon termination an amount equal to the salary payable on the termination date.

         Effective March 31, 2003, as a temporary measure to help preserve our working capital, each of the Named Executive Officers verbally agreed to a 20% reduction in the cash that he may receive as his base salary under his management agreement. We agreed to periodically issue shares of our common stock to each of the Named Executive Officers to make up the balance of the base salary that he would otherwise be entitled to receive in cash. On July 18, 2003, the 20% in salary that we had withheld since March 31, 2003 was paid in cash to the Named Executive Officers and the 20% reduction in cash was cancelled.

         Effective August 11, 2003, our Board of Directors approved a management agreement with John Taylor-Wilson that calls for payment of a base salary of CDN$140,000 (approximately $103,000) per annum plus quarterly commissions ranging from 5% to 100% of the base salary amount if certain predetermined performance criteria in connection with his duties as Vice President Sales and Marketing are met. Pursuant to the agreement, we also issued to Mr. Taylor-Wilson a total of 450,000 stock options pursuant to our 2002 Stock Incentive Plan (Non-U.S.), exercisable for five years at an exercise price equal to 115% of the 10 day average closing price for our common stock as at August 13, 2003. Mr. Taylor-Wilson was terminated on October 14, 2004 and we paid him severance of CDN$32,308 (approximately $26,000).

         Other than as discussed above, we have no plans or arrangements in respect of remuneration received or that may be received by Named Executive Officers of our company in fiscal 2004 to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $100,000 per Named Executive Officer.

Compensation of Directors and Executive Officers

         Directors and executive officers receive, on an annual basis, incentive stock options to purchase shares of our common stock as awarded by our Board of Directors in consultation with the compensation committee.

         Effective January 30, 2003, we instituted a formal directors' compensation policy whereby directors are compensated for all meetings that they attend in person at the rate of $1,000 per day, and for all meetings that they participate by teleconference or other electronic means at the rate of $500 per day. Directors who participate in a meeting of any committee of the Board of Directors are entitled to compensation at the rate of $500 per day for attendance in person, and at the rate of $300 per day for participation by teleconference or other electronic means. Such fees are payable only if the meeting of the Board of Directors or of a committee of the Board of Directors, as the case may be, is more than one-half hour in duration. Directors are also entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors, as well as a per diem travel time allowance of $500 per day.

         Effective November 2, 2004, we amended our directors' compensation policy whereby directors are compensated for all meetings that they attend in person at the rate of $1,500 per day including travel days.

         Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. Other than indicated herein, no director received and/or accrued any compensation for his services as a director, including committee participation and/or special assignments.

         There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Stock Incentive Plans

         We have adopted ten formal stock incentive plans, two of which were approved by our shareholders at our 1998 Annual General Meeting, two of which were approved at our 2000 Annual General Meeting, two of which were adopted at our 2002 Annual General Meeting, two of which were adopted by our Board of Directors on August 11, 2003, one which was adopted by our Board of Directors on December 17, 2004 and one of which was approved by our shareholders at our 2004 Annual General Meeting. Five of the stock incentive plans provide for awards to eligible employees of our company or of any related entity who are resident in the United States and/or subject to taxation in the United States; the other five stock incentive plans provide for awards to all other eligible employees of our company or of any related entity. For more information regarding our stock incentive plans, please refer to "Market for Our Common Stock and Related Stockholder Matters - Equity Compensation Plan Information".

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information regarding the number of shares of our common stock beneficially owned on June 30, 2005 by:

          o each person who is known by us to beneficially own 5% or more of our common stock;

          o   each of our directors and executive officers; and

          o   all of our directors and executive officers as a group.

          Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees. Subject to any applicable community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

                                                             Amount and
              Name and Address of                            Nature of
                Beneficial Owner                             Beneficial
                                                               Owner                  Percent of Class
-------------------------------------------------        ------------------        ----------------------
William Cronin
180 Concord Drive                                           1,779,746(2)                     *
Madison, Connecticut, USA 06443

Martin Gannon
1275 Post Road                                              1,535,000(3)                     *
Fairfield, Connecticut, USA 06824

Johnny Christiansen
Spurvestien 24                                              1,150,000(4)                     *
3189 Horten, Norway

Robert Rudman
4100 North Ocean Drive, Suite 401, Singer                   9,687,911(5)                    3.34%
Island, West Palm Beach, Florida, USA
33404

Al Kozak
25841 116 Avenue                                            6,949,181(6)                    2.48%
Maple Ridge, BC V4R 1Z6

Jeff Finkelstein
3460 Regent Street                                          4,434,210(7)                    1.59%
Richmond, BC V7E 2N1

Erwin Bartz
21 Arrow-Wood Place                                         4,566,260(8)                    1.64%
Port Moody, BC V3H 4E9

Shawn Lammers
3460 Regent Street                                          4,405,479(9)                    1.58%
Richmond, BC V7E 2N1

Directors and Executive Officers as a Group                34,507,787(10)                  11.42%

* Represents less than 1% of our outstanding stock

(1) Based on 274,595,173 shares of common stock issued and outstanding as of June 30, 2005. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2) Includes options to acquire up to 1,692,500 shares of common stock exercisable within 60 days.

(3) Includes options to acquire up to 1,525,100 shares of common stock exercisable within 60 days.

(4) Includes options to acquire up to 1,150,000 shares of common stock exercisable within 60 days.

(5) Includes 10,257 shares of common stock owned by Mr. Rudman's wife. Mr. Rudman has sole voting and dispositive power over such shares. Includes options to acquire up to 7,409,000 shares of common stock exercisable within 60 days.

(6) Consists of options to acquire up to 5,466,000 shares of common stock exercisable within 60 days.

(7) Includes options to acquire up to 3,417,200 shares of common stock exercisable within 60 days.

(8) Consists of options to acquire up to 3,555,000 shares of common stock exercisable within 60 days.

(9) Includes options to acquire up to 3,392,700 shares of common stock exercisable within 60 days.

(10) Includes options to acquire up to 27,607,500 Common Shares exercisable within 60 days.

Changes in Control

         We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company, other than the conversion of our outstanding convertible debentures and the exercise of our outstanding warrants in certain circumstances.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds or equals $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

         Mr. Christiansen, a director of our company is a principal in Visionaire AS. During the six months ended January 31, 2005, we incurred expenses of $60,000 for a research report prepared by Visionaire AS on various sensor applications.

         The promoters of our company are our directors and officers.

                       PRINCIPAL AND SELLING STOCKHOLDERS

          The following table sets forth:

          o   the name and address of each selling stockholder;

          o the number of shares of common stock beneficially owned before this offering by the selling stockholders as of June 30, 2005;

          o the percentage of our outstanding common stock beneficially owned by the selling stockholders before this offering;

          o the maximum number of shares of common stock that may be offered for the account of the selling stockholders under this prospectus;

          o the number of shares of common stock being registered in this offering; and

          o the amount and percentage of common stock that would be owned by the selling stockholders after completion of the offering, assuming a sale of all of the common stock that may be offered by this prospectus.

          Except as noted below and elsewhere in this prospectus, the selling stockholders have not, within the past three years, had any position, office or other material relationship with us. Except as noted below, none of the selling stockholders are members of the National Association of Securities Dealers, Inc.

          Beneficial ownership is determined under the rules of the U.S. Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of common stock underlying warrants, stock options and other derivative securities to acquire our common stock held by that person that are currently exercisable or convertible or exercisable within 60 days after June 30, 2005. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.

Overview

         The selling stockholders may offer and sell, from time to time, any or all of the common stock issued to them upon conversion or redemption of the discounted, 5%, 8% and 10% convertible debentures, the 5% series A convertible preferred shares, or upon exercise of the share purchase warrants. Because the selling stockholders may offer all or only some portion of the 1,807,180,033 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

                                     Common Shares      Percentage of   Common Shares    Shares Registered    Beneficial Ownership
                                   Beneficially Owned   Outstanding       Issuable           in this        After this Offering(2)
                                      by Selling          Shares       Upon Exercise or      Offering        -----------------------
                                      Stockholder       Beneficially    Conversion of                        Number of    Percent(3)
                                        Before          Owned Before    Securities and                        Shares
                                      Offering(1)         Offering      Forming Part of
Name of Selling  Stockholder                                             this Offering
------------------------------------------------------------------------------------------------------------------------------------
Alpha Capital AG
Lettstrasse 32                       8,141,670(4)          2.88%             None           4,744,234(4)     8,141,670      2.88%
Furstentum 9490
Vaduz, Liechtenstein

Bristol Investment Fund, Ltd.
c/o Bristol Capital Advisors, LLC    3,275,929(5)          1.18%         3,275,929(5)       3,275,929(5)       None         0.0%
6363 Sunset Boulevard
Fifth Floor
Hollywood, California 90028 USA

Cornell Capital Partners, L.P.
101 Hudson St-Suite 3606            30,490,000(6)         9.99%(6)    1,760,797,818(6)   1,760,797,818(6)     None         0.0%
Jersey City NJ 07302

                                     Common Shares      Percentage of   Common Shares    Shares Registered    Beneficial Ownership
                                   Beneficially Owned   Outstanding       Issuable           in this        After this Offering(2)
                                      by Selling          Shares       Upon Exercise or      Offering        -----------------------
                                      Stockholder       Beneficially    Conversion of                        Number of    Percent(3)
                                        Before          Owned Before    Securities and                        Shares
                                      Offering(1)         Offering(3)   Forming Part of
Name of Selling  Stockholder                                             this Offering
------------------------------------------------------------------------------------------------------------------------------------
Crescent International Ltd.
84, Avenue                           14,425,000(8)         4.99%        6,311,964(8)      9,045,314(7)(8)     7,678,572     2.72%
Louis-Casai
CH 1216 Cointrin, Geneva
Switzerland

Gamma Opportunity Capital
Partners, LP                         1,634,605(9)          *                None            1,634,605(9)        None        0.0%
British Colonial Centre of
Commerce
One Bay Street, Suite 401
Nassau (NP), The Bahamas

Hawk Associates, Inc.(10)
204 Ocean Drive                        250,000(11)         *            250,000(11)         250,000(11)         None        0.0%
Tavernier, FL  33070

Highgate House Funds, Ltd.
488 Madison Ave. - 12th Floor        14,150,000(12)        4.9%        21,940,278(12)      21,940,278(12)       None        0.0%
New York, NY 10022

Newbridge Securities
Corporation(13)                       75,188(14)           *                None             75,188(14)         None        0.0%
1451 Cypress Creek Road, Suite 204
Fort Lauderdale, Florida 33309

Bally, Jr., William A. & Mary C.
39 Hidden Lake Drive                   694,444(15)         *            694,444(15)         694,444(15)         None        0.0%
Burr Ridge, IL 60527

Luca, Minna
5532 Estate Oak Circle               1,388,889(16)         *           1,388,889(16)       1,388,889(16)        None        0.0%
Fort Lauderdale, FL 33312

Viola, Mary Ellen
294 Lone Hill Drive                  2,777,778(17)         1.0%        2,777,778(17)       2,777,778(17)        None        0.0%
Short Hills, NJ 07078

Luther, David H.
100 Phlox Creek                        277,778(18)         *            277,778(18)         277,778(18)         None        0.0%
Bristol, TN 37620

Hargiss, Jack
15115 Elk Creek Acres Road             277,778(19)         *            277,778(19)         277,778(19)         None        0.0%
Pine, CO 80470

* Represents less than 1% of outstanding shares of our common stock.

(1) Ownership as of June 30, 2005, for the selling stockholders based on information provided by the selling stockholders or known to us.

(2) Because the selling stockholders may offer all or only some portion of the shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling shareholder upon termination of the offering. Accordingly, it is assumed that all of the shares of common stock offered pursuant to this prospectus will be sold, although the selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(3) A total of 274,595,173 shares of common stock were issued and outstanding as of June 30, 2005.

(4) Represents shares of "restricted stock" issued to the named selling stockholder under the Redemption, Settlement and Release Agreement, May 3, 2005. 3,397,436 shares of this common stock may be sold pursuant to Rule 144(k) of the Securities Act of 1933, as amended and are not being registered.

(5) Represents all of common stock that potentially may be issued upon the conversion or redemption of principal of $91,726 under the discounted convertible debentures maturing April 1, 2006 at a conversion price of $0.028 per share in an aggregate amount of 3,275,929 shares, subject to adjustment in accordance with their terms. Each of the discounted convertible debentures contains a contractual restriction on beneficial share ownership limiting Bristol Investment Fund's beneficial ownership to 4.99% of our outstanding shares. Beneficial ownership is therefor limited to 4.99% of our outstanding shares of common stock. See "Description of Securities" for further details on the terms of the convertible debentures.

(6) Represents (i) all of the common stock that potentially may be issued upon the draw down of $160 million on our equity line at $0.16 per share in an aggregate amount of 1.0 billion shares, (ii) all of the common stock that potentially may be issued upon the conversion of $4 million of 5% series A convertible preferred shares in an aggregate amount of 400 million shares, (iii) all of the common stock that potentially may be issued upon the conversion of $28 million under 10% convertible debentures at a conversion price of $0.1125 per share in an aggregate of 248,888,889 shares, (iv) all of the common stock that potentially may be issued upon the conversion of $1.5 million under a 5% convertible debenture at a conversion price of $0.028 per share in an aggregate of 53,571,429 shares and (v) all of the common stock that potentially may be issued upon the exercise of 58,337,500 common share purchase warrants issued to the named selling stockholder and expiring June 23, 2010 at an exercise price of $0.16 per share , subject to adjustment in accordance with their respective terms. The Standby Equity Distribution Agreement, the 5% and 10% convertible debentures and share purchase warrants contain contractual restrictions on beneficial share ownership limiting Cornell Capital Partner's beneficial ownership to 4.9%, and in some cases, 9.9% of our outstanding shares. Beneficial ownership is therefor limited to 9.9% of our outstanding shares of common stock. See "Description of Securities" for further details on the terms of the Standby Equity Distribution Agreement and the 5% and 10% convertible debentures.

(7) Represents (i) shares of "restricted stock" issued to the named selling stockholder under the Redemption, Settlement and Release Agreement, dated May 13, 2005, in the amount of 2,733,350 shares and (ii) all of common stock that potentially may be issued upon the conversion or redemption of principal of $215,000 under the 8% convertible debenture in an aggregate amount of 7,678,572 shares plus any shares to be issued on the conversion of interest, at a conversion price of $0.028 per share subject to adjustment in accordance with their terms. The shares of common stock described in (ii) may be sold pursuant to Rule 144(k) of the Securities Act of 1933, as amended and are not being registered.

(8) Represents all of the common stock that potentially may be issued upon the conversion or redemption of principal of $176,735 under the discounted convertible debentures maturing April 1, 2006 at a conversion price of $0.028 per share in an aggregate amount of 6,311,964, subject to adjustment in accordance with their terms. Each of the discounted convertible debentures and the share purchase warrants contains a contractual restriction on beneficial share ownership limiting Crescent International's beneficial ownership to 4.99% of our outstanding shares. Beneficial ownership is therefor limited to 4.99% of our outstanding shares of common stock. See "Description of Securities" for further details on the terms of the convertible debentures.

(9) Represents shares of "restricted stock" issued to the named selling stockholder under the Redemption, Settlement and Release Agreement, dated April 29, 2005.

(10) Hawk Associates, Inc is a Florida investor relations firm that we engaged on July 1, 2004 to provide investor relations, financial media relations and other appropriate consulting and advisory services.

(11) Represents all of the common stock that potentially may be issued upon the exercise of common share purchase warrants issued to the named selling stockholder and maturing June 30, 2009 at an exercise price of $0.20 per share.

(12) Represents (i) all of the common stock that may be issued upon the conversion of principal of $2 million under the 10% convertible debentures maturing June 23, 2008 at a conversion price of $0.1125, subject to adjustment in accordance with their terms and (ii) all of the common stock that potentially may be issued upon the exercise of 4,162,500 common share purchase warrants issued to the named selling stockholder and expiring June 23, 2010 at an exercise price of $0.16 per share. The 10% convertible debentures and share purchase warrants contain contractual restrictions on beneficial share ownership limiting Highgate House Fund's beneficial ownership to 4.9% of our outstanding shares. Beneficial ownership is therefor limited to 4.9% of our outstanding shares of common stock. See "Description of Securities" for further details regarding the 10% convertible debentures and share purchase warrants.

(13) Newbridge Securities Corporation is a placement agent firm that we engaged to act as the exclusive placement agent in connection with our Standby Equity Distribution Agreement.

(14) Represents all of the common stock issued to the named selling stockholder pursuant to the Placement Agent Agreement, dated May 20, 2005, among us, Cornell Capital Partners and Newbridge Securities Corporation.

(15) Represents all of the common stock that potentially may be issued upon the conversion of $25,000 of 5% convertible debentures to the named selling stockholder at a conversion price of $0.036 per share.

(16) Represents all of the common stock that potentially may be issued upon the conversion of $50,000 of 5% convertible debentures to the named selling stockholder at a conversion price of $0.036 per share.

(17) Represents all of the common stock that potentially may be issued upon the conversion of $100,000 of 5% convertible debentures to the named selling stockholder at a conversion price of $0.036 per share.

(18) Represents all of the common stock that potentially may be issued upon the conversion of $10,000 of 5% convertible debentures to the named selling stockholder at a conversion price of $0.036 per share.

(19) Represents all of the common stock that potentially may be issued upon the conversion of $10,000 of 5% convertible debentures to the named selling stockholder at a conversion price of $0.036 per share.

                              PLAN OF DISTRIBUTION

         The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted (currently the OTC Bulletin Board), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered by this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

         o block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         o    privately negotiated transactions;

         o market sales (both long and short to the extent permitted under the federal securities laws);

         o at the market to or through market makers or into an existing market for the shares;

         o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

         o    a combination of any aforementioned methods of sale.

         In the event of the transfer by the selling stockholder of its shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

         In effecting sales, brokers and dealers engaged by a selling stockholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated that are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

         A selling stockholder and any broker-dealers or agents that participate with that selling stockholder in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.

         From time to time, a selling stockholder may pledge its shares of common stock pursuant to the margin provisions of its customer agreements with its brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act of 1933 by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event a selling stockholder defaults under any customer agreement with brokers.

         To the extent required under the Securities Act of 1933, a post effective amendment to this registration statement will be filed, disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock will be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

         We and the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

         All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholder, the purchasers participating in such transaction, or both.

         Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

         We cannot assure you, however, that any of the selling stockholders will sell any or all of the shares of common stock they may offer.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of an unlimited number of shares of common stock, no par value, and 100,000 shares of preferred stock, no par value. Of the preferred stock, 25,000 shares have been designed as series A 5% convertible preferred stock. As of June 30, 2005, there were issued and outstanding:

         o    274,595,173 shares of common stock;

         o 25,000 shares of series A 5% convertible preferred stock, currently convertible into 400 million shares of common stock;

         o stock options to purchase 42,259,802 shares of common stock at an average weighted per share price of $0.13; and

         o warrants to purchase 64,988,141 shares of common stock at an average per share price of $0.16.

         The following summary of the material provisions of our securities, articles of incorporation and by-law is qualified by reference to the provisions of our articles of incorporation and by-law and the forms of securities included as exhibits to the registration statement of which this prospectus is a part.

Common Stock

         The holders of our common stock are entitled to one vote per share. The holders of common stock are entitled to receive dividends, if any, as may be declared by our board of directors out of legally available funds. Upon a liquidation, dissolution or winding-up, the holders of common stock are entitled to share pro rata in any distribution of our assets after payment of liabilities. The holders of our common stock have no pre-emptive rights. There are no conversion, redemption, sinking fund or similar provisions regarding our common stock.

         Holders of shares of our common stock are subject to rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Please refer to "Risk Factors - Risks Related to Our Common Stock" for more information regarding transactions in "penny stocks".

Series A 5% Convertible Preferred Stock

         On March 22, 2005, we entered into an Investment Agreement with Cornell Capital Partners, L.P. in which we sold an aggregate of $4 million of our series A 5% convertible preferred stock, no par value (the "Preferred Stock"). $2.85 million of the $4 million had already been funded pursuant to certain transaction documents we previously entered into with Cornell Capital Partners. These transaction documents were terminated by the parties on March 23, 2005, and we received net proceeds of $1,015,000, after deducting the $2.85 million that had been previously funded, a $115,000 commitment fee and legal fees in the amount of $20,000. We issued 25,000 shares of the Preferred Stock to Cornell Capital Partners in a private placement. Each share of Preferred Stock has a stated value of $160.

         Conversion. Holders of the Preferred Stock are entitled, at any time after the date of issuance, to convert their shares into such number of fully paid and non-assessable shares of our common stock, no par value, equal to the quotient of $160 divided by $0.01 per share. The conversion price is adjustable in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the conversion price of the Preferred Stock will be adjusted if we spin off or otherwise divest a material part of our business or operations or dispose all or a portion of our assets.

         Dividends. Holders of the Preferred Stock are entitled to receive dividends or distributions on a pro rata basis according to their holdings of the Preferred Stock; when and if declared by our board of directors, in the amount of 5.0% per year. Dividends will be paid in cash and are cumulative. No cash dividends or distributions will be declared or paid or set apart for payment on our common stock in any calendar year unless cash dividends or distributions on the Preferred Stock for such calendar year are likewise declared and paid or set apart for payment. No declared and unpaid dividends will bear or accrue interest.

         Liquidation Preference. Upon our liquidation, dissolution, or winding-up, whether voluntary or involuntary, before any distribution or payment is made to any of the holders of our common stock or any series of preferred stock, holders of the Preferred Stock are entitled to receive out of our assets, an amount equal to $160 per share of the Preferred Stock plus all declared and unpaid dividends thereon, for each share of the Preferred Stock held by such holder.

         Redemption. We may redeem up to 80% of the Preferred Stock by paying to the holder cash equal to 120% of the liquidation preference, which is defined as $160 per share of the Preferred Stock plus all declared and unpaid dividends thereon, for each share of the Preferred Stock held by such holder on the redemption payment date. On December 22, 2006, to the extent Cornell Capital Partners has not converted in full the Preferred Stock, we must pay to Cornell Capital Partners the sum of $4 million, together with accrued dividends at the rate of 12% per year (computed on the basis of a 365-day year and the actual days elapsed) to redeem its outstanding shares of Preferred Stock.

         Registration Rights. In addition, on March 22, 2005, we entered into a Registration Rights Agreement with Cornell Capital Partners under which we agreed to file a registration statement within 30 days after the closing date for the purpose of registering 400,000,000 shares of common stock issuable upon the conversion of the Preferred Stock. In addition, we are obligated to use our best efforts to cause such registration statement to be declared effective by the SEC no later than 120 days after the filing thereof and to insure that the registration statement remains in effect until all of the shares of common stock issuable upon conversion of the Preferred Stock have been sold. Cornell Capital Partners has granted us an extension until July 22, 2005 to file the registration statement.

Discounted Convertible Debentures

         On December 24, 2003, we closed a private placement of discounted unsecured convertible debentures in the aggregate principal amount of $3,493,590 to seven of the selling stockholders. As of June 30, 2005, $268,461 of the discounted convertible debentures were outstanding.

         Interest and Maturity. We issued the convertible debentures at a 22% original issue discount from the face principal amount (based on a notional interest rate of 11% per annum for each year of the two-year term of the debentures), resulting in gross proceeds of $2,725,000, before the deduction of a $218,000 cash placement fee subsequently paid to HPC Capital Management and other expenses of the offering. The discounted convertible debentures do not otherwise bear interest, and will mature on April 1, 2006.

         Conversion Provisions, Conversion Price and Adjustments. As of June 30, 2005 the outstanding aggregate principal amount of $268,461 of the debentures may be converted at any time into shares of our common stock, in whole or in part, at the option of the holder of the debenture at a set price of $0.028 per share.

         Each of the convertible debentures contains a contractual restriction on beneficial share ownership, which provides that the holder may not convert convertible debentures, or receive shares of our common stock as payment of interest, to the extent that the conversion or the receipt of the interest payment would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our then issued and outstanding shares of common stock.

         Each convertible debenture is subject to anti-dilution protection upon the occurrence of certain events, as follows:

         o the conversion price will be reduced proportionately if we increase the number of our outstanding shares of common stock as a result of a stock dividend or any other distribution on, or payable in, shares of our common stock, a subdivision of our common stock, or a combination or reclassification of our common stock;

         o the conversion price will be reduced proportionately if we issue rights, options or warrants to all holders of our common stock (but not to holders of the convertible debentures) entitling them to purchase shares of our common stock (or any equity, debt or other instrument that is at any time over its life convertible into or exchangeable for our common stock) at a price per share that is less than the closing bid price for our common stock on the record date established for the purposes of determining our stockholders who would be entitled to receive such rights, options or warrants;

         o if we or any of our subsidiaries offers, sells or otherwise disposes of or issues any of our common stock (or any equity, debt or other instrument that is at any time over its life convertible into or exchangeable for our common stock) at an effective price per share that is less than the conversion price, the conversion price will be reduced to equal such effective price;

         o if we or any of our subsidiaries grants any option entitling the holder of the option to purchase any of our common stock (or any equity, debt or other instrument that is at any time over its life convertible into or exchangeable for our common stock) at an effective price per share that is less than the conversion price, the conversion price will be reduced to equal such effective price;

         o if we or any of our subsidiaries offer, sell or grant any right to reprice outstanding securities at an effective price per share that is less than the conversion price, the conversion price will be reduced to equal such effective price;

         o if we reclassify our outstanding shares of common stock, or if we participate in any compulsory share exchange transaction pursuant to which all of our outstanding shares of common stock will be converted into other securities, cash or property, then each holder of a convertible debenture will have the right, at its option, to (i) convert the then outstanding principal amount of the convertible debenture, together with any other amounts then owing in respect of the convertible debenture, into the shares of stock or other securities, cash and property that would have been receivable by the holder as a result of such reclassification or share exchange transaction if the holder had converted the convertible debenture immediately prior to the reclassification or share exchange transaction or (ii) to require us to pay to the holder of the convertible debenture the mandatory prepayment amount equal to 120% of the outstanding principal amount, plus any other amounts then owing in respect of the convertible debenture;

         o if we consolidate or merge with another company or other entity, or if we sell or transfer all or substantially all of our assets, then upon the subsequent conversion of a convertible debenture, the debenture holder will have the right to receive, for each share of our common stock that would have been issuable to the debenture holder upon such conversion absent such consolidation, merger or asset transaction, the same kind and amount of securities, cash or property as the debenture holder would have been entitled to receive if the debenture holder had been the holder of one share of our common stock immediately prior to the consolidation, merger or asset transaction; and

         o if we or any other person, association, partnership or entity completes any tender offer or exchange offer whereby the holders of our common stock are permitted to tender or exchange their common stock for other securities, cash or property, the debenture holder will have the right to receive, for each share of our common stock that would have been issuable to the debenture holder upon such conversion absent such tender offer or exchange offer, the same kind and amount of securities, cash or property as the debenture holder would have been entitled to receive if the debenture holder had been the holder of one share of our common stock immediately prior to the tender offer or exchange offer.

         Mandatory Redemption Provisions. The discounted convertible debentures are subject to mandatory redemption in equal monthly payments, with the first redemption payment to occur on the earlier of the first day of the month next following that date that is three months after the closing date and the date the registration statement registering these convertible debentures is effective. As the registration statement to register these convertible debentures was declared effective on January 30, 2004, the first monthly redemption date was February 1, 2004.

         Monthly redemption payments for February, March, April and May 2004 were made in shares of our common stock, except for one cash payment of $14,583. Aggregate monthly redemption payments of $145,566 for each of June and July were made in cash.

         During August 2004, we defaulted on payments to holders of our discounted debentures. In response to the default, certain debenture holders filed legal actions against us. On September 24, 2004, we signed an agreement with the debenture holders which provided for withdrawal of such legal action, an immediate exercise of warrants at $0.03 for gross proceeds to as of $546,788, conversion of $734,389 (face value) of discounted debentures into 24,479,630 common shares and the next monthly redemption payment would be due on February 1, 2004. However, we defaulted as we did not make scheduled payments that were due on February 1, March 1, and April 1, 2005. To resolve all outstanding disputes over the 8% and discounted convertible debentures, in April and May 2005 we entered into Redemption, Release and Settlement Agreements with all but one of the holders of our 8% and discounted convertible debentures. Pursuant to such Redemption, Release and Settlement Agreements, we redeemed, through the making of $866,066 in cash payments, an aggregate of $757,011 of the outstanding aggregate principal balance owed by us under the 8% and discounted convertible debentures. In addition, we issued to such holders an aggregate of 23,069,042 shares of our common stock to redeem an additional $272,685 of the outstanding aggregate principal balance owed by us under the discounted convertible debentures and exercise of 15,862,857 warrants on a cashless basis. Of the 23,069,942 shares of common stock issued to the holders of our discounted and 8% convertible debentures, 14,090,097 were "restricted" shares and 8,979,845 were "unrestricted" shares.

         Registration Rights. We agreed to file a registration statement for the purpose of registering at least 200% of the shares of common stock potentially issuable upon the conversion of principal under the discounted convertible debentures at the set conversion price of $0.22 per share, subject to anti-dilution and at least 200% of the shares of common stock potentially issuable upon exercise of the related warrants. This registration statement was filed on January 15, 2004 and declared effective on January 30, 2004. Although this registration statement is now stale, under the Forbearance and Escrow Agreement entered into on September 24, 2004, we were obligated to file an additional registration statement with the SEC on or before January 1, 2005, to the extent necessary to have registered at least 100% of the shares of Common Stock issuable upon conversion of the debentures and certain other debentures purchased in May and June of 2003 and exercise of the warrants and certain other warrants purchased in May and June of 2003 assuming for such purposes the conversion price of the debentures and such previously issued debentures is the lower of $0.03 (subject to adjustment for reverse and forward stock splits and the like and subject to adjustments for dilutive events in the debentures and warrants) and the then applicable monthly conversion price of the debentures. If, at any time, the number of shares registered for resale is less than 100% of the shares issuable upon conversion in full of the debentures and the previously issued debentures and/or exercise in full of the warrants and/or the previously issued warrants, we must to file an additional registration statement. Due to anti-dilution provisions in the debentures the conversion price of the convertible debentures and exercise price of the associated warrants were reduced to $0.028 per share.

         We did not file an additional registration statement on or before January 31, 2005 as required pursuant to the Forbearance and Escrow Agreement. Accordingly, we are in default of such registration obligations. There can be no assurance that the holders of the 8% and discounted convertible debentures will not commence an action against us relating to our default of our obligation to file the registration statement by January 31, 2005, or if instituted, that such action will not be successful. The cost of such potential litigation can be substantial even if we were to prevail. Further, an unfavorable outcome could have a material adverse effect on our revenues, profits, results of operations, financial condition and future prospects.

         Events of Default. We will be considered in default of the convertible debentures if any of the following events, among others, occurs:

         o we fail to pay any amount due under a convertible debenture within five days of any notice sent to us by the holder of the convertible debenture that we are in default of our obligation to pay the amount;

         o we fail to comply with any of the other agreements contained in the convertible debenture after we are given fifteen days written notice of such non-compliance;

         o we breach any of our obligations under the Securities Purchase Agreement or the Registration Rights Agreement and the breach is not cured by us within 15 days after our receipt of written notice of such breach;

         o    we or any of our subsidiaries become bankrupt or insolvent;

         o we breach any of our obligations under any other debt or credit agreements involving an amount exceeding $150,000, unless the breach is cured by us within 15 days and the breach is waived by the other party to the debt or credit agreement;

         o our common stock ceases to be eligible for quotation on the principal market for our common stock (currently the OTC Bulletin Board), and fails to be quoted or listed for trading on another principal market (defined to mean the OTC Bulletin Board, the New York Stock Exchange, American Stock Exchange, the NASDAQ Small-Cap Market or the NASDAQ National Market) within five trading days;

         o we agree to sell or dispose of more than 33% of our assets in one or more transactions, or we agree to redeem or repurchase more than an insignificant number of shares of our outstanding common stock or any other equity securities of our company; or

         o we fail to issue shares of our common stock to the holder within five trading days of the conversion date specified in any conversion notice delivered in respect of a convertible debenture by the holder.

         If an event of default occurs, the holder of a convertible debenture can elect to require us to immediately repay a mandatory prepayment amount equal to the greater of:

         o 120% of the principal amount of the debenture, plus all accrued and unpaid amounts outstanding in respect of the debenture; or

         o the principal amount of the debenture, plus all accrued and unpaid amounts outstanding in respect of the debenture, divided by the conversion price of the debenture on the date on which the payment is demanded or due (or if less, the conversion price on the date on which the payment is actually paid), and multiplied by the greater of (i) the last reported closing bid price for our common stock on the date on which the payment is demanded or due or (ii) the last reported closing bid price for our common stock on the date on which the payment actually paid.

Interest will accrue daily on any mandatory prepayment amount from the fifth day after it becomes due through and including the date on which the mandatory prepayment amount is paid, at the rate of 18% per annum.

5% Convertible Bridge Debentures

         On December 15, 2004, we closed a private placement of 5% convertible debentures to five investors, for gross proceeds of $195,000.

         Interest and Maturity. The outstanding principal under the convertible debentures bears interest at the rate of 5% per annum, payable in cash semi-annually beginning six months from the date of the last closing of the offering in arrears.

         All principal, and all accrued and unpaid interest, under the convertible debentures will be due and payable at maturity two years from the date in which the selling stockholder's funds are disbursed to us.

         Conversion Provisions, Conversion Price and Adjustments. Principal under convertible debentures in the aggregate principal amount of $195,000 may be converted by the holder in whole or in part and from time to time at a conversion price equal to the lesser of (i) 120% of the closing bid price of the common stock as reported by Bloomberg, L.P. for the trading day immediately preceding the date that the holder's funds representing the net amount due to us from the purchase price is transmitted by wire transfer or otherwise to or for the benefit of us, or (ii) 80% of the lowest closing prices for the 5 trading days preceding the date on which the notice of conversion is sent via facsimile to us. Due to anti-dilution provisions in the debentures the exercise price of the convertible debentures was reduced to $0.028 per share on March 23, 2005 as a result of the issuance of convertible preferred shares.

         Each of the convertible debentures contains a contractual restriction on beneficial share ownership. It provides that the holder may not convert convertible debentures, or receive shares of our common stock as payment of interest, to the extent that the conversion or the receipt of the interest payment would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our then issued and outstanding shares of common stock.

         Each convertible debenture is subject to anti-dilution protection upon the occurrence of certain events, as follows:

         o the conversion price will be reduced proportionately if we increase the number of our outstanding shares of common stock as a result of a stock dividend or any other distribution on, or payable in, shares of our common stock, a subdivision of our common stock, or a combination or reclassification of our common stock;

         o the conversion price will be reduced proportionately if we issue rights, options or warrants to all holders of our common stock (but not to holders of the convertible debentures) entitling them to purchase shares of our common stock (or any equity, debt or other instrument that is at any time over its life convertible into or exchangeable for our common stock) at a price per share that is less than the closing bid price for our common stock on the record date established for the purposes of determining our stockholders who would be entitled to receive such rights, options or warrants;

         o if we or any of our subsidiaries offers, sells or otherwise disposes of or issues any of our common stock (or any equity, debt or other instrument that is at any time over its life convertible into or exchangeable for our common stock) at an effective price per share that is less than the conversion price, the conversion price will be reduced to equal such effective price;

         o if we or any of our subsidiaries grants any option entitling the holder of the option to purchase any of our common stock (or any equity, debt or other instrument that is at any time over its life convertible into or exchangeable for our common stock) at an effective price per share that is less than the conversion price, the conversion price will be reduced to equal such effective price;

         o if we or any of our subsidiaries offers, sells or grants any right to reprice outstanding securities at an effective price per share that is less than the conversion price, the conversion price will be reduced to equal such effective price;

         o if we reclassify our outstanding shares of common stock, or if we participate in any compulsory share exchange transaction pursuant to which all of our outstanding shares of common stock will be converted into other securities, cash or property, then each holder of a convertible debenture will have the right, at its option, to (i) convert the then outstanding principal amount of the convertible debenture, together with accrued but unpaid interest and any other amounts then owing in respect of the convertible debenture, into the shares of stock or other securities, cash and property that would have been receivable by the holder as a result of such reclassification or share exchange transaction if the holder had converted the convertible debenture immediately prior to the reclassification or share exchange transaction or (ii) to require us to pay to the holder of the convertible debenture the mandatory prepayment amount equal to 120% of the outstanding principal amount, plus all accrued and unpaid interest and any other amounts then owing in respect of the convertible debenture;

         o if we consolidate or merge with another company or other entity, or if we sell or transfer all or substantially all of our assets, then upon the subsequent conversion of a convertible debenture, the debenture holder will have the right to receive, for each share of our common stock that would have been issuable to the debenture holder upon such conversion absent such consolidation, merger or asset transaction, the same kind and amount of securities, cash or property as the debenture holder would have been entitled to receive if the debenture holder had been the holder of one share of our common stock immediately prior to the consolidation, merger or asset transaction; and

         o if we or any other person, association, partnership or entity completes any tender offer or exchange offer whereby the holders of our common stock are permitted to tender or exchange their common stock for other securities, cash or property, the debenture holder will have the right to receive, for each share of our common stock that would have been issuable to the debenture holder upon such conversion absent such tender offer or exchange offer, the same kind and amount of securities, cash or property as the debenture holder would have been entitled to receive if the debenture holder had been the holder of one share of our common stock immediately prior to the tender offer or exchange offer.

         Right of Redemption and Redemption Warrants. At our option, we shall have the right to redeem, with 3 business days advance written notice to the holders. During that time they may elect to convert up to all of their convertible debentures, in whole or part, at 120% of the face value of each convertible debenture and the holder shall receive 50,000 redemption warrants for every $100,000 redeemed. However, we will not have the redemption right prior to the effective registration of the shares underlying the convertible debentures.

         The redemption warrants are exercisable at 120% of the closing bid price on our common stock as reported by Bloomberg, L.P. for the trading day immediately preceding the closing date. The redemption warrants will be exercisable until two years from the date of issuance.

         Registration Rights. We agreed to file a registration statement that includes all the shares of our common stock underlying the convertible debentures. If a registration statement is not (i) filed within 30 days from our 2004 annual meeting of shareholders, (ii) declared effective within 120 days of filing or (iii) within 3 business days of receipt by us of written or oral communication from the SEC that the registration statement will not be reviewed or that the SEC has no further comments, or (iv) the registration statement is filed and effective but thereafter ceases to be effective (without being effected within 15 business days with a replacement or amendment thereto), then the debenture holders will receive an amount equal to 1% for the first 30 days or part thereof pending such non-registration event and 2% for each 30 days or part thereof, of the purchase price of the debenture remaining unconverted and purchase price of shares issued upon conversion of the debenture owned by such holder. We are currently in default as a registration statement was not effectively filed with the SEC 30 days after our annual general meeting. As of the date hereof, we have not been, nor do we expect to be, contacted by any holders of 5% convertible bridge debentures with respect to any rights they may have as a result of this default.

5% Convertible Debenture

            On May 27, 2005, we closed on a $1.5 million Securities Purchase Agreement with Cornell Capital Partners. In accordance with the Securities Purchase Agreement, we issued, pursuant to Rule 506 of Regulation D under the Securities Act, for a purchase price of $1.5 million, a 5% convertible debenture due May 20, 2006, to Cornell Capital Partners, with principal payments commencing on October 1, 2005 and interest payments commencing on August 1, 2005. The outstanding principal under the convertible debenture bears interest at the rate of 5% per annum, calculated on the basis of a 360-day year.

Interest and Maturity. With respect to the convertible debentures issued to Cornell Capital Partners, principal will be due and payable in 12 equal installments. The installments of principal will be due and payable commencing on October 1, 2005 and subsequent installments will be due and payable on the first day of each calendar month thereafter until the outstanding principal balance is paid in full. Interest on the outstanding principal balance is due and payable monthly, in arrears, commencing on August 1, 2005 and will continue to be payable on the first day of each calendar month thereafter that any amounts under the convertible debenture remain payable.

            Conversion Provisions; Conversion Price and Adjustments. The remaining principal under the convertible debentures may be converted by Cornell Capital Partners or Highgate House Funds, as applicable, in whole or in part and from time to time into shares of our common stock at a conversion price of $0.028 per share, subject to adjustment as described below.

            In the event of any issuances of shares of common stock or rights, options, warrants or securities convertible or exercisable into common stock at a price per share of common stock less than the conversion price of the convertible debentures, the conversion price of such convertible debentures will be reduced to the lower purchase price. In addition, the conversion price of the convertible debentures will be subject to adjustment in connection with any subdivision, stock split, combination of shares or recapitalization. No adjustment will be made as a result of issuances and exercises of options to purchase shares of common stock issued for compensatory purposes pursuant to any of our stock option or stock purchase plans.

         Events of Default. The 5% convertible debenture provides for various events of default that would entitle the holders to require us to immediately repay 100% of the outstanding principal amount, plus accrued and unpaid interest, in cash, or shares of our common stock with a conversion price reduced to $0.014. If an event of default occurs, we may be unable to immediately repay the amount owed, and any repayment may leave us with little or no working capital in our business.

         We will be considered in default of the 5% convertible debenture if any of the following events, among others, occurs:

         o we fail to pay any amount due under a convertible debenture and such failure to pay remains uncured for 10 days;

         o we fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of the 10% convertible debentures;

         o    we or any of our subsidiaries become bankrupt or insolvent;

         o we breach any of our obligations under any other debt or credit agreements involving an amount exceeding $250,000;

         o our common stock ceases to be eligible for quotation on the principal market for our common stock (currently the OTC Bulletin Board), and fails to be quoted or listed for trading on another principal market (defined to mean the OTC Bulletin Board, the New York Stock Exchange, American Stock Exchange, the NASDAQ Small-Cap Market or the NASDAQ National Market) within 20 trading days;

         o    we or any subsidiary experiences a change of control;

         o we fail to file a registration statement with the SEC or such registration statement is not declared effective by the SEC within 120 days after filing;

         o if the effectiveness of the registration statement lapses for any reason or the holder of the convertible debentures is not be permitted to resell the underlying shares of common stock, in either case, for more than five trading days or an aggregate of eight trading days;

         o we fail to deliver common stock certificates to a holder prior to the fifth trading day after a conversion date or we fail to provide notice to a holder of our intention not to comply with requests for conversions of the convertible debentures; or

         o we fail to deliver the payment in cash pursuant to a "buy-in" within three days after notice is claimed delivered.

            Limitation on Beneficial Ownership. The convertible debenture contains a contractual restriction on beneficial share ownership. It provides that Cornell Capital Partners may not convert the convertible debentures, or receive shares of our common stock as payment of interest, to the extent that the conversion or the receipt of the interest payment would result in Cornell Capital Partners, together with its respective affiliates, beneficially owning in excess of 4.9% of our then issued and outstanding shares of common stock.

         Fees. We paid to Yorkville Advisors Management a cash fee of $150,000, and a cash structuring fee of $10,000, in connection with the Securities Purchase Agreement out of the purchase price paid by Cornell Capital Partners for the convertible debenture.

         Registration Rights. In connection with the execution of the Securities Purchase Agreement, on May 20, 2005, we entered into a Registration Rights Agreement with Cornell Capital Partners pursuant to which we agreed to prepare and file, no later than 45 days after the date of the Registration Rights Agreement, with the SEC a registration statement on Form S-1 or SB-2 (or, if we are then eligible, on Form S-3) under the Securities Act of 1933, as amended, for the resale by the investor of 53,571,429 shares of our common stock to be issued upon conversion of the convertible debenture.

10% Convertible Debentures

         On June 30, 2005, we closed on a $30 million Securities Purchase Agreement with Cornell Capital Partners and Highgate House Funds, Ltd. In accordance with the Securities Purchase Agreement, we issued, pursuant to Rule 506 of Regulation D under the Securities Act, for a purchase price of $30 million, (i) a 10% convertible debenture due June 23, 2008, with a principal balance of $20 million, to Cornell Capital Partners, as trustee for LCC Global Limited, a corporation organized under the laws of Cyprus (ii) a 10% convertible debenture due June 23, 2008, with a principal balance of $8 million, to Cornell Capital Partners, as trustee for LCC Global Limited, and (iii) a 10% convertible debenture due June 23, 2008, with a principal balance of $2 million, to Highgate House Funds, as trustee for LCC Global Limited. The outstanding principal under the convertible debentures bears interest at the rate of 10% per annum, calculated on the basis of a 360-day year.

         Interest and Maturity. With respect to the $20 million convertible debenture issued to Cornell Capital Partners, principal will be due and payable in 32 equal installments. The installments of principal will be due and payable commencing on November 1, 2005 and subsequent installments will be due and payable on the first day of each calendar month thereafter until the outstanding principal balance is paid in full or the $20 million convertible debenture is converted in full. Interest on the outstanding principal balance will accrue as of June 23, 2005 and be due and payable monthly, in arrears, commencing on November 1, 2005, and will continue to be payable on the first day of each calendar month thereafter that any amounts under the convertible debenture remain payable. In lieu of making an interest payment in cash we may elect to make interest payments in shares of our common stock, the value of which would be the closing bid price of our common stock on the date the interest payment is due. Upon any full conversion by Cornell Capital Partners of all of the principal and interest due under the convertible debenture, all of our payment obligations will terminate.

         With respect to the $8 million convertible debenture issued to Cornell Capital Partners, as trustee for LCC Global Limited, and the $2 million convertible debenture issued to Highgate House Funds, as trustee for LCC Global Limited, principal will be due and payable in five equal installments. The installments of principal will be due and payable commencing on June 23, 2006 and subsequent installments will be due and payable every six months on the 23rd day of the calendar month until the outstanding principal balance is paid in full or the convertible debentures are converted in full. Interest on the outstanding principal balance will be due and payable monthly, in arrears, commencing on July 23, 2005, and will continue to be payable on the first day of each calendar month thereafter that any amounts under the convertible debentures remain payable. In lieu of making an interest payment in cash we may elect to make interest payments in shares of our common stock, the value of which would be the closing bid price of our common stock on the date the interest payment is due. Upon any full conversion by Cornell Capital Partners or Highgate House Funds, as applicable, of all of the principal and interest due under the respective convertible debenture, all of our payment obligations will terminate with respect to such convertible debenture.

         Conversion Provisions; Conversion Price and Adjustments. The remaining principal under the convertible debentures may be converted by Cornell Capital Partners or Highgate House Funds, as applicable, in whole or in part and from time to time into shares of our common stock at a conversion price of $0.1125 per share, subject to adjustment as described below.

            In the event of any issuances of shares of common stock or rights, options, warrants or securities convertible or exercisable into common stock at a price per share of common stock less than the conversion price of the convertible debentures, the conversion price of such convertible debentures will be reduced to the lower purchase price. In addition, the conversion price of the convertible debentures will be subject to adjustment in connection with any subdivision, stock split, combination of shares or recapitalization. No adjustment will be made as a result of issuances and exercises of options to purchase shares of common stock issued for compensatory purposes pursuant to any of our stock option or stock purchase plans.

         Events of Default. The 10% convertible debentures provide for various events of default that would entitle the holders to require us to immediately repay 100% of the outstanding principal amount, plus accrued and unpaid interest, in cash, or shares of our common stock with a conversion price reduced to 20% of the volume weighted average price of our shares of common stock on June 30, 2005. If an event of default occurs, we may be unable to immediately repay the amount owed, and any repayment may leave us with little or no working capital in our business.

         We will be considered in default of the 10% convertible debentures if any of the following events, among others, occurs:

         o we fail to pay any amount due under a convertible debenture and such failure to pay remains uncured for 10 days;

         o we fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of the 10% convertible debentures;

         o    we or any of our subsidiaries become bankrupt or insolvent;

         o we breach any of our obligations under any other debt or credit agreements involving an amount exceeding $250,000;

         o our common stock ceases to be eligible for quotation on the principal market for our common stock (currently the OTC Bulletin Board), and fails to be quoted or listed for trading on another principal market (defined to mean the OTC Bulletin Board, the New York Stock Exchange, American Stock Exchange, the NASDAQ Small-Cap Market or the NASDAQ National Market) within 20 trading days;

         o    we or any subsidiary experiences a change of control;

         o we fail to file a registration statement with the SEC or such registration statement is not declared effective by the SEC within 120 days after filing;

         o if the effectiveness of the registration statement lapses for any reason or the holder of the convertible debentures is not be permitted to resell the underlying shares of common stock, in either case, for more than five trading days or an aggregate of eight trading days;

         o we fail to deliver common stock certificates to a holder prior to the fifth trading day after a conversion date or we fail to provide notice to a holder of our intention not to comply with requests for conversions of the convertible debentures; or

         o we fail to deliver the payment in cash pursuant to a "buy-in" within three days after notice is claimed delivered.

            Limitation on Beneficial Ownership. The convertible debentures contain a contractual restriction on beneficial share ownership. They provide that neither Cornell Capital Partners nor Highgate House Funds may convert the convertible debentures, or receive shares of our common stock as payment of interest, to the extent that the conversion or the receipt of the interest payment would result in either Cornell Capital Partners or Highgate House Funds, together with their respective affiliates, beneficially owning in excess of 4.9% of our then issued and outstanding shares of common stock.

            Fees. We paid to Cornell Capital Partners a cash fee of $3 million, and a cash structuring fee of $50,000 to Yorkville Advisors Management, in connection with the Securities Purchase Agreement out of the purchase price paid by Cornell Capital Partners for the convertible debentures.

         Registration Rights. In connection with the execution of the Securities Purchase Agreement, on June 23, 2005, we entered into a Registration Rights Agreement with Cornell Capital Partners and Highgate House Funds pursuant to which we agreed to prepare and file, no later than 60 days after the date of the Registration Rights Agreement, with the SEC a registration statement on Form S-1 or SB-2 (or, if we are then eligible, on Form S-3) under the Securities Act of 1933, as amended, for the resale by the investors of 266,666,666 shares of our common stock to be issued upon conversion of the convertible debentures and 62.5 million shares of our common stock to be issued upon exercise of the investors' warrants.

Warrants

         Warrants Issued to Holders of 10% Convertible Debentures. Under the Securities Purchase Agreement, dated June 23, 2005, we issued (i) to Cornell Capital Partners, as trustee for LCC Global Limited, two five-year warrants to purchase an aggregate of 58,337,500 shares of our common stock, at an exercise price of $0.16 per share and (ii) to Highgate House Funds, as trustee for LCC Global Limited, a five-year warrant to purchase 4,162,500 shares of our common stock, at an exercise price of $0.16 per share. Neither Cornell Capital Partners nor Highgate House Funds will be entitled to exercise the warrants for a number of shares of our common stock if such exercise would cause the aggregate number of shares of our common stock beneficially owned by Cornell Capital Partners or Highgate House Funds, as applicable, and their respective affiliates to exceed 4.99% of the outstanding shares of our common stock following such exercise, except within 60 days of the expiration date of the warrants. The exercise price is subject to certain anti-dilution protections as set forth in the respective warrants.

         In connection with the execution of the Securities Purchase Agreement, on June 23, 2005, we entered into a Registration Rights Agreement with Cornell Capital Partners and Highgate House Funds pursuant to which we agreed to prepare and file, no later than 60 days after the date of the Registration Rights Agreement, with the SEC a registration statement on Form S-1 or SB-2 (or, if we are then eligible, on Form S-3) under the Securities Act of 1933, as amended, for the resale by the investors of 266,666,666 shares of our common stock to be issued upon conversion of the convertible debentures and 62,500,000 shares of our common stock to be issued upon exercise of the investors' warrants.

         Warrants Issued to Hawk Associates, Inc. as partial consideration for investor relations services. Hawk Associates, Inc. were granted five-year warrants on 250,000 shares of our common stock priced at US$0.20 with full piggyback rights and were to be registered with the company's next registration statement after July 1, 2004. The warrants will expire at midnight June 30, 2009.

$160 Million Standby Equity Distribution Agreement

         On June 23, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. for the future issuance and purchase of shares of our common stock. This Standby Equity Distribution Agreement establishes what is sometimes termed an equity line of credit or an equity draw down facility and replaces our previous $30 million Standby Equity Distribution Agreement, which was terminated by the parties on June 23, 2005.

         In general, the draw down facility operates like this: Cornell Capital Partners committed to provide us up to $160 million as we request it over a 24-month period (or a five-year period if we file either an amendment to the then effective registration statement or a new registration statement is declared effective after the 24th and 48th month after June 23, 2005), in return for common stock that we will issue to Cornell Capital Partners. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the equity line of credit. For its services, Newbridge Securities Corporation received 75,188 shares of our common stock. As of July 6, 2005 we have $160 million available under this facility. We may request an advance every seven trading days. The amount of each advance is subject to a maximum amount of $3 million every seven trading days. A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. For each share of common stock purchased under the equity line of credit, Cornell Capital Partners will pay 98% of the lowest closing bid price on the OTC Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date.

         We paid to Cornell Capital Partners a cash fee of $16 million in connection with the Standby Equity Distribution Agreement, and Cornell Capital Partners will retain 5% of each advance under the equity line of credit. The issuance of these shares is conditioned upon us registering these shares with the SEC. We may request advances under the equity line of credit once the underlying shares are registered with the Securities and Exchange Commission. We may continue to request advances until Cornell Capital Partners has advanced $160 million or two years (or 5 years if we file either an amendment to the then effective registration statement or a new registration statement is declared effective after the 24th and 48th month after June 23, 2005) after the effective date of the accompanying registration statement, whichever occurs first.

            The amount of capital available under the equity line of credit is not dependent on the price or volume of our common stock. Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time. Because Cornell Capital Partners can repeatedly acquire and sell shares, this limitation does not limit the potential dilutive effect or the total number of shares that Cornell Capital Partners may receive under the equity line of credit.

            We cannot predict the actual number of shares of common stock that will be issued pursuant to the equity line of credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. For example, we would need to issue 1,000,000,000 shares of common stock in order to raise the maximum amount under the equity line of credit at a net purchase price of $0.16.

         The issuance of shares under the equity line of credit may result in a change of control. That is, up to 1 billion shares of common stock could be issued under the equity line of credit (i.e., the maximum number of shares being registered in the accompanying registration statement for the equity line of credit). If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of us by electing its or their own directors. This could happen, for example, if Cornell Capital Partners sold the shares purchased under the equity line of credit to the same purchaser.

         We are under no obligation to request a draw down during any period. In determining whether we will request a draw down, our management intends to primarily take into account our working capital requirements, and whether we have access to other sources of working capital. As described above under the heading "Risk Factors - Standby Equity Distribution Agreement," our existing stockholders may face substantial dilution if we are compelled by circumstances to draw down amounts under the equity line of credit facility. Further, as described below and elsewhere in this prospectus, the number of shares that we will be required to issue under the equity line of credit will increase if the stock price decreases during the pricing period in respect of a draw down. Accordingly, if at all possible, our management would like to avoid effecting any draw downs under the equity line of credit, and particularly if our stock price is low. However, there can be no assurances in this regard, since our capital requirements may change dramatically.

         As discussed under the heading, "Management's Discussion and Analysis - Future Operations," our working capital requirements are impacted by our inventory requirements. Therefore, any increase in sales of our products will be accompanied not only by an increase in revenues, but also by an increase in our working capital requirements. Since our inventory needs will be dictated in part by market acceptance of our new products, which is extremely difficult to predict, our debt repayments, budgeted operating expenses and working capital requirements through April 30, 2006 range from $4.3 million to $11.7 million as of April 30, 2005.

         Proceeds used under the equity line of credit will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

         The amount of the discount that Cornell Capital Partners is entitled to receive under our Standby Equity Distribution Agreement was determined in arms length negotiations between us and Cornell Capital Partners. In considering its acceptability, we took into account, among other things, our negotiated right to designate a threshold price in our draw down notice as the lowest price at which we will sell the shares to a selling stockholder in connection with the draw down, and the lack of alternative sources of similar financing at the time of the negotiations.

         Necessary Conditions Before Cornell Capital Partners Is Obligated to Purchase Our Shares. The following conditions must be satisfied before Cornell Capital Partners is obligated to purchase any common shares under any draw down notice that we may deliver from time to time under our Standby Equity Distribution Agreement with Cornell Capital Partners:

         o a registration statement for the shares must be declared effective by the SEC and must remain effective and available as of the draw down settlement date for making resales of the common shares purchased by Cornell Capital Partners;

         o there must be no statute, rule, regulation, executive order, decree, ruling or injunction which would prohibit the consummation of any of the transactions contemplated by the Standby Equity Distribution Agreement;

         o there must be no material action, suit or proceeding before any arbitrator or any governmental authority against us or any of our subsidiaries, or against any of the officers, directors or affiliates of our company or any of our subsidiaries, in respect of the Standby Equity Distribution Agreement or in respect of the transactions contemplated by the agreement;

         o trading in our common stock must not have been suspended by the SEC or by the regulators of the principal market for our common stock (currently the OTC Bulletin Board); and

         o the principal market for our common stock must not have instituted, or otherwise been made subject to, a general suspension or limitation on the trading of securities through its facilities at any time prior to delivery of our draw down notice.

         Limitation on Issuance of Common Stock. During the commitment period, subject to certain exceptions for issuances resulting from prior commitments, we cannot, without the prior consent of Cornell Capital Partners:

         o issue or sell any common stock or preferred stock with or without consideration;

         o issue or sell any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire common stock with or without consideration,

         o enter into any security instrument granting the holder a security interest in any of our assets; or

         o    file any registration statements on Form S-8.

Provided we give Cornell Capital Partners two days prior written notice, the foregoing restrictions will exclude options, warrants or other securities convertible or exchangeable into shares of our common stock that were outstanding prior to June 23, 2005.

         Indemnification of Cornell Capital Partners. Cornell Capital Partners, and each of directors, officers, shareholders, partners, employees and agents, is entitled to customary indemnification from us for any losses or liabilities suffered by any such person based upon material misstatements or omissions from the Standby Equity Distribution Agreement, registration statement and the prospectus, except as they relate to information supplied by Cornell Capital Partners to us for inclusion in the registration statement and prospectus.

         Governing Law of the Standby Equity Distribution Agreement. The Standby Equity Distribution Agreement, and the related transaction documents, are governed by the internal laws of the State of New Jersey and all legal proceedings in connection with the Standby Equity Distribution Agreement must be commenced exclusively in the state and federal courts sitting in the City of Newark. Thus, all questions concerning the validity, enforcement and interpretation of the Standby Equity Distribution Agreement and the related transaction documents, will be determined by reference to New Jersey law.

Market Information

         Our common stock is quoted on the OTC Bulletin Board under the trading symbol "SMTR". The high and low bid prices for our common stock at the close of business on June 30, 2005, as reported by the OTC Bulletin Board, were $0.147 and $0.136 per share, respectively.

Transfer Agent

         Our common shares are issued in registered form. Pacific Corporate Trust Company (10th Floor, 625 Howe Street, Vancouver, British Columbia, V6C 3B8 (telephone: (604) 689-9853, facsimile (604) 689-8144)) is the registrar and transfer agent for our common shares.

Indemnification Provisions

         Bylaw. Under our Bylaw, subject to the Business Corporations Act (Yukon Territory) and subject to court approval in certain circumstances, we must indemnify:

         o    each of our current or former directors and officers;

         o any person who acts or has acted at our request as a director or officer of a corporation of which we are or were a shareholder or creditor; and

         o any such indemnified person's heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of serving or having served as a director or officer of our company or such corporation, if (i) he or she acted honestly and in good faith with a view to the best interests of our company and
              (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing his or her conduct was lawful.

         Business Corporations Act (Yukon Territory). Section 126 of the Business Corporations Act (Yukon Territory) provides that, in any event, any of the foregoing persons is entitled to be indemnified by us in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of our company or a corporation of which we are or were a shareholder or creditor, if he or she (i) was substantially successful on the merits in his or her defense of the action or proceeding, (ii) is fairly and reasonably entitled to indemnity, (iii) acted honestly and in good faith with a view to the best interests of our company and (iv) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing his or her conduct was lawful.

         Securities Act. Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered by the selling stockholders will be passed upon for us by our counsel, Greenberg Traurig, LLP, New York, New York.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

         No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                                     EXPERTS

         Our consolidated financial statements as at July 31, 2004 and 2003, and for each of the years in the three-year period ended July 31, 2004, filed with this prospectus and registration statement have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the July 31, 2004 consolidated financial statements includes additional comments for United States readers that states that conditions and events exist that cast substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

         We have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with any of our accountants for the year ended July 31, 2004. We have not had any changes in nor have we had any disagreements, whether or not resolved, with our accountants on accounting and financial disclosures during our two recent fiscal years or any later interim period.

                              SMARTIRE SYSTEMS INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

         Our consolidated financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America. The following financial statements pertaining to SmarTire are filed as part of this prospectus:

Consolidated Balance Sheets at January 31, 2005 (Unaudited) and
Year Ended July 31, 2004                                                 F-1

Consolidated Statements of Operations (Unaudited) - Three and
Nine Months Ended April 30, 2005 and 2004                                F-2

Consolidated Statements of Stockholders' Equity and Comprehensive
Loss - Nine Months Ended April 30, 2005 (Unaudited) and Year
Ended July 31, 2004                                                      F-3

Consolidated Statements of Cash Flows (Unaudited) - Three and
Nine Months Ended April 30, 2005 and 2004                                F-4

Notes to Consolidated Financial Statements (Unaudited) - Nine
Months Ended April 30, 2005 and 2004                                     F-6

Auditors' Report including comments for U.S. readers on
Canada-U.S. reporting differences                                        F-21

Consolidated Balance Sheets at July 31, 2004 and July 31, 2003           F-22

Consolidated Statements of Operations - Years Ended July 31,
2004, July 31, 2003 and July 31, 2002                                    F-23

Consolidated Statements of Stockholders' Equity and
Comprehensive Income (Loss) - Years Ended July 31, 2004,                 F-24
July 31, 2003 and July 31, 2002

Consolidated Statements of Cash Flows - Years Ended
July 31, 2004, July 31, 2003 and July 31, 2002                           F-26

Notes to Consolidated Statements - Years Ended July 31, 2004,
July 31, 2003 and July 31, 2002                                          F-27

SMARTIRE SYSTEMS INC.
Consolidated Balance Sheets
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

===========================================================================================================================
                                                                                    April 30,              July 31,
                                                                                         2005                  2004
---------------------------------------------------------------------------------------------------------------------------
                                                                                  (Unaudited)
Assets

Current assets:
     Cash and cash equivalents                                                  $     420,270        $      112,951
     Receivables, net of allowance for doubtful accounts
       of nil (2004 - nil)                                                            245,617               259,508
     Inventory                                                                      3,285,197             3,245,807
     Prepaid expenses                                                                 192,190               189,477
---------------------------------------------------------------------------------------------------------------------------
                                                                                    4,143,274             3,807,743

Capital assets                                                                        721,745               824,616
Deferred financing costs                                                                    -               157,020
Other assets (note 5)                                                               1,347,765             2,147,749
---------------------------------------------------------------------------------------------------------------------------

                                                                                $   6,212,784        $    6,937,128
===========================================================================================================================

Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable and accrued liabilities                                   $     839,030        $    1,293,251
     Deferred revenue                                                                  11,389                10,830
     Promissory notes payable (note 6)                                                     --             1,500,000
     Current portion of convertible debt                                            1,189,615               271,257
---------------------------------------------------------------------------------------------------------------------------
                                                                                    2,040,034             3,075,338
Convertible debt, net of equity portion of $457,998
   (July 31, 2004 - $1,955,356) (note 7)                                              195,001               395,574

Preferred shares, net of equity portion of $3,999,999,                                      1                    --
   subject to mandatory redemption (note 8)
Stockholders' equity:
     Share capital (note 9):
         Preferred shares, par value $1,000 Cdn per share:
              100,000 shares authorized
              Issued and outstanding: 25,000 series A
         Common shares, without par value:
              Unlimited shares authorized
              255,798,467 shares issued and outstanding at
                April 30, 2005 (July 31, 2004 - 103,130,761)                       65,627,789            58,368,020
     Additional paid-in capital                                                    11,036,386             4,417,323
     Deficit                                                                      (72,634,863)          (59,018,256)
     Accumulated other comprehensive loss                                             (51,564)             (300,871)
---------------------------------------------------------------------------------------------------------------------------
                                                                                    3,977,748             3,466,216
---------------------------------------------------------------------------------------------------------------------------

                                                                                $   6,212,784        $    6,937,128
===========================================================================================================================

Going concern (note 3)
Subsequent events (note 12)
Contingencies (note 13)

See accompanying notes to financial statements. Approved on behalf of the Board:
"Robert V. Rudman"    Director            "Bill Cronin"      Director
-------------------                       ---------------

SMARTIRE SYSTEMS INC.
Consolidated Statements of Operations
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles) (Unaudited)

===========================================================================================================================
                                                  Three months ended                        Nine months ended
                                              --------------------------                -------------------------
===========================================================================================================================
                                              April 30,         April 30,           April 30,             April 30,
                                                   2005              2004                2005                  2004
---------------------------------------------------------------------------------------------------------------------------
Revenue                                  $      330,406    $      401,423    $      1,022,484        $    1,259,140

Cost of goods sold (including in the
   nine months ended April 30, 2005
   inventory write-down of $230,000)            255,980           287,373             966,235             1,034,523
---------------------------------------------------------------------------------------------------------------------------
                                                 74,426           114,050              56,249               224,617

Expenses:
     Depreciation and amortization              376,477           356,420           1,116,897             1,030,910
     Engineering, research and
       development                            2,086,354           454,715           3,083,704             1,201,634
     General and administrative               3,170,568           560,871           4,550,610             1,841,877
     Marketing                                1,368,330           468,312           2,275,843             1,329,636
---------------------------------------------------------------------------------------------------------------------------
                                              7,001,729         1,840,318          11,027,054             5,404,057
---------------------------------------------------------------------------------------------------------------------------

Loss from operations                         (6,927,303)       (1,726,268)        (10,970,805)           (5,179,440)

Other earnings (expenses):
     Interest income                              1,382               849               3,173                 5,416
     Net interest and financing
       expense                                 (188,491)       (1,214,435)         (2,763,609)           (2,960,488)
     Foreign exchange gain (loss)               (14,355)          (10,405)            114,634                15,931
     Gain on settlement of convertible
       debt (note 7(a))                       1,822,033                --           1,822,033                    --
---------------------------------------------------------------------------------------------------------------------------
                                              1,620,569        (1,223,991)           (823,769)           (2,939,141)
---------------------------------------------------------------------------------------------------------------------------

Loss for the period                      $   (5,306,734)   $   (2,950,259)   $    (11,794,574)       $   (8,118,581)
===========================================================================================================================

Basic and diluted loss per share         $       (0.03)    $        (0.04)   $         (0.07)        $        (0.10)

Weighted average number of common
   shares used in the computation of
   basic and diluted loss per share         238,545,317        80,450,524         205,742,511            77,461,046

===========================================================================================================================

See accompanying notes to consolidated financial statements.

SMARTIRE SYSTEMS INC.
Consolidated Statements of Stockholders' Equity and Comprehensive Loss (Expressed in United States dollars)
Prepared in accordance with U. S. generally accepted accounting principles Nine months ended April 30, 2005 (unaudited) and year ended July 31, 2004 (audited)

====================================================================================================================================
                                                                 Common shares                    Additional
                                                                 -------------------------           paid-in
                                                                 Shares              Amount          capital            Deficit
                                                                                          $                $                  $
------------------------------------------------------------------------------------------------------------------------------------
Balance at July 31, 2003                                     55,039,065         48,204,995         6,681,893         (48,031,230)

Exercise of stock options for cash                               79,400             15,880                --                  --
Intrinsic value of beneficial conversion feature of
   convertible debentures plus fair value
   of warrants issued                                                --                 --         2,457,023                  --
Conversion of convertible debentures and accrued
   interest to common shares allocated pro-rata
   between additional paid-in-capital and common
   shares, net of issuance  costs of $156,133                20,882,076          5,344,961        (2,788,277)                 --
Exercise of warrants for cash, net of issuance
   costs of $78,370                                          12,463,231          3,702,985        (1,601,970)                 --
Issuance of shares and warrants as fees for
   services received                                            200,000             34,800            63,375                  --
Fair value of agent's warrants issued on private
   placement of convertible debentures                               --                 --            15,699                  --
Issuance of shares as fees on equity line of credit           3,605,769            375,000          (375,000)                 --
Cash cost incurred for equity line                                   --                 --           (35,420)                 --
Shares issued upon draw downs on equity line of
   credit, net of issuance cost of $60,601                   10,861,220            689,399                --                  --
Loss for the period                                                  --                 --                --         (10,987,026)
Translation adjustment                                               --                 --                --                  --
------------------------------------------------------------------------------------------------------------------------------------

Balance at July 31, 2004                                    103,130,761         58,368,020         4,417,323         (59,018,256)
====================================================================================================================================

Exercise of stock options for cash (note 9(c))                5,127,048            794,692          (640,881)                 --
Conversion of convertible debentures and accrued
   interest to common shares allocated pro-rata between
   additional paid-in-capital and common shares (note 7)     37,883,920          1,615,292          (505,528)                 --
Intrinsic value of beneficial conversion feature of
   convertible debt (note 7)                                         --                 --         1,188,845                  --
Settlement of convertible debt (note 7(a))                           --                 --          (677,966)         (1,822,033)
Intrinsic value of beneficial conversion feature of
   preferred shares (note 8)                                         --                 --         3,999,999                  --
Financing cost related to preferred shares (note 8)                  --                 --          (177,325)                 --
Exercise of warrants for cash, net of issuance costs of
   $46,872 (note 9(a)(ii))                                   18,226,274          1,517,215        (1,017,299)                 --
Exercise of warrants on a cashless basis (note 9(a))          6,789,809            654,216          (654,216)                 --
Shares issued upon draw downs on equity line, net of
   issuance cost of $219,234 (note 9(a)(i))                  78,887,710          2,505,766            78,484                  --
Shares issued as compensation for services (note 9(b))        5,752,945            172,588                --                  --
Compensation expense (note 4)                                        --                 --         5,024,950                  --
Loss for the period                                                  --                 --                --         (11,794,574)
Translation adjustment                                               --                 --                --                  --
------------------------------------------------------------------------------------------------------------------------------------

Balance at April 30, 2005                                   255,798,467         65,627,789        11,036,386         (72,634,863)
====================================================================================================================================
================================================================================================================
                                                           Accum. other
                                                          comprehensive     Stockholders'   Comprehensive
                                                                   loss            equity   income (loss)
                                                                      $                 $               $
----------------------------------------------------------------------------------------------------------------
Balance at July 31, 2003                                       (568,354)        6,287,304      (9,505,692)

Exercise of stock options for cash                                   --            15,880              --
Intrinsic value of beneficial conversion feature of
   convertible debentures plus fair value
   of warrants issued                                                --         2,457,023              --
Conversion of convertible debentures and accrued
   interest to common shares allocated pro-rata
   between additional paid-in-capital and common
   shares, net of issuance  costs of $156,133                        --         2,556,684              --
Exercise of warrants for cash, net of issuance
   costs of $78,370                                                  --         2,101,015              --
Issuance of shares and warrants as fees for
   services received                                                 --            98,175              --
Fair value of agent's warrants issued on private
   placement of convertible debentures                               --            15,699              --
Issuance of shares as fees on equity line of credit                  --                --              --
Cash cost incurred for equity line                                   --           (35,420)             --
Shares issued upon draw downs on equity line of
   credit, net of issuance cost of $60,601                           --           689,399              --
Loss for the period                                                  --       (10,987,026)    (10,987,026)
Translation adjustment                                          267,483           267,483         267,483
----------------------------------------------------------------------------------------------------------------

Balance at July 31, 2004                                       (300,871)        3,466,216     (10,719,543)
================================================================================================================

Exercise of stock options for cash (note 9(c))                       --           153,811              --
Conversion of convertible debentures and accrued
   interest to common shares allocated pro-rata between
   additional paid-in-capital and common shares (note 7)             --         1,109,764              --
Intrinsic value of beneficial conversion feature of
   convertible debt (note 7)                                         --         1,188,845              --
Settlement of convertible debt (note 7(a))                           --        (2,499,999)             --
Intrinsic value of beneficial conversion feature of
   preferred shares (note 8)                                         --         3,999,999              --
Financing cost related to preferred shares (note 8)                  --          (177,325)             --
Exercise of warrants for cash, net of issuance costs of
   $46,872 (note 9(a)(ii))                                           --           499,916              --
Exercise of warrants on a cashless basis (note 9(a))                 --                --              --
Shares issued upon draw downs on equity line, net of
   issuance cost of $219,234 (note 9(a)(i))                          --         2,584,250              --
Shares issued as compensation for services (note 9(b))               --           172,588              --
Compensation expense (note 4)                                        --         5,024,950              --
Loss for the period                                                  --       (11,794,574)    (11,794,574)
Translation adjustment                                          249,307           249,307         249,307
----------------------------------------------------------------------------------------------------------

Balance at April 30, 2005                                       (51,564)        3,977,748     (11,545,267)
==========================================================================================================

See accompanying notes to consolidated financial statements.

SMARTIRE SYSTEMS INC.
Consolidated Statements of Cash Flows
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

=================================================================================================================================
                                                                     Three months ended                Nine months ended
                                                                     ------------------                -----------------
                                                                   April 30,    April 30,           April 30,      April 30,
                                                                        2005         2004                2005           2004
---------------------------------------------------------------------------------------------------------------------------------
Cash provided by (used for):

Operating activities:
    Loss for the period                                      $   (5,306,734)    $ (2,950,259)    $  (11,794,574)   $  (8,118,581)
    Items not affecting cash:
         Depreciation and amortization                              376,477          356,420          1,116,897        1,030,910
         Stock-compensation expense                               5,024,950               --          5,197,538               --
         Non-cash interest, penalties and finance charges           144,866        1,111,447          2,607,518        2,770,483
          Inventory write-down                                           --               --            200,000               --
         Issuance of shares and warrants for services                    --               --                  -           82,838
         received
         Gain on settlement of convertible debt (note 7          (1,822,033)              --         (1,822,033)              --
         (a))
    Change in non-cash working capital:
        Receivables                                                  28,024          163,076             25,969           86,722
        Deferred revenue                                                 --           14,703                 --           15,415
        Inventory                                                    98,158        (235,644)            (38,681)      (1,991,079)
        Prepaid expenses                                             75,205         (92,081)              8,891         (138,511)
        Accounts payable and accrued liabilities                     54,256          138,090           (528,362)         135,752
---------------------------------------------------------------------------------------------------------------------------------

    Net cash used in operating activities                        (1,326,831)       (1,494,248)       (5,026,837)      (6,126,051)

Investing activities:
       Purchase of capital assets                                    (3,408)        (206,138)           (28,918)        (441,619)

Financing activities:
       Cash received on exercise of stock options                   153,811               --            153,811           15,880
       Cash received on exercise of warrants (note 9(a))                 --           52,000            546,788        2,059,385
       Proceeds from equity line of credit (note 9 (a))                  --               --          2,725,000               --
       Proceeds from convertible debt (note 7)                      457,999               --          3,152,999        2,725,000
       Proceeds from preferred shares (note 8)                    4,000,000               --          4,000,000               --
       Proceeds from promissory notes (note 6)                      350,000          750,000            875,000          750,000
       Repayment of convertible  debentures                      (2,957,999)         (14,583)        (2,957,999)         (14,583)
       Financing costs                                             (180,000)         (27,900)          (695,478)        (437,696)
       Repayment of promissory notes (note 6)                      (350,000)              --         (2,375,000)              --
---------------------------------------------------------------------------------------------------------------------------------

    Net cash used in financing activities                         1,473,811          759,517          5,425,121        5,097,986

Effect of exchange rate differences on cash  and cash                29,038         (140,717)           (62,047)         (88,406)
equivalents
---------------------------------------------------------------------------------------------------------------------------------

Increase (decrease) in cash and cash equivalents                    172,610       (1,081,586)           307,319       (1,558,090)

Cash and cash equivalents beginning of period                       247,660        1,367,190            112,951        1,843,694
---------------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of period                     $      420,270     $    285,604     $      420,270    $      285,604
=================================================================================================================================

SMARTIRE SYSTEMS INC.
Consolidated Statements of Cash Flows (Continued)
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

=================================================================================================================================
                                                                     Three months ended                Nine months ended
                                                                     ------------------                -----------------
                                                                   April 30,    April 30,           April 30,      April 30,
                                                                        2005         2004                2005           2004
---------------------------------------------------------------------------------------------------------------------------------
  Supplementary information:
     Interest and finance charges paid                         $      59,761     $  114,007       $   156,091       $190,005
     Non-cash investing and financing activities:
       Conversion of convertible debentures to common shares         245,444        528,182         1,102,832      2,084,485
       Fair value of agents warrants issued in conjunction
        with private placements                                           --             --                --         15,699
       Financing costs included in accounts payable                       --         45,000                --         45,000
       Shares issued for services                                         --             --           172,588             --
=================================================================================================================================

See accompanying notes to consolidated financial statements.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Nine months ended April 30, 2005 and 2004

1.   Basis of presentation:

     These interim consolidated financial statements have been prepared using United States generally accepted accounting principles. The interim financial statements include all adjustments, consisting solely of normal recurring adjustments, which in management's opinion are necessary for a fair presentation of the financial results for the interim periods presented.

     The disclosures in these statements do not conform in all respects to the requirements of generally accepted accounting principles for annual financial statements. These statements follow the same accounting policies and methods of their application as the most recent annual financial statements. These statements should be read in conjunction with the significant accounting policies and other information in the Company's most recent annual financial statements which are included in the Company's annual report on Form 10-KSB for the year ended July 31, 2004.

2.   Operations:

     The Company and its subsidiaries develop and market products incorporating wireless data transmission and processing technologies for the automotive and transportation industries. The Company's primary product is a wireless tire monitoring system which it currently markets for use on passenger vehicles, motorcycles, recreational, commercial and industrial vehicles. All sales of its product are made in these industry segments.

3.   Going concern:

     The Company requires additional financing to fund its operations. The Company has incurred recurring operating losses and has a deficit of $72,634,863 and working capital of $2,103,240 as at April 30, 2005. During the nine months ended April 30, 2005, the Company used cash of $5,055,755 in operating and investing activities.

     The Company is pursuing various alternatives to meet its immediate and long-term financial requirements. During the nine months ended April 30, 2005, the Company realized net cash proceeds of $5,425,121 from financing activities to fund its operations. The Company also has an undrawn equity line of credit of $11,525,000 as at April 30, 2005 to fund future operations. Subsequent to the period end this equity line was replaced by a $30 million equity line of credit (note 12(a)). There can be no assurance that the Company can draw down amounts under the equity line of credit when required and that additional financing will be available to the Company when needed or, if available, that it can be obtained on commercially reasonable terms. These consolidated financial statements have been prepared on the going concern basis which assumes that adequate sources of financing will be obtained as required and that the Company's assets will be realized and liabilities settled in the ordinary course of business. Accordingly, these consolidated financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

4.   Significant accounting policy:

     Stock-based compensation:

     The Company has elected under FAS 123, Accounting for Stock-based Compensation, to account for employee stock options using the intrinsic value method. This method is described in Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As the Company grants stock options with an exercise price not less than the market value of the underlying common shares on the date of grant, no compensation expense is required to be recognized under APB 25. If the exercise price of employee stock option award is not fixed in the functional currency of the Company or in the currency the employee is paid, the award is accounted for as a variable award until the award is exercised, forfeited, or expires unexercised. The Company measures compensation as the amount by which the quoted market value of the common shares of the Company's stock covered by the grant exceeds the option price, with changes in the market price included in the measurement of loss.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Nine months ended April 30, 2005 and 2004

     FAS 123 uses the fair value method of calculating the cost of stock option grants. Had compensation cost for employee stock options been determined by this method, net loss and net loss per share would have been as follows:

===========================================================================================================================
                                                     Three months ended                    Nine months ended
                                              -------------------------------       ------------------------------
                                                April 30,          April 30,          April 30,          April 30,
                                                     2005               2004               2005               2004
---------------------------------------------------------------------------------------------------------------------------
     Net loss:
         As reported                         $ (5,306,734)      $ (2,950,259)      $(11,794,574)      $ (8,118,581)
         Stock-based compensation
           expense (recovery) recognized
           using intrinsic value method
           (variable award)                     5,024,950                 --          5,024,950                 --
         Stock-based compensation
           expense determined under fair
           value based method for
           all awards                              (4,507)           111,910         (1,087,519)        (1,264,063)
---------------------------------------------------------------------------------------------------------------------------

     Pro forma                               $   (286,291)      $ (2,838,349)      $ (7,857,143)      $ (9,382,644)
===========================================================================================================================

     Basic and diluted loss per share:
         As reported                         $      (0.03)      $      (0.04)      $      (0.07)      $      (0.10)
         Pro forma                                  (0.01)             (0.04)             (0.05)             (0.12)
===========================================================================================================================

     The Company recognizes compensation expense on a straight-line basis over the vesting period beginning on the date the stock option is granted.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Nine months ended April 30, 2005 and 2004

4. Significant accounting policy (continued):

     The fair value of each option and warrant granted is estimated on the date of grant using the Black-Scholes option valuation model with the following weighted average assumptions.

===========================================================================================================================
                                                                                April 30,            April 30,
                                                                                     2005                 2004
---------------------------------------------------------------------------------------------------------------------------
     Expected dividend yield                                                           0%                   0%
     Expected stock price volatility                                                 140%                 135%
     Risk-free interest rate                                                        3.74%                4.13%
     Expected life of options and warrants                                        5 Years              2 Years

===========================================================================================================================

     Weighted-average fair values of options granted during the period are as follows:

===========================================================================================================================
                                                                                April 30,            April 30,
                                                                                     2005                 2004
---------------------------------------------------------------------------------------------------------------------------
     Options whose exercise price at date of grant:
         Equals the market price of stock                                       $    0.03           $       --
         Exceeds the market price of stock                                           0.02                 0.16
         Is less than the market price of stock                                        --                   --

===========================================================================================================================

     The Company recognizes compensation expense for stock options, common stock and other instruments issued to non-employees for services received based upon the fair value of the equity instruments issued as the services are performed and the instrument is earned.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Nine months ended April 30, 2005 and 2004

5.   Other assets:

     The rights are being amortized over five years on a straight-line basis.

===========================================================================================================================
                                                                             Accumulated              Net book
     April 30, 2005                                              Cost        amortization                value
---------------------------------------------------------------------------------------------------------------------------
     OEM - most medium and heavy duty
       trucks                                         $     1,737,500      $    1,473,491       $      264,009
     OEM - all other vehicles                               3,300,000           2,216,244            1,083,756
---------------------------------------------------------------------------------------------------------------------------

                                                      $     5,037,500      $    3,689,735       $    1,347,765
===========================================================================================================================

     Management believes that the net book value of its other assets of $1,347,765 as at April 30, 2005 is recoverable based on expectations of future cash flows from the Company's future sales of tire monitoring systems. Management's belief is based on an undiscounted cash flow analysis of management's current best estimate of projected annual sales to the passenger vehicle and light truck OEM market plus management's projected sales to the heavy truck OEM market.

6.   Promissory notes:

     (a) On November 16, 2004, the Company received gross proceeds of $250,000 upon the issuance of an unsecured short-term promissory note to an accredited investor. There were no fees on the note. The note bore interest at a rate of 12% per annum and was repayable on December 15, 2004.

     (b) On November 30, 2004, the Company received gross proceeds of $275,000 upon the issuance of an unsecured short-term promissory note to an accredited investor. The note bore interest at a rate of 12% per annum and was repaid on December 30, 2004. As a commitment fee, the holder of the note received $27,500.

     (c) On February 9, 2005, the Company received gross proceeds of $350,000 upon the issuance of an unsecured short-term promissory note to an accredited investor. The note bore interest at a rate of 10% per annum and was repaid on March 16, 2005. As a commitment fee, the holder of the note received $35,000.

     (d) During the nine months ended April 30, 2005, the Company repaid $2,375,000 of principal and $61,462 in interest on its promissory notes.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Nine months ended April 30, 2005 and 2004

7.   Convertible debt:

===========================================================================================================================
                                                                                                    Balance to
                                                            Redemption                Debt         be accreted
                                                          value of debt          component       to operations
---------------------------------------------------------------------------------------------------------------------------
     Balance as at July 31, 2003                             $1,966,667                 $3          $1,966,664

         Issuance of 11% discounted convertible
           debenture with cash finance cost of
           $264,894 and discount of $768,590                  3,493,590          1,036,567           2,457,023

         Accretion of deemed debt discount to
           interest expense                                          --          3,236,921          (3,236,921)

         Discount in convertible debentures                          --           (768,590)            768,590

         Conversion of 7%, 8% and $840,681 of
           discounted convertible debentures to
           common shares                                     (2,532,355)        (2,532,355)                 --

         Cash payment on discounted convertible
           debentures                                          (305,715)          (305,715)                 --
---------------------------------------------------------------------------------------------------------------------------

     Balance as at July 31, 2004                              2,622,187            666,831           1,955,356

         Issuance of 5% convertible debenture with
           cash finance cost of $ 323,239 (note a)            2,695,000          1,964,153             730,847

         Accretion of deemed debt to interest
           expense (note d)                                          --          2,008,237          (2,008,237)

         Penalties and premiums accrued for
           default on convertible debentures (note d)           128,259            128,259                  --

         Conversion of $60,000 of 8% and $1,042,832
           discounted convertible debentures to
           common shares (note b)                            (1,102,832)        (1,102,832)                 --

         Cash payment on discounted convertible
           debentures (note b)                                 (381,666)          (381,666)                 --

         Premiums paid on repayment of discounted
           convertible debentures (note b)                      (76,333)           (76,333)                 --

         Repayment of 5% convertible debentures
           (note a)                                          (2,500,000)        (1,822,034)           (677,966)

         Issuance of 5% convertible debenture (note c)          457,999                  1             457,998
---------------------------------------------------------------------------------------------------------------------------

     Balance as at April 30, 2005                             1,842,614          1,384,616             457,998
     Current portion of convertible debt                      1,189,615          1,189,615                  --
---------------------------------------------------------------------------------------------------------------------------

                                                       $        652,999    $       195,001     $       457,998
===========================================================================================================================

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Nine months ended April 30, 2005 and 2004

7.   Convertible debt (continued):

     At April 30, 2005, $215,000 of the 8% convertible debentures issued on July 17, 2003, $974,615 of the convertible debentures issued at a 22% original discount from the face principal amount on December 24, 2004 and principal of $195,000 and $457,999 of the two 5% convertible debentures were outstanding.

     (a) On December 15, 2004, the Company closed two private placements of 5% convertible debentures for gross proceeds of $2,695,000 and net cash proceeds of $2,394,644. Advisors to the transactions received cash commissions of $279,250. Additional expenses related to these offerings were $21,106. The financing cost was recorded as deferred financing cost and was amortized over the lesser of the life of the convertible debentures or the date of redemption or conversion into common shares.

         Principal under convertible debentures was convertible at the option of the holder as per the terms of the agreement.

         The Company also had the right to redeem the convertible debentures, in whole or in part, at 120% of the face value of each convertible debenture and the investor to receive 50,000 redemption warrants for every $100,000 redeemed.

         For accounting purposes the Company calculated the intrinsic value of the beneficial conversion feature amounting to $730,847 and recorded it as additional paid-in capital. The remaining value of $1,964,153 is recorded as a liability and accreted to its face value of $2,695,000 over the maturity period.

         The $2,500,000 convertible debenture was due and payable at maturity on December 15, 2007.

         Interest on the remaining outstanding principal under the convertible debentures that aggregate $195,000 is payable semi-annually beginning June 15, 2005 and every subsequent six month period that the principal balance remains unpaid. The maturity date for these convertible debentures is December 15, 2006.

         On March 22, 2005, the Company settled the $2,500,000 convertible debt. For accounting purposes, the consideration paid was allocated between equity and liability components based on the intrinsic value of the beneficial conversion option as equity and the remaining amount as liability at the date of transaction. The difference between the carrying value of liability and equity components and fair value of the consideration paid was charged to income and deficit respectively. This resulted in a gain on settlement of $1,822,003 being recorded in statement of operations and a charge to deficit of the same amount.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Nine months ended April 30, 2005 and 2004

7.   Convertible debt (continued):

     (b) During August 2004, the Company defaulted on payments to holders of its discounted convertible debentures. In response to the default, certain debenture holders filed legal actions against the Company. On September 24, 2004, the Company and holders of the discounted convertible debentures signed an agreement which provided for: withdrawal of legal action; an immediate exercise of 18,226,274 warrants at $0.03 for gross proceeds to the Company of $546,788; conversion of $734,388 of discounted debentures into 24,479,630 common shares; a lock-up provision that establishes a daily limit on the number of shares that can be traded by the debenture holders. In addition, the holders of $308,444 of discounted debentures and $60,000 of 8% debentures converted these debentures to common shares.

         On April 27, 2005, the Company entered into a redemption, release and settlement agreement with two holders of the Company's discounted convertible debentures. Pursuant to such redemption, the Company made cash payments of $457,999. This payment included a 20% premium amounting to $76,333.

     (c) On May 20, 2005, the Company finalized the agreement to issue a $1,500,000 one year 5% debenture convertible at the option of the holder at $0.028 per share and matures on May 20, 2006. Between April 25 and April 29, 2005, funds for $1,100,000 of the convertible debenture were placed in escrow with the Company's legal council. From escrow, $457,999 was paid on April 27, 2005 to two debenture holders to redeem their convertible debentures and is recorded as an issuance of new debt. For accounting purposes, the Company calculated the intrinsic value of the beneficial conversion feature amounting to $457,998 and recorded it as additional paid-in capital. The remaining value of $1 is recorded as a liability and accreted to its face value of $457,999 over the maturity period.

     (d) The Company was in violation of all convertible debenture agreements at January 31, 2005 and at April 30, 2005 with the exception of new 5% convertible debentures issued in April 2005 as a registration statement was not filed with the Securities and Exchange Commission on the date specified in the agreements. As a result of this violation, the Company accreted interest to adjust the carrying value of the convertible debentures to their redemption value. The Company also accrued penalties and premiums of $128,259.

         On April 21, 2005, a holder of discounted debentures in the amount of $91,726 filed a legal claim against the Company demanding a conversion of debenture into common shares at $0.01 per share (note 13).

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Nine months ended April 30, 2005 and 2004

8.   Preferred shares subject to mandatory redemption:

     On March 22, 2005, the Company closed a private placement of 5% convertible Class A preferred shares for gross proceeds of $4,000,000 and net cash proceeds of $3,865,000. Advisors to the transactions received cash commission of $115,000. Additional expenses related to this offering were $20,000. Proceeds of $2,850,000 from this financing were used to settle $2,500,000 convertible debenture entered into on December 15, 2004 and $350,000 promissory note entered into on February 9, 2004.

     Principal under convertible preferred shares may be converted into common shares by the holder in whole or in part from time to time at a conversion price of $0.01. Upon providing 3 business days advance written notice to holders, during which time the holder may elect to convert up to all of their convertible preferred stock, the Company may redeem up to 80% of the convertible preferred stock, in whole or in part, at 120% of the face value. The $4,000,000 convertible preferred stock is due and payable at maturity on December 22, 2006.

     While the legal form of this financial instrument is that of preferred shares, due to the mandatory redemption on December 22, 2006, the substance of the instrument is that of a financial liability. For accounting purposes, these shares are considered to have both a debt and equity component. The equity component is related to the intrinsic value of the beneficial conversion feature at the issuance of the instrument and it equaled $3,999,999. The equity component value is recorded as additional paid-in capital. The remaining value of $1 is recorded as a liability. The carrying value of the liability portion is being accreted to its retraction value of $4,000,000, over a period from the date of issuance to its maturity date of December 22, 2006. Total financing costs of $135,000 is charged to additional paid-in capital as substantially all the value of preferred shares is treated as equity.

     As at April 30, 2005, the Company was in violation of preferred share agreements as a registration statement was not filed with the Securities and Exchange Commission on the date specified in the agreement. The Company has received an extension from the preferred shareholders to file a registration statement by June 30, 2005 and has received a waiver for any penalties. If the registration statement is not filed by the Company by this date, the entire amount of $3,999,999 will be accreted to the income statement as an interest charge.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Nine months ended April 30, 2005 and 2004

9.   Share capital:

     (a) During the nine months ended April 30, 2005, the Company realized gross cash proceeds of $3,271,788 and net cash proceeds of $3,084,166 as follows:

         (i) The Company issued 78,887,710 shares at effective prices ranging from $0.028 to $0.05 per share pursuant to the Standby Equity Distribution Agreement for gross proceeds of $2,725,000 and net proceeds of $2,584,250. In addition, $78,484 was reclassified from additional paid-in capital to share financing expense to record the proportionate share of costs on the equity line against the gross amount of draw downs. The issuance of these shares reduced the set price that the holders of the convertible debentures can convert the convertible debentures into common stock and the exercise price of 14,612,907 warrants outstanding to $0.028.

         (ii) As described in note 7, on September 24, 2004, the holders of the discounted convertible debentures exercised 18,226,274 warrants at $0.03 for gross proceeds of $546,788, and net proceeds of $499,916. The fair value of these warrants of $1,017,299 initially recorded as additional paid-in-capital is reclassified to share capital on exercise of warrants.

     (b) On January 19, 2005 the Company issued 5,752,945 shares of common stock to certain members of senior management of the Company for services rendered. The fair value of the shares at the date of issuance was $0.03 per share of $172,588.

     (c) A summary of stock option transactions and balances during the period ended April 30, 2005 is as follows:

===========================================================================================================================
                                                                                                      Weighted
                                                                                                       average
                                                                                  Options             exercise
                                                                              outstanding                price
---------------------------------------------------------------------------------------------------------------------------
         Balance at July 31, 2004                                               8,469,800            $    0.63

              Options granted                                                  40,320,000                 0.03
              Options exercised                                                (5,127,048)                0.03
              Options forfeited                                                  (920,000)                0.93
---------------------------------------------------------------------------------------------------------------------------

         Balance at April 30, 2005                                             42,742,752            $    0.13
===========================================================================================================================

         All options outstanding, with the exception of 200,000 options, as at April 30, 2005 are fully vested.

         Stock compensation expense of $640,881 related to options exercised was reclassified from additional paid-in capital to share capital.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Nine months ended April 30, 2005 and 2004

9.   Share capital (continued):

     (d) During April 2005, the Company received notices of a cashless warrant exercise from holders of the discounted convertible debentures to exercise 8,386,750 warrants. The exercise price of these warrants was $0.028. In response, the Company issued 6,789,809 shares of common stock to the warrant holders.

     (e) As at April 30, 2005, warrants outstanding were exercisable for 10,759,861 (July 31, 2004-37,483,485) common shares of the Company. The warrants entitle the holders to purchase common shares of the Company at prices ranging from $0.028 to $2.80 per share that expire on various dates until June 30, 2009.

10.  Related party transactions:

     During the nine months ended April 30, 2005, the Company incurred expenses of $60,000 (2004 - nil) for a research report to a company in which a director of the Company has significant influence.

11.  Segmented information:

     The Company operates in the wireless tire monitoring technology industry. Management of the Company makes decisions about allocating resources based on this one operating segment. Geographic information is as follows:

     Revenue from external customers:

===========================================================================================================================
                                                   Three months ended                  Nine months ended
                                            -------------------------------     ------------------------------
                                                 April 30,        April 30,         April 30,        April 30,
                                                      2005             2004              2005             2004
---------------------------------------------------------------------------------------------------------------------------
     United Kingdom                         $      157,827    $      31,027     $     507,520    $     153,312
     United States                                 119,533          164,798           372,075          423,334
     Korea                                           4,217            1,350            30,423           93,619
     China                                              --          141,488            15,998          453,877
     Germany                                        21,917           17,244            32,378           33,339
     Other                                          26,912           45,516            64,090          101,659
---------------------------------------------------------------------------------------------------------------------------

                                            $      330,406    $     401,423     $   1,022,484    $   1,259,140
===========================================================================================================================

     As at April 30, 2005, 53% (July 31, 2004-53%) of the Company's fixed assets were in Canada, 18% (July 31, 2004 - 17%) were in Europe and 29% were in Korea (July 31, 2004 - 30%).

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Nine months ended April 30, 2005 and 2004

11.  Segmented information (continued):

     Major customers, representing 10% or more of total sales, include:

===========================================================================================================================
                                                   Three months ended                  Nine months ended
                                            -------------------------------     ------------------------------
                                                 April 30,        April 30,         April 30,        April 30,
                                                      2005             2004              2005             2004
---------------------------------------------------------------------------------------------------------------------------
     Customer A                             $      103,832    $      18,907     $     393,184    $      98,380
     Customer B                                     50,947           20,542           159,510           33,431
     Customer C                                         --          141,488            15,998          423,945

===========================================================================================================================

12.  Subsequent events:

     (a) On May 20, 2005, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP which provides for the potential issuance and sale of up to $30 million of our common stock to Cornell Capital. Under this arrangement, the Company, at its sole discretion, may draw down on this facility, from time to time over a period of 24 months after the effective date of registration statement to be filed with Securities and Exchange Commission or until Cornell Capital purchases $30 million of shares of our common stock, whichever occurs first. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital will pay 98% of the lowest closing bid price of our common stock on the OTC Bulletin Board for the five trading days immediately following the date of the notice for the draw down. The amount of each advance is subject to a maximum of $1 million per advance, with a minimum of five trading days between advances. Cornell Capital intends to sell the shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price. In addition, Cornell Capital may deduct the amount of any fees, expenses and disbursements that we have not paid from any advance. This Standby Equity Distribution Agreement replaced the Company's previous $15 million Standby Equity Distribution Agreement, dated May 19, 2004, with Cornell Capital, which was terminated by the parties.

     (b) On May 20, 2005, the Company also entered into a Securities Purchase Agreement with Cornell Capital. In accordance with the Securities Purchase Agreement, we issued to Cornell Capital, for a purchase price of $1,500,000 million, a 5% convertible debenture that is convertible, at the option of Cornell Capital, into shares of our common stock at a price of $0.028 per share and matures on May 20, 2006 (note 7(c)).

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Nine months ended April 30, 2005 and 2004

12.  Subsequent events (continued):

     (c) Between May 2, 2005 and May 23, 2005, the company entered into release, redemption and settlement agreements whereby it redeemed $863,581 of discounted convertible debentures. Consideration consisted of $408,067 and the issuance of 9,738,759 shares of common stock which were issued at an effective conversion price of $0.028 per share.

13.  Contingencies:

     As described in note 12 (c) the company has settled a series of discounted convertible debentures with the exception of one with a carrying value of $91,726. On April 21, 2005, one holder of this discounted debenture in the amount of $91,726 provided the Company with notice of a summons with the Supreme Court of the State of New York. The holder is alleging that the Company wrongfully refused to honor its request to convert this debt into 9,268,875 common shares of the Company. The holder is seeking issuance of these shares and damages and attorneys fees. It is not possible to determine whether the debenture holder will be successful in their legal action. The Company has recorded a liability of $128,259 which includes the outstanding principal, premium and penalties.

14. Differences between Canadian and United States Generally Accepted Accounting Principles and Practices:

     These consolidated financial statements have been prepared in accordance with accounting principles and practices generally accepted in the United States ("US GAAP") which differ in certain respects from those principles and practices that the Company would have followed had its consolidated financial statements been prepared in accordance with accounting principles and practices generally accepted in Canada ("Canadian GAAP").

     (a) Under U.S. GAAP, the adoption of U.S. dollar in 2001 as reporting currency was implemented retroactively, such that prior period financial statements were translated under the current rate method using foreign exchange rates in effect on those dates. Under Canadian GAAP, a change in reporting currency is implemented by translating all prior year financial statement amounts at the foreign exchange rate on the date of change in reporting currency, which was July 31, 2001. As a result, there is a difference in share capital, deficit and cumulative translation adjustment amount under Canadian GAAP as compared to US GAAP.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Nine months ended April 30, 2005 and 2004

14. Differences between Canadian and United States Generally Accepted Accounting Principles and Practices (continued):

     (b) Under U.S. GAAP, the Company has elected to continue to apply the guidance set out in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretation in accounting for its employee stock option. As the Company grants options with an exercise price not less than the market value of the underlying common shares on the date of grant, no compensation expense is required to be recognized under APB 25. If the exercise price of employee stock option award is not fixed in the functional currency of the Company or in the currency the employee is paid, the award is accounted for as variable award until the award is exercised, forfeited, or expires unexercised. The Company measures compensation expense as the amount by which the quoted market value of the common shares of the Company's common stock covered by the grant exceeds the option price, with changes in the market price included in the measurement of loss.

         Prior to 2003, under Canadian GAAP, no compensation was recorded for employee options. Subsequent to August 1, 2003, the Company elected to use the fair-value based method under Canadian GAAP, on a prospective basis, to record compensation expense for options. Had the Company determined compensation expense for option grants made to employees after July 31, 2002 based on the fair values at grant dates of the stock options consistent with the fair value method, the Company's loss and loss per share would have been as follows:

===========================================================================================================================
                                                   Three months ended                  Nine months ended
                                            -------------------------------     ------------------------------
                                                 April 30,        April 30,         April 30,        April 30,
                                                      2005             2004              2005             2004
---------------------------------------------------------------------------------------------------------------------------
         Net loss:
           As reported                    $     (1,750,749) $    (2,243,554) $     (8,621,025) $    (6,966,770)
           Stock-based compensation
              expense included in reported
              net loss                               4,508            7,973         1,089,282        1,125,667
              Stock-based compensation
                expense determined under
                fair value based method
                for all awards                      (4,508)         115,643        (1,087,519)      (1,230,338)
---------------------------------------------------------------------------------------------------------------------------

         Pro forma                        $      (1,750749) $    (2,119,938) $     (8,619,262) $    (7,071,441)
===========================================================================================================================

         Basic and diluted loss per share:
           As reported                      $       (0.01)    $       (0.04)    $      (0.05)    $       (0.10)
           Pro forma                                (0.01)            (0.03)           (0.04)            (0.09)

===========================================================================================================================

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Nine months ended April 30, 2005 and 2004

14. Differences between Canadian and United States Generally Accepted Accounting Principles and Practices (continued):

     (c) Under U.S. GAAP, the proceeds from the issuance of convertible debentures with detachable warrants are allocated to the fair value of warrants issued and intrinsic value of beneficial conversion feature. The remaining proceeds are allocated to debt which is being accreted to the redemption value of the convertible debentures over the maturity period. On the date of conversion of debt to equity, the difference between the carrying amount and redemption amount is charged to statement of operations as interest expense.

         Under Canadian GAAP, the proceeds from the issuance of convertible debentures with detachable warrants are allocated to the warrants issued and the beneficial conversion feature based on their fair values. The remaining proceeds are allocated to debt which is then being accreted to the redemption value of the convertible debentures over the maturity period. On the date of conversion of debt to equity, the carrying value of debt is reclassified to equity with no additional interest accretion. When the Company has the option of repaying the convertible debentures in cash or its common shares, the entire principal amount of is recorded as equity. The principal equity is accreted to the redemption value of the convertible debentures over the maturity period and is charged to deficit.

     (d) Under US GAAP, the discount on convertible debt is netted against the value of debenture, and debt issuance cost is recorded as deferred financing cost and is amortized over the maturity period. Under Canadian GAAP, the discount is recorded as deferred financing cost and is being amortized over the maturity period. Debt issuance cost is charged to equity.

     (e) For US GAAP, on settlement of a debenture, a gain was recorded in the statement of operations of $1,822,033 and a charge to retained earnings was recorded for the same amount (note 7(a)). For Canadian GAAP, no gain arises, since the carrying value of liability and equity component of the debenture is the same as the allocated fair values between liability and equity of the consideration paid.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Nine months ended April 30, 2005 and 2004

14. Differences between Canadian and United States Generally Accepted Accounting Principles and Practices (continued):

===========================================================================================================================
                                                   April 30, 2005                         July 31, 2004
                                       ------------------------------------     ------------------------------
     Consolidated                                 Canadian               US          Canadian               US
     balance sheets                                   GAAP             GAAP              GAAP             GAAP
---------------------------------------------------------------------------------------------------------------------------
     Current assets                         $    4,143,274    $   4,143,274     $   3,807,743    $   3,807,743
     Capital assets                                721,745          721,745           824,616          824,616
     Deferred financing costs (d)                       --               --           443,016          157,020
     Other assets                                1,347,765        1,347,765         2,147,749        2,147,749
     Current liabilities (c)                     2,040,034        2,040,034         2,804,081        3,075,338
     Long term convertible
       debentures (c)                              195,001          195,001                 1          395,574
     Preferred shares subject to
       mandatory redemption                              1                1                --               --
     Stockholders' equity                        3,977,748        3,977,748         4,419,042        3,466,216
===========================================================================================================================

===========================================================================================================================
                                                   Three months ended                  Nine months ended
                                            -------------------------------     ------------------------------
                                                 April 30,        April 30,         April 30,        April 30,
                                                      2005             2004              2005             2004
---------------------------------------------------------------------------------------------------------------------------
     Net loss in accordance with
       U.S. GAAP                           $    (5,306,734)  $   (2,950,259)  $   (11,794,574)  $   (8,118,581)
     Effects of differences in accounting for:
       Stock based compensation expense
         under U.S. GAAP (b)                     5,024,950               --         5,024,950               --
       Stock based compensation
         recovery under Canadian GAAP (b)           (4,508)          (7,973)       (1,089,282)      (1,125,667)
       Interest accretion and amortization of
         debenture finance costs recorded
         under US GAAP (c) (d)                     357,576          782,196         2,439,497        2,409,906
       Interest accretion and amortization of
         debenture finance cost under
         Canadian GAAP (d)                              --          (67,518)       (1,379,583)        (132,428)
       Gain on settlement of convertible
         debt (e)                               (1,822,033)              --        (1,822,033)              --
---------------------------------------------------------------------------------------------------------------------------

       Net loss in accordance with Canadian
         GAAP                                   (1,750,749)      (2,243,554)       (8,621,025)      (6,966,770)
       Beginning deficit in accordance with
         Canadian GAAP                         (59,534,828)     (46,486,028)      (51,971,322)     (41,762,812)
       Interest on convertible debentures and
         amortization of financing charges (d)    (362,543)        (646,857)       (1,055,763)        (646,857)
---------------------------------------------------------------------------------------------------------------------------
       Ending deficit in accordance with
         Canadian GAAP                     $   (61,648,120)  $  (49,376,439)  $   (61,648,120)  $  (49,376,439)
===========================================================================================================================
       Basic and diluted loss per share (in
         accordance with Canadian GAAP)          $  (0.01)        $   (0.04)        $  (0.05)        $   (0.10)

===========================================================================================================================

15.  Comparative figures:

     Certain figures have been reclassified to conform to the financial statement presentation adopted for the current year.

                        CONSOLIDATED FINANCIAL STATEMENTS
                      (Expressed in United States dollars)
   (Prepared in accordance with U.S. generally accepted accounting principles)

                              SMARTIRE SYSTEMS INC.

                    YEARS ENDED JULY 31, 2004, 2003 AND 2002

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE SHAREHOLDERS OF SMARTIRE SYSTEMS INC.

We have audited the consolidated balance sheets of SmarTire Systems Inc. as at July 31, 2004 and 2003 and the consolidated statements of operations, stockholders' equity and comprehensive income (loss) and cash flows for each of the years in the three year period ended July 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at July 31, 2004 and 2003 and the results of its operations and its cash flows for each of the years in the three year period ended July 31, 2004 in accordance with U.S. generally accepted accounting principles.

On September 10, 2004, except for note 16 which is as of October 5, 2004, we reported separately to the shareholders of the Company on the consolidated balance sheets as at July 31, 2004 and 2003 and the consolidated statements of operations and deficit and cash flows for the years then ended, which consolidated financial statements were prepared in accordance with Canadian generally accepted accounting principles.

                                /s/KPMG LLP
                                Chartered Accountants

                                Vancouver, Canada
                                September 10, 2004, except for note 16
                                which is as of October 5, 2004

COMMENTS BY AUDITOR FOR U.S. READERS ON CANADA - U.S. REPORTING DIFFERENCE

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in note 2 to the financial statements. Our report to the shareholders dated September 10, 2004, except for note 16 which is as of October 5, 2004, is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the report of independent registered public accounting firm when these are adequately disclosed in the financial statements.

                                /s/KPMG LLP
                                Chartered Accountants

                                Vancouver, Canada
                                September 10, 2004, except for note 16
                                which is as of October 5, 2004

SMARTIRE SYSTEMS INC.
Consolidated Balance Sheets
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

July 31, 2004 and 2003
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                    2004                 2003
-----------------------------------------------------------------------------------------------------------------------------
Assets

Current assets:
      Cash and cash equivalents                                                             $    112,951         $  1,843,694
      Receivables, net of allowance for doubtful accounts
         of nil (2003 - nil)                                                                     259,508              405,885
      Inventory (note 4)                                                                       3,245,807              806,846
      Prepaid expenses                                                                           189,477              165,792
-----------------------------------------------------------------------------------------------------------------------------
                                                                                               3,807,743            3,222,217

Capital assets (note 5)                                                                          824,616              550,458

Deferred financing costs (note 10)                                                               157,020              183,259

Other assets (note 6)                                                                          2,147,749            3,129,658
-----------------------------------------------------------------------------------------------------------------------------
                                                                                            $  6,937,128         $  7,085,592
=============================================================================================================================
Liabilities and Stockholders' Equity

Current liabilities:
      Accounts payable and accrued liabilities                                              $  1,293,251         $    788,267
      Deferred revenue                                                                            10,830               10,018
      Promissory notes payable (note 7)                                                        1,500,000                   --
      Current portion of convertible debentures                                                  271,257                   --
-----------------------------------------------------------------------------------------------------------------------------
                                                                                               3,075,338              798,285
Convertible debentures, net of equity portion of $1,955,356
      (2003 - $1,966,664) (note 8)                                                               395,574                    3

Stockholders' equity:
      Share capital (note 9):
         Preferred shares, par value $1,000 Cdn per share:
             100,000 shares authorized
             Issued and outstanding: none
         Common shares, without par value:
                300,000,000 shares authorized (July 31, 2003-200,000,000)
                103,130,761 shares issued and outstanding at
                   July 31, 2004 (July 31, 2003 -55,039,065)                                  58,368,020           48,204,995
      Additional paid-in capital                                                               4,417,323            6,681,893
      Deficit                                                                                (59,018,256)         (48,031,230)
      Accumulated other comprehensive loss                                                      (300,871)            (568,354)
-----------------------------------------------------------------------------------------------------------------------------
                                                                                               3,466,216            6,287,304
-----------------------------------------------------------------------------------------------------------------------------
                                                                                            $  6,937,128         $  7,085,592
=============================================================================================================================

Going concern (note 2)

Commitments and contingencies (note 14)

Subsequent events (note 16)

See accompanying notes to consolidated financial statements.

Approved on behalf of the Board

/s/ Robert V. Rudman          Director      /s/ Bill Cronin             Director
-------------------------                   ------------------------
Robert V. Rudman                            Bill Cronin

SMARTIRE SYSTEMS INC.
Consolidated Statements of Operations
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2004, 2003 and 2002

----------------------------------------------------------------------------------------------------------------------------
                                                                              2004                 2003                 2002
----------------------------------------------------------------------------------------------------------------------------
Revenue                                                               $  1,658,279         $  1,802,596         $  1,012,344

Cost of goods sold                                                       1,445,563            1,387,365              699,955
----------------------------------------------------------------------------------------------------------------------------
                                                                           212,716              415,231              312,389

Expenses:
        Depreciation and amortization                                    1,371,717            1,236,870            1,152,378
        Engineering, research and development                            1,654,690            1,177,935            1,727,606
        General and administrative                                       2,338,758            2,939,260            2,631,215
        Marketing                                                        1,821,122            1,448,326            1,527,644
----------------------------------------------------------------------------------------------------------------------------
                                                                         7,186,287            6,802,391            7,038,843
----------------------------------------------------------------------------------------------------------------------------

Loss from operations                                                    (6,973,571)          (6,387,160)          (6,726,454)

Other earnings (expenses):
        Interest income                                                      5,873                2,835               18,735
        Net interest and financing expenses                             (4,031,820)          (3,722,505)            (145,472)
        Foreign exchange gain                                               12,492              192,201               24,015
----------------------------------------------------------------------------------------------------------------------------
                                                                        (4,013,455)          (3,527,469)            (102,722)
----------------------------------------------------------------------------------------------------------------------------
Loss for the year                                                     $(10,987,026)        $ (9,914,629)        $ (6,829,176)
============================================================================================================================

Basic and diluted loss per share                                      $      (0.13)        $      (0.37)        $      (0.41)

Weighted average number of common
      shares used in the computation of basic
        and diluted loss per share (note 13)                            83,356,095           26,771,427           16,743,977
============================================================================================================================

See accompanying notes to consolidated financial statements.

SMARTIRE SYSTEMS INC.
Consolidated Statements of Stockholders' Equity and Comprehensive Income (Loss) (Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

====================================================================================================================================
Years ended July 31, 2004, 2003 and 2002

                                                                                            Accumulated
                               Common shares      Additional      Deferred                        other
                          ----------------------     paid-in         stock                comprehensive  Stockholders' Comprehensive
                              Shares      Amount     capital  compensation       Deficit           loss        equity  income (loss)
------------------------------------------------------------------------------------------------------------------------------------
                                            $           $           $               $           $              $            $
Balance at July 31, 2001  15,159,369  37,566,083     683,462       (40,773)  (31,287,425)      (806,198)     6,115,149   (5,779,943)
====================================================================================================================================
Issuance of common
  shares for cash
  upon private
  placements, net
  of issuance costs
  of $551,569              3,352,000   4,650,289          --            --            --             --      4,650,289           --
Exercise of warrants
  for cash, net of
  issuance costs
  of $10,890                 200,000     298,110          --            --            --             --        298,110           --
Fair value of
  warrants issued
  on private placement            --          --     206,340            --            --             --        206,340           --
Forfeiture of
  stock options                   --          --      (4,341)        4,341            --             --             --           --
Compensation
  expense                         --          --          --        19,427            --             --         19,427           --
Loss for the
  period                          --          --          --            --    (6,829,176)            --     (6,829,176)  (6,829,176)
Translation
  adjustment                      --          --          --            --            --       (171,093)      (171,093)    (171,093)
------------------------------------------------------------------------------------------------------------------------------------
Balance at July
  31, 2002                18,711,369  42,514,482     885,461       (17,005)  (38,116,601)      (977,291)     4,289,046   (7,000,269)
====================================================================================================================================

Issuance of common
  shares for cash
  upon private
  placements, net
  of issuance costs
  of $289,172
  (note 9(a))              6,964,286   1,810,828          --            --            --             --      1,810,828           --
Intrinsic value of
  beneficial
  conversion feature
  of convertible
  debentures plus
  fair value of
  warrants issued
  (note 8)                        --          --   5,157,521            --            --             --      5,157,521           --
Conversion of
  convertible
  debenture and
  accrued interest
  to common shares
  net of issuance
  costs of $628,526
  (note 8)                24,381,133   3,024,395          --            --            --             --      3,024,395           --
Exercise of warrants
  for cash, net of
  issuance costs
  of $61,060 (note 9(b))   3,300,000     298,940          --            --            --             --        298,940           --
Issuance of shares
  as fees on equity
  line of credit
  (note 9(c))                478,412     300,000          --            --            --             --        300,000           --
------------------------------------------------------------------------------------------------------------------------------------
Balance carried forward   53,835,200  47,948,645   6,042,982       (17,005)  (38,116,601)      (977,291)    14,880,730           --

SMARTIRE SYSTEMS INC.
Consolidated Statements of Stockholders' Equity and Comprehensive Income (Loss) (Continued)
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2004, 2003 and 2002
====================================================================================================================================
                                                                                            Accumulated
                               Common shares      Additional      Deferred                        other
                          ----------------------     paid-in         stock                comprehensive  Stockholders' Comprehensive
                              Shares      Amount     capital  compensation       Deficit           loss        equity  income (loss)
------------------------------------------------------------------------------------------------------------------------------------
                                            $           $           $               $           $              $            $
Balance brought forward   53,835,200  47,948,645   6,042,982       (17,005)  (38,116,601)      (977,291)    14,880,730           --

Fair value of agent's
  warrants issued on
  private placements and
  convertible debentures
  (notes 8 and 9)                 --          --     502,367            --            --             --        502,367           --
Debt settlement through
  issuance of common
  shares (note 9(d))         353,865      77,850          --            --            --             --         77,850           --
Issuance of shares and
  repricing of warrants
  to settle a potential
  claim (note 9(e))          850,000     178,500     136,544            --            --             --        315,044           --
Compensation expense              --          --          --        17,005            --             --         17,005           --
Loss for the period               --          --          --            --    (9,914,629)            --     (9,914,629)  (9,914,629)
Translation adjustment            --          --          --            --            --        408,937        408,937      408,937
------------------------------------------------------------------------------------------------------------------------------------
Balance at July 31, 2003  55,039,065  48,204,995   6,681,893            --   (48,031,230)      (568,354)     6,287,304   (9,505,692)
====================================================================================================================================

Exercise of stock options
  for cash (note 9 (j))       79,400      15,880          --            --            --             --         15,880           --
Intrinsic value of
  beneficial conversion
  feature of convertible
  debentures plus fair
  value of warrants
  issued (note 8)                 --          --   2,457,023            --            --             --      2,457,023           --
Conversion of convertible
  debentures and accrued
  interest to common shares
  allocated pro-rata between
  additional paid-in-capital
  and common shares, net
  of issuance costs of
  $156,133 (note 8)       20,882,076   5,344,961  (2,788,277)           --            --             --      2,556,684           --
Exercise of warrants for
  cash, net of issuance
  costs of $78,370
  (note 9(f))             12,463,231   3,702,985  (1,601,970)           --            --             --      2,101,015           --
Issuance of shares and
  warrants as fees for
  services
  received (note 9(g))       200,000      34,800      63,375            --            --             --         98,175           --
Fair value of agent's
  warrants issued on
  private placement of
  convertible debentures
  (note 8(d))                     --          --      15,699            --            --             --         15,699           --
Issuance of shares as
  fees on equity line of
  credit (note 9(h))       3,605,769     375,000    (375,000)           --            --             --             --           --
Cash cost incurred for
  equity line (note 9(h))         --          --     (35,420)           --            --             --        (35,420)          --
Shares issued upon draw
  downs on equity line
  of credit, net of
  issuance cost of
  $60,601 (note 9(h))     10,861,220     689,399          --            --            --             --        689,399
Loss for the period               --          --          --            --   (10,987,026)                  (10,987,026) (10,987,026)
Translation adjustment            --          --          --            --            --        267,483        267,483      267,483
------------------------------------------------------------------------------------------------------------------------------------
Balance at July 31, 2004 103,130,761  58,368,020   4,417,323            --   (59,018,256)      (300,871)     3,466,216  (10,719,543)
====================================================================================================================================

See accompanying notes to consolidated financial statements.

SMARTIRE SYSTEMS INC.

Consolidated Statements of Cash Flows
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2004, 2003 and 2002
===============================================================================================================================
                                                                             2004                   2003                   2002
-------------------------------------------------------------------------------------------------------------------------------
Cash provided by (used for):
Operating activities:
      Loss for the year                                              $(10,987,026)          $ (9,914,629)          $ (6,829,176)
      Items not affecting cash:
         Depreciation and amortization                                  1,371,717              1,236,870              1,152,378
         Stock-based compensation                                              --                 17,005                 19,427
         Non-cash interest and finance charges                          3,842,107              3,694,914                     --
         Issuance of shares and warrants for services received             98,175                     --                     --
         Issuance of shares and repricing of warrants to settle a
            potential claim (note 9(c))                                        --                315,044                     --
      Changes in non-cash working capital:
         Receivables                                                      170,127               (182,366)                (5,266)
         Deferred revenue                                                      --                  9,423                     --
         Deferred financing expense                                            --                 (5,000)                    --
         Inventory                                                     (2,391,749)               594,333                151,249
         Prepaid expenses                                                 (13,984)               240,861               (294,769)
         Accounts payable and accrued liabilities                         374,794               (434,556)               346,652
-------------------------------------------------------------------------------------------------------------------------------

      Net cash used in operating activities                            (7,535,839)            (4,428,101)            (5,459,505)

Investing activities:
      Purchase of capital assets                                         (446,780)               (62,978)              (164,886)
      Purchase of other asset                                                  --                     --               (500,000)
-------------------------------------------------------------------------------------------------------------------------------

      Net cash used in investing activities                              (446,780)               (62,978)              (664,886)

Financing activities:
      Cash received on exercise of stock options                           15,880                     --                     --
      Issuance of common shares                                                --              2,100,000              5,173,500
      Cash received on exercise of warrants (note 9 (f))                2,179,385                360,000                309,000
      Proceeds from convertible debentures (note 8)                     2,725,000              5,618,000                     --
      Proceeds from promissory note (note 7)                            1,500,000                250,000                     --
      Proceeds from equity line of credit (note 9)                        750,000                     --                     --
      Financing costs                                                    (626,696)              (886,799)              (316,871)
      Repayment of promissory notes (notes 6 and 7)                      (305,715)            (1,600,000)            (1,450,000)
-------------------------------------------------------------------------------------------------------------------------------

      Net cash provided by financing activities                         6,237,854              5,841,201              3,715,629

Effect of exchange rate differences on cash
      and cash equivalents                                                 14,022                (32,396)                 4,473
-------------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                   (1,730,743)             1,317,726             (2,404,289)

Cash and cash equivalents, beginning of year                            1,843,694                525,968              2,930,257
-------------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of year                               $    112,951           $  1,843,694           $    525,968
===============================================================================================================================

Supplementary information:
      Interest and finance charges paid                              $    189,713           $     27,591           $     92,093
Non-cash investing and financing activities:
      Purchase of other asset through issuance of promissory note              --                     --              2,800,000
      Fair value of agents warrants issued in conjunction with
         financings                                                        15,699                502,367                206,340
      Shares issued for financing services on private placement                --                     --                 28,358
      Settlement of debt through issuance of common shares
         (note 9(d))                                                           --                 77,850                     --
      Conversion of convertible debentures to common shares             2,556,684              3,024,395                     --
      Issuance of shares as consideration for equity line of credit       375,000                300,000                     --
      Financing costs included in accounts payable                         52,859                 30,000                     --
===============================================================================================================================

See accompanying notes to consolidated financial statements.

SMARTIRE SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

YEARS ENDED JULY 31, 2004, 2003 AND 2002

1. OPERATIONS:

The Company and its subsidiaries develop and market products incorporating wireless data transmission and processing technologies, primarily for the automotive markets. The Company's primary product is a wireless tire monitoring system which it currently markets for use on passenger vehicles, motorcycles, recreational vehicles, trucks, buses and other pneumatic tire applications. All sales of its product are made in this industry segment.

2. GOING CONCERN:

The Company requires additional financing to fund its operations. The Company has incurred recurring operating losses and has a deficit of $59,018,256 and working capital of $732,405 as at July 31, 2004. During the year ended July 31, 2004, the Company used cash of $7,982,619 in operating and investing activities.

The Company is pursuing various alternatives to meet its immediate and long-term financial requirements. During fiscal 2004, the Company realized gross cash proceeds of $7,170,265 from financing activities (2003-$8,328,000) and arranged a $15 million equity line of credit (note 9(h)) to fund its operations. Subsequent to the year-end, the Company raised gross proceeds of $2,746,788 (note 16). There can be no assurance that the Company can draw down amounts under the equity line of credit when required and that additional financing will be available to the Company when needed or, if available, that it can be obtained on commercially reasonable terms. These consolidated financial statements have been prepared on the going concern basis which assumes that adequate sources of financing will be obtained as required and that the Company's assets will be realized and liabilities settled in the ordinary course of business. Accordingly, these consolidated financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

3. SIGNIFICANT ACCOUNTING POLICIES:

(a) Basis of presentation:

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, SmarTire USA Inc., SmarTire Europe Limited, and SmarTire Technologies Inc. All intercompany balances and transactions have been eliminated.

(b) Research and development costs:

Research and development costs are expensed as incurred. Equipment used in research and development is capitalized only if it has an alternative future use.

(c) Cash and cash equivalents:

Cash and cash equivalents includes investments in short-term investments with a term to maturity when acquired of 90 days or less.

SMARTIRE SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

YEARS ENDED JULY 31, 2004, 2003 AND 2002

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

(d) Inventory:

Inventory of raw materials are recorded at the lower of cost, determined on a first-in, first-out basis, and net realizable value. Inventory of finished goods and work-in progress are recorded at the lower of average cost and net realizable value. Average cost is determined using the weighted-average method and includes invoice cost, duties and freight where applicable plus direct labour applied to the product and an applicable share of manufacturing overhead. A provision for obsolescence for slow moving inventory items is estimated by management based on historical and expected future sales and is included in cost of goods sold.

(e) Capital assets:

Capital assets are recorded at cost. Depreciation of computer hardware and software and office and shop equipment is provided for on the declining balance basis at 30% per annum. Leasehold improvements are depreciated over the lesser of their useful lives or the term of the lease.

(f) Other assets:

Other assets include the license to manufacture and sell tire monitoring systems to the original equipment vehicle manufacturers (note 6). Other assets are recorded at cost and are being amortized over five years on a straight-line basis.

(g) Impairment of long-lived assets:

The Company monitors the recoverability of long-lived assets, based on estimates using factors such as expected future asset utilization, business climate and future undiscounted cash flows expected to result from the use of the related assets or to be realized on sale. The Company recognizes an impairment loss if the projected undiscounted future cash flows is less than the carrying amount. The amount of the impairment charge, if any, is measured equal to the excess of the carrying value over the expected future cash flows discounted using the Company's average cost of funds.

(h) Revenue recognition:

The Company recognizes revenue when there is persuasive evidence of an arrangement, goods are shipped and title passes, collection is probable, and the fee is fixed or determinable. Customer acceptance is used as the criterion for revenue recognition when the product sold does not have an established sales history to allow management to reasonably estimate returns and future provisions. Provisions are established for estimated product returns and warranty costs at the time the revenue is recognized. The Company records deferred revenue when cash is received in advance of the revenue recognition criteria being met. Revenue from engineering services is recognized on services as they are rendered and pre-defined milestones are achieved. Engineering services revenue for the year were $94,800 (2003-$173,400 and 2002 - nil).

SMARTIRE SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

YEARS ENDED JULY 31, 2004, 2003 AND 2002

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

(i) Loss per share:

Basic loss per share computations are based on the weighted average number of shares outstanding during the year. If in a period the Company has outstanding dilutive stock options and warrants, diluted loss per share is calculated using the treasury stock method.

(j) Income taxes:

The Company accounts for income taxes in accordance with the asset and liability method. Under this method, deferred income taxes are recognized for the future income tax consequences attributable to differences between the financial statement carrying amounts and their respective income tax bases and for loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period of enactment. Deferred income tax assets are evaluated and if their realization is not considered to be "more likely than not", a valuation allowance is provided.

(k) Warranty costs:

The Company accrues warranty costs upon the recognition of related revenue, based on its best estimates, with reference to past experience. See note 14(c).

(l) Foreign currency translation:

The Company's functional or primary operating currency is the Canadian dollar. The Company's financial statements are prepared in Canadian dollars before translation to the US dollar reporting currency. The Company translates transactions in currencies other than the Canadian dollar at the exchange rate in effect on the transaction date. Monetary assets and liabilities denominated in a currency other than the Canadian dollar are translated at the exchange rates in effect at the balance sheet date. The resulting exchange gains and losses are recognized in earnings. Amounts reported in Canadian dollars have been translated into US dollars as follows: assets and liabilities are translated into US dollars at the rate of exchange in effect at the balance sheet date and revenue and expense items are translated at the average rates for the period. Unrealized gains and losses resulting from the translation into the reporting currency are accumulated in accumulated other comprehensive loss, a separate component of stockholders' equity.

SMARTIRE SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

YEARS ENDED JULY 31, 2004, 2003 AND 2002

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

(m) Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management at the date of the financial statements to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts to revenues and expenses during the reporting period. Significant areas requiring the use of estimates include estimating the net realizable value of inventory, the future cash flows for assessing the net recoverable amount of long-lived assets and warranty reserve. Actual results may differ from those estimates.

(n) Stock-based compensation:

The Company has elected under FAS 123, Accounting for Stock-based Compensation, to account for employee stock options using the intrinsic value method. This method is described in Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As the Company grants stock options with an exercise price not less than the market value of the underlying common shares on the date of grant, no compensation expense is required to be recognized under APB 25. FAS 123 uses the fair value method of calculating the cost of stock option grants. Had compensation cost for employee stock options been determined by this method, net loss and net loss per share would have been as follows:

===================================================================================================================
                                                                 2004                   2003                   2002
-------------------------------------------------------------------------------------------------------------------
Net loss:
  As reported                                            $(10,987,026)          $ (9,914,629)          $ (6,829,176)
  Stock-based compensation expense
    recognized using intrinsic value method                        --                 17,005                 19,427
  Stock-based compensation expense
    determined under fair value based
    method for all awards                                  (1,291,736)              (738,339)            (1,076,749)
-------------------------------------------------------------------------------------------------------------------

  Pro forma                                              $(12,278,762)          $(10,635,963)          $ (7,886,498)
===================================================================================================================

Basic and diluted loss per share:
  As reported                                                   (0.13)                 (0.37)                 (0.41)
  Pro forma                                                     (0.15)                 (0.40)                 (0.47)
===================================================================================================================

SMARTIRE SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

YEARS ENDED JULY 31, 2004, 2003 AND 2002

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

(n) Stock-based compensation (continued):

The Company recognizes compensation expense on a straight-line basis over the vesting period beginning on the date the stock option is granted.

The fair value of each option and warrant granted is estimated on the date of grant using the Black-Scholes option valuation model with the following range of weighted average assumptions.

===================================================================================================================
                                                                 2004                   2003                   2002
-------------------------------------------------------------------------------------------------------------------
Expected dividend yield                                             0%                     0%                     0%
Expected stock price volatility                               139-152%               128-155%                   129%
Risk-free interest rate                                     3.28-4.08%               3.6-4.3%                  4.35%
Expected life of options and warrants                       3-5 years              2-5 years              1-2 years
-------------------------------------------------------------------------------------------------------------------

Weighted-average fair values of options granted during the year are as follows:

===================================================================================================================
                                                                 2004                   2003                   2002
-------------------------------------------------------------------------------------------------------------------
Options whose exercise price at date of grant:
  Equals the market price of stock                       $       0.07           $       0.72           $         --
  Exceeds the market price of stock                              0.16                   0.94                   2.07
  Is less than the market price of stock                           --                     --                     --
===================================================================================================================

The Company recognizes compensation expense for stock options, common stock and other instruments issued to non-employees for services received based upon the fair value of the equity instruments issued as the services are performed and the instrument is earned.

If the exercise price of employee stock option award is not fixed in the functional currency of the Company or in the currency the employee is paid, the award is accounted for as a variable award until the award is exercised, forfeited, or expires unexercised. The Company measures compensation as the amount by which the quoted market value of the common shares of the Company's stock covered by the grant exceeds the option price, with changes in the market price included in the measurement of loss.

(o) Comprehensive income:

Under SFAS 130, Reporting Comprehensive Income, the Company is required to report comprehensive income, which includes net loss as well as changes in equity from non-owner sources. The other changes in equity included in comprehensive income for the periods presented comprise the foreign currency cumulative translation adjustments. Accumulated other comprehensive loss is presented in the consolidated statements of stockholders' equity and comprehensive income (loss).

SMARTIRE SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

YEARS ENDED JULY 31, 2004, 2003 AND 2002

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

(p) Recent accounting pronouncements:

In December 2003, the FASB issued FASB Interpretation No. 46 (revised December
2003), Consolidation of Variable Interest Entities, which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46, Consolidation of Variable Interest Entities, which was issued in January 2003. The Company will be required to apply FIN 46R to variable interest in VIEs created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, the Interpretation will be applied beginning on July 31, 2004. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting charge. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities and noncontrolling interest of the VIE. The Company currently has no variable interest entities, hence there is no impact of FIN 46R on these consolidated financial statements.

In April 2003, the FASB issued FAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("FAS No. 149"), which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under FAS No. 133. FAS No. 149 is to be applied prospectively for certain contracts entered into or modified after June 30, 2003. The Company has adopted FAS No. 149, which had no effect on our consolidated financial statements.

FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, was issued in May 2003. This Statement establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The Statement also includes required disclosures for financial instruments within its scope. For the Company, the Statement was effective for instruments entered into or modified after May 31, 2003 and otherwise will be effective as of August 1, 2004, except for mandatorily redeemable financial instruments. For certain mandatorily redeemable financial instruments, the Statement will be effective for the Company on August 1, 2005. The effective date has been deferred indefinitely for certain other types of mandatorily redeemable financial instruments. The Company has adopted FAS No. 150, which had no impact on these consolidated financial statements.

SMARTIRE SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

YEARS ENDED JULY 31, 2004, 2003 AND 2002

4. Inventory:

      =============================================================================================================
                                                                                        2004                   2003
      -------------------------------------------------------------------------------------------------------------
      Raw materials                                                              $ 1,515,438            $   318,512
      Work in progress                                                               554,421                 59,599
      Finished goods                                                               1,175,948                428,735
      -------------------------------------------------------------------------------------------------------------
                                                                                 $ 3,245,807            $   806,846
      =============================================================================================================

5. CAPITAL ASSETS:

      =============================================================================================================
                                                                                 Accumulated               Net book
      2004                                                       Cost           amortization                  Value
      -------------------------------------------------------------------------------------------------------------
         Computer hardware and software                  $    697,178           $    509,980            $   187,198
         Office and shop equipment                          1,336,068                786,049                550,019
         Leasehold improvements                               207,327                119,928                 87,399
      -------------------------------------------------------------------------------------------------------------
                                                         $  2,240,573           $  1,415,957            $   824,616
      =============================================================================================================
      =============================================================================================================
                                                                                 Accumulated               Net book
         2003                                                    Cost           amortization                  Value
      -------------------------------------------------------------------------------------------------------------
      Computer hardware and software                     $    600,781           $    415,801            $   184,980
      Office and shop equipment                               886,748                609,095                277,653
      Leasehold improvements                                  192,515                104,690                 87,825
      -------------------------------------------------------------------------------------------------------------
                                                         $  1,680,044           $  1,129,586            $   550,458
      =============================================================================================================

6. OTHER ASSETS:

On December 13, 2000, the Company entered into an Assignment and Amendment Agreement with TRW Inc. ("TRW") that transferred to the Company the license to manufacture and sell tire monitoring systems to the original equipment vehicle manufacturers of most medium and heavy duty trucks. Consideration consisted of 490,072 shares of common stock valued at $1,337,500, based on the market value of the Company's stock at the date of purchase, plus cash of $400,000.

On August 31, 2001, the Company and TRW entered into an agreement to restructure their strategic alliance. Under the terms of restructuring, the Company and TRW agreed to terminate a number of agreements. The Company has the right to manufacture and sell tire monitoring systems to the original equipment vehicle manufacturers market ("OEM"). Consideration consisted of a promissory note of $2.8 million, carrying an interest rate of 6% per annum plus cash of $500,000. The balance of principal in the amount of $1,350,000 owed at July 31, 2002 was repaid during fiscal 2003 and interest of $97,542 on this balance was forgiven by TRW.

SMARTIRE SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

YEARS ENDED JULY 31, 2004, 2003 AND 2002

6. OTHER ASSETS (CONTINUED):

The rights are being amortized over five years on a straight-line basis.

=============================================================================================================
                                                                           Accumulated               Net book
2004                                                       Cost           amortization                  Value
-------------------------------------------------------------------------------------------------------------
OEM - most medium and heavy duty trucks            $  1,737,500           $  1,190,402            $   547,098
OEM - all other vehicles                              3,300,000              1,699,349              1,600,651
-------------------------------------------------------------------------------------------------------------
                                                   $  5,037,500           $  2,889,751            $ 2,147,749
=============================================================================================================
=============================================================================================================
                                                                           Accumulated              Net book
   2003                                                    Cost           amortization                 Value
-------------------------------------------------------------------------------------------------------------
OEM - most medium and heavy duty Trucks            $  1,737,500           $    845,850            $   891,650
OEM - all other vehicles                              3,300,000              1,061,992              2,238,008
-------------------------------------------------------------------------------------------------------------
                                                   $  5,037,500            $ 1,907,842            $ 3,129,658
=============================================================================================================

Management believes that the net book value of its other assets of $2,147,749 as at July 31, 2004 is recoverable based on expectations of future cash flows from the Company's future sales of tire monitoring systems. Management's belief is based on an undiscounted cash flow analysis of management's current best estimate of projected annual sales to the passenger vehicle and light truck OEM market plus management's projected sales to the heavy truck OEM market.

7. PROMISSORY NOTES:

During the year, the Company received total gross proceeds of $1,500,000 upon the issuance of two unsecured short-term promissory notes of $750,000 each, to an accredited investor. Each note bears interest at a rate of 8% per annum and was repayable on August 13, 2004 and September 16, 2004 respectively (see note 16 for subsequent events). As a commitment fee, the holder of the notes received a total of $150,000.

SMARTIRE SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

YEARS ENDED JULY 31, 2004, 2003 AND 2002

8. Convertible debentures:

=============================================================================================================
                                                                                                   Balance to
                                                     Face value                   Debt            be accreted
                                                        of debt              component          to operations
-------------------------------------------------------------------------------------------------------------
Balance as at July 31, 2002                        $         --           $         --           $         --

10% redeemable convertible debentures
  with cash financing cost of $76,177 (a)               750,000                 66,000                684,000

5% redeemable convertible debentures
  with cash financing cost of $94,000 and
  discount of $32,000 (b)                               400,000                257,143                142,857

7% and 8% convertible debentures with
  cash financing cost of $483,022 (c)                 4,500,000                      3              4,499,997
-------------------------------------------------------------------------------------------------------------

Initial allocation                                    5,650,000                323,146              5,326,854

Accretion of deemed debt discount to
  interest                                                   --              3,329,778             (3,329,778)

Conversion of 10%, 5% and $2,533,333 of
  7% convertible debentures to common
  shares (a, b, c)                                   (3,683,333)            (3,652,921)               (30,412)
-------------------------------------------------------------------------------------------------------------

Balance as at July 31, 2003                           1,966,667                      3              1,966,664

Issuance of 11% discounted  convertible  debenture
  with cash finance cost of $264,894 and discount
  of $768,590(d)                                      3,493,590              1,036,567              2,457,023

Accretion of deemed debt discount to interest
  expense                                                    --              3,236,921             (3,236,921)

Discount in convertible debentures (d)                       --               (768,590)               768,590

Conversion of 7%, 8% and $840,681 of discounted
  convertible debentures to common shares (c, d)
                                                     (2,532,355)            (2,532,355)                    --

Cash payment on discounted convertible
  debentures (d)                                       (305,715)              (305,715)                    --
-------------------------------------------------------------------------------------------------------------

Balance as at July 31, 2004                           2,622,187                666,831              1,955,356

Less:  current portion of convertible debentures
                                                      1,714,284                271,257              1,443,027
-------------------------------------------------------------------------------------------------------------
                                                   $    907,903           $    395,574          $     512,329
=============================================================================================================

SMARTIRE SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

YEARS ENDED JULY 31, 2004, 2003 AND 2002

8. CONVERTIBLE DEBENTURES (CONTINUED):

(a) In the first private placement during the year ended July 31, 2003, the Company realized gross cash proceeds of $500,000 and $250,000, respectively, from the issuance of 10% redeemable convertible notes of the Company plus 150,000 share purchase warrants on the completion of a private placement effected pursuant to Regulation S under the Securities Act of 1933. The agreements were signed on September 20, 2002 and the notes were to mature on December 20, 2002.

On November 4, 2002, the holders converted these convertible notes into 1,500,000 units. Each unit consisted of one common share and one share purchase warrant. Each warrant entitles the holder to purchase one additional common share at an exercise price of $0.50 per share until November 4, 2005. On conversion of these senior convertible notes, the carrying value of debt and accrued interest was reclassified to common shares included in stockholders' equity. Interest accretion of $684,000 was charged to the statement of operations as interest expense during the year ended July 31, 2003.

Each warrant initially entitled the holder to purchase one of the Company's common shares and is exercisable at a price of $1.25 on or before September 20, 2005, on which date the warrant will expire. These warrants were subsequently repriced to $0.10 on May 6, 2003 as described in note 9(e).

For accounting purposes, the Company calculated the fair value of warrants issued using the Black-Scholes model using the weighted average assumptions as disclosed in note 3(n) and the intrinsic value of the beneficial conversion feature, which in aggregate totals $684,000, and initially recorded these values as additional paid-in capital. The intrinsic value is the amount by which the fair value of the underlying common shares at the date of the agreement exceeds the conversion price.

Advisors to the private placement received a cash commission of $60,000 or 8% on the face value of the notes and 120,000 share purchase warrants exercisable at a price equal to the lesser of conversion price of the convertible notes into common shares or $0.50. The Company also incurred an additional cash cost of $16,177 to secure the funding. The warrants are exercisable over five years and expire on November 4, 2007. The fair value of these warrants at the date of grant was $51,393. The fair value of the warrants was estimated on the date of issuance using the Black-Scholes option valuation model.

(b) In the second private placement during fiscal 2003, the Company issued senior subordinated redeemable convertible debentures to a private investment company bearing interest at 5% per annum. The Company closed the first tranche on November 21, 2002 and the second tranche on January 31, 2003. In each tranche, the Company received proceeds of $184,000 for the issuance of a debenture in the principal amount of $200,000. Total net cash proceeds after finance charges were $274,000. Each debenture was issued at an 8% discount from the face principal amount. Advisors to the placement received a cash commission of $64,000 and 68,325 warrants. Additional expenses of $30,000 were incurred for this transaction. The fair value of these warrants at the date of grant was estimated at $15,626. The fair value of these warrants was estimated on the date of issuance using the Black-Scholes option valuation model.

SMARTIRE SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

YEARS ENDED JULY 31, 2004, 2003 AND 2002

8. CONVERTIBLE DEBENTURES (CONTINUED):

(b) Continued:

For accounting purposes, the Company calculated the intrinsic value of the beneficial conversion feature which amounted to $142,857 and initially recorded its value as additional paid-in capital. The remaining balance of $257,143 was recorded as liability.

The commission and fair value of the warrant were recorded as financing costs. These debentures were converted to common shares between February 10, 2003 and May 16, 2003 at conversion prices ranging from $0.064 to $0.28. Interest accretion of $142,857 was charged to the statement of operations as interest expense during the year ended July 31, 2003.

(c) On June 17, 2003, the Company closed a private placement of 7% convertible debentures in three tranches pursuant to (c) Rule 506 of Regulation D under the Securities Act of 1933, for gross proceeds of $2,800,000. On July 17, 2003, the Company closed another private placement of 8% convertible debentures pursuant to Rule 506 of Regulation D under the Securities Act of 1933, for gross proceeds of $1,700,000. Net cash proceeds from the convertible debentures were $4,016,978.

In connection with the offering of the convertible debentures, the Company issued 23,846,153 common share purchase warrants which expire between July 17, 2008 and November 10, 2008. Advisors to the transactions received a cash commission of $360,000 and 180,000 share purchase warrants: 112,000 share purchase warrants for a period of five years, and 68,000 share purchase warrants for a period of three years. At July 31, 2004 the warrants entitle the holders to purchase common shares of the Company at $0.059 per share (subject to adjustment pursuant to the anti-dilution provisions contained in the warrants). The fair value of these warrants at the date of grant was estimated at $77,640 using the Black-Scholes option valuation model using weighted average assumptions as disclosed in note 3(n). Additional expenses related to this offering were $123,022 plus 100,000 share purchase warrants exercisable at a price of $0.135 per share for a period of five years. The financing cost will be amortized over the lesser of the life of the convertible debentures or the date of redemption or conversion into common shares.

Interest on the debentures is payable quarterly on March 1, June 1, September 1 and December 1, and at maturity, in cash or, at the Company's option, in shares of the Company's common stock at an interest conversion price equal to 90% of the lesser of the average closing bid price during the 20 trading days immediately preceding the interest payment date, or the average closing bid price during the 20 trading days immediately preceding the date on which the shares are issued if such shares are issued and delivered after the interest payment date. The Company's right to elect to pay accrued interest in shares of its common stock is subject to certain conditions, including the requirement that there shall be an effective registration statement qualifying the resale of the common stock to be issued to the holders of the convertible debentures in lieu of a cash interest payment. All overdue accrued and unpaid interest under the convertible debentures will be subject to a late fee at the rate of 18% per annum.

SMARTIRE SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

YEARS ENDED JULY 31, 2004, 2003 AND 2002

8. CONVERTIBLE DEBENTURES (CONTINUED):

(c) Continued:

The Company may not prepay any portion of the principal amount on any convertible debenture without the prior written consent of the holder of the debenture.

The Company will be considered in default of the convertible debentures if certain events occur. Once an event of default occurs, the holder of a convertible debenture can elect the Company to immediately repay a mandatory prepayment amount as outlined in the agreement.

If an event of default occurs, the holder of a convertible debenture can elect to require the Company to immediately repay a mandatory prepayment amount equal to the greater of:

(i) 120% of the principal amount of the debenture, plus all accrued and unpaid interest and any other amounts outstanding in respect of the debenture; or

(ii) 120% of the principal amount of the debenture, plus all accrued and unpaid interest and any other amounts outstanding in respect of the debenture, divided by the conversion price of the debenture, and multiplied by the greater of:

A. the last reported closing bid price for our common stock on the date on which the payment is due, or

B. the last reported closing bid price for our common stock on the date on which the payment actually paid.

For accounting purposes, the proceeds from the issuance of these convertible debentures were primarily allocated to fair value of warrants issued and the intrinsic value of the beneficial conversion feature, which amounts to $2,799,997 and $1,700,000 respectively. The fair value of the warrants was calculated using the Black Scholes option model using assumptions as disclosed in note 3(n). The remaining value of the proceeds of $3 was allocated to debt and is being accreted to the redemption value of the convertible debentures over the period from the date of issuance to the initial maturity dates of May 19, 2005 and July 16, 2006.

During the year ended July 31, 2003, $2,533,333 of principal and $12,846 of interest were converted into common shares resulting in the issuance of 19,564,102 common shares. Interest accretion of $2,533,322 was charged to the statement of operations as interest expense upon conversion of convertible debentures.

SMARTIRE SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

YEARS ENDED JULY 31, 2004, 2003 AND 2002

8. CONVERTIBLE DEBENTURES (CONTINUED):

(c) Continued:

During the year ended July 31, 2004, $1,691,667 of principal and $41,270 of interest were converted into common shares resulting in the issuance of 13,601,799 common shares. Interest accretion of $1,732,935 was charged in the statement of operations as interest expense upon conversion of convertible debentures.

As at July 31, 2004, $275,000 of the convertible debenture remained outstanding.

(d) On December 24, 2003, the Company closed a private placement of discounted unsecured convertible debentures in the aggregate principal amount of $3,493,590. The Company also issued 7,939,978 warrants exercisable at $0.25 (subject to adjustment pursuant to the anti-dilution provisions contained in the warrants) with an expiry period of 5 years. The Company issued the convertible debentures at a 22% original issue discount from the face principal amount (based on a notional interest rate of 11% per annum for each year of the two-year term of the debentures), resulting in gross proceeds of $2,725,000. The discount of $768,590 has been netted against the face value of debentures and is being amortized over the maturity period. Advisors to the transaction received a cash commission of $218,000 and 109,000 three year share purchase warrants exercisable at a price of $0.25 each (subject to adjustment pursuant to the anti-dilution provisions contained in the warrants). The fair value of these warrants at the date of grant was estimated at $15,699. The fair value of these warrants was estimated on the date of issuance using the Black-Scholes option valuation model using the volatility 141%, risk free interest rate 3.28%, expected life of warrants 3 years. In addition, expenses of $46,894 for professional fees related to this transaction were incurred. The discounted convertible debentures do not otherwise bear interest, and will mature on April 1, 2006. The outstanding principal amount of each debenture may be converted at any time into shares of the Company's common stock, in whole or in part, at the option of the holder of the debenture at a set price of $0.22 per share (subject to adjustment pursuant to the anti-dilution provisions contained in the debentures). The Company will make the monthly redemption payments of $145,566 over two years in cash unless during the twenty trading day prior notice period immediately prior to the applicable monthly redemption date the Company irrevocably notifies the holder that it will issue underlying shares in lieu of cash at a conversion price equal to the lesser of:

(i) the set price of $0.22 per share (subject to adjustment pursuant to the anti-dilution provisions contained in the debentures), and

(ii) 85% of the average of the closing prices of the Company's common stock for twenty days immediately preceding the applicable monthly redemption date, provided that certain conditions are met, including the condition that the underlying shares of common stock shall have been registered under the Securities Act of 1933, as amended.

SMARTIRE SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

YEARS ENDED JULY 31, 2004, 2003 AND 2002

8. CONVERTIBLE DEBENTURES (CONTINUED):

(d) Continued:

For accounting purposes, the proceeds from the issuance of these convertible debentures were allocated to the fair value of the warrants issued and the intrinsic value of the beneficial conversion feature which amounts to $861,351 and $1,595,672, respectively. The fair value of the warrants was calculated using the Black-Scholes option valuation model using assumptions consistent with those disclosed in note 3(n). The remaining proceeds of $1,036,567 was allocated to debt and is being accreted to the redemption value of the convertible debentures over the maturity period. Monthly redemption payments for February, March, April and May 2004 were made in shares of the Company, except for one cash payment of $14,583. Monthly redemption payments of $145,566 for each of June and July were made in cash. During the year, holders of discounted convertible debentures also converted $273,000 of convertible debentures into common shares. This resulted in additional interest accretion of $240,085. During the year ended July 31, 2004, interest accretion of $1,206,762 was charged to the statement of operations as interest expense.

9. SHARE CAPITAL:

(a) During the year ended July 31, 2003, the Company issued 6,964,286 units in five separate private placements for gross cash proceeds of $2,100,000, each effected pursuant to Regulation S under the Securities Act of 1933. 6,964,286 units consist of 6,964,286 common shares and 5,714,286 share purchase warrants. Each warrant entitles the holder to purchase one additional common share at an exercise price ranging from $0.10 to $0.85. Warrants begin to expire in November 4, 2005. These warrants were repriced to have an exercise price of $0.10 per share on May 6, 2003 (note 9(e)). Advisors to the private placement were paid a commission of $168,000 and were issued 291,143 share purchase warrants exercisable at a price ranging from $0.10 to $0.85. The fair value of these warrants at the date of grant was estimated at $121,172. The fair value of these warrants is estimated on the date of issuance using the Black-Scholes option valuation model using the weighted average assumptions as disclosed in note 3(n). The fair value of the warrants issued to the advisors and commission paid is recorded as share issue cost.

SMARTIRE SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

YEARS ENDED JULY 31, 2004, 2003 AND 2002

9. SHARE CAPITAL (CONTINUED):

(b) The Company also realized gross cash proceeds of $360,000 and net cash proceeds of $334,400 from the exercise of 3,300,000 warrants. Advisors to the transactions received a cash commission of $25,600 and 224,000 share purchase warrants exercisable at a price of $0.10. The fair value of these warrants at the date of grant was estimated at $35,460 by the Black-Scholes option valuation using the weighted average assumptions as disclosed in note 3(n). The fair value of the warrants were recorded as share issue costs.

(c) The Company also arranged a $15 million and $5 million equity line of credit facilities from separate private investment companies during 2003. Neither facility has been used nor registered with the Securities and Exchange Commission. The $5 million equity line of credit facility was cancelled on July 22, 2004. During the year ended July 31, 2004, the Company decided not to use the $15 million equity line of credit facility as it entered into a new equity line of credit facility (note 9(h).

(i) The Company issued 1,250,000 warrants exercisable at a price of $0.1955 per share for three years as consideration for the $15 million equity line of credit. The fair value of these warrants at the date of grant is estimated at $178,259 using the Black-Scholes option valuation using the weighted average assumptions as disclosed in note 3(n). The fair value of the warrant was expensed as an interest and finance cost during fiscal 2004.

(ii) On the date of execution of the $5 million equity line of credit facility, the Company issued shares worth $290,000 based on the trading price of the stock of the Company on that day. Shares worth $10,000 were issued to the placement agent on February 26, 2003. The Company has recorded the fair value of the common shares as an interest and financing expense.

(d) On April 3, 2003, the Company issued to the former managing director of SmarTire Europe Limited a total of 353,865 common shares at a deemed price of $0.22 per share, in partial payment and settlement of the Company's obligation to pay him a termination allowance in connection with the termination of his management agreement, without cause, on October 15, 2002.

SMARTIRE SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

YEARS ENDED JULY 31, 2004, 2003 AND 2002

9. SHARE CAPITAL (CONTINUED):

(e) On May 6, 2003, the Company issued 850,000 shares at a deemed price of $0.21 per share to an accredited investor and repriced 1,000,000 warrants previously issued to the investor on December 20, 2002, thereby reducing the exercise price of the warrant from $0.70 per share to $0.10 per share. An aggregate of 3,614,286 additional warrants previously issued to other investors were also repriced to an exercise price of $0.10 per share. These transactions were all effected pursuant to Regulation S under the Securities Act of 1933, and were effected in consideration of certain releases provided by the investors to the Company in respect of certain potential unquantified claims threatened by the investors against the Company. The fair value of the shares is $178,500 based on the deemed price of $0.21 and the incremental fair value of the warrants is $136,544. The fair value of the warrant is estimated on the date of issuance by the Black-Scholes option valuation model using the weighted average assumptions as disclosed in note 3(n). The incremental fair value of these warrants and the value of shares issued were recorded as an administrative expense.

(f) For the year ended July 31, 2004, the Company realized gross cash proceeds of $2,179,385 and net cash proceeds of $2,101,015 from the exercise of warrants as follows:

(i) On April 30, 2004, 500,000 warrants were exercised at $0.104 resulting in gross cash proceeds of $52,000 and net cash proceeds of $49,920.

(ii) On October 27, 2003, the Company offered warrant holders who were issued warrants with an exercise price of $0.2645 on May 15, 2003 in connection with the convertible debenture a reduction in their exercise price to $0.20 plus one additional warrant at $0.20 if they exercised their warrants. A total of 3,290,596 warrants were exercised. In addition, the Company granted 194,000 additional warrants exercisable at a price of $0.20 per share for five years to a shareholder who also exercised their warrants. On November 6, 2003, the exercise price of the 7,478,635 warrants initially granted at $0.2645 were reduced to $0.1771 and were exercised for gross proceeds of $1,324,466.

During October and November 2003, the fair value of the 10,963,231 warrants of $1,601,970 initially recorded as additional paid in capital was reclassified to share capital on exercise of the warrants.

(iii) On May 20, 2004, the Company realized gross cash proceeds of $120,000 from the exercise of 1,000,000 warrants at an exercise price of $0.12 per share.

SMARTIRE SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

YEARS ENDED JULY 31, 2004, 2003 AND 2002

9. Share capital (continued):

(g) During the year ended July 31, 2004, 200,000 common shares with a fair market value of $0.174 per share, 300,000 share purchase warrants with an exercise price of $0.17 per share and 250,000 share purchase warrants with an exercise price of $0.20 per share were issued for services received. The fair value of these warrants at the date of grant was estimated at $63,375. The fair value of these warrants was estimated on the date of issuance using the Black-Scholes option valuation model using the weighted average assumptions consistent with those as described in note 3(n). Fair value of common shares and warrants of $98,175 has been exercised.

(h) On May 19, 2004, the Company arranged a $15 million Standby Equity Distribution Agreement from a private investment company. The Company may, at its discretion, draw down $500,000 every seven business days, subject to an effective registration statement. In consideration for each draw down, the Company will sell shares of common stock at a 2% discount to the lowest closing bid prices for the 5 trading days after an advance notice is given by the Company. In addition, 5% of each advance will be retained by the private investment company as a commission.

On June 1, 2004, the Company filed a registration statement with the Securities and Exchange Commission to register the $15 million equity line of credit that was declared effective on June 14, 2004. On June 1, 2004, the Company issued 3,605,769 shares at an effective price of $0.104 per share as payment for the $365,000 commitment fee and $10,000 placement agency fee related to the Standby Equity Distribution Agreement. The Company also incurred additional costs of $35,420 in fees to prepare and file the registration statement. During the year ended July 31, 2004, the Company effected three draw downs of $250,000 each at prices of $.090, $.065 and $.059, which resulted in the issuance of 10,861,220 common shares and net proceeds of $689,399. In addition, the Company incurred an additional $60,000 as a financing expense to advisors of the Standby Equity Distribution Agreement of which $30,000 is payable as at July 31, 2004.

(i) On December 15, 2003, the Company's authorized common share capital was increased to 300,000,000 pursuant to a special resolution of the shareholders adopted at the annual and special annual meeting of the Company held on December 11, 2003.

SMARTIRE SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

YEARS ENDED JULY 31, 2004, 2003 AND 2002

9. SHARE CAPITAL (CONTINUED):

(j) Stock-based compensation plans:

At July 31, 2004, the Company had eight stock-based compensation plans that are described below:

(i) Under the "1998 US Stock Incentive Plan" the Company may grant options to its employees for up to 300,000 common shares.

Under the "1998 Stock Incentive Plan" the Company may grant options to its employees for up to 600,000 common shares.

(ii) Under the "2000 US Stock Incentive Plan" the Company may grant options to its employees for up to 200,000 common shares.

Under the "2000 Stock Incentive Plan" the Company may grant options to its employees for up to 800,000 common shares.

(iii) Under the "2002 US Stock Incentive Plan" the Company may grant options to its employees for up to 100,000 common shares.

Under the "2002 Stock Incentive Plan" the Company may grant options to its employees for up to 900,000 common shares.

(iv) Under the "2003 US Stock Incentive Plan" the Company may grant options to its employees for up to 2,000,000 common shares.

Under the "2003 Stock Incentive Plan" the Company may grant options to its employees for up to 8,000,000 common shares.

The options currently outstanding under the "2003 US Stock Incentive Plan" and the "2003 Stock Incentive Plan" vest immediately. The options currently outstanding under the "1998 US Stock Incentive Plan" and the "2000 and 2002 Stock Incentive Plan" generally vest from two to four years, with the first 20% to 33% vesting at the date of grant and the balance vesting annually at each anniversary date of the grant thereafter. The exercise price of each option is based on the fair value of the common stock at the date of grant. These options have a five year term.

================================================================================================================================
                                               2004                              2003                            2002
                                   ----------------------------      ---------------------------      --------------------------
                                                       Weighted                         Weighted                        Weighted
                                                        average                          average                         average
                                                       exercise                         exercise                        exercise
                                           Shares         price            Shares          price            Shares         price
--------------------------------------------------------------------------------------------------------------------------------
Outstanding, beginning of year          1,714,400  $       2.54         1,677,250  $        3.08         1,458,750  $       3.20
   Options granted                      9,169,600          0.20           778,300           1.42           484,700          2.88
   Options exercised                      (79,400)        (0.20)               --             --                --         (2.00)
   Options forfeited                   (2,334,800)        (0.38)         (741,150)         (2.80)         (266,200)        (3.40)
--------------------------------------------------------------------------------------------------------------------------------
Outstanding, end of year                8,469,800  $       0.63         1,714,400  $        2.54         1,677,250  $       3.08
================================================================================================================================

SMARTIRE SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

YEARS ENDED JULY 31, 2004, 2003 AND 2002

9. SHARE CAPITAL (CONTINUED):

(j) Stock-based compensation plans (continued):

=====================================================================================================================
                                     Options outstanding                               Options exercisable
                      -------------------------------------------------  --------------------------------------------
                                              Weighted
                                               average         Weighted                                      Weighted
                                             remaining          average                                       average
Range of                        Number     contractual         exercise                Number                exercise
exercise prices              of shares            life            price           exercisable                   price
---------------------------------------------------------------------------------------------------------------------
$0.085 -0.20                 6,900,200            4.07            $0.20             6,900,200                   $0.20
$0.37  -1.00                   136,134            3.46             0.52               136,134                    0.52
$1.16 - 6.76                 1,433,466            2.07             2.71             1,222,337                    2.78
---------------------------------------------------------------------------------------------------------------------
$0.85 - 6.76                 8,469,800            3.72            $0.63             8,258,671                   $0.59
=====================================================================================================================

The Company normally issues options to directors at fixed exercise prices. 75,000 options issued to directors and outstanding as at July 31, 2004 (2002 - 75,000) vested immediately, but if not exercised each year, there is an annual 20% increase in the exercise price until the options expire. For accounting purposes these options are considered to be variable in nature and compensation expense is recorded to the extent of increases in the market value of the underlying common shares as compared to the exercise price at each reporting period.

Where options issued after January 18, 2001 have an exercise price in a currency that is not either the (a) functional currency of the Company, or (b) the currency in which the employee is paid, the options are to be accounted for as variable plan options and compensation expense will be recorded equal to changes in the market value of the underlying common shares at each reporting period. The Company normally grants options in U.S. dollars when the functional currency of the Company is the Canadian dollar. Most employees of the Company are paid in either Canadian dollars or British pounds sterling. Accordingly, these employee options are considered to be variable options.

The compensation expense for these variable options for the year ended July 31, 2004 is nil (2003 - nil). In addition, compensation expense is recognized to the extent that options are granted having an exercise price less than the market price of the underlying common stock on the date of grant.

(k) Warrants:

As at July 31, 2004, warrants outstanding were exercisable for 37,483,485 (2003
- 32,154,507) common shares of the Company. The warrants entitle the holders to purchase common shares of the Company at prices ranging from $0.059 to $2.80 per share and expire on various dates until June 30, 2009.

The exercise price of warrants issued were not less than the market price of the Company's common shares at the date of issuance.

SMARTIRE SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

YEARS ENDED JULY 31, 2004, 2003 AND 2002

10. DEFERRED FINANCING COSTS:

=======================================================================================================================
                                                                                              2004                 2003
-----------------------------------------------------------------------------------------------------------------------
Equity line of credit
  Fair value of agents warrants (note 9(c))                                           $         --         $    178,259
  Professional fees                                                                             --                5,000
-----------------------------------------------------------------------------------------------------------------------
                                                                                                --              183,259
Convertible debenture (note 8)
  Commission                                                                               218,000                   --
  Fair value of agents warrants                                                             15,699                   --
  Professional fees                                                                         46,894                   --
-----------------------------------------------------------------------------------------------------------------------
                                                                                           280,593                   --
Amortization                                                                              (123,573)                  --
-----------------------------------------------------------------------------------------------------------------------
                                                                                           157,020                   --
-----------------------------------------------------------------------------------------------------------------------
                                                                                      $    157,020         $    183,259
=======================================================================================================================

The deferred charges related to the discounted convertible debenture are being amortized over the maturity period. During the year, $123,573 was amortized and charged to interest expense.

11. FINANCIAL INSTRUMENTS:

(a) Fair value of financial instruments:

The carrying values of cash and cash equivalents, receivables, accounts payable and accrued liabilities, promissory notes payable and convertible debentures approximate their fair values due to being in a ready cash form or the short-term maturity of these instruments.

(b) Credit risk:

The majority of the Company's activities are concentrated in the automotive industry and sales are primarily to a few major customers (note 15). To reduce credit risk, management performs ongoing credit evaluations of its customers' financial condition. The Company maintains reserves for potential credit losses based on a risk assessment of its customers.

(c) Foreign currency risk:

The Company operates internationally which gives rise to the risk that cash flows may be adversely impacted by exchange rate fluctuations. To July 31, 2004, the Company has not entered into derivatives or other hedging instruments to mitigate its foreign exchange risk.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2004, 2003 and 2002

12. INCOME TAXES:

(a) Effective tax rate:

The effective income tax rates differ from the Canadian statutory rates for the following reasons:

===================================================================================================================
                                                                 2004                   2003                   2002
-------------------------------------------------------------------------------------------------------------------
Canadian statutory tax rate                                      36.4%                  38.5%                  41.7%

Computed tax expense                                  $    (3,999,277)       $    (3,817,132)      $     (2,847,766)
Foreign losses tax affected at lower rates                      5,162                192,027                128,066
Reduction in effective tax rates                             (339,481)                    --                483,059
Permanent and other differences                             1,352,012                387,870                975,676
Change in valuation allowance                               2,981,584              3,237,235              1,260,965
-------------------------------------------------------------------------------------------------------------------
                                                      $            --        $            --       $             --
===================================================================================================================

(b) Deferred tax assets and liabilities:

===================================================================================================================
                                                                 2004                   2003                   2002
-------------------------------------------------------------------------------------------------------------------
Deferred tax assets:
   Fixed and other assets, accounting
       depreciation in excess of tax                  $     1,220,775                861,607       $        519,987
   Loss carryforwards                                      16,534,418             14,148,423             11,472,671
   Scientific research and development
       expenses                                               382,971                359,733                319,525
   Share issue costs                                          549,499                373,523                192,718
   Others                                                      37,207                     --                  1,150
-------------------------------------------------------------------------------------------------------------------
Total gross deferred tax assets                            18,724,870             15,743,286             12,506,051
Valuation allowance                                       (18,724,870)           (15,743,286)           (12,506,051)
-------------------------------------------------------------------------------------------------------------------
Net deferred tax assets                               $            --        $            --   $                  -
===================================================================================================================

SMARTIRE SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

YEARS ENDED JULY 31, 2004, 2003 AND 2002

12. INCOME TAXES (CONTINUED):

(b) Deferred tax assets and liabilities (continued):

In assessing the realizability of future tax assets, Management considers whether it is more likely than not that some portion or all of the future tax assets will be realized. The ultimate realization of the future tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

For Canadian tax purposes, the Company has approximately $31,500,000 of non-capital losses for income tax purposes available at July 31, 2004 to reduce taxable income of future years. These losses will expire as follows:

====================================================================
2005                                                    $  3,200,000
2006                                                       7,600,000
2007                                                         200,000
2008                                                       4,400,000
2009                                                       5,600,000
2010                                                       4,900,000
2011                                                       5,600,000
--------------------------------------------------------------------
                                                        $ 31,500,000
====================================================================

Additionally, for Canadian tax purposes, the Company has scientific research and development expenditures of $1,080,000 available to reduce future taxable income indefinitely.

For United States tax purposes, the Company has approximately $6,100,000 of net operating losses for income tax purposes available at July 31, 2004 to reduce taxable income of future years. These losses will expire as follows:

====================================================================
2012                                                    $    100,000
2013                                                       1,000,000
2019                                                       1,800,000
2020                                                       1,300,000
2021                                                         400,000
2022                                                         800,000
2023                                                         300,000
2024                                                         400,000
--------------------------------------------------------------------
                                                         $ 6,100,000
====================================================================

For United Kingdom tax purposes, the Company has approximately $9,600,000 of non-capital losses for income tax purposes available at July 31, 2004 to reduce taxable income of future years. These losses may be carried forward indefinitely.

SMARTIRE SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

YEARS ENDED JULY 31, 2004, 2003 AND 2002

13. EARNINGS (LOSS) PER SHARE:

The weighted average number of shares outstanding used in the computation of earnings (loss) per share were as follows:

===============================================================================================
                                                      2004               2003              2002
-----------------------------------------------------------------------------------------------
Weighted-average shares used in computation
  of basic earnings (loss) per share            83,356,095         26,771,427        16,743,977

Weighted average shares from assumed
  conversion of dilutive warrants and options           --                 --                --
-----------------------------------------------------------------------------------------------
Fully diluted weighted average number
  of common shares                              83,356,095         26,771,427        16,743,977
===============================================================================================

14. COMMITMENTS AND CONTINGENCIES:

(a) The Company is committed to the following payments under operating leases, and service agreements for premises and certain equipment and consultants:

====================================================================
2005                                                  $    1,372,953
2006                                                         218,325
2007                                                         182,176
2008                                                         143,303
2009                                                         142,570
2010                                                         139,907
====================================================================

(b) Cash and short-term investments are used to secure credit card advances in the amount of $15,000 (2003 - $25,000).

(c) Product warranties:

The Company provides for estimated warranty costs at the time of product sale. Warranty expense accruals are based on best estimate with reference to historical claims experience. As warranty estimates are based on forecasts, actual claim costs may differ from amounts provided. An analysis of changes in liability for product warranties follows:

===================================================================
Balance, August 1, 2002                                 $     9,114

Provision increase                                           29,946
Expenditures                                                (18,622)
--------------------------------------------------------------------
Balance, July 31, 2003                                       20,438

Provision increase                                           85,934
Expenditures                                                (16,512)
--------------------------------------------------------------------
Balance, July 31, 2004                                   $   89,860
====================================================================

SMARTIRE SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

YEARS ENDED JULY 31, 2004, 2003 AND 2002

15. SEGMENTED INFORMATION:

The Company operates in the wireless tire monitoring technology industry. Management of the Company makes decisions about allocating resources based on this one operating segment. Geographic information is as follows:

Revenue from external customers:

=============================================================================================
                                  Revenue from
                               external customers
                           ------------------------------------------------------------------
                                        2004                     2003                    2002
---------------------------------------------------------------------------------------------
United States              $         651,089     $            509,228     $           524,516
United Kingdom                       225,517                  261,905                 266,638
Italy                                     --                  391,169                  12,629
China                                514,365                  243,866                      --
Other                                267,308                  396,428                 208,561
---------------------------------------------------------------------------------------------
                           $       1,658,279     $          1,802,596     $         1,012,344
=============================================================================================

As at July 31, 2004, 53% (July 31, 2003-73%) of the Company's fixed assets were in Canada, 17% (July 31, 2003-27%) were in Europe and 30% were in Korea (July 31, 2003-nil). Major customers, representing 10% or more of total sales, include:

=============================================================================================
                                        2004                     2003                    2002
---------------------------------------------------------------------------------------------
Customer A                 $         484,433     $                 --     $                --
Customer B                                --                  391,169                  12,629
Customer C                            28,472                  125,413                 143,487
Customer D                           113,888                  109,270                 187,314
=============================================================================================

16. SUBSEQUENT EVENTS:

(a) Between August 9, 2004 and October 5, 2004, the Company issued 60,673,423 shares at effective prices ranging from $0.03 to $0.05 per share pursuant to the Standby Equity Distribution Agreement for gross proceeds of $2,200,000 and net proceeds of $2,086,500. The issuance of these shares reduced the set price that the holders of the convertible debentures can convert the convertible debentures into common stock and the exercise price of 14,612,907 warrants outstanding to $0.037.

(b) Subsequent to year end, the Company defaulted on payments to holders of its discounted convertible debentures. In response to the default, certain debenture holders filed legal actions against the Company. On September 24, 2004, the Company and holders of the discounted convertible debentures signed an agreement which provided for: withdrawal of legal action; an immediate exercise of 18,226,274 warrants at $0.03 for gross proceeds of $546,788 and conversion of $734,389 of debentures into 24,479,630 common shares and a lock-up provision that establishes a daily limit on the number of shares that can be traded by the debenture holders.

SMARTIRE SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

YEARS ENDED JULY 31, 2004, 2003 AND 2002

16. SUBSEQUENT EVENTS (CONTINUED):

(c) Between August 1, 2004 and October 5, 2004, the Company repaid $651,837 of principal and $49,663 in accrued interest on its promissory notes. The Company obtained an extension to November 30, 2004 to repay the balance due on the promissory notes.

17. COMPARATIVE FIGURES:

Certain figures have been reclassified to conform to the financial statement presentation adopted for the current year.

                       WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of SmarTire, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

NO FINDER, DEALER, SALES PERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SMARTIRE SYSTEMS INC. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Bylaw, subject to the Business Corporations Act (Yukon Territory) and subject to court approval in certain circumstances, we must indemnify each of our current or former directors and officers, and any a person who acts or has acted at our request as a director or officer of a corporation of which we are or were a shareholder or creditor, and any such indemnified person's heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of serving or having served as a director or officer of our company or such corporation, if: (a) he or she acted honestly and in good faith with a view to the best interests of our company; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing his or her conduct was lawful.

Under section 126 of the Business Corporations Act (Yukon Territory), court approval is required for us to indemnify any of the foregoing persons in respect of an action by or on behalf of our company, or by or on behalf of any corporation of which we are or were a shareholder or creditor, to procure a judgment in our or its favor, as the case may be. Court approval may be granted for us to indemnify any such person against all costs, charges and expenses reasonably incurred by him or her in connection with the action only if: (a) he or she acted honestly and in good faith with a view to the best interests of our company; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

Section 126 of the Business Corporations Act (Yukon Territory) goes on to provide that, in any event, any of the foregoing persons is entitled to be indemnified by us in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defence of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of our company or a corporation of which we are or were a shareholder or creditor, if he or she: (a) was substantially successful on the merits in his or her defence of the action or proceeding; (b) is fairly and reasonably entitled to indemnity, (c) acted honestly and in good faith with a view to the best interests of our company; and
(d) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing his or her conduct was lawful.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees                                          $    27,652.17

Printing and engraving expenses                                $     1,000(1)

Accounting fees and expenses                                   $    10,000(1)

Legal fees and expenses                                        $    60,000(1)

Transfer agent and registrar fees                              $     2,000(1)

Fees and expenses for qualification under state                $     1,000(1)
securities laws

Miscellaneous                                                  $     1,000(1)

Total                                                          $   102,652.17

 (1) We have estimated these amounts

Item 26 RECENT SALES OF UNREGISTERED SECURITIES

On June 30, 2005, we closed a Securities Purchase Agreement with Cornell Capital Partners, L.P. and Highgate House Funds, Ltd., both accredited investors, in which Cornell Capital Partners and Highgate House Funds agreed to lend a principal amount in the aggregate of $30,000,000 to us in exchange for our 10% convertible debentures. We issued the convertible debentures to the investors pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

On June 2, 2005, we issued 75,188 shares of our common stock to Newbridge Securities Corporation as a placement agent fee on the standby equity distribution agreement entered into on May 23, 2005.

On May 27, 2005, we closed a Securities Purchase Agreement with Cornell Capital Partners, L.P., an accredited investor, in which Cornell Capital Partners agreed to lend a principal amount of $1,500,000 to us in exchange for our 5% convertible debenture. We issued the convertible debenture to the investor pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

By notice of a warrant exercise dated May 12, 2005, William Page elected to exercise 81,327 warrants. In response, we issued 32,889 shares of our common stock to pursuant to Rule 506 of Regulation D under the Securities Act.

On May 11, 2005, we issued 1,495,195 shares of our common stock pursuant to a redemption, settlement and release agreement with Goldplate Investment Partners pursuant to Rule 506 of Regulation D under the Securities Act.

By notice of a warrant exercise dated May 5, 2005, Morval Bank & Trust Cayman, Ltd, elected to exercise 714,286 warrants. In response, we issued 714,286 shares of our common stock to pursuant to Regulation S under the Securities Act.

On May 4, 2005, we issued 10,641,670 shares of our common stock pursuant to a redemption, settlement and release agreement with Alpha Capital
Aktiengesellschaftt pursuant to Rule 506 of Regulation D under the Securities
Act.

On May 2, 2005, we issued 4,143,268 shares of our common stock pursuant to a redemption, settlement and release agreement with Gamma Opportunity Capital Partners pursuant to Rule 506 of Regulation D under the Securities Act.

By notice of a cashless warrant exercise dated April 28, 2005, Crescent International Ltd. elected to exercise 3,846,154 warrants. In response, we issued 3,205,128 shares of our common stock to Crescent International
Ltd. pursuant to Rule 506 of Regulation D under the Securities Act.

By notice of a cashless warrant exercise dated April 25, 2005, HPC Capital Management elected to exercise 250,000 warrants. In response, we issued 197,368 shares of our common stock to HPC Capital Management pursuant to Rule 506 of Regulation D under the Securities Act.

By notice of a cashless warrant exercise dated April 25, 2005, Talisman Management Limited elected to exercise 1,000,000 warrants. In response, we issued 789,474 shares of our common stock to Talisman Management Limited pursuant to Rule 506 of Regulation D under the Securities Act.

By notice of a cashless warrant exercise dated April 25, 2005, Palisades Master Fund, L.P. elected to exercise 3,290,596 warrants. In response, we issued 2,597,839 shares of our common stock to Palisades Master Fund, L.P. pursuant to Rule 506 of Regulation D under the Securities Act.

By conversion notice dated April 20, 2005, Crescent International Ltd. elected to convert $59,700 of convertible debentures. In response, we issued 2,132,143 shares of our common stock to Crescent International Ltd. pursuant to Rule 506 of Regulation D under the Securities Act.

By conversion notice dated April 20, 2005, Palisades Master Fund, L.P. elected to convert $3,864 of convertible debentures. In response, we issued 138,000 shares of our common stock to Palisades Master Fund., L.P. pursuant to Rule 506 of Regulation D under the Securities Act.

By conversion notice dated April 20, 2005, Goldplate Investment Partners elected to convert $66,080 of convertible debentures. In response, we issued 2,360,000 shares of our common stock to the debenture holder pursuant to Rule 506 of Regulation D under the Securities Act.

On March 23, 2005, we closed on a transaction pursuant to which we entered into an Investment Agreement dated as of March 22, 2005 with one accredited investor in which we sold an aggregate of $4,000,000 of our Series A 5% Convertible Preferred Stock, no par value per share (the "Preferred Stock"). The purchase price was $4,000,000, of which $2,850,000 was previously funded pursuant to certain transaction documents we previously entered into with the investor. These transaction documents were terminated by the parties on March 23, 2005 (see Item 1.02 below). On March 23, 2005, we received net proceeds of $1,015,000, after deducting the $2,850,000 which was previously funded, a $115,000 commitment fee and legal fees in the amount of $20,000. We issued the Preferred Stock to the investor pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or
Section 4(2) of the Act.

By conversion notice dated March 21, 2005, a holder of discounted convertible debentures (described below) elected to convert $65,800 of outstanding under the convertible debentures under rule 144. In response, we issued 2,350,000 shares of our common stock to the debenture holder pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended.

By conversion notice dated March 18, 2005, a holder of discounted convertible debentures (described below) elected to convert $30,000 of outstanding under the convertible debentures under rule 144. In response, we issued 1,071,429 shares of our common stock to the debenture holder pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended.

By conversion notice dated March 11, 2005, a holder of discounted convertible debentures (described below) elected to convert $20,000 of outstanding under the convertible debentures under rule 144. In response, we issued 714,286 shares of our common stock to the debenture holder pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended.

By conversion notice dated January 20, 2005, a holder of discounted convertible debentures (described below) elected to convert $63,000 of outstanding principal under the convertible debentures under rule 144. In response, we issued 2,250,000 shares of our common stock to the debenture holder pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended.

By conversion notice dated January 3, 2005, a holder of 8% convertible debentures (described below) elected to convert $30,000 of principal and $3,573 in accrued interest outstanding under the convertible debentures under rule 144. In response, we issued 1,200,337 shares of our common stock to the debenture holder pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended.

On December 15, 2004, we closed on a transaction pursuant to which the Company entered into a Subscription Agreement with several accredited investors in which the investors agreed to lend a principal amount of $195,000 to us in exchange for our 5% convertible debentures. We issued the convertible debentures to the investors pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

On December 15, 2004 we entered into a Securities Purchase Agreement with Cornell Capital Partners, L.P., an accredited investor, in which the investor agreed to lend a principal amount of $2,500,000 to us in exchange for our 5% convertible debenture. We issued the convertible debenture to the investor pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

By conversion notice dated December 2, 2004, a holder of 8% convertible debentures (described below) elected to convert $30,000 of principal and $3,359 in accrued interest outstanding under the convertible debentures under rule 144. In response, we issued 1,188,095 shares of our common stock to the debenture holder pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended.

On October 25, 2004, we issued 7,500,000 shares of our common stock to the purchaser in a standby equity facility at a price of $0.03 per share, in payment of a $225,000 draw down on the equity line of credit. We relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to effect this issuance.

On October 14, 2004, we issued 10,714,286 shares of our common stock to the purchaser in a standby equity facility at a price of $0.028 per share, in payment of a $300,000 draw down on the equity line of credit. We relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to effect this issuance.

On October 5, 2004, we issued 12,500,000 shares of our common stock to the purchaser in a standby equity facility at a price of $0.032 per share, in payment of a $400,000 draw down on the equity line of credit. We relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to effect this issuance.

On September 27, 2004, we issued 12,500,000 shares of our common stock to the purchaser in a standby equity facility at a price of $0.04 per share, in payment of a $500,000 draw down on the equity line of credit. We relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to effect this issuance.

Between September 22, 2004 and October 4, 2004, we issued 56,833,691 shares to the escrow agent of the holders of the discounted convertible debentures of which 14,127,787 shares were returned to treasury. 18,226,274 of these shares were issued pursuant to the exercise of warrants at a price of $0.03 per share and 24,479,630 were issued at an effective price of $0.03 per share to repay a portion of the discounted convertible debenture. We relied on section 3(a)(9) and/or section 4(2) of the Securities Act of 1933 in issuing these shares.

Between September 17, 2004 and September 22, 2004, we issued 16,667,667 shares of our common stock to the purchaser in a standby equity facility at a price of $0.03 per share, in payment of a $500,000 draw down on the equity line of credit. We relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to effect this issuance.

On September 8, 2004, we issued 6,756,757 shares of our common stock to the purchaser in a standby equity facility at a price of $0.037 per share, in payment of a $250,000 draw down on the equity line of credit. We relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to effect this issuance.

On August 30, 2004, we issued 6,250,000 shares of our common stock to the purchaser in a standby equity facility at a price of $0.04 per share, in payment of a $250,000 draw down on the equity line of credit and 58,824 shares of common stock as a result of a miscalculation of shares necessary to close the Advance Notice dated August 13, 2004. We relied on Rule 506 of Regulation D and/or
Section 4(2) of the Securities Act of 1933 to effect this issuance.

On August 20, 2004, we issued 2,941,176 shares of our common stock to the purchaser in a standby equity facility at a price of $.051 per share, in payment of a $150,000 draw down on the equity line of credit. We relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to effect this issuance.

On August 9, 2004, we issued 3,000,000 shares of our common stock to the purchaser in a standby equity facility at a price of $.050 per share, in payment of a $150,000 draw down on the equity line of credit. We relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to effect this issuance.

On July 21, 2004, we issued 4,237,288 shares of our common stock to the purchaser in a standby equity facility at a price of $.059 per share, in payment of a $250,000 draw down on the equity line of credit. We relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to effect this issuance.

On July 12, 2004, we issued 3,846,154 shares of our common stock to the purchaser in a standby equity facility at a price of $.065 per share, in payment of a $250,000 draw down on the equity line of credit. We relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to effect this issuance.

On July 1, 2004, we issued to Hawk Associates, Inc., a warrant to purchase up to 250,000 shares of our common stock, exercisable at any time during the five-year period ending on June 30, 2009, at an exercise price of $0.20 per share. We issued these warrants pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933, in partial payment of an engagement fee.

On June 22, 2004, we issued 2,777,778 shares of our common stock to the purchaser in a standby equity facility at a price of $.09 per share, in payment of a $250,000 draw down on the equity line of credit. We relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to effect this issuance.

On June 1, 2004, we issued a total of 1,399,676 shares of our common stock, at a deemed issue price of $0.104 per share, to the holders of the discounted convertible debentures (described below), upon exercise of our right to effect payment of the first monthly redemption amount due under the discounted convertible debentures in shares of our common stock. We relied on section 3(a)(9) and/or section 4(2) of the Securities Act of 1933 in issuing these shares.

On May 25, 2004, we issued 3,509,615 shares of our common stock to the purchaser in standby equity facility at a deemed price of $0.104 per share, in payment of a commitment fee and 96,154 shares of our common stock as a placement fee. We relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to effect this issuance.

By conversion notice effective June 17, 2004, a holder of discounted convertible debentures elected to convert $50,000 outstanding under the convertible debentures. In response, we issued 480,769 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

By conversion notice effective June 14, 2004, holders of discounted convertible debentures elected to convert $208,000 outstanding under the convertible debentures. In response, we issued 2,000,000 shares of our common stock to the debentures holder relying on section 3(a)(9) of the Securities Act of 1933.

By conversion notice effective June 8, 2004, a holder of 8% convertible debentures (described below) elected to convert $50,000 of principal and $3,633 in accrued interest outstanding under the convertible debentures. In response, we issued 521,444 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933. We also issued 192,307 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933 that were owed from the April 15, 2004 conversion notice (described below).

On May 25, 2004, 3,509,615 shares of our common stock were issued as a commitment fee ($365,000) and 96,154 shares of our common stock were issued as a placement fee ($10,000) to arrange a $15 million equity line of credit.

On May 19, 2004, we entered into a $15 million standby equity distribution agreement with selling stockholder relying on Rule 506 of Regulation D and/or
Section 4(2) of the Securities Act of 1933. We may draw down the facility at its discretion provided that each draw down is at least seven trading days apart, and the maximum amount that may be drawn down at any one time is limited to $500,000 and advance notice is required. The term of the equity line of credit is 24 months. At the time of draw down against the line of credit we will issue common shares equal to that amount advanced divided by 98% of the lowest bid price on the five consecutive days after the date of notice. On each date of advance of funds, we are to pay 5% placement fee. We may draw down the facility at its discretion upon effectiveness of the registration statement to be filed in the appropriate form under the Securities Act of 1933 for the purpose of registering the shares issuable upon the draw down of the credit facility.

On April 30, 2004, 500,000 warrants were exercised at an exercise price of $0.104 per share to a non-U.S. person upon exercise of warrants previously granted to it. The shares were issued in an offshore transaction relying on Regulation S under the Securities Act of 1933.

By conversion notice effective April 15, 2004, a holder of 8% convertible debentures (described below) elected to convert $100,000 of principal and $6,067 in accrued interest outstanding under the convertible debentures. In response, we issued 823,680 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

On April 2, 2004, we issued a total of 1,399,676 shares of our common stock, at a deemed issue price of $0.1040 per share, to the holders of the discounted convertible debentures (described below), upon exercise of our right to effect payment of the first monthly redemption amount due under the discounted convertible debentures in shares of our common stock. We relied on section 3(a)(9) and/or section 4(2) of the Securities Act of 1933 in issuing these shares.

On March 2, 2004, we issued a total of 1,033,851 shares of our common stock, at a deemed issue price of $0.1408 per share, to the holders of the discounted convertible debentures (described below), upon exercise of our right to effect payment of the first monthly redemption amount due under the discounted convertible debentures in shares of our common stock. We relied on section 3(a)(9) and/or section 4(2) of the Securities Act of 1933 in issuing these shares.

On February 3, 2004, we issued a total of 812,045 shares of our common stock, at a deemed issue price of $0.1613 per share, to six of the holders of the discounted convertible debentures (described below), upon exercise of our right to effect payment of the first monthly redemption amount due under the discounted convertible debentures in shares of our common stock. We relied on section 3(a)(9) and/or section 4(2) of the Securities Act of 1933 in issuing these shares.

By conversion notice effective January 27, 2004, a holder of 8% convertible debentures (described below) elected to convert $84,000 of principal and $3,621 in accrued interest outstanding under the convertible debentures. In response, we issued 667,331 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

By conversion notice dated January 12, 2004, a holder of 8% convertible debentures (described below) elected to convert $130,000 of principal and $5,171 in accrued interest outstanding under the convertible debentures. In response, we issued 1,030,965 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

On December 24, 2003, we closed a private placement of discounted convertible debentures in the aggregate principal amount of $3,493,590, maturing April 1, 2006, to seven accredited investors pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933, for gross proceeds of $2,725,000. Principal under each discounted convertible debenture may be converted by the holder in whole or in part and from time to time at a conversion price of $0.22 per share, subject to adjustment as set forth in the convertible debentures. The discounted convertible debentures are subject to mandatory redemption in equal monthly payments. We may elect to make the monthly redemption payments in shares of our common stock at a conversion price equal to the lesser of (a) the set price of $0.22 per share (subject to adjustment pursuant to the anti-dilution provisions contained in the debentures), and (b) 85% of the average of the 20 closing prices of our common stock immediately preceding the applicable monthly redemption date, provided that certain conditions are met. In connection with this private placement, each purchaser of discounted convertible debentures also received a warrant to purchase that number of shares of our common stock equal to 50% the principal amount of such purchaser's convertible debentures divided by the set conversion price of $0.22 per share. Warrants to purchase an aggregate total of 7,939,978 shares of our common stock were issued, and are exercisable until December 24, 2006 at an exercise price of $0.25 per share.

On December 24, 2003, we issued to HPC Capital Management, a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, a warrant to purchase up to 109,000 shares of our common stock, exercisable until December 24, 2006, at an exercise price of $0.25 per share. We issued these warrants pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933, in partial payment of placement fee in connection with the private placement of the discounted convertible debentures.

On November 10, 2003, in consideration for their agreement to immediately exercise a total of 7,478,635 outstanding warrants at a reduced exercise price of $0.1771 per share, we issued to three of the four purchasers of our 7% convertible debentures (described below), a total of 7,478,635 additional warrants exercisable for a period of five years at an exercise price of $0.1771 per share. The outstanding warrants that were exercised were originally issued with an exercise price of $0.2645 per share. We issued a total of 7,478,635 shares of our common stock upon the exercise of the outstanding warrants for gross proceeds of $1,324,466, and the 7,478,635 additional warrants, pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933. Each of the purchasers represented that it is an "accredited investor" as defined in Rule 501 of the Securities Act of 1933.

On October 27, 2003, in consideration for its agreement to immediately exercise a total of 3,290,596 outstanding warrants at a reduced exercise price of $0.20 per share, we issued to one of the four purchasers of the 7% convertible debentures, Palisades Master Fund, a total of 3,290,596 additional warrants exercisable for a period of five years at an exercise price of $0.20 per share. The outstanding warrants that were exercised were originally issued with an exercise price of $0.2645 per share. We issued a total of 3,290,596 shares of our common stock upon the exercise of the outstanding warrants for gross proceeds of $658,119, and the 3,290,596 additional warrants, pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933. The purchaser represented that it is an "accredited investor" as defined in Rule 501 of the Securities Act of 1933. In light of the reduced exercise price of the additional warrants issued to the other three warrant holders, we subsequently agreed to reduce the exercise price of the 3,290,596 additional warrants issued to Palisades Master Fund, and the exercise price of 194,000 warrants previously issued to HPC Capital Management, from $0.20 to $0.1771 per share. All other terms of the warrants, including their expiry date, remain the same. In addition, we paid $75,354.65 to Palisades Master Fund as an early participation bonus, being an amount equal to the difference between the aggregate exercise price that Palisades Master Fund paid upon the exercise of its 3,290,596 outstanding warrants at $0.20 per share and the aggregate exercise price that Palisades Master Fund would have paid if it had had the benefit of the reduced exercise price of $0.1771 per share.

On October 27, 2003, in consideration of its agreement to immediately exercise a total of 194,000 outstanding warrants, we issued to HPC Capital Management, a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, a total of 194,000 additional warrants, exercisable for a period of five years at an exercise price of $0.20 per share. We issued these warrants pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933. HPC Capital Management represented that it is an "accredited investor" as defined in Rule 501 of the Securities Act of 1933.

By conversion notice dated October 21, 2003, a holder of 8% convertible debentures (described below) elected to convert $75,000 of principal and $1,600 in accrued interest outstanding under the convertible debentures. In response, we issued 585,525 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

By conversion notice dated October 10, 2003, a holder of 7% convertible debentures (described below) elected to convert $66,667 of principal and $1,503 in accrued interest outstanding under the convertible debentures. In response, we issued 522,626 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

By conversion notice dated October 9, 2003, a holder of 8% convertible debentures (described below) elected to convert $300,000 of principal and $5,333 in accrued interest outstanding under the convertible debentures. In response, we issued 2,343,858 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

By conversion notice dated October 6, 2003, a holder of 8% convertible debentures (described below) elected to convert $156,000 of principal and $2,808 in accrued interest outstanding under the convertible debentures. In response, we issued 1,219,366 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

By conversion notice dated October 3, 2003, a holder of 7% convertible debentures (described below) elected to convert $100,000 of principal and $2,119 in accrued interest outstanding under the convertible debentures. In response, we issued 784,164 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933

By conversion notice dated October 1, 2003, a holder of 8% convertible debentures (described below) elected to convert $200,000 of principal and $3,778 in accrued interest outstanding under the convertible debentures. In response, we issued 1,562,763 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

By conversion notice dated September 24, 2003, a holder of 8% convertible debentures (described below) elected to convert $100,000 of principal and $2,061 in accrued interest outstanding under the convertible debentures. In response, we issued 783,930 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

By conversion notice dated September 10, 2003, a holder of 7% convertible debentures (described below) elected to convert $130,000 of principal and $1,560 in accrued interest outstanding under the convertible debentures. In response, we issued 1,010,612 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

By conversion notices dated September 9, 2003 and September 10, 2003, a holder of 7% convertible debentures (described below) elected to convert $70,000 and $50,000 of principal and $840 and $611 in accrued interest outstanding under the convertible debentures. In response, we issued 932,769 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

By conversion notice dated August 27, 2003, a holder of 7% convertible debentures (described below) elected to convert $80,000 of principal and $764 in accrued interest outstanding under the convertible debentures. In response, we issued 620,694 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

On August 15, 2003, we issued to Epoch Financial Group, Inc., an accredited investor, a warrant to purchase up to 300,000 shares of our common stock, exercisable at any time during the five-year period ending on August 15, 2008, at an exercise price of $0.17 per share. We issued these warrants pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933, in partial payment of an engagement fee.

On August 14, 2003, we issued to HPC Capital Management, a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, a total of 200,000 fully-paid and non-assessable shares of our common stock at a deemed price of $0.17 per share. We issued these shares pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933, in partial payment of an engagement fee.

By conversion notice dated July 30, 2003, a holder of 7% convertible debentures (described below) elected to convert $50,000 of principal and $486 in accrued interest outstanding under the convertible debentures. In response, we issued 391,674 shares of our common stock to the debenture holder relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

By conversion notice dated July 28, 2003, a holder of 7% convertible debentures (described below) elected to convert $300,000 of principal and $2,392 in accrued interest outstanding under the convertible debentures. In response, we issued 2,323,648 shares of our common stock to the debenture holder relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

On July 25, 2003, we issued at the direction of West Sussex Trading, Inc. a total of 224,000 warrants to three accredited investors in partial payment of placement fees, relying on Rule 506 of Regulation D, Section 4(2) of the Securities Act of 1933 and/or Regulation S under the Securities Act of 1933. Each warrant is exercisable until July 25, 2008 at an exercise price of $0.10 per share.

On July 23, 2003, we entered into a $15 million equity line of credit facility with an accredited investor relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933. We may, in our discretion, draw down amounts under the facility from time to time, subject to various conditions and certain limitations. We will receive the proceeds of each draw down under the equity line of credit facility in payment for shares of our common stock, to be issued to the investor in two tranches for each draw down. The number of shares of our common stock so issuable will be determined with reference to a draw down pricing period of 20 consecutive trading days, as specified in the draw down notice, subject to a threshold price to be designated by us in connection with the draw down as the lowest price at which we will sell shares of common stock to the investor. Each draw down will be limited to the greater of: (a) $300,000 and (b) 12.5% of the average of the daily volume weighted average prices of our common stock during the 30-day period preceding the draw down notice, multiplied by the total aggregate trading volume of our common stock during such 30-day period; subject to a minimum draw down amount of $300,000. Only one draw down is permitted under the equity line during each draw down pricing period of 20 consecutive trading days, and there must be at least six trading days between each draw down pricing period. We may not draw down the facility unless the shares issuable upon the draw down of the credit facility have been registered on an effective registration statement filed in the appropriate form under the Securities Act of 1933.

On July 22, 2003, relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, we issued to the investor under the $15 million equity line of credit, as a commitment fee, a warrant to purchase up to 1,000,000 shares of our common stock, exercisable until July 23, 2006 at an exercise price of $0.1955 per share.

On July 22, 2003, we issued to HPC Capital Management, a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, a warrant to purchase up to 250,000 shares of our common stock, exercisable until July 23, 2006, at an exercise price of $0.1955 per share. We issued these warrants pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933, in partial payment of placement fee in connection with the $15 million equity line of credit.

On July 17, 2003, we closed a private placement of 8% convertible debentures to four accredited investors pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933, for gross proceeds of $1,700,000. Principal under the convertible debentures in the aggregate principal amount of $1,700,000 may be converted by the holder in whole or in part and from time to time at a conversion price of $0.13 per share, and interest may be converted at a price per share equal to 90% of the average closing bid price of our common stock during the 20 trading days immediately preceding the conversion date, in each case subject to adjustment as set forth in the convertible debentures. In connection with this private placement, each of the purchasers of the 8% convertible debentures also received warrants to purchase that number of shares of our common stock determined by dividing the principal amount of such purchaser's convertible debentures by the base conversion price of $0.13 per share, for an aggregate total of 13,076,922 warrants exercisable until July 17, 2008 at $0.1771 per share.

On July 17, 2003, we issued to HPC Capital Management, a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, a warrant to purchase up to 68,000 shares of our common stock, exercisable until July 17, 2008, at an exercise price of $0.1771 per share. We issued these warrants pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933, in partial payment of placement fee in connection with the private placement of 8% convertible debentures.

By conversion notice dated July 14, 2003, a holder of 7% convertible debentures (described below) elected to convert $200,000 of principal and $1,180 in accrued interest outstanding under the convertible debentures. In response, we issued 1,540,205 shares of our common stock to the debenture holder relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

By conversion notice dated July 11, 2003, a holder of 7% convertible debentures (described below) elected to convert $305,555 of principal and $2,258 in accrued interest outstanding under the convertible debentures. In response, we issued 2,366,124 shares of our common stock to the debenture holder relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

By conversion notice dated July 10, 2003, a holder of 7% convertible debentures (described below) elected to convert $279,167 of principal and $1,628 in accrued interest outstanding under the convertible debentures. In response, we issued 2,166,062 shares of our common stock to the debenture holder relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

By conversion notice dated June 30, 2003, a holder of 7% convertible debentures (described below) elected to convert $200,000 of principal and $1,580 in accrued interest outstanding under the convertible debentures. In response, we issued 1,543,469 shares of our common stock to the debenture holder relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

By conversion notices dated June 17, 2003, three holders of 7% convertible debentures (described below) elected to convert a total of $356,111 of principal and $957 in accrued interest outstanding under the convertible debentures. In response, we issued a total of 2,729,486 shares of our common stock to the debenture holders relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

By conversion notice dated June 12, 2003, a holder of 7% convertible debentures (described below) elected to convert $260,000 of principal and $358 in accrued interest outstanding under the convertible debentures. In response, we issued 2,008,821 shares of our common stock to the debenture holder relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

By conversion notices dated June 11, 2003, two holders of 7% convertible debentures (described below) elected to convert a total of $387,500 of principal and $1,249 in accrued interest outstanding under the convertible debentures. In response, we issued a total of 2,988,859 shares of our common stock to the debenture holders relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

By conversion notice dated June 9, 2003, a holder of 7% convertible debentures (described below) elected to convert $195,000 of principal and $758 in accrued interest outstanding under the convertible debentures. In response, we issued 1,505,754 shares of our common stock to the debenture holder relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

On May 27, 2003, we issued 1,050,000 shares of common stock to a non-U.S. person upon exercise of warrants previously granted to it. The shares were issued in an offshore transaction relying on Regulation S under the Securities Act of 1933.

On May 27, 2003, we issued to Impact Capital Partners Limited, a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, warrants to purchase up to an aggregate of 168,325 shares of our common stock, exercisable at any time during the five-year period ending on May 27, 2008, at exercise prices of: (a) with respect to 23,881 warrants, $0.74 per share; (b) with respect to 44,444 warrants, $0.40 per share; and (c) with respect to 100,000 warrants, $0.22 per share. We issued these warrants pursuant to Rule 506 and/or section 4(2) under the Securities Act of 1933, in partial payment of a placement fee in connection with the private placement of certain convertible debentures and the issuance of a short-term secured promissory note to Selling stockholder.

On May 15, 2003, June 11, 2003 and June 17, 2003, we closed the constituent tranches of a three-tranche private placement of 7% convertible debentures to four accredited investors pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933, for gross proceeds of $2,800,000. Principal under the convertible debentures in the aggregate principal amount of $2,800,000 may be converted by the holder in whole or in part and from time to time at a conversion price of $0.13 per share, and interest may be converted at a price per share equal to 90% of the average closing bid price of our common stock during the 20 trading days immediately preceding the conversion date, in each case subject to adjustment as set forth in the convertible debentures. In connection with this private placement, each of the purchasers of the 7% convertible debentures also received warrants to purchase that number of shares of our common stock determined by dividing 50% of the principal amount of such purchaser's convertible debentures by the base conversion price of $0.13 per share, for an aggregate total of 10,769,231 warrants exercisable until May 19, 2008 at $0.2645 per share.

By conversion notice dated May 16, 2003, Cornell Capital Partners elected to convert $100,000 of principal and $5,854.02 in accrued interest outstanding under certain convertible debentures (described below) that were issued on November 21, 2002 and January 31, 2003. The conversion price was $0.20. In response, we issued 529,270 shares to Cornell Capital Partners relying on
Section 4(2) of the Securities Act of 1933.

On May 15, 2003, we issued to HPC Capital Management, a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, a warrant to purchase up to 112,000 shares of our common stock, exercisable at any time during the five-year period ending on May 15, 2008, at an exercise price of $0.13 per share. We also issued to HPC Capital Management a warrant to purchase up to 14,000 shares of our common stock exercisable at any time until May 15, 2008 at an exercise price of $0.10 per share. We issued these warrants pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933, in partial payment of placement fees: (a) with reference to the warrant to purchase up to 112,000 shares of common stock, in connection with the private placement of the 7% convertible debentures; and (b) with reference to the warrant to purchase up to 14,000 shares of our common stock, in connection with a private placement of 3,500,000 units (each consisting of one common share and one-half of a non-transferable share purchase warrant), issued on March 31, 2003 at a price of $0.10 per unit in an offshore transaction pursuant to Regulation S under the Securities Act of 1933.

On May 15, 2003, we issued to Dunwoody Brokerage Services, Inc., a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, a warrant to purchase up to 100,000 shares of our common stock, exercisable at any time during the five-year period ending on May 15, 2008, at an exercise price of $0.135 per share. We issued these warrants pursuant to Rule 506 and/or section 4(2) under the Securities Act of 1933, in partial payment of a placement fee in connection with the private placement of the 7% convertible debentures.

By conversion notice dated May 14, 2003, Cornell Capital Partners elected to convert $125,000 of principal outstanding under certain convertible debentures (described below) that were issued on November 21, 2002 and January 31, 2003. The conversion price was $0.20. In response, we issued 625,000 shares to Cornell Capital Partners relying on Section 4(2) of the Securities Act of 1933.

On May 7, 2003, we issued at the direction of West Sussex Trading, Inc. a total of 40,000 warrants to three accredited investors in partial payment of placement fees in connection with the private placement of 500,000 units on May 5, 2003 described below, relying on Rule 506 of Regulation D, Section 4(2) of the Securities Act of 1933 and/or Regulation S under the Securities Act of 1933. Each warrant is exercisable until May 7, 2008 at an exercise price of $0.10 per share.

On May 7, 2003, we issued at the direction of West Sussex Trading, Inc. a total of 57,143 warrants to four accredited investors in partial payment of placement fees, relying on Rule 506 of Regulation D, Section 4(2) of the Securities Act of 1933 and/or Regulation S under the Securities Act of 1933. Each warrant is exercisable until May 7, 2008 at an exercise price of $0.35 per share.

On May 5, 2003, we issued 500,000 units at a price of $0.10 per unit in an offshore transaction pursuant to Regulation S under the Securities Act of 1933. We realized gross cash proceeds of $50,000 from this private placement. Each unit consists of one share of our common stock and two non-transferable share purchase warrants. Each whole warrant entitles the holder to purchase an additional share of our common stock at a price of $0.12 per share until April 30, 2004. In connection with this private placement, we have paid placement and advisory fees of $4,000.

On May 6, 2003, we issued 850,000 shares at a deemed price of $0.21 per share to an accredited investor and, as disclosed below, we repriced 1,000,000 warrants previously issued to the investor on December 20, 2002, thereby reducing the exercise price of the warrant from $0.70 per share to $0.10 per share. An aggregate of 3,614,286 additional warrants previously issued to four other investors in connection with the offshore private placements effected by us on November 4, 2002, December 20, 2002 and February 14, 2003 (each of which are discussed below), were also repriced to have an exercise price of $0.10 per share. These transactions were all effected pursuant to Regulation S under the Securities Act of 1933, and were effected in consideration of certain releases provided by the investors to our company in respect of certain potential unquantified claims threatened by the investors against our company.

On March 31, 2003, we issued 3,500,000 units at a price of $0.10 per unit in an offshore transaction pursuant to Regulation S under the Securities Act of 1933. Each unit consists of one common share and one-half of a non-transferable share purchase warrant. Each whole warrant entitles the holder to purchase an additional share of our common stock at a price of US$0.16 per share until March 31, 2005. We have paid a placement fee of $28,000 in connection with this private placement.

By conversion notice dated March 14, 2003, Cornell Capital Partners elected to convert $125,000 of principal outstanding under the convertible debentures that were issued on November 21, 2002. The conversion price was $0.064, which is equal to 80% of the lowest closing bid price for the five day period prior to March 14, 2003. On March 20, 2003, we issued 1,953,125 shares to Cornell Capital Partners relying on Section 4(2) of the Securities Act of 1933.

On April 3, 2003, we issued to Ian Bateman a total of 353,865 shares of our common stock at a deemed price of $0.17 per share, in partial payment and settlement of our obligation to pay him a termination allowance in connection with the termination of his management agreement, without cause, on October 15, 2002. We issued these shares to Mr. Bateman in an offshore transaction pursuant to Regulation S under the Securities Act of 1933.

On February 24, 2003, we issued 32,258 shares of our common stock to the placement agent that we have engaged in connection with the $5 million equity line of credit facility described below, as a commitment fee in consideration of the placement agent's agreement to act in such capacity. We issued the shares to the placement agent, an accredited investor, at a deemed price of $0.31 per share relying on Rule 506 and/or Section 4(2) of the Securities Act of 1933.

On February 19, 2003, we entered into a $5 million equity line of credit facility with an accredited investor relying on Rule 506 of Regulation D and/or
Section 4(2) of the Securities Act of 1933. This replaces and supersedes the equity line of credit facility we entered into on November 21, 2002. We may draw down the facility at its discretion provided that each draw down is at least seven trading days apart, and the maximum amount that may be drawn down at any one time is limited to $70,000 and advance notice is required. The term of the equity line of credit is 24 months. At the time of draw down against the line of credit we will issue common shares equal to that amount advanced divided by 99% of the stock price on the five consecutive days after the date of notice. On each date of advance of funds, we are to pay 1.5% of the advanced fund as a commission. On the date of the execution of the contract, we issued shares worth $300,000 based on the trading price of our stock on that day. We may draw down the facility at its discretion upon effectiveness of the registration statement to be filed in the appropriate form under the Securities Act of 1933 for the purpose of registering the shares issuable upon the draw down of the credit facility.

On February 14, 2003, we issued 714,286 units at a price of $0.35 per unit in an offshore transaction pursuant to Regulation S under the Securities Act of 1933. Each unit consists of one common share and one share purchase warrant. Each warrant entitles the holder to purchase one additional common share at an exercise price of $0.42 per share until February 13, 2006. Effective May 6, 2003, these warrants were repriced at $0.10 per share. Advisors to the private placement are entitled to a commission of $20,000 plus 57,143 purchase warrants exercisable at $0.35 per share until February 13, 2008. Of the 57,143 share purchase warrants, 9,524 were issued pursuant to one accredited person pursuant to Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933 and 47,619 were issued to three persons in an offshore transaction pursuant to Regulation S of the Securities Act of 1933.

On February 12, 2003, Cornell Capital Partners elected to convert $40,000 of principal outstanding under the convertible debentures that were issued on November 21, 2002. The conversion price was $0.256, which is equal to 80% of the lowest closing bid price for the five day period prior to February 12, 2003. We issued 156,250 shares to Cornell Capital Partners relying on Rule 506 and/or
Section 4(2) of the Securities Act of 1933.

On February 10, 2003, Cornell Capital Partners elected to convert $10,000 of principal outstanding under the convertible debentures that were issued on November 21, 2002. The conversion price was $0.28, which is equal to 80% of the lowest closing bid price for the five day period prior to February 10, 2003. We issued 35,714 shares to Cornell Capital Partners relying on Rule 506 and/or
Section 4(2) of the Securities Act of 1933.

On February 3, 2003, we granted stock options to purchase an aggregate of up to 26,300 shares of our common stock at $0.37 per share. The options have a five year term and were granted to two of our directors in reliance upon Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

On January 31, 2003, we issued a convertible debenture to a selling stockholder, an accredited investor, relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933. This constituted the second and final tranche of a $400,000 private placement effected by us pursuant to a Securities Purchase Agreement dated November 21, 2002. We issued a single convertible debenture maturing November 21, 2004 and having a face principal amount of $200,000. The convertible debenture was issued at an 8% discount, for gross proceeds of $184,000. Our obligations under the convertible debentures were secured against all of our present and after-acquired personal property, assets and undertaking. Such security interest was subordinated to the security interest previously granted by us to TRW Inc. in all of our present and after-acquired personal property, assets and undertaking.

On January 30, 2003, we granted stock options to purchase an aggregate of up to 118,000 shares of our common stock. 114,000 options vest immediately and if exercised before January 30, 2004 the exercise price is $0.36, if exercised after January 30, 2004 but before January 30, 2005 the exercise price is $0.43 and if exercised after January 30, 2005, the exercise price is $0.52. Of the other 4,000 options, 1,334 vest immediately at an exercise price of $0.36, 1,333 vest on January 2, 2004 at an exercise price of $0.43 and 1,333 vest on January 2, 2005 at an exercise price of $0.52. The options have a five year term and were granted to five of our directors, officers and/or employees in reliance upon either Regulation S or Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

On January 15, 2003, we issued 300,000 share purchase warrants in payment of a placement fee related to the private placement of units on November 4, 2002 and December 20, 2002. We issued 236,667 warrants in an offshore transaction to three non-U.S. persons in reliance upon Regulation S of the Securities Act of 1933. We issued 63,333 warrants to one accredited person pursuant to Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. 160,000 of the warrants are exercisable at $0.50 per share until November 4, 2007, 60,000 of the warrants are exercisable at $0.67 until December 15, 2007 and 80,000 of the warrants are exercisable at $0.70 per share until December 15, 2007.

On January 2, 2003, we granted stock options to acquire an aggregate of up to 18,000 shares of our common stock. 6,000 of the options are exercisable at $1.00 per share, 6,000 vest on January 2, 2004 and are exercisable at $1.20 per share and 6,000 vest on January 2, 2005 and are exercisable at $1.44 per share. The options have a five year term and were granted to an employee in reliance on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On December 20, 2002, we issued 750,000 units at a price of $0.67 per unit in an offshore transaction pursuant to Regulation S under the Securities Act of 1933. Each unit consists of one common share and one share purchase warrant. Each warrant entitles the holder to purchase one additional common share at an exercise price of $0.85 per share until December 15, 2005. Effective May 6, 2003, these warrants were repriced at $0.10 per share. Advisors to the private placement were paid placement and advisory fees of $40,000.

On December 20, 2002, we issued 1,000,000 units at a price of $0.70 per unit in an offshore transaction pursuant to Regulation S under the Securities Act of 1933. Each unit consists of one common share and one share purchase warrant. Each warrant entitles the holder to purchase one additional common share at an exercise price of $0.70 per share until December 15, 2005. Effective May 6, 2003, these warrants were repriced at $0.10 per share. Advisors to the private placement were paid placement and advisory fees of $56,000.

On November 21, 2002, we entered into a $5 million equity line of credit facility with Selling stockholder relying on Rule 506 of Regulation D and/or
Section 4(2) of the Securities Act of 1933. We may draw down the facility at its discretion provided that each draw down is at least seven trading days apart, and the maximum amount that may be drawn down at any one time is limited to $70,000 and advance notice is required. The term of the equity line of credit is 24 months. At the time of draw down against the line of credit we will issue common shares equal to that amount advanced divided by 99% of the stock price on the five consecutive days after the date of notice. On each date of advance of funds, we are to pay 1.5% of the advanced fund as a commission. On the date of the execution of the contract, we issued shares worth $300,000 based on the trading price of our stock on that day. We may draw down the facility at its discretion upon effectiveness of the registration statement to be filed in the appropriate form under the Securities Act of 1933 for the purpose of registering the shares issuable upon the draw down of the credit facility. We subsequently terminated this equity line of credit facility and entered into a new $5 million equity line of credit facility as described above.

On December 4, 2002, we issued 446,154 shares of our common stock to Cornell Capital Partners under the equity line of credit at a deemed price of $0.65 per share, in payment of a commitment fee. We relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to effect this issuance.

On November 21, 2002, we entered into a Securities Purchase Agreement whereby we agreed to issue up to $400,000 in convertible debentures, issuable in two tranches of $200,000 each to a selling stockholder relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933. Upon closing of the first tranche of the private placement on November 21, 2002, we issued a single convertible debenture maturing November 21, 2004 and having a face principal amount of $200,000. The convertible debenture was issued at an 8% discount, for gross proceeds of $184,000. Our obligations under the convertible debentures were secured against all of our present and after-acquired personal property, assets and undertaking. Such security interest was subordinated to the security interest previously granted by us to TRW Inc. in all of our present and after-acquired personal property, assets and undertaking.

On November 4, 2002, we issued, in an offshore transaction pursuant to Regulation S under the Securities Act of 1933, two million units at a price of $0.50 per unit. We realized gross cash proceeds of $250,000 from the private placement; the balance of the aggregate purchase price for the units was paid for by the application of $750,000 of principal under the senior convertible notes issued on September 20, 2002 (described below). Each unit consists of one common shares and one share purchase warrant. Each warrant entitled the holder to purchase one additional common share at an exercise price of $0.50 per share until November 4, 2005. Effective May 6, 2003, these warrants were repriced at $0.10 per share. An additional 17,672 common shares were issued as a payment of accrued interest at a deemed price of $0.50 per share. Advisors to the private placement were paid placement and advisory fees of $80,000 and issued 160,000 share purchase warrants exercisable at $0.50 per share for a period of five years pursuant to Rule 506, Section 4(2) under the Securities Act of 1933 and/or Regulation S.

On September 20, 2002, we realized gross cash proceeds of $750,000 from the issuance of 10% redeemable convertible notes plus 150,000 share purchase warrants from the completion of a private placement effected in an off-shore transaction to a non-U.S. person, pursuant to Regulation S under the Securities Act of 1933. Interest on these notes is payable when the notes are fully converted or redeemed.

On July 17, 2002, we issued 750,000 shares of common stock to a non-U.S. person in an offshore transaction pursuant to Regulation S at a price of $1.00 per share. In connection with such private placement, on July 31, 2002, we issued 22,000 shares of common stock to a different non-U.S. person in an offshore transaction pursuant to Regulation S at a price of $1.29 per share, as a placement fee.

On June 26, 2002, we issued 60,000 shares of common stock to a non-U.S. person upon exercise of warrants previously granted to it. We received total consideration of $99,000. The shares were issued in an offshore transaction relying on Regulation S under the Securities Act of 1933.

On May 14, 2002, we issued 140,000 shares of common stock to a non U.S person upon exercise of warrants previously granted to it. We received total consideration of $210,000. The shares were issued in an offshore transaction relying on Regulation S under the Securities Act of 1933.

On March 26, 2002, we issued 750,000 common shares at a price of $1.75 to a non-U.S. person in an offshore transaction pursuant to Regulation S. We also issued warrants for the purchase of 52,500 common shares to a non-U.S. person in an offshore transaction pursuant to Regulation S. The warrants were issued in payment of a placement fee related to the sale of the common shares. The warrants expired on March 26, 2005.

On February 13, 2002, we issued warrants for the purchase of 11,200 common shares to a non-U.S. person in an offshore transaction pursuant to an exemption from registration as provided by Regulation S under the Securities Act of 1933. The warrants were issued in payment of a placement fee related to the sale of units described below. The warrants expired on February 13, 2005.

On January 18, 2002, we issued 46,900 share purchase warrants to an accredited investor pursuant to Rule 506 of Regulation D of the Securities Act of 1933. This warrant was issued in payment of a placement fee related to the sale of units described below. The warrants expired on January 18, 2005.

Item 27 EXHIBITS

EXHIBIT
NUMBER     DESCRIPTION
-------    ---------------------------------------------------------------------

  3.1 Certificate of Incorporation of TTC/Truck Tech Corp. dated September 8, 1987 (1)

  3.2      Memorandum and Articles of TTC/Truck Tech Corp. (1)

  3.3      Memorandum of TTC/Truck Tech Corp. dated September 2, 1987 (1)

  3.4      Altered Memorandum of TTC/Truck Tech Corp. dated October 25, 1991 (1)

  3.5 Certificate of Change of Name from TTC/Truck Tech Corp. to UniComm Signal Inc. dated April 13, 1994.(1)

  3.6 Certificate of Change of Name from UniComm Signal Inc. to SmarTire Systems Inc. dated December 24, 1997.(1)

  3.7 Special Resolution and Altered Memorandum of UniComm Signal Inc. dated October 28, 1994.(1)

  3.8 Special Resolution and Altered Memorandum of UniComm Signal Inc. dated January 17, 1997.(1)

  3.9 Special Resolution and Altered Memorandum of SmarTire Systems Inc. dated November 17, 1995.(1)

  3.10 Special Resolution and Altered Memorandum of SmarTire Systems Inc. dated January 16, 1998.(1)

  3.11 Special Resolution and Altered Memorandum of SmarTire Systems Inc. dated December 5, 2000.(4)

  3.12     Substituted Articles of SmarTire Systems Inc. adopted December 5,
           2000.(4)

  3.13 Articles of Continuance, dated January 29, 2003 and effective February 6, 2003.(9)

  3.14 Certificate of Amendment issued to SmarTire Systems Inc. by the Yukon Registrar of Corporations effective December 15, 2003 and attached Articles of Amendment of SmarTire Systems Inc. dated December 11, 2003.(21)

  3.15 Certificate of Registration of Restated Articles issued to SmarTire Systems Inc. by the Yukon Registrar of Corporations effective December 15, 2003, and attached Restated Articles of Incorporation of SmarTire Systems Inc. dated December 11, 2003.(21)

  3.16     By-Law No. 1, dated February 6, 2003.(9)

EXHIBIT
NUMBER    DESCRIPTION
-------   ---------------------------------------------------------------------

  3.17 Certificate of Amendment to Articles of Incorporation of SmarTire Systems Inc.(28)

  3.18 Articles of Amendment to the Articles of Incorporation of SmarTire Systems Inc. with respect to the series A convertible stock (29)

  5.1 Opinion of Greenberg Traurig, LLP regarding the legality of the securities being registered**

 10.1 Product Licensing Agreement dated May 5, 1998 between our Company and Advantage Enterprises Inc.(2)(3)

 10.2 Management Agreement between our Company and Shawn Lammers dated as of August 1, 1999.(3)

 10.3 Management Agreement between our Company and Robert Rudman dated as of August 1, 1999.(3)

 10.4 Management Agreement between SmarTire Europe Limited and Ian Bateman dated as of December 9, 1999.(3)

 10.5 License Agreement dated September 20, 1999 between our Company and Transense Technologies plc.(3)(2)

 10.6 Management Agreement between our Company and Erwin Bartz dated as of January 3, 2001.(5)

 10.7 License Agreement dated August 31, 2001 between our Company and TRW Inc.(6)(2)

 10.8 License Agreement dated August 31, 2001 between TRW Inc. and our Company.(6)(2)

 10.9 Management Agreement between our Company and Al Kozak dated as of May 1, 2002.(7)

 10.10 Advisory Agreement between our Company and Impact Capital Limited dated October 25, 2002.(8)

 10.11 Management Agreement between our Company and Jeff Finkelstein dated as of October 25, 2002.(8)

 10.12 Supply Agreement between our Company and Pirelli Pneumatici dated September 24, 2002.(8)(2)

 10.13 Manufacturing, Co-Marketing and Development Agreement, dated February 6, 2003, between SmarTire Systems Inc. and Hyundai Autonet Co. Ltd.(12)

EXHIBIT
NUMBER     DESCRIPTION
-------    ---------------------------------------------------------------------

 10.14 Warrant Certificate dated May 16, 2003 registered in the name of Dunwoody Brokerage Services, Inc.(12)

 10.15 Stock Purchase Warrant dated May 16, 2003 registered in the name of HPC Capital Management.(12)

 10.16     Form of Stock Purchase Warrant for Impact Capital Partners
           Limited.(12)

 10.17 Securities Purchase Agreement, dated as of July 17, 2003, among SmarTire Systems Inc. and Palisades Master Fund, L.P., Alpha Capital AG, Crescent International Ltd., and Goldplate Investment Partners.(13)

 10.18 Registration Rights Agreement, dated as of July 17, 2003, among SmarTire Systems Inc. and Palisades Master Fund, L.P., Alpha Capital AG, Crescent International Ltd., and Goldplate Investment Partners.(13)

 10.19 Escrow Agreement, dated as of July 17, 2003, among SmarTire Systems Inc. and Palisades Master Fund, L.P., Alpha Capital AG, Crescent International Ltd., Goldplate Investment Partners and Feldman Weinstein, LLP, as escrow agent.(13)

 10.20     Form of 8% Convertible Debenture.(13)

 10.21     Form of Stock Purchase Warrant.(13)

 10.22 Stock Purchase Warrant, dated as of July 17, 2003, registered in the name of HPC Capital Management.(13)

 10.23 Common Stock Purchase Agreement, dated as of July 23, 2003, between SmarTire Systems Inc. and Talisman Management Limited.(13)

 10.24 Registration Rights Agreement, dated as of July 23, 2003, between SmarTire Systems Inc. and Talisman Management Limited.(13)

 10.25 Escrow Agreement, dated as of July 23, 2003, among SmarTire Systems Inc., Talisman Management Limited and Feldman Weinstein, LLP, as escrow agent.(13)

 10.26 Stock Purchase Warrant, dated as of July 23, 2003, registered in the name of Talisman Management Limited.(13)

 10.27 Stock Purchase Warrant, dated as of July 23, 2003, registered in the name of HPC Capital Management.(13)

 10.28 Management Agreement between our Company and John Taylor-Wilson, dated as of August 1, 2003.(13)

EXHIBIT
NUMBER     DESCRIPTION
-------    ---------------------------------------------------------------------

 10.29 Engagement Letter between our Company and HPC Capital Management, dated August 12, 2003.(13)

 10.30 Stock Purchase Warrant, dated August 15, 2003, registered in the name of Epoch Financial Group, Inc.(13)

 10.31 Agreement in Principle between our Company and Beijing Boom Technology Limited dated September 8, 2003.(14)(2)

 10.32 Master Distribution Agreement between SmarTire Systems and Beijing Boom Technology Co. Ltd. dated October 17, 2003. (14)(2)

 10.33 Contract Manufacturing Services Agreement between SmarTire Systems Inc. and Hyundai Autonet Company dated October 17, 2003.(16)(2)

 10.34 Letter Agreement dated October 27, 2003 between SmarTire Systems Inc. and HPC Capital Management.(18)

 10.35 Stock Purchase Warrant, dated October 27, 2003, registered in the name of HPC Capital Management.(18)

 10.36 Letter Agreement dated October 27, 2003 between SmarTire Systems Inc. and Palisades Master Fund, L.P.(18)

 10.37 Stock Purchase Warrant, dated October 27, 2003, registered in the name of Palisades Master Fund, L.P.(18)

 10.38 Letter Agreement dated November 6, 2003 between SmarTire Systems Inc. and Crescent International Ltd.(19)

 10.39 Stock Purchase Warrant, dated November 10, 2003, registered in the name of Crescent International Ltd. (19)

 10.40 Letter Agreement dated November 6, 2003 between SmarTire Systems Inc. and Alpha Capital AG.(19)

 10.41 Stock Purchase Warrant, November 10, 2003, registered in the name of Alpha Capital AG.(19)

 10.42 Letter Agreement dated November 6, 2003 between SmarTire Systems Inc. and Goldplate Investment Partners.(19)

 10.43 Stock Purchase Warrant, dated November 10, 2003, registered in the name of Goldplate Investment Partners.(19)

EXHIBIT
NUMBER     DESCRIPTION
-------    ---------------------------------------------------------------------

 10.44 Amending Letter Agreement dated November 10, 2003 between SmarTire Systems Inc. and HPC Capital Management.(19)

 10.45 Amended Stock Purchase Warrant, dated as of October 27, 2003, registered in the name of HPC Capital Management.(19)

 10.46 Amending Letter Agreement dated November 10, 2003 between SmarTire Systems Inc. and Palisades Master Fund, L.P.(19)

 10.47 Amended Stock Purchase Warrant, dated as of October 27, 2003, registered in the name of Palisades Master Fund, L.P.(19)

 10.48 Development Agreement dated September 12, 2003 between SmarTire Systems Inc. and Vansco Ltd.(20)

 10.49 Co-Marketing and Development Agreement dated October 10, 2003 between Haldex Brake Products Ltd. and SmarTire Systems Inc.(20)

 10.50 Supply Agreement dated October 10, 2003 between SmarTire Systems Inc. and Haldex Brake Products Ltd.(20)

 10.51 Securities Purchase Agreement, dated as of December 19, 2003, among SmarTire Systems Inc. and Palisades Master Fund, L.P., Alpha Capital AG, Crescent International Ltd., Goldplate Investment Partners, Gamma Opportunity Capital Partners, LP, PEF Advisors Ltd. and Bristol Investment Fund, Ltd.(22)

 10.52 Registration Rights Agreement, dated as of December 24, 2003, among SmarTire Systems Inc. and Palisades Master Fund, L.P., Alpha Capital AG, Crescent International Ltd., Goldplate Investment Partners, Gamma Opportunity Capital Partners, LP, PEF Advisors Ltd. and Bristol Investment Fund, Ltd.(22)

 10.53 Escrow Agreement, dated as of December 24, 2003, among SmarTire Systems Master Fund, L.P., Alpha Capital AG, Crescent International Ltd., Goldplate Investment Partners, Gamma Opportunity Capital Partners, LP, PEF Advisors Ltd., Bristol Investment Fund, Ltd. and Feldman Weinstein, LLP, as escrow agent.(22)

 10.54     Form of Discounted Convertible Debenture.(22)

 10.55     Form of Addendum to Discounted Convertible Debenture.(22)

 10.56     Form of Stock Purchase Warrant.(22)

 10.57 Placement Fee Payment and Subscription Agreement, dated as of December 24, 2003, between SmarTire Systems Inc. and HPC Capital Management.(22)

 10.58 Stock Purchase Warrant, dated as of December 24, 2003, registered in the name of HPC Capital Management.(22)

EXHIBIT
NUMBER     DESCRIPTION
-------    ---------------------------------------------------------------------

 10.59 Amendment Agreement between SmarTire Systems Inc. and Talisman Management Limited dated January 21, 2004, amending the Common Stock Purchase Agreement between the parties dated as of July 23, 2003.(22)

 10.60 Amendment Agreement between SmarTire Systems Inc. and Talisman Management Limited dated January 21, 2004, amending the Registration Rights Agreement between the parties dated as of July 23, 2003.(22)

 10.61     Form of Promissory note issued to Cornell Capital Partners, LP.(23)

 10.62     Standby Equity Distribution Agreement dated May 19, 2004.(24)

 10.63     Registration Rights Agreement dated May 19, 2004.(24)

 10.64     Escrow Agreement with Cornell Capital Partners, LP.(24)

 10.65 Dealer and Supply Agreement between SmarTire Systems Inc, Chu Chang International Ltd, Beijing Boom Technology Co. Ltd. dated as of June 3, 2004.(25)

 10.66     Forbearance and Escrow Agreement dated as of September 24, 2004.(26)

 10.67 Promissory note dated as of November 16, 2004 with Cornell Capital Partners, LP.(27)

 10.68 Promissory note dated as of November 16, 2004 with Cornell Capital Partners, LP.(27)

 10.69 Form of Subscription Agreement and Prospective Purchaser Questionnaire of SmarTire Systems Inc.(28)

 10.70     Form of 5% Convertible Debenture SmarTire Systems Inc.(28)

 10.71     Form of Redemption Warrant of SmarTire Systems Inc.(28)

 10.72 Securities Purchase Agreement dated December 15, 2004 by and between SmarTire Systems, Inc. and Cornell Capital Partners, L.P.(28)

 10.73 Registration Rights Agreement dated December 15, 2004 by and between SmarTire Systems, Inc. and Cornell Capital Partners, L.P.(28)

 10.74     Form of 5% Convertible Debenture SmarTire Systems Inc.(28)

 10.75     Form of Common Stock Purchase Warrant of SmarTire Systems Inc.(28)

 10.76     2004 Non-US US Stock Incentive Plan of SmarTire Systems Inc.(28)

 10.77 Amendment Agreement dated February 3, 2005 between SmarTire Systems Inc. and Robert Rudman.(29)

EXHIBIT
NUMBER     DESCRIPTION
-------    ---------------------------------------------------------------------

 10.78 Amendment Agreement dated February 3, 2005 between SmarTire Systems Inc. and Allan Kozak.(29)

 10.79 Amendment Agreement dated February 3, 2005 between SmarTire Systems Inc. and Jeff Finkelstein.(29)

 10.80 Amendment Agreement dated February 3, 2005 between SmarTire Systems Inc. and Erwin Bartz.(29)

 10.81 Amendment Agreement dated February 3, 2005 between SmarTire Systems Inc. and Shawn Lammers.(29)

 10.82 Amendment Agreement dated February 3, 2005 between SmarTire Systems Inc. and William Cronin.(29)

 10.83 Amendment Agreement dated February 3, 2005 between SmarTire Systems Inc. and Martin Gannon.(29)

 10.84 Amendment Agreement dated February 3, 2005 between SmarTire Systems Inc. and Johnny Christiansen.(29)

 10.85 Registration Rights Agreement dated as of March 22, 2005 by and between SmarTire Systems, Inc. and Cornell Capital Partners, L.P.(30)

 10.86 Investment Agreement dated as of March 22, 2005 by and between SmarTire Systems, Inc. and Cornell Capital Partners, L.P.(30)(31)

 10.87 Termination Agreement dated as of March 22, 2005 by and between SmarTire Systems, Inc. and Cornell Capital Partners, L.P.(30)

 10.88 Redemption, settlement and release agreement dated April 27, 2005 by and between SmarTire Systems Inc. and Palisades Master Fund, L.P. and PEF Advisors, Ltd.(32)

 10.89 Redemption, settlement and release agreement dated May 2, 2005 by and between SmarTire Systems Inc. and Gamma Opportunity Partners. (32)

 10.90 Redemption, settlement and release agreement dated May 4, 2005 by and between SmarTire Systems Inc. and Alpha Capital Aktiengesellschaftt, L.P.(32)

 10.91 Redemption, settlement and release agreement dated May 13, 2005 by and between SmarTire Systems Inc. and Crescent International Ltd.(32)

 10.92 Redemption, settlement and release agreement dated May 23, 2005 by and between SmarTire Systems Inc. and Goldplate Investment Partners.(32)

 10.93 Registration Rights Agreement dated as of May 22, 2005 by and between SmarTire Systems Inc. and Cornell Capital Partners.(32)

EXHIBIT
NUMBER     DESCRIPTION
-------    ---------------------------------------------------------------------

 10.94 Standby Equity Distribution Agreement dated as of May 22, 2005 by and between SmarTire Systems Inc. and Cornell Capital Partners LP.(32)

 10.95 Investor Registration Rights Agreement dated as of May 22, 2005 by and between SmarTire Systems Inc. and Cornell Capital Partners LP.
           (32)

 10.96 Amended and Restated Convertible Debenture dated as of June 10, 2005 by and between SmarTire Systems Inc. and Cornell Capital
           Partners LP.(32)

 10.97 Securities Purchase Agreement dated as of May 22, 2005 by and between SmarTire Systems Inc. and Cornell Capital Partners LP.(32)

 10.98 Standby Equity Distribution Agreement, dated as of June 23, 2005, between SmarTire Systems Inc. and Cornell Capital Partners, LP.(33)

 10.99 Securities Purchase Agreement, dated as of June 23, 2005, among SmarTire Systems Inc., Cornell Capital Partners, LP and Highgate House Funds, Ltd.(33)

 10.100 Securities Purchase Agreement, dated as of June 23, 2005, among SmarTire Systems Inc., Cornell Capital Partners, LP and Highgate House Funds, Ltd.(33)

 10.101 Convertible Debenture, dated as of June 23, 2005, with a principal balance of $20 million, issued by SmarTire Systems Inc. to Cornell Capital Partners, LP as trustee for LCC Global Ltd.(33)

 10.102 Amended and Restated Convertible Debenture, dated as of July 21, 2005, with a principal balance of $8 million, issued by SmarTire Systems Inc. to Cornell Capital Partners, LP.**

 10.103 Amended and Restated Convertible Debenture, dated as of July 21, 2005, with a principal balance of $2 million, issued by SmarTire Systems Inc. to Highgate House Funds, Ltd.**

 10.104 Amended and Restated Warrant to purchase 41,668,750 shares of common stock, dated as of July 21, 2005 issued by SmarTire Systems Inc. to Cornell Capital Partners LP.**

 10.105 Amended and Restated Warrant to purchase 16,668,750 shares of common stock, dated as of July 21, 2005 issued by SmarTire Systems Inc. to Cornell Capital Partners LP.**

 10.106 Amended and Restated Warrant to purchase 4,162,500 shares of common stock, dated as of July 21, 2005 issued by SmarTire Systems Inc. to Highgate House Funds, Ltd.**

 10.107 Registration Rights Agreement, dated as of June 23, 2005, between SmarTire Systems Inc. and Cornell Capital Partners, LP.(33)

 10.108 Investor Registration Rights Agreement, dated as of June 23, 2005, among SmarTire Systems Inc., Cornell Capital Partners, LP and Highgate House Funds, Ltd.(33)

 14.1      Code of Business Conduct and Ethics Compliance Program.(16)

EXHIBIT
NUMBER     DESCRIPTION
-------    ---------------------------------------------------------------------

 21.1      SmarTire Technologies Inc.

 21.2      SmarTire USA Inc.

 21.3      SmarTire Europe Limited.

 23.1      Consent of KPMG LLP.**

 23.2      Consent of legal counsel (see Exhibit 5.1).**

 24.1 Power of Attorney (contained on the signature pages of this registration statement).

         ** Filed herewith.

(1) Incorporated by reference to SmarTire Systems Inc.'s Form 10-KSB filed with the Securities and Exchange Commission on August 18, 1998.

(2) Portions of the Exhibit have been omitted pursuant to an order granting confidential treatment under the Securities Exchange Act of 1934.

(3) Incorporated by reference to SmarTire Systems Inc.'s Form 10-QSB filed with the Securities and Exchange Commission on March 16, 2000.

(4) Incorporated by reference to SmarTire Systems Inc.'s definitive Proxy Statement and Information Circular on Schedule 14A filed with the Securities and Exchange Commission on October 31, 2000.

(5) Incorporated by reference to SmarTire Systems Inc.'s Form 10-KSB filed with the Securities and Exchange Commission on October 26, 2001.

(6) Incorporated by reference to SmarTire Systems Inc.'s Form 10-KSB/A filed with the Securities and Exchange Commission on August 19, 2002.

(7) Incorporated by reference to SmarTire Systems Inc.'s Form 10-KSB filed with the Securities and Exchange Commission on October 25, 2002.

(8) Incorporated by reference to SmarTire Systems Inc.'s Form 10-QSB filed with the Securities and Exchange Commission on December 13, 2002.

(9) Incorporated by reference to SmarTire Systems Inc.'s Form SB-2 filed with the Securities and Exchange Commission on January 23, 2003.

(10) Incorporated by reference to Post-Effective Amendment No. 1 to SmarTire Systems Inc.'s Form SB-2 filed with the Securities and Exchange Commission on March 14, 2003.

(11) Incorporated by reference to Post-Effective Amendment No. 3 to SmarTire Systems Inc.'s Form SB-2 filed with the Securities and Exchange Commission on May 2, 2003.

(12) Incorporated by reference to SmarTire Systems Inc.'s Form SB-2 filed with the Securities and Exchange Commission on June 4, 2003.

(13) Incorporated by reference to SmarTire Systems Inc.'s Form SB-2 filed with the Securities and Exchange Commission on August 18, 2003.

(14) Incorporated by reference to SmarTire Systems Inc.'s Form 8-K filed with the Securities and Exchange Commission on September 10, 2003.

(15) Incorporated by reference to SmarTire Systems Inc.'s Form 10-KSB filed with the Securities and Exchange Commission on October 25, 2003.

(16) Incorporated by reference to SmarTire Systems Inc.'s Form 8-K/A filed with the Securities and Exchange Commission on January 7, 2004.

(17) Incorporated by reference to SmarTire Systems Inc.'s Form 8-K filed with the Securities and Exchange Commission on October 24, 2003.

(18) Incorporated by reference to Pre-Effective Amendment No. 1 to SmarTire Systems Inc.'s registration statement on Form SB-2/A filed with the Securities Exchange Commission on November 4, 2003.

(19) Incorporated by reference to SmarTire Systems Inc.'s Form 8-K filed with the Securities and Exchange Commission on November 13, 2003.

(20) Incorporated by reference to SmarTire Systems Inc.'s Form 10-QSB filed with the Securities and Exchange Commission on December 12, 2003.

(21) Incorporated by reference to SmarTire Systems Inc.'s Form 8-K filed with the Securities and Exchange Commission on December 23, 2003.

(22) Incorporated by reference to SmarTire Systems Inc.'s Form SB-2 filed with the Securities Exchange Commission on January 15, 2004.

(23) Incorporated by reference to SmarTire Systems Inc.'s 8-K filed with the Securities Exchange Commission on April 28, 2004.

(24) Incorporated by reference to SmarTire Systems Inc.'s Form SB-2 filed with the Securities Exchange Commission on June 2, 2004.

(25) Incorporated by reference to SmarTire Systems Inc.'s 8-K filed with the Securities Exchange Commission on June 15, 2004.

(26) Incorporated by reference to SmarTire Systems Inc.'s 8-K filed with the Securities Exchange Commission on October 1, 2004.

(27) Incorporated by reference to SmarTire Systems Inc.'s Form 10-QSB filed with the Securities and Exchange Commission on December 14, 2004.

(28) Incorporated by reference to SmarTire Systems Inc.'s 8-K filed with the Securities Exchange Commission on December 21, 2004.

(29) Incorporated by reference to SmarTire Systems Inc.'s 8-K filed with the Securities Exchange Commission on February 9, 2005.

(30) Incorporated by reference to SmarTire Systems Inc.'s 8-K filed with the Securities Exchange Commission on March 29, 2005.

(31) Incorporated by reference to SmarTire Systems Inc.'s 8-K filed with the Securities Exchange Commission on April 1, 2005, as amended.

(32) Incorporated by reference to SmarTire Systems Inc.'s Form 10-QSB filed with the Securities and Exchange Commission on June 14, 2004.

(33) Incorporated by reference to SmarTire Systems Inc.'s 8-K filed with the Securities Exchange Commission on June 30, 2005.

Item 28 UNDERTAKINGS

The undersigned Company hereby undertakes that it will:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a) any prospectus required by Section 10(a)(3) of the Securities Act;

(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2) for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of SmarTire pursuant to the foregoing provisions, or otherwise, SmarTire has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by SmarTire of expenses incurred or paid by a director, officer or controlling person of SmarTire in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, SmarTire will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                                   SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Richmond, British Columbia on July 22, 2005.

SMARTIRE SYSTEMS INC.

        /s/ Al Kozak
        ------------------------------------------------------------------
        By: Al Kozak, President and Chief Executive Officer

        /s/ Jeff Finkelstein
        ------------------------------------------------------------------
        By: Jeff Finkelstein, Chief Financial Officer,
        Principal Financial Officer and Principal Accounting Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Robert Rudman as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES

        /s/ Robert Rudman
        ------------------------------------------------------------------
        Robert Rudman, Chairman and Director
        July 22, 2005

        /s/ Al Kozak
        ------------------------------------------------------------------
        Al Kozak, President and Chief Executive Officer, Director
        July 22, 2005

        /s/ William Cronin
        ------------------------------------------------------------------
        William Cronin, Director
        July 22, 2005

        /s/ Johnny Christiansen
        ------------------------------------------------------------------
        Johnny Christiansen, Director
        July 22, 2005

        /s/ Martin Gannon
        ------------------------------------------------------------------
        Martin Gannon, Director
        July 22, 2005